As filed with the Securities and Exchange Commission on
July 19
, 2022
Registration No. 333-
265906

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Symbotic Inc.
(Exact name of registrant as specified in its charter)

Delaware	35 69	98-1572401
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
200 Research Drive
Wilmington, MA 01887
Telephone:
(987) 284-2800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:
Robert W. Downes
George J. Sampas
Matthew B. Goodman
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Tel: (212)
558-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in
Rule 12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If

an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration st
a
tement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS, DATED JULY 19, 2022

Up to 554,976,655 Shares of Class A Common Stock
This prospectus relates to the offer and sale from time to time by the selling securityholders identified in this prospectus, or their permitted transferees (the “Selling Securityholders”), of up to an aggregate of 554,976,655 shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), purchased at a price, or acquired based on a value, of $10.00 per share, which consists of (i) 49,740,000 shares of Class A Common Stock outstanding on the date of this prospectus and (ii) 505,236,655 shares of Class A Common Stock issuable in exchange for units of New Symbotic Holdings pursuant to the terms of the New Symbotic Holdings LLC Agreement (including Earnout Interests to which such unitholders may be entitled and unvested warrant units). We will not receive any proceeds from the sale of Class A Common Stock by the Selling Securityholders pursuant to this prospectus.
We will bear all costs, expenses and fees in connection with the registration of the shares of Class A Common Stock. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares of Class A Common Stock.
Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the securities in the section entitled “
Plan of Distribution
.”
You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
Our Class A Common Stock is listed on the Nasdaq Global Market (“NASDAQ”) under the symbol “SYM.” On July 18, 2022, the closing price of our Class A Common Stock was $19.72. The sale of substantial amounts of our Class A Common Stock being offered in this prospectus, or the perception that such sales could occur, could have the effect of increasing the volatility in the prevailing market price or putting significant downward pressure on the price of the Class A Common Stock and harm the prevailing market price of our Class A Common Stock.
We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.
Investing in our securities involves risks that are described in the “
Risk Factors
” section beginning on page 15 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is

, 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form
S-1
that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus.
Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement, or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “
Where You Can Find More Information
.” You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “
Where You Can Find More Information
.”
As previously announced, on December 12, 2021, SVF Investment Corp. 3 (“SVF 3” and, after the Domestication as described below, “Symbotic” or the “Company”), a Cayman Islands exempted company incorporated with limited liability, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Warehouse Technologies LLC, a New Hampshire limited liability company (“Warehouse”), Symbotic Holdings LLC, a Delaware limited liability company (“Symbotic Holdings”) and Saturn Acquisition (DE) Corp., a Delaware corporation and wholly owned subsidiary of SVF 3 (“Merger Sub”).
On June 7, 2022, as contemplated by the Merger Agreement and the Agreement and Plan of Merger, dated December 12, 2021, by and between Warehouse and Symbotic Holdings (the “Company Merger Agreement”), and as described in the section titled “The Business Combination” beginning on page 228 of the final prospectus and definitive proxy statement, dated June 1, 2022 (the “Proxy Statement/Prospectus”) filed with the SEC, Warehouse merged with and into Symbotic Holdings, with Symbotic Holdings surviving the merger (“Interim Symbotic”). Immediately following such merger, on June 7, 2022, as contemplated by the Merger Agreement, SVF 3 filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which SVF 3 was transferred by way of continuation from the Cayman Islands and domesticated as a Delaware corporation, changing its name to “Symbotic Inc.” (the “Domestication”). Immediately following the Domestication of SVF 3, on June 7, 2022, as contemplated by the Merger Agreement and as described in the section titled “The Business Combination”

beginning on page 228 of the Proxy Statement/Prospectus, Symbotic, Symbotic Holdings, Warehouse and Merger Sub consummated the business combination contemplated by the Merger Agreement (the “Business Combination”).
Unless the context indicates otherwise, references in this prospectus to the “Company,” “Symbotic,” “we,” “us,” “our” and similar terms refer to SVF 3 prior to the Business Combination and Symbotic Inc. and its consolidated subsidiaries following the Business Combination. References to “Symbotic LLC” refer to our predecessor company prior to the consummation of the Business Combination.

SELECTED DEFINITIONS
As used in this prospectus, unless otherwise noted or the context otherwise requires, references to:
“
Board
” are to the board of directors of the Company;
“
Business Combination
” are to the Merger, the Domestication and the other transactions contemplated by the Merger Agreement;
“
Bylaws
” are to Symbotic’s Bylaws (incorporated herein by reference);
“
Charter
” are to Symbotic’s Certificate of Incorporation (incorporated herein by reference);
“
Class
 V-1
common stock
” are to the shares of
Class V-1
common stock, par value $0.0001 per share, of the Company;
“
Class
 V-3
common stock
” are to the shares of
Class V-3
common stock, par value $0.0001 per share, of the Company;
“
Closing
” are to the consummation of the Merger;
“
Closing Date
” are to June 7, 2022, the date on which the Closing occurred;
“
Code
” are to the Internal Revenue Code of 1986, as amended;
“
Company
” and “
Symbotic
” are to Symbotic Inc.;
“
Company Merger Agreement
” are to the Agreement and Plan of Merger, dated as of December 12, 2021, by and between Warehouse and Symbotic Holdings, as it may be amended and/or restated from time to time;
“
Company Reorganization
” are to the merger of Warehouse with and into Symbotic Holdings, with Symbotic Holdings surviving the merger;
“
DGCL
” are to the Delaware General Corporation Law, as amended;
“
Domestication
” refers to the continuation of SVF 3 by way of domestication of SVF 3 into a Delaware corporation, with the ordinary shares of SVF 3 becoming shares of common stock of the Delaware corporation under the applicable provisions of the Cayman Islands Companies Act (2021 Revision) and the DGCL; the term includes all matters and necessary or ancillary changes in order to effect such Domestication, including the adoption of the Charter consistent with the DGCL and changing the name and registered office of SVF 3;
“
Earnout Interests”
are to the contingent rights of holders of outstanding Interim Symbotic Common Units as of the Effective Time to receive up to an aggregate of 20,000,000 New Symbotic Holdings Common Units and an equal number of shares of the Company’s
Class V-1
common stock (or such other shares or other securities into which such New Symbotic Holdings Common Units and/or the Company’s
Class V-1
common stock are converted, exchanged, reclassified or otherwise changed, as the case may be, from time to time);
“
Effective Time
” are to the effective time of the Merger;
“
Equity Value
” are to an equity value for Warehouse equal to $5,077,775,979, which is the sum of (i) $4,500,000,000, plus
(ii) the Repurchase Amount of $300,000,000,
plus
(iii) the Net Warrant Exercise Proceeds of $277,775,979;

“
ESPP
” are to the Symbotic Inc. 2022 Employee Stock Purchase Plan;
“
Exchange Act
” are to the Securities Exchange Act of 1934, as amended;
“
Exchange Ratio
” are to the number of New Symbotic Holdings Common Units equal to the quotient of (subject to rounding): (i) the Equity Value, divided by (ii) $10.00, divided by (iii) the number of Interim Symbotic Common Units issued and outstanding on a fully diluted basis immediately prior to the Effective Time, of which the holders of each outstanding Interim Symbotic Common Unit, at the Effective Time, immediately after the consummation of the Company Reorganization, were entitled to receive;
“
Forward Purchase Investor
” are to SVF II SPAC Investment 3 (DE) LLC, an affiliate of the Sponsor and a party to the forward purchase agreement;
“
GAAP
” are to generally accepted accounting principles in the United States, as applied on a consistent basis.
“
Incentive Compensation Plan
” are to the Symbotic Inc. 2022 Omnibus Incentive Compensation Plan;
“
Interim Symbotic
” are to Symbotic Holdings following the consummation of the Company Reorganization and prior to the consummation of the Business Combination;
“
Interim Symbotic Common Units
” are to common units of Interim Symbotic;
“
Investment Company Act
” are to the Investment Company Act of 1940, as amended;
“
Merger
” are to the merger of Merger Sub with and into Interim Symbotic with Interim Symbotic surviving the merger as a subsidiary of the Company;
“
Merger Agreement
” are to the Agreement and Plan of Merger, dated as of December 12, 2021, by and among SVF 3, Merger Sub, a wholly owned subsidiary of SVF 3, Warehouse and Symbotic Holdings, as it may be amended and/or restated from time to time;
“
Merger Sub
” are to Saturn Acquisition (DE) Corp.;
“
New Symbotic Holdings
” are to Symbotic Holdings following the consummation of the Company Reorganization and the Business Combination;
“
New Symbotic Holdings Common Units
” are to common units of New Symbotic Holdings;
“
New Symbotic Holdings LLC Agreement
” are to New Symbotic Holdings’ Second Amended and Restated LLC Agreement;
“
Net Warrant Exercise Proceeds
” are to the amount of any cash received or paid by Warehouse on or prior to the Closing in connection with the settlement of any Warehouse warrants, which amount is $277,775,979;
“ordinary shares” are to SVF 3’s Class A ordinary shares and Class B ordinary shares;
“
PIPE Investment
” are to the transactions contemplated by the Subscription Agreements, pursuant to which the Subscribers purchased, and SVF 3 sold to the Subscribers, an aggregate of 20,500,000 shares of Class A Common Stock at a purchase price of $10.00 per share for an aggregate purchase price of $205,000,000;
“
Private Placement Shares
” are to the 1,040,000 SVF 3 Class A ordinary shares purchased by the Sponsor at the time of the SVF 3 IPO;

“
Public Shares
” are to shares of SVF 3’s Class A ordinary shares sold in the SVF 3 IPO (whether they were purchased in the SVF 3 IPO or thereafter in the open market);
“
Public Shareholders
” are to the holders of SVF 3’s Public Shares, including the Sponsor and SVF 3’s directors and officers to the extent the Sponsor and SVF 3’s directors or officers hold Public Shares; provided, that each of their status as a “Public Shareholder” shall only exist with respect to such Public Shares;
“
Repurchase Amount
” are to an amount equal to (i) $126,000,000 plus (ii) the Net Warrant Exercise Proceeds, provided that the Repurchase Amount shall not exceed $300,000,000 or be less than $0; on December 15, 2021 and May 20, 2022, Walmart consummated the gross exercise of vested warrant units for $173,795,651 and $103,980,327, respectively, and therefore, the Net Warrant Exercise Proceeds and the Repurchase Amount were $277,775,979 and $300,000,000, respectively;
“
SEC
” are to the Securities and Exchange Commission;
“
Securities Act
” are to the Securities Act of 1933, as amended;
“
Sponsor
” are to SVF Sponsor III (DE) LLC, a Delaware limited liability company;
“
SVF 3
” are to SVF Investment Corp. 3;
“
SVF 3 IPO
” are to the initial public offering of 32,000,000 Class A ordinary shares by SVF 3 which closed on March 11, 2021;
“
Symbotic Holdings
” are to Symbotic Holdings LLC prior to the consummation of the Company Reorganization and the Business Combination;
“
Tax Receivable Agreement
” are to the Tax Receivable Agreement, dated as of June 7, 2022, by and among Symbotic, Symbotic Holdings and certain members of Symbotic Holdings (incorporated herein by reference);
“
TRA Holders
” are to the TRA Parties as defined in the Tax Receivable Agreement;
“
Trust Account
” are SVF 3’s trust account, which contained the net proceeds of the SVF 3 IPO and a portion of the proceeds of the Private Placement Shares;
“
Walmart
” are to Walmart Inc.;
“
Warehouse
” are to Warehouse Technologies LLC;
“
we
,” “
us
” and “
our
” are to the Company; and
Unless specified otherwise, amounts in this prospectus are presented in United States (“U.S.”) dollars.
Defined terms in the financial statements contained in this prospectus have the meanings ascribed to them in the financial statements.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS
This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable
®
,
™
and
SM
symbols, but they will assert, to the fullest extent under applicable law, their rights to these trademarks, trade names and service marks.

INDUSTRY AND MARKET DATA
Unless otherwise indicated, information in this prospectus concerning economic conditions, our industry, the markets in which we operate and our competitive position is based on a variety of sources, including information from independent industry analysts and publications, as well as our own estimates and research. Certain of these sources were published before the
COVID-19
pandemic and therefore do not reflect any impact of
COVID-19
on any specific market or globally. Our estimates are derived from publicly available information released by independent third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of our industry and the markets in which we operate, which we believe to be reasonable. Although we believe the data from these third-party sources is reliable, we have not independently verified any such information, and these sources generally state that the information they contain has been obtained from sources believed to be reliable. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “
Risk Factors
” and “
Cautionary Note Regarding Forward-Looking Statements
.” These and other factors could cause results to differ materially from those expressed in the estimates made by independent third parties and by us.
In particular, certain information identified in this prospectus is contained in the following third-party industry sources:

•	insightQuote’s 2021 Warehousing Cost Survey Reveals Expected Increases as Pandemic Fuels Fulfillment Industry Growth, May 2021, WarehousingAndFulfillment.com;

•	Warehousing and Fulfillment 2017 Warehouse Costs and Pricing Survey, August 2017, WarehousingAndFulfillment.com; and

•	Annual Total Separations Rates by Industry and Region, March 2021, U.S. Bureau of Labor Statistics.
We also identify certain information in this prospectus from the following third-party industry source, which was commissioned by us (not in connection with the preparation of this prospectus or the registration statement of which it forms a part):

•	Total & Strategic Addressable Market: US, Canada and Europe, August 2021, SWD Advisory.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of Symbotic. These statements are based on the beliefs and assumptions of the management of Symbotic. Although Symbotic believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, Symbotic cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “might,” “will,” “should,” “seeks,” “plans,” “scheduled,” “possible,” “anticipates” or “intends” or similar expressions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about the ability of Symbotic to:

•	meet the technical requirements of existing or future supply agreements with its customers, including with respect to existing backlog;

•	expand its target customer base and maintain its existing customer base;

•	anticipate industry trends;

•	maintain and enhance its platform;

•	execute its growth strategy;

•	develop, design and sell systems that are differentiated from those of competitors;

•	execute its research and development strategy;

•	acquire, maintain, protect and enforce intellectual property;

•	attract, train and retain effective officers, key employees or directors;

•	comply with laws and regulations applicable to its business;

•	stay abreast of modified or new laws and regulations applying to its business;

•	successfully defend litigation;

•	issue equity securities in connection with the transaction;

•	successfully deploy the proceeds from the Business Combination;

•	meet future liquidity requirements and, if applicable, comply with restrictive covenants related to long-term indebtedness;

•	anticipate rapid technological changes; and

•	effectively respond to general economic and business conditions.
Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, in addition to those discussed under the heading “
Risk Factors
” and elsewhere in this prospectus, could affect the future results of Symbotic, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements in this prospectus:

•	the effects of pending and future legislation;

•	risks related to disruption of management time from ongoing business operations due to the transaction;

•	business disruption;

•	risks related to the impact of the COVID-19 pandemic on the financial condition and results of operations of Symbotic;

•	disruption to the business due to the Company’s dependency on Walmart;

•	increasing competition in the warehouse automation industry;

•	any delays in the design, production or launch of our systems and products;

•	the failure to meet customers’ requirements under existing or future contracts or customer’s expectations as to price or pricing structure;

•	any defects in new products or enhancements to existing products;

•
the fluctuation of operating results from period to period due to a number of factors, including the pace of customer adoption of our new products and services and any changes in our product mix that shift too far into lower gross margin products; and

•	other consequences associated with mergers, acquisitions and divestitures and legislative and regulatory actions and reforms.
These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described under the heading “
Risk Factors
” and elsewhere in this prospectus. The risks described under the heading “
Risk Factors
” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect the business, financial condition or results of operations of the Company. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on the business of the Company, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
In addition, statements of belief and similar statements reflect the beliefs and opinions of Symbotic, as applicable, on the relevant subject. These statements are based upon information available to Symbotic, as applicable, as of the date of this prospectus, and while such party believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that Symbotic has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

PROSPECTUS SUMMARY
This summary highlights selected information included in this prospectus and does not contain all of the information that may be important to you. You should read this entire document and its annexes and the other documents to which we refer before you decide to invest in our securities.
About Symbotic
Symbotic’s vision is to make the supply chain work better for everyone. It does this by developing, commercializing, and deploying innovative, end-to-end
technology solutions that dramatically improve supply chain operations. Symbotic currently automates the processing of pallets and cases in large warehouses or distribution centers for some of the largest retail companies in the world. Its systems enhance operations at the front end of the supply chain, and therefore benefit all supply partners further down the chain, irrespective of fulfillment strategy.
Background
As previously announced, on December 12, 2021, SVF Investment Corp. 3 (“SVF 3” and, after the Domestication as described below, “Symbotic” or the “Company”), a Cayman Islands exempted company incorporated with limited liability, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Warehouse Technologies LLC, a New Hampshire limited liability company (“Warehouse”), Symbotic Holdings LLC, a Delaware limited liability company (“Symbotic Holdings”) and Saturn Acquisition (DE) Corp., a Delaware corporation and wholly owned subsidiary of SVF 3 (“Merger Sub”).
On June 7, 2022, as contemplated by the Merger Agreement and the Agreement and Plan of Merger, dated December 12, 2021, by and between Warehouse and Symbotic Holdings (the “Company Merger Agreement”), and as described in the section titled “The Business Combination” beginning on page 228 of the final prospectus and definitive proxy statement, dated June 1, 2022 (the “Proxy Statement/Prospectus”) filed with the U.S. Securities and Exchange Commission (the “SEC”), Warehouse merged with and into Symbotic Holdings, with Symbotic Holdings surviving the merger (“Interim Symbotic”). Immediately following such merger, on June 7, 2022, as contemplated by the Merger Agreement, SVF 3 filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which SVF 3 was transferred by way of continuation from the Cayman Islands and domesticated as a Delaware corporation, changing its name to “Symbotic Inc.” (the “Domestication”). As a result of and upon the effective time of the Domestication, among other things, each of the then-issued and outstanding Class A ordinary shares, par value $0.0001 per share, of SVF 3 (“SVF Class A Ordinary Shares”) automatically converted, on a one-for-one basis,
into a share of Class A Common Stock, par value $0.0001 per share, of Symbotic (“Class A Common Stock”), and each of the then-issued and outstanding Class B ordinary shares, par value $0.0001 per share, of SVF 3 (“SVF Class B Ordinary Shares”) automatically converted, on a one-for-one basis,
into a share of Class B common stock, par value $0.0001 per share, of Symbotic (“Class B Common Stock”).
Immediately following the Domestication of SVF 3, on June 7, 2022, as contemplated by the Merger Agreement, SVF 3, Symbotic Holdings, Warehouse and Merger Sub consummated the business combination contemplated by the Merger Agreement, whereby:

•
Merger Sub merged with and into Interim Symbotic (the “Merger” and, together with the Domestication and the other transactions contemplated by the Merger Agreement, the “Business Combination”), with Interim Symbotic surviving the merger as a subsidiary of Symbotic (“New Symbotic Holdings”);

•
at the effective time of the Merger (the “Effective Time”), New Symbotic Holdings entered into the Second Amended and Restated Limited Liability Company Agreement of Symbotic Holdings LLC (the “New Symbotic Holdings LLC Agreement”), which, among other things, provided that Symbotic will be the managing member of New Symbotic Holdings; and

•
at the Effective Time, each common unit of Interim Symbotic that was issued and outstanding immediately prior to the Effective Time was converted into the right to receive a number of common units in New Symbotic Holdings (“New Symbotic Holdings Common Units”), which New Symbotic Holdings Common Units entitle the holder to the distributions, allocations and other rights under the New Symbotic Holdings LLC Agreement, and an equal number of either shares of Class
V-1 common
stock, par value $0.0001, of Symbotic (“Class
V-1 Common
Stock”) or shares of Class
V-3 common
stock, par value $0.0001, of Symbotic (“Class
V-3 Common
Stock”), as well as the contingent right to receive certain earnout interests, in each case, as set forth in the Merger Agreement.

In connection with the consummation of the Business Combination, the Company issued an aggregate of 60,844,573 shares of Class
V-1 Common
Stock and 416,933,025 shares of Class
V-3 Common
Stock, each of which is exchangeable, together with a New Symbotic Holdings Common Unit, into an equal number of Class A Common Stock. Each share of the then-issued and outstanding shares of Class B Common Stock were converted into a share of Class A Common Stock at the Effective Time.
Our Class A Common Stock is listed on NASDAQ under the symbol “SYM.”
The Business Combination has been accounted for as a reverse recapitalization in accordance with accounting principles generally accepted in the United States (“GAAP”), with no goodwill or other intangible assets recorded. Under this method of accounting, SVF 3 was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Warehouse issuing stock for the net assets of SVF 3, accompanied by a recapitalization. The net assets of SVF 3 were stated at historical cost, with no goodwill or other intangible assets recorded.
The rights of holders of our Class A Common Stock are governed by our Charter, our Bylaws, and the DGCL. See the sections entitled “
Description of
Capital Stock
” and “
Selling Securityholders
.”
Corporate Information
Symbotic Inc. is a Delaware corporation. Our principal executive offices are located at 200 Research Drive, Wilmington, Massachusetts 01887 and our telephone number at that address is (978)
284-2800.
Our website is located at www.symbotic.com. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus, and you should not consider it part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.
Emerging Growth Company
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is not an emerging growth company or is an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earliest of: (i) the end of the fiscal year in which we had total annual gross revenue of $1.07 billion; (ii) the last day of our fiscal year following March 11, 2026 (the fifth anniversary of the date on which SVF 3 consummated the SVF 3 IPO); (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period; or (iv) the end of the fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.
The Offering

Issuer	Symbotic Inc. (f/k/a SVF Investment Corp. 3 )
Offering and Resale of Class A Common Stock
Shares of Class A Common Stock offered by the Selling Securityholders	Up to an aggregate of 554,976,655 shares of Class A Common Stock, par value $0.0001 per share, purchased at a price, or acquired based on a value, of $10.00 per share, which consists of (i) 49,740,000 shares of Class A Common Stock outstanding on the date of this prospectus and (ii) 505,236,655 shares of Class A Common Stock issuable in exchange for units of New Symbotic Holdings pursuant to the terms of the New Symbotic Holdings LLC Agreement (including Earnout Interests to which such unitholders may be entitled and unvested warrant units).
Shares of Class A Common Stock outstanding	54,280,146 shares (as of the date of this prospectus)
Use of proceeds	We will not receive any proceeds .
Lock-up Restrictions	Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Plan of Distribution – Lock-Up Agreements ” for further discussion.
Nasdaq Global Select Market Ticker Symbol	“SYM”
Summary Risk Factors
You should consider all the information contained in this prospectus in deciding to invest in our securities offered under this prospectus. In particular, you should consider the risk factors described under “
Risk Factors.
” Such risks include, but are not limited to:

•	Risks related to Symbotic’s business, operations and industry, including that:

•
Symbotic is an early-stage company with a limited operating history. Symbotic has not been profitable historically and may not achieve or maintain profitability in the near term or at all, and it is difficult to evaluate Symbotic’s future prospects and the risks and challenges it may encounter.

•
Symbotic depends heavily on principal customers, and therefore, its success is heavily dependent on its principal customers’ ability to grow their businesses and their adoption of Symbotic’s warehouse automation systems.

•
Symbotic’s operating results and financial condition may fluctuate from period to period, which could make its future operating results difficult to predict or cause its operating results to fall below analysts’ and investors’ expectations.

•
C&S Wholesale Grocers, an important customer of Symbotic, is an affiliate of Symbotic. Despite Symbotic’s affiliation with C&S Wholesale Grocers, there is no guarantee that it will continue to be a customer beyond the term of its current contracts with Symbotic.

•	Symbotic depends upon key employees and other highly qualified personnel, and will need to hire and train additional personnel.

•
Symbotic’s new warehouse automation systems, software, services and products may not be successful or meet existing or future requirements in supply agreements with existing or future customers, and may be affected from time to time by design and manufacturing defects that could adversely affect its business, financial condition and results of operations and result in harm to its reputation.

•
Symbotic relies on suppliers to provide equipment, components and services. Any disruption to the suppliers’ operations could adversely affect Symbotic’s business, financial condition and results of operations.

•
The markets in which Symbotic participates could become more competitive and many companies may target the markets in which Symbotic does business. Additionally, Symbotic’s customers and potential customers may develop in-house
solutions that compete with its warehouse automation systems. If Symbotic is unable to compete effectively with these potential competitors and developments, its sales and profitability could be adversely affected.

•
If Symbotic is unable to develop new solutions, adapt to technological change, evolving industry standards and changing business needs or preferences, sell its software, services and products into new markets or further penetrate its existing markets, its revenue may not grow as expected.

•
Laws and regulations governing the robotics and warehouse automation industries are still developing and may restrict Symbotic’s business or increase the costs of its solutions, making Symbotic’s solutions less competitive or adversely affecting its revenue growth.

•	Supply chain interruptions may increase Symbotic’s costs or reduce its revenue.

•	Risks related to intellectual property, including that:

•
Symbotic may need to bring or defend itself against patent, copyright, trademark, trade secret or other intellectual property infringement or misappropriation claims, which may adversely affect its business, financial condition and results of operations by limiting its ability to use technology or intellectual property and causing it to incur substantial costs.

•
Symbotic’s business, financial condition and results of operations may be adversely affected and the value of its brand, products and other intangible assets may be diminished if it is unable to maintain and protect its IP from unauthorized use, infringement or misappropriation by third parties.

•	Risks related to cybersecurity, software deficiencies, service interruptions and data privacy, including that:

•
Symbotic has experienced cybersecurity incidents in the past and may experience further cybersecurity incidents or security breaches of its systems or IT (including third-party systems or IT that Symbotic relies on to operate its business) in the future, which may result in system disruptions, shutdowns or unauthorized access to or disclosure of confidential or personal information.

•
Symbotic’s ability to efficiently manage and expand its business depends significantly on the reliability, capacity and protection of its systems and IT (including third-party systems or IT that Symbotic relies on to operate its business). Real or perceived errors, failures, bugs, defects or security breaches or interruptions of these systems and IT could disrupt its operations, lead to loss of proprietary information, damage its relationships with customers or its vendors, result in regulatory investigations and penalties, lead to liability and litigation, negatively impact its reputation and otherwise adversely affect its business, financial condition and results of operations.

•	Risks related to the Business Combination, including that:

•	If the Business Combination’s benefits do not meet the expectations of financial analysts, the market price of the Company’s Class A Common Stock may decline.

•
The unaudited pro forma condensed combined financial information included in this prospectus is preliminary and the actual financial condition and results of operations after the Business Combination may differ materially.

•	Other risks, including that:

•
As a private company, Symbotic was not required to document and test, management was not required to certify, and its auditors were not required to opine on, the effectiveness of its internal controls over financial reporting. Failure to maintain adequate financial, IT and management processes and controls could result in material weaknesses and errors in Symbotic’s financial reporting, which could adversely affect its business, financial condition and results of operations. Moreover, there are inherent limitations in all control systems, and misstatements due to error or fraud that could seriously harm its business may occur and not be detected.

•
The dual class structure of the Company’s common stock has the effect of concentrating voting control with Richard B. Cohen (the “Symbotic Founder”), certain family members of the Symbotic Founder and certain affiliated entities and trusts of the Symbotic Founder and his family members; this will limit or preclude your ability to influence corporate matters.

•
Symbotic shares certain key executives with C&S Wholesale Grocers, which means those executives will not devote their full time and attention to the Company’s affairs, and the overlap may give rise to conflicts.

RISK FACTORS
You should carefully consider the risks and uncertainties described below and the other information in this prospectus before making an investment in our Class A Common Stock. Our business, financial condition, results of operations, or prospects could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our Class A Common Stock could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below.
Risks Related to Symbotic
Risks Related to Our Business, Operations and Industry
We are an early-stage company with a limited operating history and a history of losses. We have not been profitable historically and may not achieve or maintain profitability in the near term or at all, and it is difficult to evaluate our future prospects and the risks and challenges we may encounter.
We face significant risks and difficulties as an early-stage company and have a limited operating history upon which to evaluate the viability and sustainability of our technology, systems and processes, which increases the risk to your investment. In addition, we have an accumulated deficit of $1,154.9 million as of September 25, 2021 and $856.9 million as of September 26, 2020 and have incurred recurring net losses since inception, including net losses of $122.3 million and $109.5 million, respectively, for the years ended September 25, 2021 and September 26, 2020. We believe we will continue to incur operating losses in the near term as we continue to invest significantly in our business to position us for future growth, including expending substantial financial and other resources on:

•
product development, including investments in our product development team and the development of new products and new functionality for our warehouse automation systems, as well as investments in further optimizing our existing warehouse automation systems and robotics technology, software, products and infrastructure;

•	our technology infrastructure, including systems architecture, scalability, availability, performance and security;

•	acquisitions and strategic transactions;

•	our international operations and anticipated international expansion; and

•	general administration, including increased legal, compliance and accounting expenses associated with being a public company.
These efforts may be costlier than we expect, and our revenue may not grow at a rate to offset these expenses. We may make investments that do not generate optimal short- or medium-term financial results and may even incur increased operating losses in the short or medium term with no assurance that we will eventually achieve the intended long-term benefits or profitability.
Our investments in our technology, products and services may not be successful on the timeline we anticipate or at all, and may not result in increased revenue growth. Additionally, we have encountered, and may in the future encounter, risks and uncertainties frequently experienced by growing companies in rapidly changing industries, such as unforeseen operating expenses, difficulties, complications, delays and other known or unknown factors that may result in losses in future periods. If our revenue growth does not meet our expectations in future periods, or we are unable to maintain or increase our revenue at a rate sufficient to offset the expected increase in our costs, our business, financial position and results of operations will be harmed, and we may not be able to achieve or maintain profitability over the long term.

As our businesses expand, our historical results may not be indicative of our future performance and you should consider our future prospects in light of the risks and uncertainties of early-stage companies operating in fast evolving high-tech industries in emerging markets.
As a result, it is difficult to predict our future revenue or appropriately budget for our expenses. In the event that actual results differ from our estimates or we adjust our estimates in future periods, our operating results and financial position could be materially affected. The projected financial information appearing elsewhere in this prospectus has been prepared by our management and reflects current estimates of future performance. The projected results depend on the successful implementation of our management’s growth strategies and are based on assumptions and events over which we have only partial or no control. Important factors that may affect actual results and cause the results reflected in the projected financial information not to be achieved include, among other things, risks and uncertainties relating to Symbotic’s business, industry performance, the regulatory environment, and general business and economic conditions. The prospective financial information also reflects assumptions as to certain business decisions that are subject to change.
We depend heavily on principal customers, and therefore, our success is heavily dependent on our principal customers’ ability to grow their businesses and their adoption of our warehouse automation systems.
Walmart, our largest customer, accounted for approximately 67% of our total revenue in the fiscal year ended September 25, 2021 and for a substantial majority of our $5.4 billion Backlog (as defined herein) as of September 25, 2021. We have worked with Walmart since 2015 and entered into a Master Automation Agreement with Walmart in 2017 to implement systems in 25 of Walmart’s 42 regional distribution centers. We amended and restated the Master Automation Agreement on May 20, 2022 (as it may be amended and/or restated from time to time, the “Walmart MAA”) to implement systems in all of Walmart’s 42 regional distribution centers, adding an additional $6.1 billion to our Backlog. Pursuant to such agreement, we have agreed to certain restrictions on our ability to sell or license our products and services to a specified company or its subsidiaries, affiliates or dedicated service providers. Walmart also has certain board observation rights following the Business Combination. Thus, our ability to maintain a close, mutually beneficial relationship with Walmart is an important element in our continued growth.
The loss or cancellation of business from Walmart, including our failure to properly implement or optimize our warehouse automation systems in Walmart’s distribution centers, or our failure to comply with the terms of the Walmart MAA, could materially and adversely affect our business, financial condition or results of operations. Similarly, if Walmart is not able to grow its business or its business declines, including as a result of a reduction in the level of discretionary spending by its customers or competition from other retailers, our business, financial condition or results of operations may be materially and adversely affected.
In addition to our dependence on Walmart, we are also dependent upon sales to C&S Wholesale Grocers, Inc. (“C&S Wholesale Grocers”), with which we are affiliated, Albertsons, Giant Tiger and Target. Net sales to these customers accounted for approximately 33% of our total revenue in the fiscal year ended September 25, 2021. It is not possible for us to predict the level of demand that will be generated by any of these customers in the future. In addition, revenue from these larger customers may fluctuate from time to time based on these customers’ business needs and customer experience, the timing of which may be affected by market conditions or other factors outside of our control. To the extent that one or more customers in this group decide not to implement our warehouse automation systems in their distribution centers or decide to retain manual solutions or adopt single point automated solutions for their distribution centers, our business, financial condition or results of operations may be materially and adversely affected.

C&S Wholesale Grocers, an important customer, is an affiliate of Symbotic. Despite our affiliation with C&S Wholesale Grocers, there is no guarantee that it will continue to be a customer beyond the term of its current contracts with us.
Our Founder, Board Chair, President and Chief Product Officer, Richard B. Cohen, also serves as the Executive Chairman of C&S Wholesale Grocers. Additionally, Mr. Cohen and trusts for the benefit of his family are the only beneficial stockholders of C&S Wholesale Grocers. As a result, C&S Wholesale Grocers can be considered an affiliate of Symbotic.
C&S Wholesale Grocers is also an important customer that has implemented production Symbotic systems as well as proof of concept and test systems in its facilities. All Symbotic systems purchased under our existing contracts with C&S Wholesale Grocers have been delivered, though we have ongoing software license and maintenance obligations under our contracts with C&S through March 2026. Despite our affiliation with C&S Wholesale Grocers, there is no guarantee that it will continue to be a customer beyond the term of its current contracts with us. To the extent C&S Wholesale Grocers decides not to renew its current contracts with us or to implement additional Symbotic warehouse automation systems in their distribution centers, our business, financial condition or results of operations may be materially and adversely affected.
Our operating results and financial condition may fluctuate from period to period, which could make our future operating results difficult to predict or cause our operating results to fall below analysts’ and investors’ expectations.
Our operating results and financial condition fluctuate from quarter to quarter and year to year and are likely to continue to vary due to a number of factors, many of which will not be within our control. Both our business and warehouse automation are changing and evolving rapidly, and our historical operating results may not be useful in predicting our future operating results. If our operating results do not meet the guidance that we provide to the marketplace or the expectations of securities analysts or investors, the market price of our common stock will likely decline. Fluctuations in our operating results and financial condition may be due to a number of factors, including:

•	the portion of our revenue attributable to software license and maintenance fees and system operation service fees versus milestone payments for system installation and other sales;

•	changes in pricing by us in response to competitive pricing actions;

•	the ability of our equipment vendors to continue to manufacture high-quality products and to supply sufficient products to meet our demands;

•	the impact of shortages of components, commodities or other materials, including semiconductors and integrated circuits, and other supply chain disruptions;

•	our ability to control costs, including our operating expenses and the costs of the equipment we purchase;

•	the timing and success of introductions of new solutions, products or upgrades by us or our competitors;

•	changes in our business and pricing policies or those of our competitors;

•	competition, including entry into the industry by new competitors and new offerings by existing competitors;

•	our ability to successfully manage any past or future acquisitions, strategic transactions and integrations of businesses;

•	our ability to obtain, maintain, protect or enforce our IP (as defined herein), including our trademarks and patents, and maintaining the confidentiality of our trade secrets;

•	the amount and timing of expenditures, including those related to expanding our operations, increasing research and development, improving facilities and introducing new warehouse automation systems;

•	the ability to effectively manage growth within existing and new markets domestically and abroad;

•	changes in the payment terms for our warehouse automation systems;

•	the strength of regional, national and global economies;

•	the impact of cybersecurity incidents or security breaches; and

•	the impact of natural disasters, health pandemics or man-made problems such as terrorism.
Due to the foregoing factors, and the other risks discussed in this prospectus, you should not rely on quarter-over-quarter and year-over-year comparisons of our operating results as an indicator of our future performance.
Complex software and technology systems will need to be developed, both in-house
and in coordination with vendors and suppliers, for us to successfully produce and integrate our warehouse automation systems with our customers’ existing warehouses, and there can be no assurance that such systems will be successfully developed.
Our warehouse automation systems require a substantial amount of third-party and proprietary in-house
software and complex hardware to be installed and to operate in our customers’ warehouses. The development of such advanced technologies is inherently complex and costly, and we will need to coordinate with our vendors and suppliers in order to produce and integrate our warehouse automation systems with our clients’ infrastructure. In the future, one or more of our third-party software or hardware providers may choose not to support the operation of their software, software services and infrastructure with our system, or our system may not support the capabilities needed to operate with such software, software services and infrastructure. Defects and errors may be revealed over time (and may not even be known until after our systems have been deployed to our customers) and our control over the performance of third-party services and systems may be limited. We may be unable to develop the necessary software and technology systems or meet the technological requirements and production timing to support our business plan. In addition, our systems may not comply with the cost, performance useful life and warranty requirements we anticipate in our business plan. As a result, our business plan could be significantly impacted and we may incur significant liabilities under warranty claims, which could adversely affect our business, prospects and results of operations.
We depend upon key employees and other highly qualified personnel, including hardware and software engineers, and will need to hire and train additional personnel.
Our success depends on the continuing services of key employees. We believe the depth and quality of the experience of our management team with the retail supply chain, distribution logistics, automation and robotics technology is a key to our ability to be successful. The loss of any of these individuals could materially and adversely affect our business, prospects, financial condition and operating results. Additionally, the success of our operations will largely depend upon our ability to successfully attract and retain competent and qualified key management personnel. As with any company with limited resources, there can be no guarantee that we will be able to attract such individuals or that the presence of such individuals will necessarily translate into profitability for us.
Our success also depends, in part, on our continuing ability to identify, hire, attract, train and develop other highly qualified personnel, in particular hardware and software engineers. Experienced and highly skilled employees are in high demand and competition for these employees can be intense, and our ability to hire, attract and retain them depends on our ability to provide competitive compensation. We may not be able to attract, assimilate, develop or retain qualified personnel in the future, and our failure to do so could adversely affect our business, including the execution of our business strategy.

In the event that our employees seek to join a labor union, higher employee costs and increased risk of work stoppages or strikes could result. We may also directly or indirectly depend upon other companies with unionized workforces, including suppliers, and work stoppages or strikes with respect to those companies could have a material adverse impact on our business, financial condition or results. Higher employee costs may also result from the high demand and competition for employees. Our inability to attract and retain key employees and highly qualified personnel in a timely and cost-effective manner could materially and adversely affect our business, prospects, financial condition and operating results.
Our new warehouse automation systems, software, services and products may not be successful or meet existing or future requirements in supply agreements with existing or future customers.
We installed our first warehouse automation system in a customer distribution center in 2012 and launched our current warehouse automation system in 2017. Since that time, we have continued to refine the robotics technology and capabilities of our automated systems and anticipate continuing to upgrade our warehouse automation system and related software, services and products in the future. The warehouse automation systems, software, services and products we may launch in the future may not be well received by our customers, may not help us to generate new customers, may adversely affect the attrition rate of existing customers and may increase our customer acquisition costs and the costs to service our customers. Any revenue, if any, we may generate from these or other new warehouse automation systems, software, services or products may be lower than revenue generated from our existing warehouse automation systems, software, services and products and may not be sufficient for us to recoup our development or customer acquisition costs incurred, particularly if launch dates are delayed for our new warehouse automation systems, software, services or products or we are unable to scale such systems, products, software or services. In addition, new warehouse automation systems, software, services and products may require increased operational expenses or customer acquisition costs and present new and difficult technological and intellectual property challenges that may subject us to claims or complaints if our customers experience installation issues, service disruptions or failures or other quality issues. To the extent our new warehouse automation systems, software, services and products are not successful, it could have an adverse impact on our business, financial condition, cash flows or results of operations.
We rely on suppliers to provide equipment, components and services. Any disruption to the suppliers’ operations could adversely affect our business, financial condition and results of operations.
Our business requires that we buy equipment, components and services including electronic components and commodities. Our reliance on suppliers involves certain risks, including:

•	poor quality or an insecure supply chain, which could adversely affect the reliability and reputation of our hardware and software products, solutions and services;

•	changes in the cost of these purchases due to inflation, exchange rate fluctuations, taxes, tariffs, commodity market volatility or other factors that affect our suppliers;

•	embargoes, sanctions and other trade restrictions that may affect our ability to purchase from various suppliers;

•	risks related to intellectual property such as challenges to ownership of rights or alleged infringement by suppliers; and

•
shortages of components, commodities or other materials, including semiconductors and integrated circuits, which could adversely affect our manufacturing efficiencies and ability to make timely delivery of our products, solutions and services.

Any of these uncertainties could adversely affect our profitability and ability to compete. We also maintain several single-source supplier relationships because the relationship is advantageous due to performance, quality, support, delivery, capacity or price considerations. Unavailability of, or delivery delays for, single-source components or products could adversely affect our ability to ship the related products in a timely manner. While substitute sources of supply are available, qualifying alternative suppliers and establishing reliable supplies could cost more or result in delays and a loss of sales.
The suppliers on which we rely have each entered into supply agreements with us, and a number of these agreements provide the supplier with a termination right upon notice for any reason or no reason. A supplier’s choice to give notice of termination could disrupt our operations, negatively impact our reputation and adversely affect our business, financial condition and results of operations.
We rely on a number of suppliers for raw materials and components for our systems, and have entered into supply agreements with such suppliers. A number of these supply agreements provide the supplier with a termination right for any reason or no reason. If one of our suppliers terminates their relationship with us, or experiences a supply chain disruption, we could experience delays in our ability to deliver systems to our customers. In addition, while most raw materials and components for our systems are available from multiple suppliers, certain of those items are only available from limited sources. Should any of these suppliers become unavailable or inadequate, or impose terms unacceptable to us, such as increased pricing terms, we could be required to spend a significant amount of time and expense to develop alternate sources of supply, and we may not be successful in doing so on terms acceptable to us, or at all. As a result, the loss of a supplier could adversely affect our relationship with our customers and our reputation, as well as our business, financial condition and results of operations.
We currently share certain services with C&S Wholesale Grocers including, but not limited to, insurance, tax and treasury services. We are in the process of procuring such services separately from C&S Wholesale Grocers or entering into agreements that govern the use of shared services with C&S Wholesale Grocers. Among other potential risks, this process may result in increased costs, including insurance costs, for Symbotic.
We currently rely on certain shared services with our affiliate, C&S Wholesale Grocers, in the operation of our business. A number of these services, including certain insurance, tax and treasury services, information technology (“IT”) equipment and security systems and certain other arrangements (including other support services), are pursuant to unwritten arrangements with C&S Wholesale Grocers. We are currently in the process of entering into independent arrangements and/or agreements with C&S Wholesale Grocers with respect to these services, including with respect to the allocation of liabilities and obligations attributable to us and to C&S Wholesale Grocers under any continued shared services. This process may result in increased costs, including insurance costs, for us. In addition, if these arrangements terminate or expire and we do not enter into replacement agreements, we could suffer operational difficulties and/or significant losses.
The markets in which we participate could become more competitive and many companies, including large retail and
e-commerce
companies, companies that offer point solutions or other
end-to-end
or specific supply chain functionalities and other companies that focus on automated technologies, may target the markets in which we do business. Additionally, our customers and potential customers may develop in-house
solutions that compete with our warehouse automation systems. If we are unable to compete effectively with these potential competitors and developments, our sales and profitability could be adversely affected.
We provide a system that offers full
robot-to-robot,
end-to-end
supply chain automation solutions. Accordingly, we compete with a number of companies that offer solutions to the retail distribution market, including companies that (i) offer point solutions such as Grey Orange, Locus Robotics, Vecna, OPEX, Fetch and Berkshire Grey; (ii) offer end-to-end
solutions, most notably Witron, Honeywell, Dematic, Vanderlande, SSI Schaefer and Swisslog, which are composed of a disparate set of point solutions; and (iii) may offer solutions such as Exotec, Ocado and AutoStore that focus exclusively on
e-commerce.
Although we believe that our system is significantly differentiated from these offerings, the markets in which we participate may become more competitive in the future.

Our ability to compete depends on a number of factors, including:

•	our warehouse automation systems’ functionality, performance, ease of use, ease of installation, reliability, availability and cost effectiveness relative to that of our competitors’ products;

•	our success in utilizing new and proprietary technologies (including software) to offer solutions and features previously not available in the marketplace;

•	our success in identifying new markets, applications and technologies and evolving our product to address these markets;

•	our ability to attract and retain customers;

•	our name recognition and reputation; and

•	our ability to obtain, maintain, protect and enforce our IP.
Our customers may also internally develop their own automated solutions for their warehouses and distribution centers. Our market may need further education on the value of automation solutions and our platform and products, and on how to integrate them into current operations. A lack of understanding as to how our automation platform and products operate may cause potential customers to prefer more traditional technologies or limited point solutions or internally-developed automated processes or to be cautious about investing in our warehouse automation systems and products. If we are unable to educate potential customers and change the market’s readiness to accept our technology, then our business, results of operations and financial condition may be harmed.
If we are unable to develop new solutions, adapt to technological change, sell our software, services and products into new markets or further penetrate our existing markets, our revenue may not grow as expected.
Our ability to increase sales will depend, in large part, on our ability to enhance and improve our warehouse automation systems, software, services and products, introduce new robotic technology and automation systems in a timely manner, sell into new markets and further penetrate our existing markets. The success of any enhancement or new warehouse automation systems, software, services and products depends on several factors, including the timely completion, introduction and market acceptance of such systems, software, services and products, and the ability to maintain and develop relationships with customers and vendors. Any new warehouse automation system, product or service we develop or acquire may not be introduced in a timely or cost-effective manner. Any new markets into which we attempt to sell our warehouse automation systems, software, services and products may not be receptive. Our ability to further penetrate our existing markets depends on the quality, availability and reliability of our warehouse automation systems, software, services and products and our ability to design our warehouse automation systems, software, services and products to meet customer demand. Similarly, if any of our potential competitors implement new technologies before we are able to implement ours, those competitors may be able to provide more effective products, possibly at lower prices. Any delay or failure in the introduction of new or enhanced solutions could harm our business, financial condition, cash flows and results of operations.
Failure to manage our growth effectively could make it difficult to execute our business strategy and could adversely affect our business, financial condition and results of operations.
We have experienced rapid growth, and we are attempting to continue to grow our business substantially. To this end, we have made, and expect to continue to make, significant investments in our business, including investments in our infrastructure, technology, marketing and sales efforts. These investments include dedicated facilities expansion and increased staffing. If our business does not generate the level of revenue required to support our investment, our business, financial condition and results of operations could be adversely affected.
Our ability to effectively manage our anticipated growth and expansion of our operations will also require us to enhance our operational, financial and management controls and infrastructure, human resources policies and reporting systems. These enhancements and improvements will require significant capital expenditures, investments in additional headcount and other operating expenditures and allocation of valuable management and employee resources. Our future financial performance and our ability to execute on our business plan will depend, in part, on our ability to effectively manage any future growth and expansion. There are no guarantees we will be able to do so in an efficient or timely manner, or at all.
Our warehouse automation systems, software, services and products may be affected from time to time by design and manufacturing defects that could adversely affect our business, financial condition and results of operations and result in harm to our reputation.
Our warehouse automation systems constitute complex software and hardware products and services that can be affected by design and manufacturing defects. Sophisticated automation solutions and software, such as those offered by us, may have issues that can unexpectedly interfere with the intended operation of hardware or software products. Defects may also exist in components and products that we source from third parties or the system may not be implemented or used correctly or as intended. Any such defects or incorrect implementation or use could make our warehouse automation systems, software, services and products unsafe, create a risk of property damage and personal injury, and subject us to the hazards and uncertainties of product liability claims and related litigation. In addition, from time to time, we may experience outages, service slowdowns or errors that affect our warehouse automation systems and software. As a result, our warehouse automation systems may not perform as anticipated and may not meet customer expectations. There can be no assurance that we will be able to detect and fix all issues and defects in the warehouse automation systems and other hardware, software and services we offer. Failure to do so could result in widespread technical and performance issues affecting our warehouse automation systems and services and could lead to claims against us. We maintain general liability insurance; however, design and manufacturing defects, and claims related thereto, may subject us to judgments or settlements that result in damages materially in excess of the limits of our insurance coverage. In addition, we may be exposed to recalls, product replacements or modifications, write-offs of inventory, property, plant and equipment or intangible assets, and significant warranty and other expenses such as litigation costs and regulatory fines. If we cannot successfully defend any large claim, maintain our general liability insurance on acceptable terms or maintain adequate coverage against potential claims, our financial results could be adversely impacted.
If we fail to adapt and respond effectively to rapidly changing technology, evolving industry standards and changing business needs, requirements or preferences, our products may become less competitive.
Our future business and financial success will depend on our ability to continue to anticipate the needs of current and potential customers and to enhance and improve our warehouse automation systems, software, services and products, introduce new robotic technology and automation systems in a timely manner, sell into new markets and further penetrate our existing markets. To be successful, we must be able to quickly adapt to changes in technology, industry standards and business needs of our customers by continually enhancing our technology, services and solutions. Developing new warehouse automation systems, software, services and products and upgrades to our existing warehouse automation systems, software, services and products, as well as integrating and coordinating current warehouse automation systems, software, services and products, imposes burdens on our internal teams, including management, compliance, and product development. These processes are costly, and our efforts to develop, integrate and enhance our systems, software, services and products may not be successful.
Our success also depends on our continued improvements to provide products, services and systems that are attractive to our users and customers. As a result, we must continually invest resources in product development and successfully incorporate and develop new technology. If we are unable to do so or otherwise provide warehouse automation systems, software, services and products that customers want, then our customers may become dissatisfied and use competitors’ services. If we are unable to continue offering innovative systems, software, services and products, we may be unable to attract additional customers or retain our existing customers, which could harm our business, results of operations and financial condition.

Inflation, tariffs, customs duties and other increases in manufacturing and operating costs could adversely affect our cash flow as well as our business, financial condition and results of operations.
Our operating costs are subject to fluctuations, particularly due to changes in prices for commodities, parts, raw materials, energy and related utilities, freight and cost of labor which may be driven by inflation, prevailing price levels, exchange rates, changes in trade agreements and trade protection measures including tariffs and other economic factors. Our operating costs have in the past and may continue to be impacted by price inflation. The U.S. has enacted various trade actions, including imposing tariffs on certain goods we import from other countries, which has also contributed to higher costs for some commodities and raw materials. Additional tariffs imposed by the U.S., or further retaliatory trade measures taken by other countries, could increase the cost of our products that we may not be able to offset. Actions we take to mitigate volatility in manufacturing and operating costs may not be successful and, as a result, our financial condition, cash flows and results of operations could be adversely affected.
In our customer agreements, we agreed to undertake certain liability allocations as part of the negotiation process. The occurrence of such liability could disrupt our business or result in liability.
Our customer contracts, including those with our largest customers, contain allocations of liability between us and our customers, including warranty and indemnification provisions, including indemnification obligations with respect to infringement or misappropriation of third-party IP; damage, destruction, injury or property damage to our customers; and actions by Symbotic employees. The potential liabilities associated with such provisions are significant, though our customer contracts also typically contain limitations on our liability with respect to any indemnification claims. Costs, payments or damages incurred or paid by us in connection with indemnification claims could adversely affect our financial condition, cash flows and results of operations.
We may need to raise additional capital, and this capital may not be available on terms favorable to us or our stockholders, or at all, when needed.
The manufacture, integration and assembly of our warehouse automation systems are capital-intensive businesses. Our business plan to manufacture, integrate and assemble warehouse automation systems for our customers is expected to require continued capital investment to fund operations, continue research and development and improve facilities. There can be no assurance that we will have access to the capital we need on favorable terms when required or at all. If we cannot raise additional funds when we need them, our financial condition, business, prospects and results of operations could be materially adversely affected. We may raise funds through the issuance of debt securities or through loan arrangements, the terms of which could require significant interest payments, contain covenants that restrict our business or other unfavorable terms. We may also raise funds through the sale of additional equity securities, which could dilute our stockholders.
We may experience risks associated with future mergers, acquisitions or dispositions of businesses or assets or other strategic transactions.
As part of our business strategy, we may pursue mergers, acquisitions or dispositions of businesses or assets or other strategic transactions that we believe will enable us to strengthen or broaden our business. We may be unable to implement this element of our strategy if we cannot identify suitable companies, businesses or assets, reach agreement on potential strategic transactions on acceptable terms and manage the impacts of such transactions on our business or for other reasons. Moreover, mergers, acquisitions, dispositions and other strategic transactions involve various risks, including, among other things, (i) difficulties relating to integrating or disposing of a business and unanticipated changes in customer and other third-party relationships subsequent thereto, (ii) diversion of management’s attention from day-to-day
operations, (iii) failure to realize the anticipated benefits of such transactions, such as cost savings and revenue enhancements, (iv) potentially substantial transaction costs associated with such transactions, and (v) potential impairment resulting from the overpayment for an acquisition. In addition, future mergers or acquisitions may require us to obtain additional equity or debt financing, which may not be available on attractive terms. Moreover, to the extent a transaction financed by non-equity
consideration results in goodwill, it will reduce our tangible net worth, which might have an adverse effect on credit availability. For all these reasons, our pursuit of mergers, acquisitions or dispositions of businesses or assets or other strategic transactions could cause our actual results to differ materially from those anticipated.
If demand for our warehouse automation systems does not grow as we expect, or if market adoption of A.I.-enabled robotics and warehouse automation systems does not continue to develop, or develops more slowly than we expect, our future revenue may stagnate or decline, and our business may be adversely affected.
The warehouse automation industry is rapidly growing and developing. We may not be able to develop effective strategies to raise awareness among potential customers of the benefits of A.I.-enabled robotics and automation or our warehouse automation systems may not address the specific needs or provide the level of functionality required by potential customers to encourage the continuation of this shift towards warehouse automation. If warehouse automation technology does not continue to gain broader market acceptance as an alternative to conventional manual operations, or if the marketplace adopts warehouse automation technologies that differ from our technologies, we may not be able to increase or sustain the level of sales of our systems or retain existing customers or attract new customers, and our operating results would be adversely affected as a result.
Laws and regulations governing the robotics and warehouse automation industries are still developing and may restrict our business or increase the costs of our systems, making our systems less competitive or adversely affecting our revenue growth.
We are generally subject to laws and regulations relating to the robotics and warehouse automation industries in the jurisdictions in which we conduct our business or in some circumstances, of those jurisdictions in which we offer our warehouse automation systems, as well as the general laws and regulations that apply to all businesses, such as those related to privacy and personal information, tax and consumer protection. These laws and regulations are developing and vary from one jurisdiction to another and future legislative and regulatory action, court decisions or other governmental action, which may be affected by, among other things, political pressures, attitudes and climates, as well as personal biases, may have a material and adverse impact on our operations and financial results.
Supply chain interruptions may increase our costs or reduce our revenue.
We depend on good vendor relationships and the effectiveness of our supply chain management systems to ensure reliable and sufficient supply, on reasonably favorable terms, of materials used in our manufacturing processes. The materials we purchase and use in the ordinary course of business are sourced from a wide variety of suppliers around the world, including China, Germany, and the United States. Disruptions in the supply chain may result from the
COVID-19
pandemic or other public health crises, weather-related events, natural disasters, trade restrictions, tariffs, border controls, acts of war, terrorist attacks, third-party strikes, work stoppages or slowdowns, shipping capacity constraints, supply or shipping interruptions or other factors beyond our control. In the event of disruptions in its existing supply chain, the labor and materials we rely on in the ordinary course of its business may not be available at reasonable rates or at all. Our supply chain also depends on third-party warehouses and logistics providers. Any disruption in the supply, storage or delivery of materials could disrupt our operations, which may cause harm to our reputation and results of operations.

Risks Related to Intellectual Property
We may need to bring or defend ourselves against patent, copyright, trademark, trade secret or other intellectual property infringement or misappropriation claims, which may adversely affect our business, financial condition and results of operations by limiting our ability to use technology or intellectual property and causing us to incur substantial costs.
We may become subject to intellectual property disputes. Our success depends, in part, on our ability to develop and commercialize our automated warehouse system without infringing, misappropriating or otherwise violating the IP of third parties. However, we may not be aware that our offering infringes, misappropriates or otherwise violates third-party IP, and such third parties may bring claims alleging such infringement, misappropriation or violation.
Companies, organizations or individuals, including our competitors, may own or obtain patents, copyrights, trademarks, trade secrets or other intellectual property or proprietary rights (collectively, “IP”) that would prevent or limit our ability to develop, manufacture or sell our warehouse automation systems, which could make it more difficult for us to operate our business. We may receive inquiries from IP owners inquiring whether we have infringed upon or misappropriated or violated their proprietary rights or IP, or otherwise not complied with the terms and conditions such rights may be subject to (including open source software licenses). Companies owning IP, including those relating to warehouse automation, may allege infringement, misappropriation or violation of such rights. Any litigation may also involve patent holding companies or other adverse patent owners that have no relevant product revenue, and therefore, our patent applications may provide little or no deterrence as we would not be able to assert them against such entities or individuals. If a third party obtains an injunction preventing us from using our IP, or if we cannot license or develop alternative technology for any infringing aspect of our business, we would be forced to limit or stop sales of our services or systems or cease business activities related to such IP.
In response to a determination that we have infringed upon, misappropriated or violated a third party’s IP (including through our indemnification obligations), we may be required to do one or more of the following:

•	cease development, sales or use of our products that incorporate or are covered by the asserted IP;

•	pay substantial damages, including through settlement payments or indemnification obligations (including legal fees);

•	obtain a license from the owner of the asserted IP, which license may not be available on reasonable terms or at all; or

•	redesign one or more aspects of our warehouse automation systems that is alleged to infringe, misappropriate or violate any third-party IP.
A successful claim of infringement, violation or misappropriation against us could materially adversely affect our business, prospects, financial condition and operating results. Any legal proceedings or claims, whether valid or invalid, could result in substantial costs and diversion of resources. If third parties successfully oppose or challenge our trademarks or other IP or successfully claim that we infringe, misappropriate or otherwise violate their trademarks or other IP, we may be subject to liability, required to enter into costly license agreements, or required to rebrand or restrict our offering. Also, we expect that the occurrence of infringement claims is likely to grow as the market for our system grows. Accordingly, our exposure to damages resulting from infringement claims could increase, and this could further exhaust our financial and management resources.
In order to protect our IP, we may be required to spend significant resources to monitor our IP. Litigation may be necessary in the future to enforce our IP and to protect our trade secrets. Litigation brought to protect and enforce our IP could be costly, time-consuming, and distracting to management, and could result in the impairment or loss of portions of our IP. Further, our efforts to enforce our IP may be met with defenses, counterclaims, and countersuits attacking the validity and enforceability of our IP, and if such defenses, counterclaims, or countersuits are successful, we could lose our rights in and to valuable IP. Our inability to protect our proprietary technology against unauthorized copying or use, as well as any costly litigation or diversion of our management’s attention and resources, could delay further sales or the implementation of our offering and platform capabilities, impair the functionality of our offering and platform capabilities, delay introductions of new solutions, result in our substituting inferior or more costly technologies into our offering, or injure our reputation.
Our business, financial condition and results of operations may be adversely affected and the value of our brand, products and other intangible assets may be diminished if we are unable to maintain and protect our IP (including maintaining the confidentiality and control of our proprietary source code and other trade secrets) from unauthorized use, infringement or misappropriation by third parties.
Our success depends on our ability to protect our IP (including by obtaining and enforcing our patents and trademarks and maintaining the confidentiality of our proprietary source code and other trade secrets), and the failure to adequately maintain, protect or enforce our IP could result in our competitors offering products or services similar or superior to ours, which would adversely affect our business, prospects, financial condition and operating results. We rely on a combination of patents, trade secrets
(including know-how), employee
and third-party invention assignment and nondisclosure agreements, copyright, trademark, and other IP licenses and contractual rights to establish, maintain and protect the IP in and to our systems and technology. The measures we take to maintain and protect our IP from infringement, misappropriation or violation by others or the unauthorized disclosure of our trade secrets may not be effective for various reasons, including the following:

•	any patent applications we submit or currently have pending may not result in the issuance of patents;

•	the scope of our issued patents, including our patent claims, may not be broad enough to protect our proprietary rights;

•	our issued patents may be challenged, invalidated or held unenforceable through administrative or legal proceedings in the U.S. or in foreign jurisdictions;

•	our employees or business partners may breach their confidentiality, non-disclosure and non-use obligations to us and we may not have adequate remedies for any such breach;

•
current and future competitors or third parties may reverse engineer, circumvent or design around our technology or IP or independently discover or develop technologies or software that are substantially equivalent or superior to ours;

•
we may not be successful in enforcing our IP portfolio against third parties who are infringing, violating or misappropriating such IP, for a number of reasons, including substantive and procedural legal impediments;

•
our trademarks may not be valid or enforceable, our efforts to protect our trademarks from unauthorized use may be deemed insufficient to satisfy legal requirements throughout the world to maintain our rights in our trademarks, and any goodwill that we have developed in those trademarks could be lost or impaired;

•
the costs associated with enforcing patents, confidentiality and invention assignment agreements or other IP and
IP-related
agreements may make enforcement commercially impracticable or divert our management’s attention and resources; and

•
our use of open source software could: (i) subject us to claims alleging that we are not compliant with such software licenses; (ii) require us to publicly release portions of our proprietary source code; and (iii) expose us to greater security risks than would the use of non-open
source third-party commercial software.

Additionally, IP laws vary throughout the world. Some foreign countries do not protect IP to the same extent as do the laws of the U.S. Further, policing the unauthorized use of or enforcing our IP in foreign jurisdictions may be difficult. Therefore, as we continue to expand our international footprint, our IP may not be as strong and expansive, or as easily enforced (or even exist), outside of the U.S. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon, misappropriating, or otherwise violating our IP.
If we are unable to adequately prevent disclosure of trade secrets or other proprietary information, the value of our technology may be diminished. We enter into confidentiality and invention assignment agreements with our employees and consultants and enter into confidentiality agreements with other third parties, including suppliers and other partners. However, we cannot guarantee that we have entered into such agreements with each party that has or may have had access to our proprietary information, know-how
and trade secrets. Moreover, no assurance can be given that these agreements will be enforceable or will be effective in controlling access to, distribution, use, misuse, misappropriation, reverse engineering or disclosure of our proprietary information, know-how
and trade secrets. Further, these agreements may not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our offering and platform capabilities. These agreements may be breached, and we may not have adequate remedies for any such breach.
Our software platform contains third-party open source software components. Certain use of such open source components with our proprietary software could adversely affect our ability to charge fees for, or otherwise protect the value of, our offerings.
Our software platform contains software modules licensed to us by third-party authors under “open source” licenses. Use and distribution of open source software may entail greater risks than use of non-open
source third-party commercial software, as open source licensors generally do not provide support, warranties, indemnification or other contractual protections regarding infringement claims or the quality of the code. In addition, the public availability of such software may make it easier for others to compromise our platform.
Some open source licenses contain requirements that we make available source code for modifications or derivative works of our proprietary software based upon the type of open source software we use, or grant other licenses to our IP. If we combine our proprietary software with open source software in a certain manner, we could, under certain open source licenses, be required to release the source code of our proprietary software to the public. This could allow our competitors to create similar product or service offerings with lower development effort and time and ultimately could result in a loss of our competitive advantages. Alternatively, to avoid the public release of the affected portions of our source code, we could be required to expend substantial time and resources to re-engineer
some or all of our software.
Although we monitor our use of open source software to avoid subjecting our platform to unintended conditions, the terms of many open source licenses have not been interpreted by U.S. or foreign courts, and there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to provide or distribute our platform. From time to time, there have been claims challenging the ownership of open source software against companies that incorporate open source software into their solutions. We could similarly be subject to lawsuits by parties claiming ownership of what we believe to be open source software. Moreover, we cannot assure you that our processes for controlling our use of open source software in our platform will be effective. If we are held to have breached or failed to fully comply with all the terms and conditions of an open source software license, we could face infringement or other liability which may result in an injunction against providing our offering, or be required to seek costly licenses from third parties to continue providing our offerings on terms that are not economically feasible, to re-engineer
our platform, to discontinue or delay the provision of our offerings if re-engineering
could not be accomplished on a timely basis or to make generally available, in source code form, our proprietary code, any of which could adversely affect our business, financial condition and results of operations.

Our patent applications may not issue or, if issued, may not provide sufficient protection, which may adversely affect our ability to prevent others from commercially exploiting products similar to ours.
We rely on our patent portfolio to protect our competitive advantages. As of September 25, 2021, we had 275 issued patents in 10 countries and an additional 144 patents pending worldwide. Our issued patents are scheduled to expire between October 2021 and December 2040. The pending patent applications are presently undergoing examination or expected to undergo examination in the near future. These patents and patent applications seek to protect our proprietary inventions relevant to our business (including our revolutionary distribution center structure, our depalletizing tool and other software and hardware components related to our system), in addition to other proprietary technologies (including source code) which are primarily maintained as trade secrets. We intend to pursue additional IP protection to the extent we believe it would be beneficial and cost-effective. We make business decisions about when to seek patent protection for a particular technology and when to rely upon copyright or trade secret protection, and the approach we select may ultimately prove to be inadequate. Even in cases where we seek patent protection, there is no assurance that the resulting patents will effectively protect every significant feature of our point-to-point
warehouse solutions or other automated or robotic-assisted distribution systems.
Even if we continue to seek patent protection in the future, we may be unable to obtain or maintain patent protection for our technology. There may be issued patents of which we are not aware, held by third parties that, if found to be valid and enforceable, could be alleged to be infringed by our current or future technologies or offerings. There also may be pending patent applications of which we are not aware that may result in issued patents, which could be alleged to be infringed by our current or future technologies or offerings. Furthermore, legal standards relating to the validity, enforceability and scope of protection of IP rights are uncertain. Despite our precautions, it may be possible for unauthorized third parties to copy our offering and use information that we regard as proprietary to create products that compete with ours.
We also cannot be certain that we are the first inventor of the subject matter for which we have filed a particular patent application, or if we are the first party to file such a patent application. If another party has invented or filed a patent application with respect to the same subject matter as we have, we may not be entitled to the protection sought by our applicable patent applications. We also cannot be certain that all the claims included in a patent application will ultimately be allowed in the applicable issued patent. Further, the scope of protection provided by issued patent claims is often difficult to determine. As a result, we cannot be certain that the patent applications that we file will issue, or that our issued patents will afford protection against competitors with similar technology. In addition, even if all of our patent claims are allowed and cover their intended scope, our competitors may circumvent or design around our issued patents, which may adversely affect our business, prospects, financial condition and operating results. Finally, our issued patents may be challenged and invalidated.
Risks Related to Cybersecurity, Software Deficiencies, Service Interruptions and Data Privacy
We have experienced cybersecurity incidents in the past and may experience further cybersecurity incidents or security breaches of our systems or IT in the future, which may result in system disruptions, shutdowns or unauthorized access to or disclosure of confidential or personal information.
We rely heavily on IT and operational technology (“OT”) in our warehouse automation systems and other products, systems, solutions and services for customers, and in our enterprise infrastructure. Despite the implementation of security measures, our IT and OT systems may be subject to unauthorized access or harm by nation states, cyber-criminals, malicious insiders and other actors who may engage in fraud, theft of confidential or proprietary information, sabotage or other criminal activity. Our IT and OT systems could be compromised by malware (including ransomware), cyber-attacks and other events, or as a result of error or system failure. Hardware and software that we procure or rely upon from third parties may also contain defects or vulnerabilities in manufacture or design that could expose our systems to a risk of compromise. In addition, our software platform contains third-party open source components, which may expose us to greater security risks than the use of non-open
source third-party commercial software.

We have experienced cyber threats and incidents in the past, although none have been material or had a material adverse effect on our business or financial condition
.
In the past, an unauthorized actor gained access to our IT system, which resulted in certain information being accessed and exfiltrated, including human resources and employee data. Information that may have been subject to unauthorized access includes names, addresses and Social Security Numbers of employees. We may experience additional cybersecurity incidents and security breaches in the future. Additionally, due to the ongoing
COVID-19
pandemic, certain functional areas of our workforce remain in a remote work environment and such an environment may be outside of our corporate network security protection boundaries, which imposes additional risks to our business, including increased risk of industrial espionage, phishing and other cybersecurity attacks, and unauthorized dissemination of sensitive, proprietary or confidential information.
Our business also uses IT resources on a dispersed basis for a wide variety of key functions including product and software development, engineering, manufacturing, sales, accounting, human resources and IT security. Our vendors, partners, employees and customers have access to, and share, information across multiple locations via various digital technologies. In addition, we rely on partners and vendors, including cloud providers, for a wide range of outsourced activities as part of our IT infrastructure and our commercial offerings.
Secure connectivity is important to these ongoing operations. Also, our partners and vendors frequently have access to our confidential information as well as confidential information about our customers, employees and others. We design our security architecture to reduce the risk that a compromise of our partners’ data or infrastructure, for example a cloud platform, could lead to a compromise of our internal systems or customer networks, but this risk cannot be eliminated and vulnerabilities at third parties could result in unknown risk exposure to our business. Any significant security incident could have an adverse impact on sales, interrupt or delay our ability to operate or service our customers, harm our reputation and cause us to incur legal liability and increased costs to address such events and related security concerns.
Our ability to efficiently manage and expand our business depends significantly on the reliability, capacity and protection of our systems and IT. Real or perceived failures or security breaches of our systems and IT could disrupt our operations, lead to loss of proprietary information, damage our relationships with customers, result in regulatory investigations and penalties, lead to liability, negatively impact our reputation and otherwise adversely affect our business, financial condition and results of operations.
Our systems, hardware and software products, solutions and services are used by our customers in applications that may be subject to information theft, tampering, vulnerabilities or sabotage. Careless or malicious actors could cause a customer’s supply chain processes to be disrupted or could cause equipment to operate in an improper manner that could result in harm to people or property. While we continue to improve the security attributes of our warehouse automation systems, software, services and products, we can reduce risk but not eliminate it. To a significant extent, the security of our customers’ systems depends on how those systems are designed, installed, protected, configured, updated and monitored, and much of this is typically outside our control. In addition, the software supply chain introduces security vulnerabilities into many products across the industry.
The current cyber threat environment indicates increased risk for all companies, including those in supply chain automation. Any significant security incident could have an adverse impact on sales, interrupt or delay our ability to operate or service our customers, harm our reputation and cause us to incur legal liability and increased costs to address such events and related security concerns. Cybersecurity incidents may also compromise third parties upon which we rely for our operations, and we are limited in our ability to prevent or mitigate those compromises.
If such an event results in unauthorized access to or loss of any data subject to data privacy and security laws and regulations, then we could be subject to substantial fines by U.S. federal and state authorities, foreign data privacy authorities around the world and private claims by companies or individuals. A cyber-attack may cause additional costs, such as investigative and remediation costs, and the costs of providing individuals and/or data owners with notice of the breach, legal fees, and the costs of any additional fraud detection activities required by law, a court or a third-party. Further, if a high profile security breach occurs with respect to another provider of supply chain automation solutions, our customers and potential customers may lose trust in the security of our services or in the supply chain automation industry generally, which could adversely impact our ability to retain existing customers or attract new ones. Even in the absence of any security breach, customer concerns about security, privacy or data protection may deter them from using our software, services and products, which could negatively impact our reputation and otherwise adversely affect our business, financial condition and results of operations.
A breach of our systems or IT that results in unauthorized access to personal information could require us to notify affected employees, customers and other persons (including governmental organizations) and lead to lawsuits and investigations alleging breaches of applicable laws or regulations.
We may collect and process certain personal information of our customers or customers’ customers in connection with our business. Additionally, we collect and otherwise process other data relating to individuals, including business partners, prospects, employees, vendors and contractors. Although we take steps to protect the security of our customers’ personal information and other personal information within our control, we may face actual or perceived breaches of security, security incidents or other misuses of this information, and many jurisdictions have enacted laws requiring companies to notify individuals, regulatory authorities and others of security breaches involving certain types of data. We may be required to expend significant resources to comply with security breach and security incident notification requirements if a third party accesses or acquires such personal information without authorization, if we otherwise experience a security breach or incident or loss or damage of personal information, or if this is perceived to have occurred. Any actual or perceived breach of our network security or systems, or those of our vendors or service providers, could result in claims, litigation and proceedings against us by governmental entities, customers, individuals or others, have negative effects on our business and future prospects, including possible fines, penalties and damages, and could result in reduced demand for our systems, software, services and products and harm to our reputation and brand, resulting in negative impacts to our business, financial condition and results of operations.
We depend and rely upon technologies from third parties (including cloud-based technologies) to operate our business, and interruptions of or performance or security problems with these technologies or the termination of relationships with the providers of these technologies may adversely affect our business, financial condition and results of operations.
We rely on partners and vendors, including cloud providers, for a wide range of outsourced activities as part of our internal IT infrastructure and our commercial offerings. If these services become unavailable due to extended outages or interruptions or because they are no longer available on commercially reasonable terms, our expenses could increase, our ability to manage finances could be interrupted and our processes for managing sales of our automated warehouse system and supporting our customers could be impaired until equivalent services, if available, are identified, obtained and implemented, all of which could adversely affect our business and results of operations.
Real or perceived errors, failures, bugs or defects in our systems or IT could adversely lead to liability and litigation, disrupt our operations and could negatively impact our reputation and otherwise adversely affect our business, financial condition and results of operations.
Our automated warehouse systems are complex and, like all complicated systems that depend on software and hardware, may contain undetected defects or errors. We are continuing to evolve the features and functionality of our automated warehouse systems through updates and enhancements, and as we do so, we may introduce additional defects or errors that may not be detected until after deployment by our customers. Moreover, if we acquire companies or integrate into our platform technologies developed by third parties, we may encounter difficulty in incorporating the newly-obtained technologies into our platform and maintaining the quality standards that are consistent with our reputation. In addition, if our automated warehouse system is not implemented or used correctly or as intended, inadequate performance and disruptions in service may result. Because our customers use our automated warehouse system for important aspects of their business, any actual or perceived errors, defects, bugs, or other performance problems in our system could damage our customers’ businesses. Any defects or errors in our automated warehouse systems, generally, or the perception of such defects or errors, could result in a loss of existing or potential customers and delayed or lost revenue and could damage our reputation or lead to liability or litigation.
In addition, errors in our software or hardware that supports our automated warehouse systems, generally, could cause system failures, loss of data or other adverse effects for our customers who may assert warranty and other claims for substantial damages against us. Although our agreements with our customers often contain provisions that seek to limit our exposure to such claims, it is possible that these provisions may not be effective or enforceable under the laws of some jurisdictions. While we seek to insure against these types of claims, our insurance policies may not adequately limit our exposure to such claims. These claims, even if unsuccessful, could be costly and time consuming to defend and could harm our business, financial condition, results of operations, and cash flows.
Our business requires the collection, use, handling, processing, transfer and storage of employee and customer data, and such activities may be regulated by third-party agreements and our own privacy policies as well as certain federal, state and foreign laws and regulations.
Our handling of customer and employee data is subject to a variety of laws and regulations relating to privacy, data protection and cybersecurity, and we may become subject to additional obligations, including contractual obligations, relating to our maintenance and other processing of this data, and new or modified laws or regulations. Any actual or alleged failure by us to comply with our privacy policy or any federal, state or international privacy, data protection or security laws or regulations or other obligations could result in claims and litigation against us, regulatory investigations and other proceedings, legal liability, fines, damages and other costs. Any actual or alleged failure by any of our vendors or business partners to comply with contractual or legal obligations regarding the protection of information about our customers could carry similar consequences. Should we become subject to additional privacy or data protection laws, regulations, or other obligations relating to privacy, data protection or cybersecurity, we may need to undertake compliance efforts that could carry a large cost and could entail substantial time and other resources.
In addition, we publish privacy policies and other documentation regarding our collection, use, disclosure, and other processing of personal information. Although we endeavor to adhere to these policies and documentation, we and the third parties on which we rely may at times fail to do so or may be perceived to have failed to do so. Such failures or perceived failures could subject us to regulatory enforcement action as well as costly legal claims by affected individuals or our customers.
Numerous states and the federal government have enacted, or are considering enacting, increasingly complex and rigorous privacy, information security and data protection laws and regulations that could have a significant impact on our current and planned privacy, data protection and information security-related practices. In addition, monitoring and complying with these laws and regulations may be expensive and disruptive to our business, and our real or perceived failure to comply with them could adversely affect our business, financial condition and results of operations.
We, our customers, and third parties whom we work with are subject to numerous evolving and increasingly stringent foreign and domestic laws and requirements relating to privacy, data security, and data protection that are increasing the cost and complexity of operating our business. Compliance with state, federal and foreign privacy regulations, such as the California Consumer Privacy Act or the European Union’s General Data

Protection Regulation, could increase our operating costs as part of our efforts to protect and safeguard our sensitive data and personal information. Failure to maintain information privacy could result in legal liability or reputational harm.
We strive to comply with applicable privacy, data security, and data protection laws and requirements, but we cannot fully determine the impact that current or future such laws and requirements may have on our business or operations. Such laws or requirements may be inconsistent from one jurisdiction to another, subject to differing interpretations, and courts or regulators may deem our efforts to comply as insufficient. If we or the third parties we rely on to operate our business and deliver our services fail to comply, or are perceived as failing to comply, with our legal or contractual obligations relating to privacy, data security, or data protection, or our policies and documentation relating to personal information, we could face: governmental enforcement action; litigation with our customers, individuals or others; fines and civil or criminal penalties for us or company officials; obligations to cease offering our services or to substantially modify them in ways that make them less effective in certain jurisdictions; negative publicity and harm to our brand and reputation; and reduced overall demand for our services. Such developments could adversely affect our business, financial condition, and results of operations.
Risks Related to the Business Combination
Because of the
Up-C
structure, the interests of the holders of New Symbotic Holdings Common Units may not fully align with those of the holders of Class A Common Stock of Symbotic.
Our organizational structure is commonly referred to as an
“Up-C”
structure, which is often used by partnerships and limited liability companies undertaking an initial public offering to provide certain tax benefits and associated cash flow advantages to both the issuer corporation and the existing owners of the partnership or limited liability company in the initial public offering. The
Up-C
structure allows the Warehouse unitholders to retain their equity ownership in New Symbotic Holdings, an entity that is classified as a partnership for U.S. federal income tax purposes, in the form of New Symbotic Holdings Common Units. This allows the holders of New Symbotic Holdings Common Units to retain the tax benefits of owning interests in a pass-through entity while also being able to access public markets. All other investors, including Symbotic shareholders, hold their equity ownership in Symbotic, a Delaware corporation that is a domestic corporation for U.S. federal income tax purposes, in the form of shares of Class A Common Stock.
Because the holders of New Symbotic Holdings Common Units hold their economic interests directly in New Symbotic Holdings, rather than through Symbotic, the interests of such holders may conflict with those of the holders of shares of Class A Common Stock of Symbotic. For example, the holders of New Symbotic Holdings Common Units may have a different tax position from the holders of Class A Common Stock of Symbotic, which could influence decisions regarding whether and when New Symbotic Holdings should dispose of assets or incur new indebtedness, undergo certain changes of control within the meaning of the Tax Receivable Agreement, or terminate the Tax Receivable Agreement. In addition, the structuring of future transactions may take into consideration these tax or other considerations even where no similar benefit would accrue to the holders of shares of Class A Common Stock of Symbotic.
Our only principal asset is our interest in New Symbotic Holdings, and accordingly, we will depend on distributions from New Symbotic Holdings to pay taxes, make payments under the Tax Receivable Agreement and cover our corporate and other overhead expenses.
We are a holding company and have no material assets other than our ownership interest in New Symbotic Holdings. We have no independent means of generating revenue or cash flow. To the extent the funds of New Symbotic Holdings are legally available for distribution, and subject to any restrictions contained in any credit agreement to which New Symbotic Holdings or its subsidiaries are bound, New Symbotic Holdings is required under the New Symbotic Holdings LLC Agreement to (i) make generally pro rata distributions to its equityholders, including us, in an amount generally intended to allow its equityholders to satisfy their respective income tax liabilities with respect to their allocable share of the income of New Symbotic Holdings, based on certain assumptions and conventions, and (ii) reimburse us for our corporate and other overhead expenses. In the future, we may be limited, however, in our ability to cause New Symbotic Holdings and its subsidiaries to make these and other distributions to us due to restrictions contained in any credit agreement to which New Symbotic Holdings or any of its subsidiaries are bound. To the extent that we need funds and New Symbotic Holdings or its subsidiaries are restricted from making such distributions under applicable law or regulation or under the terms of their financing arrangements or are otherwise unable to provide such funds, our liquidity and financial condition could be adversely affected.
Moreover, because we have no independent means of generating revenue, our ability to make tax payments and payments under the Tax Receivable Agreement is dependent on the ability of New Symbotic Holdings to make distributions to us in an amount sufficient to cover our tax obligations and obligations under the Tax Receivable Agreement. This ability, in turn, may depend on the ability of New Symbotic Holdings’ subsidiaries to make distributions to it. The ability of New Symbotic Holdings, its subsidiaries and other entities in which it directly or indirectly holds an equity interest to make such distributions will be subject to, among other things, (i) the applicable provisions of Delaware law (or other applicable jurisdictions) that may limit the amount of funds available for distribution and (ii) restrictions contained in any credit agreement to which New Symbotic Holdings, its subsidiaries and other entities in which it directly or indirectly holds an equity interest are bound. To the extent that we are unable to make payments under the Tax Receivable Agreement for any reason, such payments will accrue interest until paid.
Pursuant to the Tax Receivable Agreement, we will be required to make payments to equityholders of New Symbotic Holdings for certain tax benefits we may claim, and those payments may be substantial.
Our purchase of New Symbotic Holdings Common Units in connection with the Unit Purchase Agreement (as incorporated herein by reference, the “Unit Purchase Agreement”) and exchanges of New Symbotic Holdings Common Units for shares of our Class A Common Stock or cash pursuant to the New Symbotic Holdings LLC Agreement (collectively, “Exchanges”) are expected to produce additional favorable tax attributes for us. When we acquire New Symbotic Holdings Common Units from existing unitholders, both the existing basis and the anticipated basis adjustments are likely to increase (for tax purposes) depreciation and amortization deductions allocable to us from New Symbotic Holdings and therefore reduce the amount of income tax that we would otherwise be required to pay in the future. This increase in tax basis may also decrease gain (or increase loss) on future dispositions of certain assets to the extent the increased tax basis is allocated to those assets.
We entered into the Tax Receivable Agreement, which generally provides for the payment by us to the TRA Holders of their proportionate share of 85% of the tax savings, if any, in U.S. federal and state income tax that we realize (or are deemed to realize in certain circumstances) in periods after the Closing as a result of (i) the existing tax basis in certain assets of New Symbotic Holdings that is allocable to the relevant New Symbotic Holdings Common Units, (ii) any step-up
in tax basis in New Symbotic Holdings’ assets resulting from the relevant Exchanges and certain distributions (if any) by New Symbotic Holdings and payments under the Tax Receivable Agreement, and (iii) tax benefits related to imputed interest deemed to be paid by us as a result of payments under the Tax Receivable Agreement. The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless we exercise our right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits under the Tax Receivable Agreement or certain other acceleration events occur. These payments are our obligation and not that of New Symbotic Holdings.
We expect that the payments we will be required to make under the Tax Receivable Agreement will be substantial. Assuming no material changes in the relevant tax law and that we earn sufficient taxable income to realize all tax benefits that are subject to the Tax Receivable Agreement, we expect that the reduction in tax payments for us associated with our purchase of New Symbotic Holdings Common Units in connection with the Unit Purchase Agreement would aggregate to approximately $127.2 million over a
26-year
period from the

Closing based on an assumed value of $10.00 per share of our Class A Common Stock. Under such scenario we would be required to pay the TRA Holders 85% of such amount, or $108.1 million, over a
26-year
period from the Closing Date.
Further, had all Exchanges of New Symbotic Holdings Common Units occurred on the Closing Date and assuming no material changes in the relevant tax law, a value of $10.00 per share of our Class A Common Stock, and that we earn sufficient taxable income to realize all tax benefits that are subject to the Tax Receivable Agreement, the reduction in tax payments to us would have aggregated to approximately $1,632.1 million over a
28-year
period from the Closing, and we would have been required to pay the TRA Holders 85% of such amount, or $1,387.3 million over a
28-year
period from the Closing Date. For each $1.00 increase (decrease) in the assumed share price of $10.00 per share of our Class A Common Stock, our reduction in tax payments would have increased (decreased) by approximately $152.8 million and the related liability would have increased (decreased) by approximately $129.9 million. These amounts are estimates and have been prepared for informational purposes only. The actual amount of reduction in tax payments and related liabilities that we will recognize will differ based on, among other things, the timing of the exchanges, the price of our shares of Class A Common Stock at the time of the exchange, and the tax rates then in effect.
The actual payment amounts may materially differ from these hypothetical amounts, as potential future reductions in tax payments for us and Tax Receivable Agreement payments by us are calculated using the market value of our Class A Common Stock at the time of an Exchange and the prevailing tax rates applicable to us over the life of the Tax Receivable Agreement and is dependent on us generating sufficient future taxable income to realize the benefit.
The actual increase in our allocable share of New Symbotic Holdings’ tax basis in its assets, as well as the amount and timing of any payments under the Tax Receivable Agreement, vary depending upon a number of factors, including the timing of Exchanges, the market price of our Class A Common Stock at the time of the Exchanges, the extent to which such Exchanges are taxable. the amount and timing of the recognition of our income, the tax rate then applicable, and the portion of our payments under the Tax Receivable Agreement constituting imputed interest. Payments under the Tax Receivable Agreement are expected to give rise to certain additional tax benefits attributable to either further increases in basis or in the form of deductions for imputed interest, depending on the circumstances. Any such benefits are covered by the Tax Receivable Agreement and will increase the amounts due thereunder. In addition, the Tax Receivable Agreement provides for interest, at a rate equal to the Secured Overnight Financing Rate (“SOFR”) plus 100 basis points, accrued from the due date (without extensions) of the corresponding tax return to the date of payment specified by the Tax Receivable Agreement.
While many of the factors that will determine the amount of payments that we will make under the Tax Receivable Agreement are outside of our control, we expect that the payments we will make under the Tax Receivable Agreement will be substantial and could materially and adversely affect our financial condition. Any payments made by us under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to us. To the extent that we are unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid; however, nonpayment for a specified period may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments due under the Tax Receivable Agreement, as further described below. Furthermore, our future obligation to make payments under the Tax Receivable Agreement could make us a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that may be deemed realized under the Tax Receivable Agreement. See the section titled “
Certain Relationships and Related Person Transactions—Certain Relationships and Related Person Transactions— The Company—Tax Receivable Agreement.
”

In certain cases, payments under the Tax Receivable Agreement may exceed the actual tax benefits we realize or be accelerated.
Payments under the Tax Receivable Agreement will be based on the tax reporting positions that we determine, and the Internal Revenue Service (the “IRS”) or another taxing authority may challenge all or any part of the tax basis increases, as well as other tax positions that we take, and a court may sustain such a challenge. In the event that any tax benefits initially claimed by us are disallowed, the TRA Holders will not be required to reimburse us for any excess payments that may previously have been made under the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, excess payments made to such holders will be netted against any future cash payments otherwise required to be made by us, if any, after the determination of such excess. However, a challenge to any tax benefits initially claimed by us may not arise for a number of years following the initial time of such payment or, even if challenged early, such excess cash payment may be greater than the amount of future cash payments that we might otherwise be required to make under the terms of the Tax Receivable Agreement and, as a result, there might not be future cash payments against which to net. As a result, in certain circumstances we could make payments under the Tax Receivable Agreement in excess of our actual income or franchise tax savings, which could materially impair our financial condition.
Moreover, the Tax Receivable Agreement provides that, in the event that (i) we exercise our early termination rights under the Tax Receivable Agreement, (ii) we experience certain changes of control (as described in the Tax Receivable Agreement) or (iii) we breach any of our material obligations under the Tax Receivable Agreement, our obligations under the Tax Receivable Agreement may accelerate and we could be required to make a lump-sum cash
payment to each TRA Holder equal to the present value of all future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment
would be based on certain assumptions, including those relating to our future taxable income.
The lump-sum payment
could be substantial and could exceed the actual tax benefits that we realize subsequent to such payment because such payment would be calculated assuming, among other things, that we would have certain tax benefits available to us and that we would be able to use the potential tax benefits in future years. If we had elected to terminate the Tax Receivable Agreement immediately after the Closing, based on an assumed initial value of $10.00 per share of our Class A Common Stock and a discount rate equal to the lesser of (i) 4.50% per annum, compounded annually, and (ii) SOFR plus 100 basis points, we estimate that we would have been required to pay $1,254.5 million in the aggregate under the Tax Receivable Agreement.
There may be a material negative effect on our liquidity if the payments under the Tax Receivable Agreement exceed the actual tax savings that we realize. Furthermore, our obligations to make payments under the Tax Receivable Agreement could also have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. See the section titled “
Certain Relationships and Related Person Transactions—Certain Relationships and Related Person Transactions— The Company—Tax Receivable Agreement.
”
If New Symbotic Holdings were to become a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, we and New Symbotic Holdings might be subject to potentially significant tax inefficiencies, and we would not be able to recover payments previously made by us under the Tax Receivable Agreement even if the corresponding tax benefits were subsequently determined to have been unavailable due to such status.
A number of aspects of our structure depend on the classification of New Symbotic Holdings as a partnership for U.S. federal income tax purposes, and we intend to operate such that New Symbotic Holdings does not become a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. A “publicly traded partnership” is a partnership the interests of which are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Under certain circumstances, Exchanges or other transfers of New Symbotic Holdings Common Units could cause New Symbotic Holdings to be treated as a publicly traded partnership. Applicable U.S. Treasury regulations provide for certain safe harbors from treatment as a publicly traded partnership, and we intend to operate such that Exchanges or other transfers of New Symbotic Holdings Common Units qualify for one or more such safe harbors. For example, we intend to limit the number of New Symbotic Holdings unitholders, and the New Symbotic Holdings LLC Agreement provides for limitations on the ability of New Symbotic Holdings equityholders to transfer their New Symbotic Holdings Common Units and provides us with the right to cause the imposition of limitations and restrictions (in addition to those already in place) on the ability of New Symbotic Holdings equityholders to Exchange their New Symbotic Holdings Common Units to the extent we believe it is necessary to ensure that New Symbotic Holdings will continue to be treated as a partnership for U.S. federal income tax purposes.
If New Symbotic Holdings were to become a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, significant tax inefficiencies might result for us and New Symbotic Holdings, including as a result of our inability to file a consolidated U.S. federal income tax return with New Symbotic Holdings. In addition, we may not be able to realize tax benefits covered under the Tax Receivable Agreement, and we would not be able to recover any payments previously made by us under the Tax Receivable Agreement, even if the corresponding tax benefits (including any claimed increase in the tax basis of New Symbotic Holdings’ assets) were subsequently determined to have been unavailable.
Risks Related to Ownership of Our Common Stock
If the Business Combination’s benefits do not meet the expectations of financial analysts, the market price of our Class A Common Stock may decline.
The market price of our shares may decline if we do not achieve the perceived benefits of the Business Combination as rapidly, or to the extent anticipated by, financial analysts or the effect of the Business Combination on our financial results is not consistent with the expectations of financial analysts. In addition, a decline in the market price of our Class A Common Stock could adversely affect our ability to issue additional securities and to obtain additional financing in the future.
Our common stock price may be volatile or may decline regardless of our operating performance. You may lose some or all of your investment.
The trading price of our common stock may be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares at an attractive price due to a number of factors such as those listed in “
Risks Related to Symbotic
—
Risks Related to Our Business, Operations and Industry
” and the following:

•	the impact of the COVID-19 pandemic on our financial condition and the results of operations;

•	our operating and financial performance and prospects;

•	our quarterly or annual earnings or those of other companies in our industry compared to market expectations;

•	conditions that impact demand for our products;

•	future announcements concerning our business, our clients’ businesses or our competitors’ businesses;

•	the public’s reaction to our press releases, other public announcements and filings with the SEC;

•	the market’s reaction to our reduced disclosure and other requirements as a result of being an “emerging growth company” under the “JOBS Act”;

•	the size of our public float;

•	coverage by or changes in financial estimates by securities analysts or failure to meet their expectations;

•	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	changes in laws or regulations which adversely affect our industry or us;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	changes in senior management or key personnel;

•	issuances, exchanges or sales, or expected issuances, exchanges or sales of our capital stock;

•	changes in our dividend policy;

•	adverse resolution of new or pending litigation against us; and

•
changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural disasters, terrorist attacks, acts of war and responses to such events.

These broad market and industry factors may materially reduce the market price of our common stock, regardless of our operating performance. In addition, price volatility may be greater if the public float and trading volume of our common stock is low. As a result, you may suffer a loss on your investment.
In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.
Beginning in January 2022, there has been a precipitous drop in the market values of growth-oriented companies. Accordingly, securities of growth companies such as ours may be more volatile than other securities and may involve special risks.
Beginning in January 2022, there has been a precipitous drop in the market values of growth-oriented companies like ours. In recent months, inflationary pressures, increases in interest rates and other adverse economic and market forces have contributed to these drops in market value. As a result, our securities are subject to potential downward pressures, which may cause further volatility in the price of our securities and adversely impact our ability to secure financing.
We do not intend to pay dividends on our common stock for the foreseeable future.
We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. As a result, we do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our business prospects, results of operations, financial condition, cash requirements and availability, certain restrictions related to our indebtedness, if any, industry trends and other factors that our board of directors may deem relevant. Any such decision will also be subject to compliance with contractual restrictions and covenants in the agreements governing future indebtedness. In addition, we may incur future indebtedness, the terms of which may further restrict or prevent us from paying dividends on our common stock. As a result, you may have to sell some or all of your common stock after price appreciation in order to generate cash flow from your investment, which you may not be able to do. Our inability or decision not to pay dividends, particularly when others in our industry have elected to do so, could also adversely affect the market price of our common stock.

If securities analysts do not publish research or reports about us, or if they issue unfavorable commentary about us or our industry or downgrade our common stock, the price of our common stock could decline.
The trading market for our common stock will depend in part on the research and reports that third-party securities analysts publish about us and the industries in which we operate. We may be unable or slow to attract research coverage and if one or more analysts cease coverage of us, the price and trading volume of our securities would likely be negatively impacted. If any of the analysts that may cover us change their recommendation regarding our securities adversely, or provide more favorable relative recommendations about our competitors, the price of our securities would likely decline. If any analyst that may cover us ceases covering us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price or trading volume of our securities to decline. Moreover, if one or more of the analysts who cover us downgrades our common stock, or if our reporting results do not meet their expectations, the market price of our common stock could decline.
Our issuance of additional shares of common stock or convertible securities could make it difficult for another company to acquire us, may dilute your ownership of us and could adversely affect our stock price.
We intend to file a registration statement with the SEC on
Form S-8
providing for the registration of shares of our common stock issued or reserved for issuance under the Incentive Compensation Plan and the ESPP. Subject to the satisfaction of vesting conditions, shares registered under the registration statement on
Form S-8
will be available for resale immediately in the public market without restriction. From time to time in the future, we may also issue additional shares of our common stock or securities convertible into common stock pursuant to a variety of transactions, including acquisitions. The issuance by us of additional shares of our common stock or securities convertible into our common stock would dilute your ownership of us and the sale of a significant amount of such shares in the public market could adversely affect prevailing market prices of our common stock.
In the future, we expect to obtain financing or to further increase our capital resources by issuing additional shares of our capital stock or offering debt or other equity securities, including senior or subordinated notes, debt securities convertible into equity, or shares of preferred stock. Issuing additional shares of our capital stock, other equity securities, or securities convertible into equity may dilute the economic and voting rights of our existing stockholders, reduce the market price of our common stock, or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred stock, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our common stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing or nature of our future offerings. As a result, holders of our common stock bear the risk that our future offerings may reduce the market price of our common stock and dilute their percentage ownership. See “
Description of Capital Stock.
”
Future sales, or the perception of future sales, of our common stock by us or our stockholders in the public market could cause the market price for our common stock to decline.
The sale of substantial amounts of shares of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.
As of the date of this prospectus, there are (i) 54,280,146 shares of Class A Common Stock issued and outstanding, (ii) 74,177,907 shares of Class
V-1 Common
Stock issued and outstanding, and (iii) 416,933,025 shares of Class
V-3 Common
Stock issued and outstanding. The numbers of shares set forth above do not take into account unvested shares of Symbotic Class A Common Stock, Earnout Interests or units and paired shares of Class V-1 Common Stock issuable upon the exercise of securities exercisable for units of Symbotic Holdings.

In connection with the Closing, pursuant to the A&R Registration Rights Agreement (as incorporated herein by reference, the “A&R Registration Rights Agreement”), Symbotic Director Equityholders (as defined in the A&R Registration Rights Agreement) agreed that they will not, during the period of one year after the Closing Date, directly or indirectly, sell, offer to sell, contract to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, enter into any swap or other arrangement to transfer, any New Symbotic Holdings Common Units and any shares of Symbotic’s common stock received by the Symbotic Equityholders pursuant to a direct exchange or redemption of New Symbotic Holdings Common Units, or publicly announce any intention to effect any such transaction (in each case, subject to certain exceptions set forth in the A&R Registration Rights Agreement) (the “Symbotic Transfer Restrictions”).
Additionally, Symbotic Officer Equityholders (as defined in the A&R Registration Rights Agreement) are subject to the Symbotic Transfer Restrictions for 180 days after the Closing Date.
Upon the expiration or waiver of the
lock-ups
described above, shares held by certain of our stockholders will be eligible for resale, subject to, in the case of certain stockholders, volume, manner of sale and other limitations under Rule 144, if then available. In addition, pursuant to the A&R Registration Rights Agreement, certain stockholders will have the right, subject to certain conditions, to require us to register the sale of their shares of our common stock under the Securities Act. By exercising their registration rights and selling a large number of shares, these stockholders could cause the prevailing market price of our Class A Common Stock to decline. Following completion of the Business Combination, the shares covered by registration rights represent approximately 97.5% of our outstanding common stock. See “
Certain Relationships And Related Party Transactions—Certain Relationships And Related Party Transactions—The Company—Registration Rights Agreement
” for a description of these registration rights.
As restrictions on resale end or if these stockholders exercise their registration rights, the market price of shares of our common stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our shares of common stock or other securities.
In addition, the shares of our common stock reserved for future issuance under the Incentive Compensation Plan and the ESPP will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up
agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144, as applicable. The number of shares to be reserved for future issuance under the Incentive Compensation Plan is equal to 10% of Symbotic’s Class A Common Stock on a fully diluted basis as of the closing of the Business Combination, subject to adjustment in accordance with the terms of the Incentive Compensation Plan (the “Share Reserve”). The Share Reserve will be subject to an annual increase on the first trading day of each calendar year, beginning January 1, 2023 and ending on and including January 1, 2032, by a number of shares equal to the lesser of (i) 5% of the aggregate number of shares of Class A Common Stock outstanding on the last day of the prior calendar year and (ii) such smaller number of shares (which may be zero) as is determined by the compensation committee prior to such calendar year. The Incentive Compensation Plan also permits the compensation committee to deliver awards covering an aggregate of 8,500,000 shares of Class A Common Stock of Symbotic (the “Additional Pool”) solely in connection with the exchange of awards under the 2012 Value Appreciation Plan or the Amended and Restated 2018 Long Term Incentive Plan outstanding prior to the consummation of the Business Combination. Additionally, the number of shares to be reserved for future issuance under the ESPP is equal to 2.5% of the total number of outstanding shares as of the closing of the Business Combination, subject to adjustment in accordance with the terms of the ESPP (the “Initial Share Limit”). The Initial Share Limit will be subject to an annual increase on the first day of each calendar year, beginning January 1, 2023 and ending on and including January 1, 2032, equal to the lesser of (i) 1% of the aggregate number of shares of Class A Common Stock of Symbotic then outstanding on the final day of the immediately preceding calendar year, (ii) the number of shares that equals twice the size of the Initial Share Limit and (iii) such smaller number of shares (which may be zero) as is determined by the compensation committee of the board of directors prior to such calendar year. We expect to file one or more registration statements on
Form S-8
under the Securities Act to register shares of our common stock or securities convertible into or exchangeable for shares of our common stock issued pursuant to our Incentive Compensation Plan and ESPP. Any such
Form S-8
registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market.
Future sales, or the perception of future sales, of our Class A Common Stock being offered in this prospectus by the Selling Securityholders could cause the market price for our Class A Common Stock to decline significantly.
The Class A Common Stock registered pursuant to this prospectus, if all issued and outstanding, would represent approximately 97.7% of our total outstanding common stock. The sale of substantial amounts of our Class A Common Stock being offered in this prospectus, or the perception that such sales could occur, could have the effect of increasing the volatility in the prevailing market price or putting significant downward pressure on the price of the Class A Common Stock and harm the prevailing market price of our Class A Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.
The securities being offered in this prospectus represent a substantial percentage of our outstanding Class A Common Stock, and the sales of such securities could cause the market price of our Class A Common Stock to decline significantly, despite which certain existing shareholders who purchased securities in the Company at a price below the current trading price of such securities may experience a positive rate of return. The public shareholders may not experience a similar rate of return.
This prospectus relates, among other things, to the offer and resale from time to time by the Selling Securityholders of up to 554,976,655 shares of Class A Common Stock, purchased at a price, or acquired based on a value, of $10.00 per share, which consists of (i) 49,740,000 shares of Class A Common Stock outstanding on the date of this prospectus and (ii) 505,236,655 shares of Class A Common Stock issuable in exchange for units of New Symbotic Holdings pursuant to the terms of the New Symbotic Holdings LLC Agreement (including Earnout Interests to which such unitholders may be entitled and unvested warrant units). The Class A Common Stock registered pursuant to this prospectus, if all issued and outstanding, would represent approximately 97.7% of our total outstanding common stock.
The market price for our Class A Common Stock could decline as a result of the sales of our Class A Common Stock offered by the Selling Securityholders pursuant to this prospectus, and such declines could be significant. The Class A Common Stock offered by the Selling Securityholders pursuant to this prospectus represent a substantial percentage of our total outstanding common stock as of the date of this prospectus. The sale of all securities being offered in this prospectus could result in a significant decline in the public trading price of our Class A Common Stock. Despite such a decline in the public trading price, the Selling Securityholders may still experience a positive rate of return on the securities they purchased due to the difference in the purchase prices described above. Based on the closing price of our Class A Common Stock on July 18, 2022, which was $19.72 per share, the Class A Common Stock offered by the Selling Securityholders pursuant to this prospectus may experience potential profit of up to $9.72 per share. The public securityholders may not experience a similar rate of return on the securities they purchase due to differences in the purchase prices and the current trading price.
In addition, the Class A Common Stock owned by the Forward Purchase Investor and Walmart constitutes 36.8% and 27.6%, respectively, of the outstanding Class A Common Stock. The Forward Purchase Investor agreed not to transfer, assign or sell any of its Forward Purchase Shares until the earlier to occur of (A) one year after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, (x) if the closing price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the

Company’s ordinary shareholders having the right to exchange their ordinary shares for cash, securities or other property. Additionally, Walmart is subject to the Symbotic Transfer Restrictions for 180 days after the Closing Date. Once such restrictions expire, the Forward Purchase Investor and Walmart may sell all such shares for so long as the registration statement of which this prospectus forms a part remains available for use. Any sale of such Class A Common Stock by Walmart or the Forward Purchase Investor upon the satisfaction of the abovementioned conditions and other conditions under the applicable securities laws could cause a significant decline in the market trading price of our Class A Common Stock.
Anti-takeover provisions in our Charter and Bylaws and under Delaware law could make an acquisition of us more difficult, limit attempts by our stockholders to replace or remove our current management and limit the market price of our common stock.
The Charter, the Bylaws and Delaware law contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our board of directors. Among other things, the Charter and/or Bylaws includes the following provisions:

•
a prohibition on stockholder action by written consent, which means that our stockholders will only be able to take action at a meeting of stockholders and will not be able to take action by written consent for any matter;

•	a forum selection clause, which means certain litigation against us can only be brought in Delaware;

•	the authorization of undesignated preferred stock, the terms of which may be established and shares of which may be issued without further action by our stockholders; and

•	advance notice procedures, which apply for stockholders to nominate candidates for election as directors or to bring matters before an annual meeting of stockholders.
These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management. Symbotic will not be governed by Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with an “interested stockholder” (which includes a person or group owning 15% or more of the corporation’s voting stock) for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, Symbotic will not be subject to any anti-takeover effects of Section 203. Nevertheless, the Charter contains provisions that will have a similar effect to Section 203, which will take effect from and after the first such time after the Effective Time that the members of New Symbotic Holdings (other than Symbotic) as of the Closing Date and their Permitted Transferees (as defined in the New Symbotic Holdings LLC Agreement) no longer own a majority of the issued and outstanding shares of our common stock (the “Restriction Effective Time”), except that such restrictions on business combinations shall not apply to any interested stockholder that became such prior to the Restriction Effective Time.
Any provision of the Charter, the Bylaws or Delaware law that has the effect of delaying, preventing or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our common stock.
The Charter provides that the courts located in the State of Delaware will be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.
The Charter and Bylaws provide that, unless we consent in writing to the selection of an alternative forum, (a) a state court located within the State of Delaware (or, in the event that no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or stockholders to us or to our stockholders or (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Charter or the Bylaws; and (b) subject to the foregoing, the federal district court for the District of Delaware (or if such court does not have jurisdiction over such action, any other federal district court) of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act, and the rules and regulations promulgated thereunder, as amended. Notwithstanding the foregoing, such forum selection provisions shall not apply to suits brought to enforce any liability, obligation or duty created by the Exchange Act. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provision contained in the Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition.
Additionally, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As noted above, the Charter and Bylaws will provide that the federal district courts of the United States of America shall have jurisdiction over any action arising under the Securities Act. Accordingly, there is uncertainty as to whether a court would enforce such provision. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.
Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.
We are subject to laws, regulations and rules enacted by national, regional and local governments and NASDAQ. In particular, we are required to comply with certain SEC, NASDAQ and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations and rules and their interpretation and application may also change from time to time and those changes could materially and adversely affect our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations and rules, as interpreted and applied, could materially and adversely affect our business and results of operations.
Symbotic has broad discretion in the use of the net proceeds from the Business Combination, the PIPE Investment and the Forward Purchase Shares and may not use them effectively.
Symbotic cannot specify with certainty the particular uses of the net proceeds it received from the Business Combination, the PIPE Investment and the shares purchased by the Forward Purchase Investor pursuant to the Forward Purchase Agreement, dated as of March 8, 2021, by and between SVF 3 and the Forward Purchase Investor (the “ Forward Purchase Shares”). Symbotic’s management has broad discretion in the application of the net proceeds. Symbotic management may spend a portion or all of the net proceeds in ways that its stockholders may not desire or that may not yield a favorable return. The failure by Symbotic’s management to apply these funds effectively could harm its business, financial condition, results of operations and prospects. Pending their use, Symbotic may invest the net proceeds from the Business Combination, the PIPE Investment and the Forward Purchase Shares in a manner that does not produce income or that loses value.
Because Symbotic did not become a public reporting company by means of a traditional underwritten initial public offering, the shareholders of Symbotic may face additional risks and uncertainties.
Because Symbotic became a public reporting company by means of consummating the Business Combination rather than by means of a traditional underwritten initial public offering, there was no independent third-party underwriter selling the shares of the Symbotic’s Class A Common Stock, and, accordingly, the stockholders of Symbotic did not have the benefit of an independent review and investigation of the type normally performed by an unaffiliated, independent underwriter in a public securities offering. Due diligence reviews typically include an independent investigation of the background of the company, any advisors and their respective affiliates, review of the offering documents and independent analysis of the plan of business and any underlying financial assumptions.
In addition, because Symbotic did not become a public reporting company by means of a traditional underwritten initial public offering, security or industry analysts may not provide, or be less likely to provide, coverage of Symbotic. Investment banks may also be less likely to agree to underwrite secondary offerings on behalf of Symbotic than they might if Symbotic became a public reporting company by means of a traditional underwritten initial public offering, because they may be less familiar with the Company as a result of more limited coverage by analysts and the media. The failure to receive research coverage or support in the market for the Company’s Class A Common Stock could have an adverse effect on the Company’s ability to develop a liquid market for the Company’s Class A Common Stock.
Other Risks
The unaudited pro forma condensed combined financial information included in this prospectus is preliminary and the actual financial condition and results of operations may differ materially.
The unaudited pro forma financial information included in this prospectus is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would be. The preparation of the pro forma financial information is based upon available information and certain assumptions and estimates that Symbotic believes are reasonable. The unaudited pro forma financial information reflects adjustments, which are based upon preliminary estimates, among other things, to allocate the purchase price to Symbotic’s net assets. The purchase price allocation reflected in this prospectus is preliminary, and the final allocation of the purchase price was based upon the actual purchase price and the fair value of the assets and liabilities of Symbotic as of the date of the completion of the Business Combination. In addition, there may be further refinements of the purchase price allocation as additional information becomes available. Accordingly, the final purchase accounting adjustments may differ materially from the pro forma adjustments reflected in this prospectus. See “
Unaudited Pro Forma Condensed Combined Financial Information.
”
Prior to the Business Combination, we had not been required to document and test our internal controls over financial reporting, management had not been required to certify the effectiveness of our internal controls, and our auditors had not been required to opine on the effectiveness of our internal controls over financial reporting. Failure to maintain adequate financial, IT and management processes and controls could result in material weaknesses and errors in our financial reporting, which could adversely affect our business, financial condition and results of operations. Moreover, there are inherent limitations in all control systems, and misstatements due to error or fraud that could seriously harm our business may occur and not be detected.
Prior to the Business Combination, as a private company, we had not been subject to the SEC’s internal control reporting requirements. Following the Business Combination, we became subject to the SEC’s internal control over financial reporting requirements and will become subject to the auditor attestation requirements once we are no longer an “emerging growth company.” We will remain an emerging growth company until the earliest of: (i) the end of the fiscal year in which we had total annual gross revenue of $1.07 billion; (ii) the last day of our fiscal year following March 11, 2026 (the fifth anniversary of the date on which SVF 3 consummated the SVF 3 IPO); (iii) the date on which we have issued more than $1.0 billion in non-convertible
debt during the preceding three-year period; or (iv) the end of the fiscal year in which the market value of our common stock held by non-affiliates
exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. In addition, our current controls and any new controls that we develop may become inadequate because of poor design, inadequate enforcement and/or changes in our business, including increased complexity resulting from expansion. Any failure to implement and maintain effective internal controls over financial reporting could adversely affect the results of assessments by our independent registered public accounting firm and their attestation reports. As a result, we will incur significant legal, accounting and other expenses that we did not previously incur. Our entire management team and many of our other employees have devoted and will need to devote substantial time to compliance and may not effectively or efficiently manage our transition into a public company.
In addition, the need to establish the corporate infrastructure demanded of a public company may also divert management’s attention from implementing our business strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal control over financial reporting, including IT controls, and procedures for financial reporting and accounting systems to meet our reporting obligations as a public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. If we do not continue to develop and implement the right processes and tools to manage our changing enterprise and maintain our culture, our ability to compete successfully and achieve our business objectives could be impaired, which could negatively impact our business, financial condition and results of operations. In addition, we cannot predict or estimate the amount of additional costs we may incur to comply with these requirements. We anticipate that these costs will materially increase our general and administrative expenses.
These rules and regulations result in our incurring legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified people to serve on our board of directors, our board committees or as executive officers.
Moreover, our management does not expect that our internal and disclosure controls will prevent all possible error and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, an evaluation of controls can only provide reasonable assurance that all material control issues and instances of fraud, if any, have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Further, controls can be circumvented by the individual acts of some persons or by collusion of two or more persons. The design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected. A failure of our controls and procedures to detect error or fraud could seriously harm our business and results of operations.
We will incur increased costs as a result of operating as a public company, and our management will devote substantial time to new compliance initiatives.
As we became a public company following the Business Combination, we will incur significant legal, compliance, accounting and other expenses that we did not incur as a private company. As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules adopted, and to be adopted, by the SEC and NASDAQ. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, we expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors or board committees, or as executive officers.

Our management has limited experience in operating a public company.
Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to the management and growth of Symbotic. Our personnel have limited knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of public companies in the United States.
The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.
The dual class structure of our common stock has the effect of concentrating voting control with the Symbotic Founder, certain family members of the Symbotic Founder and certain affiliated entities and trusts of the Symbotic Founder and his family members; this will limit or preclude your ability to influence corporate matters.
Our
Class V-3
common stock has three votes per share and our Class A Common Stock and
Class V-1
common stock has one vote per share.
Class V-3
common stock convert into
Class V-1
common stock in certain situations, including automatically seven years following the Business Combination. Our Founder, Board Chair, President and Chief Product Officer, Richard B. Cohen, together with certain family members and certain affiliated entities and trusts of Mr. Cohen and his family members, in the aggregate, hold
Class V-3
common stock and 91.5% of the voting power of our outstanding common stock and are able to control all matters submitted to our stockholders for approval. This concentrated control will limit or preclude your ability to influence corporate matters for the foreseeable future.
Transfers by holders of
Class V-3
common stock will generally result in those shares converting to
Class V-1
common stock, subject to limited exceptions, such as certain transfers effected for estate planning or charitable purposes. The conversion of
Class V-3
common stock to
Class V-1
common stock will have the effect, over time, of increasing the relative voting power of those holders of
Class V-3
common stock who retain their shares in the long term. If, for example, Mr. Cohen retains, including through his affiliated entities and trusts, a significant portion of his holdings of
Class V-3
common stock for an extended period of time, he could, in the future, continue to control a significant portion of the combined voting power of our outstanding capital stock.
Our multi-class capital structure may render our shares ineligible for inclusion in certain stock market indices, which could adversely affect the share price and liquidity of our common stock.
We cannot predict whether our multi-class structure will result in a lower or more volatile market price of our Class A Common Stock, in adverse publicity, or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multi-class share structures in certain of their indices. In July 2017, FTSE Russell announced that it plans to require new constituencies of its indices to have greater than 5% of our voting rights in the hands of public stockholders, and S&P Dow Jones announced that it will no longer admit companies with multi-class share structures to certain of its indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Also in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of no-vote
and multi-class structures and temporarily barred new multi-class listings from certain of its indices and in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under such announced policies, the multi-class structure of our common stock may make us ineligible for inclusion in certain indices and, as a result, mutual funds, exchange-traded funds, and other investment vehicles that attempt to track those indices would not invest in our Class A Common Stock. These policies are relatively new and it is unclear what effect, if any, they will have on the valuations of publicly-traded companies excluded from such indices, but it is possible that they may depress valuations, as compared to similar companies that are included. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make our Class A Common Stock less attractive to other investors. As a result, the market price of our Class A Common Stock could be adversely affected.
We share certain key executives with C&S Wholesale Grocers, an important customer, which means those executives will not devote their full time and attention to our affairs, and the overlap may give rise to conflicts.
Our Founder, Board Chair, President and Chief Product Officer, Richard B. Cohen, also serves as the Executive Chairman of C&S Wholesale Grocers and he and trusts for the benefit of his family are the only beneficial stockholders of that company. In addition, our Chief Strategy Officer, William Boyd, also serves as Executive Vice President and Chief Legal Officer of C&S Wholesale Grocers. As a result, not all of our executive officers devote their full time and attention to our affairs and are compensated separately by C&S Wholesale Grocers and its subsidiaries. The overlapping executives may have actual or apparent conflicts of interest with respect to matters involving or affecting each company. For example, the potential for a conflict of interest exists when we, on the one hand, and C&S Wholesale Grocers, on the other hand, look at certain corporate opportunities that may be suitable for either company. Also, conflicts may arise if there are issues or disputes under the commercial arrangements that exist between us and C&S Wholesale Grocers. These overlapping executives’ ownership interests in us and C&S Wholesale Grocers could create actual, apparent or potential conflicts of interest if they are faced with decisions that have different implications for us and C&S Wholesale Grocers. See “
Certain Relationships and Related Party Transactions
” for a discussion of certain procedures we instituted to help ameliorate such potential conflicts with C&S Wholesale Grocers that may arise.
Our overlapping executive officers and directors with C&S Wholesale Grocers may result in the diversion of corporate opportunities to C&S Wholesale Grocers and other conflicts, and provisions in our certificate of incorporation may provide us no remedy in those circumstances.
We acknowledge that our executive officers and directors may also be serving as directors, officers, employees, consultants or agents of C&S Wholesale Grocers and its subsidiaries and that we may engage in material business transactions with such entities. Our Board of Directors intends to adopt resolutions putting in place policies and arrangements whereby we will renounce our rights to certain business opportunities and no director or officer who is also serving as a director, officer, employee, consultant or agent of C&S Wholesale Grocers will be liable to us or our stockholders for breach of any fiduciary duty that would otherwise occur by reason of the fact that any such individual directs a corporate opportunity to C&S Wholesale Grocers or any of its subsidiaries instead of us, or does not refer or communicate information regarding such corporate opportunities to us.
Our business, financial condition, results of operations or cash flows could be significantly hindered by the occurrence of a natural disaster, terrorist attack or other catastrophic event. We also face risks related to health pandemics or epidemics, including the ongoing
COVID-19
pandemic, which could adversely affect our business, financial condition and results of operations.
Our business operations and our warehouse automation systems may be susceptible to outages due to fire, floods, unusual weather conditions, power loss, telecommunications failures, health pandemics or epidemics, terrorist attacks and other events beyond our control. Natural disasters including tornados, hurricanes, floods and earthquakes may damage the facilities of our customers, which could lead to reduced revenue for our customers and thus reduced sales. In addition, a substantial portion of our operations rely on support from our headquarters in Wilmington, Massachusetts. To the extent that fire, floods, unusual weather conditions, power loss, telecommunications failures, health pandemics or epidemics, terrorist attacks and other events beyond our control materially impact our ability to operate those offices, it may have a material impact on our business operations as a whole. To the extent that such events disrupt our business or the business of our current or prospective customers, or adversely impact our reputation, such events could adversely affect our business, financial condition, results of operations and cash flows.
While our business and results of operations have not been adversely affected by the COVID-19 pandemic
and related governmental responses, a resurgence in the
COVID-19
outbreak or related governmental restrictions could adversely affect our future business operations and condition and operating results. New governmental responses implemented to contain the outbreak of COVID-19 or
its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, could affect our ability to meet with potential customers, install warehouse automation systems for our customers or the ability of our personnel, suppliers and partners to operate in the ordinary course. The
COVID-19
pandemic may also materially adversely affect our future business operations and condition and operating results. The extent to which the
COVID-19
pandemic continues to impact us will depend on future developments, which are highly uncertain and cannot be predicted.
We are subject to U.S. and foreign anti-corruption and anti-money laundering laws and regulations and could face criminal liability and other serious consequences for violations, which could adversely affect our business, financial condition and results of operations.
We are subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act and the USA PATRIOT Act, and are or will be subject to other anti-bribery and anti-money laundering laws in countries in which we conduct or will conduct activities. Anti-corruption laws are interpreted broadly and prohibit companies and their employees, agents, contractors and other collaborators from authorizing, promising, offering or providing, directly or indirectly, improper payments or anything else of value to recipients in the public or private sector. We can be held liable for the corrupt or other illegal activities of our employees, agents, contractors and other collaborators, even if we do not explicitly authorize or have actual knowledge of such activities. Any violations of the laws and regulations described above may result in substantial civil and criminal fines and penalties, imprisonment, the loss of export or import privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm and other consequences.
Any future litigation against us could be costly and time-consuming to defend.
We are, and may become, subject to legal proceedings and claims that arise in the ordinary course of business, such as claims brought by our customers in connection with commercial disputes or employment claims made by our current or former employees. Litigation might result in substantial costs and may divert management’s attention and resources, which might seriously harm our business, financial condition and results of operations. Insurance might not cover such claims, might not provide sufficient payments to cover all the costs to resolve one or more such claims and might not continue to be available on terms acceptable to us. A claim brought against us that is uninsured or underinsured could result in unanticipated costs, potentially harming our business, financial position and results of operations.
Changes to applicable U.S. tax laws and regulations or exposure to additional income tax liabilities could harm our future profitability or otherwise adversely affect our business, financial condition and results of operations.
Symbotic is a U.S. corporation and thus subject to U.S. corporate income tax on our worldwide operations. Moreover, the majority of our operations and customers are located in the United States, and, as a result, we are subject to various U.S. federal, state and local taxes. New U.S. laws and policy relating to taxes may have an adverse effect on our business and future profitability.
For example, President Joe Biden has set forth several tax proposals that would, if enacted, make significant changes to U.S. tax laws. Such proposals include an increase in the U.S. income tax rate applicable to corporations (such as us) from 21% to 28%. Congress may consider, and could include, this proposal in connection with tax reform to be undertaken by the Biden administration. It is unclear whether this or similar changes will be enacted and, if enacted, how soon any such changes could take effect. The passage of any legislation as a result of this proposal and other similar changes in U.S. federal income tax laws could adversely affect our business, cash flows and future profitability.
Further, new income, sales, use or other tax laws, statutes, rules, regulations or ordinances, in the United States or in other jurisdictions, could be enacted at any time, which could adversely affect our business, prospects, financial condition, future profitability and operating results. In addition, existing tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to us and may have an adverse effect on our business, cash flows and future profitability.

MARKET PRICE AND DIVIDEND INFORMATION
Market Price and Ticker Symbol
Our Class A Common Stock are traded on NASDAQ under the symbol “SYM.” The closing price of the Class A Common Stock on July 18, 2022 was $19.72.
Holders of the Class A Common Stock should obtain current market quotations for their securities. The market price of Symbotic’s securities could vary at any time.
Holders
As of the Closing Date, there were 59 holders of record of Class A Common Stock, 24 holders of record of
Class V-1
Common Stock, and 10 holders of record of
Class V-3
Common Stock. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose shares are held of record by banks, brokers and other financial institutions.
Dividend Policy
We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will be dependent upon our revenue and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our board of directors. Our ability to declare dividends may also be limited by restrictive covenants pursuant to any debt financing agreements. It is presently expected that we will retain all earnings for use in our business operations and, accordingly, it is not expected that our board of directors will declare any dividends in the foreseeable future.
Securities Authorized for Issuance under Equity Compensation Plans
In connection with the Business Combination, our stockholders approved our Incentive Compensation Plan and our ESPP on June 3, 2021, both of which became effective immediately upon the Closing. We intend to file one or more registration statements on Form
S-8
under the Securities Act to register the shares of our Class A Common Stock issued or issuable under the Incentive Compensation Plan and the ESPP. Any such Form
S-8
registration statement will become effective automatically upon filing. Once these shares are registered, they can be sold in the public market upon issuance, subject to applicable restrictions.

USE OF PROCEEDS
All of the Class A Common Stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any proceeds from the sale of our securities by the Selling Securityholders pursuant to this prospectus.

DETERMINATION OF OFFERING PRICE
We cannot determine the price or prices at which our Class A Common Stock may be sold by the Selling Securityholders under this prospectus.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction
The following unaudited pro forma condensed combined financial information of Symbotic (formerly known as SVF Investment Corp. 3) (prior to the Domestication, “SVF 3,” and after the Domestication, “Symbotic Inc.”) present the combination of the financial information of SVF 3 and Warehouse, adjusted to give effect to the Business Combination and the related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X
which provides pro forma adjustment criteria with requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”). Symbotic Inc. has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.
SVF 3 was a blank check company originally incorporated on December 11, 2020 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses or entities.
Symbotic develops, commercializes, and deploys innovative,
end-to-end
technology solutions that dramatically improve supply chain operations. Symbotic currently automates the processing of pallets and cases in large warehouses or distribution centers for some of the largest retail companies in the world. Its systems enhance operations at the front end of the supply chain, and therefore benefit all supply partners further down the chain, irrespective of fulfillment strategy.
SVF 3 and Warehouse had different fiscal years. SVF 3’s fiscal year ended December 31 whereas Warehouse’s fiscal year ended on the last Saturday of September (
e.g.
, September 25, 2021 for its latest fiscal year end). The unaudited pro forma condensed combined financial information has been prepared utilizing Warehouse’s fiscal year end as that will be the year end for Symbotic Inc.
The unaudited pro forma condensed combined balance sheet as of March 26, 2022 combines the historical balance sheet of SVF 3 as of March 31, 2022 with the historical balance sheet of Warehouse as of March 26, 2022. The unaudited pro forma condensed combined balance sheet as of March 26, 2022 assumes that the Business Combination occurred on March 26, 2022.
The unaudited pro forma condensed combined statement of operations for six months ended March 26, 2022 combines the historical results of SVF 3 for six months ended March 31, 2022 with the historical results of Warehouse for its six months ended March 26, 2022.
The unaudited pro forma condensed combined statement of operations for twelve months ended September 25, 2021 combines the historical results of SVF 3 for its fiscal year ended December 31, 2021 with the historical results of Warehouse for its fiscal year ended September 25, 2021. The unaudited pro forma condensed combined statement of operations for the year ended September 25, 2021 presents the Business Combination as if it had been consummated on September 27, 2020.
The historical financial information of SVF 3 was derived from the audited financial statements as of and for the year ended December 31, 2021, included in its Annual Report on Form
10-K
filed with the SEC on March 23, 2022; unaudited financial statements as of and for the nine months ended September 30, 2021, included in its Quarterly Report on Form
10-Q
filed with the SEC on January 26, 2022, and the unaudited financial statements as of and for the three months ended March 31, 2022, included in its Quarterly Report on Form
10-Q
filed with the SEC on May 13, 2022. The historical statement of operations of SVF 3 for six months ended March 31, 2022 was calculated by summation of the amounts derived by subtracting the statement of operations for nine months ended September 30, 2021 from the statement of operations for year ended December 31, 2021 and the statement of operations for three months ended March 31, 2022. The historical financial information of Warehouse was derived from the unaudited consolidated financial statements as of and for six months ended March 26, 2022 and audited consolidated financial statements as of and for the year ended September 25, 2021, incorporated by reference into this prospectus. This information should be read together with the SVF 3’s and Warehouse’s financial statements and related notes, the section of the Proxy Statement/Prospectus titled “
SVF 3’s Management’s Discussion and Analysis of Financial Condition and Results of Operations
,”the section of this prospectus titled“
Symbotic’s
Management’s Discussion and Analysis of Financial Condition and Results of Operations
” and other financial information included elsewhere in this prospectus.
The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the Business Combination and related transactions occurred on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Symbotic Inc. They should be read in conjunction with the historical financial statements and notes thereto of SVF 3 and Warehouse.
The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial information and is subject to change as additional information becomes available and analyses are performed.
Description of the Business Combination
On December 12, 2021, (a) SVF 3 and Merger Sub, a wholly owned subsidiary of SVF 3, entered into the Merger Agreement with Warehouse and Symbotic Holdings, a wholly owned subsidiary of Warehouse, and (b) Warehouse and Symbotic Holdings entered into the Company Merger Agreement. Following the consummation of the Company Merger Agreement, the Merger Agreement, the transactions contemplated thereby and the related matters described herein , (i) Warehouse merged with and into Symbotic Holdings, with Symbotic Holdings surviving the merger and (ii) immediately thereafter, Merger Sub merged with and into Interim Symbotic, with Interim Symbotic surviving the merger as a subsidiary of the Company. Prior to the consummation of the Merger, SVF 3 transferred by way of continuation from the Cayman Islands and domesticated as a Delaware corporation. Following the Domestication and simultaneously with the Closing, SVF 3 changed its corporate name to “Symbotic Inc.”
The aggregate consideration paid to unitholders of Warehouse in the Business Combination was based on an equity value for Warehouse equal to the sum of (i) $4,500,000,000, plus
(ii) the Repurchase Amount,
plus
(iii) the amount of any cash received or paid by Warehouse on or prior to the Closing in connection with the settlement of any Warehouse warrants. The Repurchase Amount is an amount equal to (i) $126,000,000 plus (ii) the Net Warrant Exercise Proceeds, provided that the Repurchase Amount shall not exceed $300,000,000 or be less than $0. On December 15, 2021 and May 20, 2022, Walmart consummated the gross exercise of vested warrant units for $173,795,651 and for $103,980,327 respectively, and therefore, the Net Warrant Exercise Proceeds and the Repurchase Amount was $277,775,978 and $300,000,000, respectively.
The organizational structure following the Business Combination is what is commonly referred to as an
“Up-C”
structure. The
Up-C
structure allows unit holders of Warehouse to retain their direct equity ownership in New Symbotic Holdings, an entity that is classified as a partnership for U.S. federal income tax purposes, in the form of New Symbotic Holdings Common Units following the Business Combination.
Following the Company Reorganization, each unit of Warehouse was converted into the right to receive a number of Interim Symbotic Common Units equal to (i) the amount such unit of Warehouse would have been entitled to receive had the Equity Value been distributed in cash pursuant to the Fifth Amended and Restated Limited Liability Company Agreement of Warehouse, dated as of April 30, 2021, divided by (ii) $10.00.
Following the consummation of the Company Reorganization, upon the effectiveness of the Merger, each Interim Symbotic Common Unit was converted into (a) the right to receive a number of New Symbotic Holdings Common Units equal to the Exchange Ratio; (b) with respect to the Interim Symbotic Common Units held by the Symbotic Founder, certain family members of the Symbotic Founder and certain affiliated entities and trusts of the Symbotic Founder and his family members, the right to receive a number of the Company’s
Class V-3
common stock, equal to the number of New Symbotic Holdings Common Units received by such party, (c) with respect to Interim Symbotic Common Units held by holders other than those set forth in clause (b), the right to receive a number of the Company’s
Class V-1
common stock equal to the number of New Symbotic Holdings Common Units received by such party, and (d) the contingent right to receive certain Earnout Interests as described below.
Class V-1
and
Class V-3
common stock are
non-economic
voting shares in Symbotic Inc.;
Class V-1
common stock have one vote per share and
Class V-3
common stock have three votes per share.
Following (but on the date of) the Closing, pursuant to the Unit Purchase Agreement, the Company purchased from an affiliated entity of the Symbotic Founder an aggregate number of New Symbotic Holdings Common Units equal to the Repurchase Amount, divided by $10.00 (such New Symbotic Holdings Common Units, the “Purchase Units”), in each case, at a price of $10.00 per Purchase Unit in cash.
Following the Closing, SVF 3 entered into the Tax Receivable Agreement with the TRA Holders and New Symbotic Holdings. Pursuant to the Tax Receivable Agreement, Symbotic Inc. is generally required to pay the TRA Holders 85% of the amount of the cash savings, if any, in U.S. federal and state income tax that the Company actually realizes (or is deemed to realize in certain circumstances) in periods after the Closing as a result of (i) the existing tax basis in certain assets of New Symbotic Holdings that is allocable to the relevant New Symbotic Holdings Common Units, (ii) any step-up
in tax basis in New Symbotic Holdings’ assets resulting from (a) certain purchases of New Symbotic Holdings Common Units (including the purchases of the Purchase Units pursuant to the Unit Purchase Agreement), (b) future exchanges of New Symbotic Holdings Common Units for cash or shares of the Company’s Class A Common Stock, (c) certain distributions (if any) by New Symbotic Holdings and (d) payments under the Tax Receivable Agreement, and (iii) tax benefits related to imputed interest deemed to be paid by the Company as a result of payments under the Tax Receivable Agreement. No Tax Receivable Agreement liability has been recorded and the pro forma presentation has not given effect to any Tax Receivable Agreement adjustment.
If holders of New Symbotic Holdings Common Units were to exchange all of their units, the Company would recognize a deferred tax asset related to the Tax Receivable Agreement of approximately $1,632.1 million and a liability under the Tax Receivable Agreement of approximately $1,387.3 million, assuming: (i) all exchanges or purchases occurred on the same day; (ii) a price of $10.00 per share of Class A Common Stock; (iii) a constant corporate tax rate of 25.1%; (iv) that the Company will have sufficient taxable income to utilize the tax benefits; and (v) no material changes in tax law. For each $1.00 increase (decrease) in the assumed share price of $10.00 per share of Class A Common Stock, the deferred tax asset related to the Tax Receivable Agreement would increase (decrease) by approximately $152.8 million and the related liability would increase (decrease) by approximately $129.9 million, assuming that the number of units exchanged, and corporate tax rate remain the same. These amounts are estimates and have been prepared for informational purposes only. The actual amount of deferred tax assets and related liabilities that the Company will recognize will differ based on, among other things, the timing of exchanges, the price per share of Class A Common Stock at the time of exchange, and the tax rates then in effect.
In connection with the execution of the Merger Agreement, SVF 3 entered into Subscription Agreements with certain parties subscribing for shares of Class A Common Stock pursuant to which the Subscribers have purchased 20,500,000 shares of Class A Common Stock at a purchase price of $10.00 per share for an aggregate purchase price of $205,000,000 in connection with the consummation of the Business Combination.

In connection with the SVF 3 IPO, SVF 3 entered into a Forward Purchase Agreement with an affiliate of the Sponsor, pursuant to which the Forward Purchase Investor subscribed for 15,000,000 SVF Class A Ordinary Shares and elected to purchase up to an additional 5,000,000 SVF Class A Ordinary Shares, in each case, at $10.00 per share (the “Forward Purchase”). The Forward Purchase was consummated immediately prior to the consummation of the Merger.
Earnout Interests and Sponsor Shares
The holders of outstanding New Symbotic Holdings Common Units as of the Effective Time also have contingent rights to receive up to an aggregate of 20,000,000 New Symbotic Holdings Common Units and an equal number of shares of the Company’s
Class V-1
common stock (or such other shares or other securities into which such New Symbotic Holdings Common Units and/or the Company’s
Class V-1
common stock are converted, exchanged, reclassified or otherwise changed, as the case may be, from time to time). Each holder of New Symbotic Holdings Common Units will be entitled to receive their pro rata share of the Earnout Interests in three tranches upon the occurrence of the following milestones on or prior to the seventh anniversary of the Closing: (i) a one-time
issuance of 6,666,667 Earnout Interests on the first date on which the volume weighted average price of shares of the Company’s Class A Common Stock over any 20 trading days within the preceding 30 consecutive trading day period (the “Earnout VWAP Price”) is greater than or equal to $12.00; (ii) a one-time
issuance of 6,666,667 Earnout Interests on the first date on which the Earnout VWAP Price is greater than or equal to $14.00; and (iii) a one-time
issuance of 6,666,666 Earnout Interests on the first date on which the Earnout VWAP Price is greater than or equal to $16.00.
Following the consummation of the Business Combination, the 9,040,000 Sponsor Shares (as defined in the Sponsor Letter Agreement) converted to the Company’s Class A Common Stock. Pursuant to the Sponsor Letter Agreement (as incorporated herein by reference, the “Sponsor Letter Agreement”) (i) 60% or 5,424,000 Sponsor Shares vested at the Closing, (ii) 20% or 1,808,000 Sponsor Shares will vest at such time as Triggering Event I (as defined in the Sponsor Letter Agreement) occurs on or before the seventh anniversary of the Closing, and (iii) 20% or 1,808,000 of the Sponsor Shares will vest at such as Triggering Event II occurs (as defined in the Sponsor Letter Agreement) on or before the seventh anniversary of the Closing. Any Sponsor Shares that remain unvested after the seventh anniversary of the Closing will be forfeited.
The Earnout Interests and unvested Sponsor Shares are classified within equity on the unaudited pro forma condensed combined balance sheet.
Accounting for the Business Combination
The Business Combination was accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, SVF 3 was treated as the “acquired” company for financial reporting purposes with Warehouse considered to be the accounting acquirer. The Symbotic Founder, certain family members of the Symbotic Founder and certain affiliated entities and trusts of the Symbotic Founder and his family members continue to control Warehouse before and after the Business Combination. As there is no change in control, Warehouse has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•
The Symbotic Founder, certain family members of the Symbotic Founder and certain affiliated entities and trusts of the Symbotic Founder and his family members have a majority of the voting power of the Company;

•
The Symbotic Founder, certain family members of the Symbotic Founder and certain affiliated entities and trusts of the Symbotic Founder and his family members have the ability to nominate and represent majority of the Company’s Board;

•	Warehouse’s former management comprises the vast majority of the management and executive positions of the Company.

Accordingly, although SVF 3 is the legal parent company, for accounting purposes, the financial statements of the combined entity will represent a continuation of financial statements of Warehouse, with the Business Combination treated as the equivalent of Warehouse issuing stock for the net assets of SVF 3, accompanied by a recapitalization. The net assets of Warehouse are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Warehouse.
The following summarizes the pro forma shares of common stock of the Company outstanding immediately after the Closing of the Business Combination:

	Shares	%
Class A - Public Stockholders	4,540,146	0.9%
Class A - Sponsor Shares (1)(4)	5,624,000	1.1%

Total Company	10,164,146	2.0%
Class A - Subscription Agreements	20,500,000	3.9%
Class A - Forward Purchase Agreement	20,000,000	3.8%
Class V-1 - Warehouse (1)(2)(3)	60,844,573	11.5%
Class V-3 - Warehouse (3)	416,933,025	78.8%

Total Shares at Closing	528,441,744	100.0%

(1)	Excludes 20,000,000 Earnout Interests and 3,616,000 Sponsor Shares subject to vesting based on achievement of certain share price targets.
(2)	Excludes approximately 15,870,411 unvested warrant units.
(3)	Class V-1 and V-3 common stock are non-economic and carry one and three votes per share, respectively, whereas Class A Common Stock are economic shares and have one vote per share.
(4)	Includes 200,000 shares issued as part of a working capital loan settlement.
The following unaudited pro forma condensed combined balance sheet as of March 26, 2022 and the unaudited pro forma condensed combined statements of operations for the six months ended March 26, 2022 and year ended September 25, 2021 are based on the historical financial statements of SVF 3 and Warehouse.

POST-COMBINATION COMPANY
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
(in thousands, except share and per share data)

	As of March 26, 2022	As of March 31, 2022
	Warehouse (Historical)	SVF 3 (Historical)	Combined	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$259,044	$3,282	$262,326	$205,000	A	$447,280
				200,000	B
				103,980	C
				320,043	D
				(62,537)	E
				(6,706)	G
				(300,000)	K
				(274,826)	M
Accounts receivable	28,598	—	28,598	—		28,598
Inventories	72,339	—	72,339	—		72,339
Deferred expenses, current	9	—	9	—		9
Prepaid expenses and other current assets	27,315	737	28,052	—		28,052

Total current assets	387,305	4,019	391,324	184,954		576,278
Property and equipment, at cost	40,346	—	40,346	—		40,346
Less: Accumulated depreciation	(21,145)	—	(21,145)	—		(21,145)

Property and equipment, net	19,201	—	19,201	—		19,201
Intangible assets, net	944	—	944	—		944
Other long-term assets	341	—	341	—		341
Investments held in trust account	—	320,043	320,043	(320,043)	D	—

Total assets	$407,791	$324,062	$731,853	$(135,089)		$596,764

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	55,751	204	55,955	(204)	G	55,751
Accrued expenses	23,382	4,505	27,887	(4,505)	G	23,382
Sales tax payable	11,185	—	11,185			11,185
Deferred revenue, current	206,291	—	206,291			206,291
Due to related party	—	3,997	3,997	(1,997)	G	—
				(2,000)	F

Total current liabilities	296,609	8,706	305,315	(8,706)		296,609
Deferred revenue, long term	262,787	—	262,787	(16,153)	C	246,634
Other long-term liabilities	4,423	—	4,423			4,423
Deferred underwriting commissions	—	11,200	11,200	(11,200)	E	—

Total liabilities	563,819	19,906	583,725	(36,059)		547,666
Commitments and contingencies:
SVF 3 class A ordinary shares subject to possible redemption, $0.0001 par value	—	320,000	320,000	(320,000)	H	—

	As of March 26, 2022	As of March 31, 2022
	Warehouse (Historical)	SVF 3 (Historical)	Combined	Transaction Accounting Adjustments		Pro Forma Combined
Stockholders’ equity (deficit):
Warehouse preferred units, class B-1	$238,085	$—	$238,085	$(238,085)	K	$—
Warehouse preferred units, class B	470,482	—	470,482	(470,482)	K	—
Warehouse common units, class C	168,613	—	168,613	(168,613)	K	—
Warehouse common voting units, class A	217,604	—	217,604	120,133	C	—
				(337,737)	K
SVF 3 class A ordinary shares	—	—	—	2	B	—
				3	H
				(5)	I
SVF 3 class B ordinary shares	—	1	1	(1)	I	—
Symbotic Inc. class A common stock	—	—	—	2	A	5
				6	I
	—	—		(3)	M
Symbotic Inc. class B common stock	—	—	—	—	I	—
Symbotic Inc. class V-1 common stock	—	—	—	6	K	6
Symbotic Inc. class V-3 common stock	—	—	—	42	K	42
Additional paid-in capital			—	204,998	A	1,256,187
				199,998	B
				(36,785)	E
				2,000	F
				319,997	H
				—	I
				(30,397)	J
				914,869	K
				(43,670)	L
				(274,823)	M
Accumulated deficit	(1,248,771)	(15,845)	(1,264,616)	(14,552)	E	(1,248,771)
				30,397	J
Accumulated other comprehensive loss	(2,041)	—	(2,041)			(2,041)

Equity attributable to stockholders	(1,033,208)	(15,844)	(1,049,052)	1,054,480		5,428
Noncontrolling interest	—	—	—	43,670	L	43,670

Total stockholders’ equity	(1,033,208)	(15,844)	(1,049,052)	1,098,150		49,098

Total liabilities and stockholders’ equity (deficit)	$407,791	$324,062	$731,853	$(135,089)		$596,764

POST-COMBINATION COMPANY
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
SIX MONTHS ENDED MARCH 26, 2022
(in thousands, except share and per share data)

	Six Months Ended March 26, 2022	Six Months Ended March 31, 2022
	Warehouse (Historical)	SVF 3 (Historical)	Combined	Transaction Accounting Adjustments		Pro Forma Combined
Revenues:
Systems	$160,794	$—	$160,794	$—		$160,794
Software subscriptions and support	1,940	—	1,940	—		1,940
Operation services	10,614	—	10,614	—		10,614

Total revenues	173,348	—	173,348	—		173,348
Cost of revenues:
Systems	128,460	—	128,460	—		128,460
Software subscriptions and support	1,955	—	1,955	—		1,955
Operation services	11,559	—	11,559	—		11,559

Total cost of revenues	141,974	—	141,974	—		141,974

Gross profit (loss)	31,374	—	31,374	—		31,374

Operating expenses:
Research and development expenses	45,539	—	45,539	—		45,539
Selling, general, and administrative expenses	38,871	3,769	42,640	—		42,640
General and administrative expenses—related party	—	60	60	(60)	CC	—

Total operating expenses	84,410	3,829	88,239	(60)		88,179

Operating loss	(53,036)	(3,829)	(56,865)	60		(56,805)

Other income net	80	32	112	(32)	AA	80

Loss before income tax	(52,956)	(3,797)	(56,753)	28		(56,725)

Income tax benefit	—	—	—	—		—

Net loss	$(52,956)	$(3,797)	$(56,753)	$28		$(56,725)

Net Loss attributable to noncontrolling interests	—	—	—	(51,223)	DD	(51,223)

Net loss attributable to stockholders	$(52,956)	$(3,797)	$(56,753)	$51,251		$(5,502)

Weighted average units used in computing loss per share attributable to Class A Units and Class C Units - basic and diluted	6,682,894
Net loss per unit attributable to Class A Units and Class C Units - basic and diluted	$(10.51)
Weighted average shares outstanding of Class A ordinary shares - basic and diluted		32,000,000
Net loss per ordinary share, Class A ordinary shares - basic and diluted		$(0.09)
Weighted average shares outstanding of Class B ordinary shares - basic and diluted		9,040,000
Weighted average shares outstanding of Class A common stock - basic and diluted		$(0.09)				50,664,146
Net loss per share of Class A stock - basic and diluted						$(0.11)

POST-COMBINATION COMPANY
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED SEPTEMBER 25, 2021
(in thousands, except share and per share data)

	Year Ended September 25, 2021	Year Ended December 31, 2021
	Warehouse (Historical)	SVF 3 (Historical)	Combined	Transaction Accounting Adjustments		Pro Forma Combined
Revenues:
Systems	$227,563	$—	$227,563	$—		$227,563
Software subscriptions and support	4,009	—	4,009	—		4,009
Operation services	20,341	—	20,341	—		20,341

Total revenues	251,913	—	251,913	—		251,913
Cost of revenues:
Systems	216,577	—	216,577	—		216,577
Software subscriptions and support	2,962	—	2,962	—		2,962
Operation services	21,927	—	21,927	—		21,927

Total cost of revenues	241,466	—	241,466	—		241,466

Gross profit (loss)	10,447	—	10,447	—		10,447

Operating expenses:
Research and development expenses	73,386	—	73,386	—		73,386
Selling, general, and administrative expenses	59,442	6,392	65,834	14,552	BB	80,386
General and administrative expenses—related party	—	100	100	(100)	CC	—

Total operating expenses	132,828	6,492	139,320	14,452		153,772

Operating loss	(122,381)	(6,492)	(128,873)	(14,452)		(143,325)

Other income net	67	16	83	(16)	AA	67

Loss before income tax	(122,314)	(6,476)	(128,790)	(14,468)		(143,258)

Income tax benefit	—	—	—	—		—

Net loss	$(122,314)	$(6,476)	$(128,790)	$(14,468)		$(143,258)

Net Loss attributable to noncontrolling interests	—	—	—	(116,222)	DD	(116,222)

Net loss attributable to stockholders	$(122,314)	$(6,476)	$(128,790)	$101,754		$(27,036)

Weighted average units used in computing loss per share attributable to Class A Units and Class C Units - basic and diluted	6,426,203
Net loss per unit attributable to Class A Units and Class C Units - basic and diluted	$(24.16)
Weighted average shares outstanding of Class A ordinary shares - basic and diluted		25,950,685
Net loss per ordinary share, Class A ordinary shares - basic and diluted		$(0.19)
Weighted average shares outstanding of Class B ordinary shares - basic and diluted		8,654,356
Net loss per ordinary share, Class B ordinary shares - basic and diluted		$(0.19)
Weighted average shares outstanding of Class A common stock - basic and diluted						50,664,146
Net loss per share of Class A stock - basic and diluted						$(0.53)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation
The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded in accordance with GAAP. Under this method of accounting, SVF 3 was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Warehouse issuing stock for the net assets of SVF 3, accompanied by a recapitalization.
The unaudited pro forma condensed combined balance sheet as of March 26, 2022 assumes that the Business Combination occurred on March 26, 2022. The unaudited pro forma condensed combined statements of operations for the six months ended March 26, 2022 and year ended September 25, 2021 present pro forma effect to the Business Combination as if it had been completed on September 27, 2020.
The unaudited pro forma condensed combined balance sheet as of March 26, 2022 has been prepared using, and should be read in conjunction with, the following:

•	SVF 3’s unaudited balance sheet as of March 31, 2022 and the related notes as of March 31, 2022, as filed with SEC in its Quarterly Report on Form 10-Q on May 13, 2022.

•	Warehouse’s unaudited consolidated balance sheet as of March 26, 2022 and the related notes, incorporated by reference into this prospectus.
The unaudited pro forma condensed combined statement of operations for the six months ended March 26, 2022 has been prepared using, and should be read in conjunction with, the following:

•	SVF 3’s audited statement of operations for the year ended December 31, 2021 and the related notes, as filed with SEC in its Annual Report on Form 10-K on March 23, 2022; and

•	SVF 3’s unaudited statement of operations for the nine months ended September 30, 2021 and the related notes, as filed with SEC in its Quarterly Report on Form 10-Q on January 26, 2022; and

•	SVF 3’s unaudited statement of operations for the three months ended March 31, 2022 and the related notes, as filed with SEC in its Quarterly Report on Form 10-Q on May 13, 2022; and

•	Warehouse’s unaudited consolidated statement of operations for the six months ended March 26, 2022 and the related notes, incorporated by reference into this prospectus.
The unaudited pro forma condensed combined statement of operations for the year ended September 25, 2021 has been prepared using, and should be read in conjunction with, the following:

•	SVF 3’s audited statement of operations for the year ended December 31, 2021 and the related notes, as filed with SEC in its Annual Report on Form 10-K on March 23, 2022 ; and

•	Warehouse’s audited consolidated statement of operations for the year ended September 25, 2021 and the related notes, incorporated by reference into this prospectus.
Management of the Company has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments as based on the statutory rate in effect for the historical periods presented, as management believes income tax adjustments to not be meaningful given the combined entity incurred significant losses during the historical periods presented.
SVF 3 and Warehouse have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the Business Combination and related transactions occurred on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Symbotic Inc. They should be read in conjunction with the historical financial statements and notes thereto of SVF 3 and Warehouse.
The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial information and is subject to change as additional information becomes available and analyses are performed.

2.	Accounting Policies
Upon consummation of the Business Combination, management has performed a comprehensive review of the two entities’ accounting policies. Based on its initial analysis, management did not identify any differences in accounting policies that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 26, 2022 are as follows:

(A)
Represents the gross proceeds of $205 million from the issuance of 20,500,000 shares of stock at a subscription price of $10.00 per share, per the terms of the Subscription Agreements. Issuance costs of $2.2 million in connection with the Subscription Agreements are included in the transaction costs discussed in (E) below.

(B)
Reflects the gross proceeds of $200 million from the issuance of 20,000,000 shares, pursuant to the Forward Purchase Agreement, of SVF 3 Class A common stock at a purchase price of $10.00 per share. Issuance costs of $0.02 million in connection with the funding are included in the transaction costs discussed in (E) below.

(C)
Reflects the exercise of 267,281 Class A warrant units, in connection with the MAA signed with Walmart on May 20, 2022. The warrants were exercised for an additional $104.0 million representing the full purchase price, at $389.03 per unit.

(D)
Reflects the reclassification of approximately $320 million of cash and cash equivalents held in SVF 3’s Trust Account at the balance sheet date that became available for general corporate use by the Company which has been reduced by the redemptions discussed in (M) below.

(E)
Reflects the settlement of $73.3 million of transaction costs in connection with the Business Combination, of which $10.8 million has already been incurred and reflected in their historical financial statements as of March 26, 2022. This adjustment reflects the settlement of estimated remaining transaction costs to be incurred as part of the merger totaling $62.5 million, consisting of $9.4 million of deferred underwriting fees, $38.5 million of equity issuance costs and $14.6 million of transaction costs to be expensed as incurred. Equity issuance costs includes $2.2 million and approximately $0.02 million related to Subscription Agreements and Forward Purchase Agreement, respectively.

(F)	Represents the settlement of $2 million working capital loan by the issuance of Company’s Class A common stock and remaining $1 million were settled as part of settlement of liabilities at close.

(G)	Reflects the settlement of SVF 3’s historical liabilities and repayment of working capital of $1 million that were settled at the Closing.

(H)	Reflects the reclassification of approximately $320 million of SVF 3 Class A ordinary shares subject to possible redemption to permanent equity.

(I)
Reflects the conversion of SVF 3 Class A ordinary shares and Class B ordinary shares into the Company’s shares of Class A Common Stock and Class B common stock, respectively, at the Closing. At the Domestication, 4.8 million SVF 3 Class B ordinary shares and 0.6 million Private Placement Shares are converted to the Company’s Class B common stock and Class A Common Stock, respectively. Subsequently, all shares of the Company’s Class B common stock were converted into shares of the Company’s Class A Common Stock.

(J)	Reflects the reclassification of SVF 3’s historical accumulated deficit to additional paid in capital.

(K)
Represents recapitalization of Warehouse equity after the Repurchase Amount of $300 million and issuance of 477,777,598 of the Company’s common stock consisting of 60,844,573 shares of
Class V-1
common stock and 416,933,025 units of
Class V-3
common stock, based on Exchange Ratio.

(L)	Reflects the recognition of noncontrolling interests as a result of the Up-C structure.
The noncontrolling interest was classified within permanent equity on the unaudited pro forma condensed combined balance sheet as the New Symbotic Holdings LLC Agreement limits the amount of cash delivered in a redemption request to the proceeds to be received from a new permanent equity offering.

(M)
Reflects the redemption of 27,459,854 SVF 3’s Public Shares for aggregate redemption payments of $274.8 million at a redemption price of approximately $10.00 per share and allocated to Class A common stock and additional paid-in
capital using par value $0.0001 per share.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended March 26, 2022 and twelve months ended September 25, 2021 are as follows:

(AA)	Reflects elimination of interest income earned on Investments held in Trust Account.

(BB)	Reflects the portion of estimated transaction costs not eligible for capitalization of $14.6 million. This is a non-recurring item.

(CC)	Reflects reversal of expenses incurred in relation to the Administrative Services Agreement that ceased upon close of the Business Combination.

(DD)	Reflects the recognition of net income attributable to noncontrolling interests as a result of the Up-C structure.

4.	Loss per Share
Represents the net loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since September 27, 2020. As the Business Combination and related equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

(in thousands, except share and per share data)	For Six Months Ended March 26, 2022	For the Year Ended September 25, 2021
Pro forma net loss attributable to stockholders	(5,502)	(27,036)
Weighted average shares outstanding of common stock - class A common stock (1)(2)(3)	50,664,146	50,664,146
Net loss per share (basic and diluted) attributable to class A common stock (4)	$(0.11)	$(0.53)
Potential anti-dilutive instruments not considered
Earnout Interests and unvested Sponsor Shares (2)	23,616,000	23,616,000
Warrants (3)	15,870,411	15,870,411

Total	39,486,411	39,486,411

(1)	The class V-1 and V-3 common stock issued for consideration are non-economic and as such are excluded from the earnings per share calculation.
(2)
Weighted average shares outstanding of class A common stock excludes approximately 20,000,000 Earnout Interests and 3,616,000 Sponsor Shares subject to vesting based on achievement of certain share price targets.

(3)	Weighted average shares outstanding of class A common stock excludes approximately 15,870,411 unvested warrants for Symbotic Holdings common units.
(4)	Diluted loss per common share is the same as basic loss per common share as all potential common shares (including exchangeable NCI) are antidilutive in any period where the Company has a loss.

BUSINESS
Company Overview
At Symbotic, our vision is to make the supply chain work better for everyone. We do this by developing, commercializing, and deploying innovative, end-to-end
technology solutions that dramatically improve supply chain operations. We currently automate the processing of pallets and cases in large warehouses or distribution centers for some of the largest retail companies in the world. Our systems enhance operations at the front end of the supply chain, and therefore benefit all supply partners further down the chain, irrespective of fulfillment strategy.
Symbotic was established to develop technologies to improve operating efficiencies in modern warehouses. Significant funds and resources have been devoted to date in developing the Symbotic platform and related applications, to create complete systems with the ability to fundamentally change how the supply chain functions. Symbotic’s intellectual property is protected by a portfolio of over 400 issued and/or pending patents.
Our revolutionary platform accelerates the movement of goods through the supply chain, improves SKU agility, fulfills orders with 99.9999% accuracy and does this all with less inventory and operating cost. The underlying architecture of our platform and applications differentiates our system from everyone else in the marketplace. The system uses high-speed, fully autonomous mobile robots that travel up to 25 miles-per-hour
(mph), controlled by our A.I.-enabled system software, to move goods through our proprietary buffering structure.
Proprietary modular applications such as our inbound atomizing and outbound palletizing applications plug into to the Symbotic platform to achieve compelling, real world supply chain improvements at scale. Adding other Symbotic modular applications under development will allow our customers to support all omni-channel strategies, such as brick and mortar retail and
e-commerce
with
in-store
pickup or home delivery, from a single centralized warehouse/fulfillment facility.
Our systems vary in size and price. Systems can be as small as a single football field sized footprint (48,000 square feet) serving 25 or more stores and can scale to meet the needs of the world’s largest retailers. Our platform’s modular design and greater storage density enables installation in existing, and active warehouses, with limited interruption to ongoing operations.
Symbotic systems atomize inbound freight (divide it to a common unit), from pallets-to-cases
and
cases-to-items
(currently in development), digitize the attributes of these units without re-labeling,
and move the units to buffering in their original (or native) packaging with bottom lift technology on our autonomous mobile robots instead of re-transferring
goods to trays, shuttles, or cranes. As the distribution center receives replenishment orders from stores, our autonomous robots retrieve the desired units in specified sequence to facilitate orderly fulfillment.
Fulfillment often incorporates our automated pallet-building application. This application builds pallets with goods ordered specific to a given store and store aisle to facilitate rapid and sequential provisioning of the goods from the pallets to a specific store’s shelves (known as store plan-o-grammed
pallets). The application also builds the pallets with improved structural integrity, which in turn leads to denser, taller pallets that improve truck packing density while reducing product damage.
We believe that the global supply chain has reached a point of critical stress, driving an inflection in demand for warehouse automation across all industries. As the labor force shifts toward an older, more highly educated demographic, the warehouse labor pool is shrinking and becoming more expensive, while most well-located distribution centers are either operating manually or utilizing outdated, static mechanized conveyor systems. The dramatic growth in
e-commerce
has increased supply chain complexity by putting pressure on retailers to support multiple sales channels and orders of individual items in addition to cases and pallets. Meanwhile, consumer expectations have evolved to demand a larger variety of items to be delivered quickly and seamlessly. This has placed significant strain on the traditional supply chain and the people who support it. We help our customers to thrive in this increasingly challenging environment.
Our systems are actively deployed in the warehouses of a number of the world’s largest retailers including Walmart, Albertsons, Target, Giant Tiger and C&S Wholesale Grocers, which is one of the largest grocery wholesalers in the United States and an affiliate of Symbotic. We have spent significant time working closely with our customers to develop, test, and refine our technology, and our success has translated into a $5.4 billion contracted backlog as of September 25, 2021 to deliver systems from 2022 through 2028. An additional $6.1 billion was added to our contracted backlog on May 20, 2022 when we amended and restated the Walmart MAA as described below in “
—Customers—Walmart
.”
We believe the potential market opportunity for our systems is large and expanding. We are initially targeting the ten largest brick-and-mortar
companies across five verticals: general merchandise, ambient grocery, ambient food distribution, consumer packaged food, and apparel. Based on identified North American warehouses of the ten largest companies in each of these five verticals, we believe that our strategically addressed market opportunity is approximately $126 billion. When considering deeper penetration in our initial verticals, adding additional adjacent verticals, and entering the European market, our total addressable market increases to $373 billion.
Industry Background
First Principles of the Supply Chain
The first principles of the supply chain are to align three mismatches that arise between producers and users of goods in a cost-effective manner. These three mismatches relate to the quantity, timing and location of goods and arise because a small number of producers concentrate resources to serve many consumers in the pursuit of economies of scale.
The first mismatch relates to the quantity of goods, as a relatively small number of producers generate a greater quantity of goods than any single consumer desires. The supply chain aligns this mismatch by “atomizing” (dividing into a common unit) production quantities into quantities desired by consumers, meaning pallets are atomized into cases, and then cases into individual items (known as “eaches”).
The second mismatch relates to the timing of when goods are produced versus needed. Producers generate goods continuously, but end users purchase and consume goods at a much slower or cyclical rate. This mismatch is aligned by what is known as “buffering” (storing goods in inventory), achieving an effect between producer and user that is like the way a water reservoir manages variation between precipitation and household water consumption.
Location is the final mismatch, as goods are needed at the point of consumption rather than the point of production. Thus, movement of goods is a critical function of the supply chain.
Types of Warehouses
Modern warehouses are a node in the supply chain where atomizing, buffering and movement activities align these mismatches. Two common types of warehouses are distribution centers and
e-commerce
fulfillment centers. Finished goods from manufacturers almost always enter the supply chain packaged in either pallets or cases, and flow downstream to end users. Since our systems automate pallet-to-case
activities up stream in the supply chain, our systems benefit all downstream users throughout the supply chain. With this advantage, and because the majority of supply chain cost resides in the distribution center, it is easier to integrate systems downstream, rather than upstream (see “
Our Competitive Strengths
”).

	Distribution Centers	E-Commerce Fulfillment
Flow of Goods	Upstream	Downstream
Typical Function	Atomization and buffering between producers and next node	Items selection Packing and shipping
Typical Location	Rural, Suburban	Suburban, Urban
Common Fulfillment Unit	Pallets, Cases	Items/Eaches
Optimized for	Low cost per case	Speed of fulfillment & delivery
Volume	High	Low to moderate
SKU count/variety	Low to Moderate	High
Current supply chain operations are generally manual, inflexible, expensive, require significant investments in inventory, and require goods to be manually handled multiple times before being shipped to stores or consumers. The supply chain is expensive because it tends to be slow, labor intensive and leads to significant damage and waste. In a typical supply chain operation, single-SKU
pallets are delivered to a distribution center where hundreds, or thousands, of people are required to move and store pallets of goods, select individual cases from them, combine those individual cases into either store-ready pallets or, in the case of
e-commerce
fulfillment, unpack those cases so that individual items can be stored in totes or other storage structures before selecting and combining individual items for individual customer order fulfillment. Even mechanized warehouses require significant human intervention, are very inflexible and face disruption from numerous single points of failure. These factors contribute to high maintenance costs and damage, resulting in limited total cost savings.
Retail and Supply Chain Trends
Several trends within the retail industry and the supply chains that serve them have exacerbated the costs and inflexibility of today’s supply chains:

•
Labor Scarcity and Cost—
As the labor force matures and becomes more highly educated, warehouse labor is becoming increasingly scarce and expensive. According to InsightQuote’s 2021 Warehousing & Fulfillment Costs & Pricing Survey, average salaries for warehouse management increased to nearly $56,000 in 2021, up 18% from approximately $47,500 in 2017, and average wages for warehouse staff in the U.S. increased to $14.00 per hour in 2021, up 22% from $11.44 per hour in 2017. Transportation, warehousing and utilities employment turnover increased 48% from 2016 to 2020, compared to a 35% increase for all workers during the same timeframe, according to the U.S. Bureau of Labor Statistics.

•
Omni-Channel Strategies
—As online shopping has become more popular with consumers,
brick-and-mortar
retailers must support multiple distribution channels: traditional brick-and-mortar,
online with home delivery, buy online pick up in store (BOPIS), as well as support for channel-related reverse logistics. Not only does the growth of distribution channels increase complexity, but the
e-commerce
channel itself is more complex than traditional
brick-and-mortar
because of the need to deliver a continuously changing and increasingly diverse range of items to a broader range of locations, faster and in an increasing variety of ways.

•
Growing Consumer Expectations and SKU Proliferation
—The internet has made the world’s goods available to more consumers, so now shoppers expect retailers to offer increased product diversity. At the same time, manufacturers continue to adopt mass personalization product strategies, adding to a growing number of new SKUs and accelerating the frequency and speed of SKU transitions. These trends require retailers to find a way to efficiently store, handle, and make available a wider variety of SKUs while managing seasonal and geographic variability. This requires either a greater number of specialized supply chain processes or greater flexibility of existing processes.

Existing warehouse automation systems are largely engineered to solve single challenges in the supply chain with discrete applicability focused on a particular niche in the warehouse automation value chain (for example, specific pick and pack /
e-commerce
fulfillment robotics) or are older manufacturing technologies that serve to automate high-volume, lower-value repetitive tasks (such as conveyer belts and sensors). We believe the Symbotic system is unique in its ability to serve as a comprehensive end-to-end
warehouse automation system.
Advances in Core Technologies
We benefit from advances in robotics, sensors, visual systems, processing power, machine learning and artificial intelligence that have been developed and commercialized over the last decade. For example, we are beneficiaries of the tens of billions of dollars that have been invested in attempts to advance autonomous vehicle technology.
Symbotic Platform Overview
Reasoning from first principles, we have
re-conceived
the purpose and needs of the supply chain. From that perspective, we have completely re-designed
and
re-engineered
the warehouse, unencumbered by legacy thinking and the resulting narrowly targeted technologies aimed at reducing fragments of cost in the warehouse.
Our systems manage every aspect of warehouse logistics, from the time merchandise is off-loaded
from a producer’s truck or container until that merchandise is ready to be delivered to a store, pick-up
location or individual. Our platform has an approximate useful life of 25 to 30 years and is so space efficient that it can be installed in phases in operating distribution centers with minimal impact to operations. The platform is composed of atomizing robotics, a buffering structure, autonomous mobile robots that handle product, robotic palletizing cells and software that coordinates and optimizes the movements of all these systems to maximize the throughput of goods while reducing cost of the system.
Unique Platform Architecture

Our innovative platform architecture differentiates our system from alternative warehouse systems. Eight pillars of that architecture combine synergistically to deliver the benefits of our systems. Those pillars are:

•	A.I.-Powered Software : Our platform is enhanced by our A.I.-powered autonomous hardware and system software.

•	Atomizing : Atomizing goods is the process of dividing quantities of goods to the lowest common fulfillment unit ( e.g. , from pallets-to-cases and cases-to-items). Our platform atomizes incoming pallets to the case level and handles those original (or “native”) cases throughout our system. We are prototyping the ability to atomize cases to the item level to handle toted items in our platform just like we currently handle cases which would allow both cases and toted items to be integrated into a single platform. Competing warehouse systems handle pallets and more frequently partial pallets of goods. Pallets and partial pallets represent an increased level of on hand inventory and partial pallets leave unused volume within the warehouse. Volume adds expense because it has its own cost and because volume adds movement distance, slowing down the transport of goods through the supply chain. By managing goods at the case and toted item level, rather than at the pallet level, our systems remove unused space from the distribution center, allowing merchandise to be stored more densely and increasing the speed of product throughput. These space saving efforts are increased by the storage density of our platform, which allows us to retrofit our systems into our customers’ existing warehouse operations without interrupting ongoing supply chain operations or requiring capital to build new greenfield warehouse space.

•
Randomizing
: Our platform function is analogous to that of a random-access computer hard drive. By effectively “digitizing” each individual case and toted item and spreading them throughout the buffering structure, we create optionality for our picking and routing optimization algorithms. Merchandise is opportunistically placed throughout the buffering structure, similar to the way a random-access hard drive handles data. This minimizes movement to increase throughput, enhance SKU agility and reduce the number of autonomous mobile robots required to distribute product.

•
Autonomous Movement
: Fully autonomous mobile robots allow our systems to have superior flexibility, speed, mobility and inventory handling capabilities. Like fully autonomous cars operating in a smart city, our robots operate independently but act collectively to transport, sequence, and move cases through a warehouse. Our algorithms consider robot proximity, travel distance and other factors to solve for optimal overall performance while dynamically adjusting as anomalies arise. In addition, because each robot can travel anywhere in a two-dimensional
plane and moves like a car that can make radius turns, our robots are comparatively fast, traveling up to 25 miles-per-hour
(mph). Faster movement enhances throughput and efficiency by clearing aisles more quickly and allowing for more storage and retrieval transactions per hour compared to tray, shuttle or crane-based systems. Finally, our use of automation and software means our systems can approach true
“lights-out”
operation (100%
up-time
with zero human intervention).

•
Original (Native) Package Handling
:
In our current applications, we handle cases by lifting them from the bottom using an automated fork system. This approach allows our platform to manipulate a wide range of case sizes, types and weights in a variety of packaging formats. This allows our platform to handle and be configurable to a wider range of goods and verticals. Unlike some of our competitors, we do not handle goods with grippers, which can crush products, or suction cups, which can drop goods. We also do not transfer goods to standardized trays, eliminating this additional handling of goods. Instead, bottom-lift handling reduces case damage and system rejection rates, thereby decreasing waste and cost.

•	End-to-End Integration : By being an integrated end-to-end system, we are able to comprehensively change a warehouse and a customer’s supply chain to maximize its efficiency.

•
System-of-Systems
Design
: Our
system-of-systems
architecture philosophy eliminates single points of failure, enhancing system resiliency. Utilizing a redundant array of autonomous robots, lifts and inbound and outbound palletizing systems allows any part of our system to assume the task load of another system part, in the event any sub-system
ever fails. In addition, our hardware and software systems are engineered for rapid serviceability utilizing field replaceable components wherever possible.

•
Scalable Modularity
: Our architecture is highly modular and scalable, allowing us to install our systems in existing warehouse facilities while achieving full performance benefits. We are also able to install our systems in phases, allowing the existing warehouse facility to continue to operate while the transition to our systems is underway. Finally, we can easily reconfigure and expand our systems to accommodate SKU proliferation as our customers’ needs and strategies evolve.
Platform Functional Flow Overview
Generally, manufacturers create their products in batches by SKU (Stock Keeping Unit, or individual type of item, like cans of chicken noodle soup). Manufacturers then aggregate and package the goods in manageable quantities for efficient and safe shipping. Usually, products are batched in cardboard or plastic cases. Cases may then be stacked on
4-foot
by
4-foot
pallets as high as safely possible and then shrink-wrapped so the pallets retain integrity while in transit and the goods can be transported without damage.
A pallet may commonly contain anywhere between 40 and 120 cases depending on the size and weight of the product inside and, therefore, could contain dozens to hundreds of individual items that will ultimately be sold to consumers. Some manufacturers produce homogeneous pallets with one SKU. Others may combine multiple SKUs on heterogeneous pallets if the cases are the same size and the manufacturer is able to do so efficiently in their production process.
Other products may be shipped
un-palletized
because a manufacturer does not produce or sell enough of one item to make full pallet shipping efficient. Products may also travel through the supply chain unpalletized because the goods have been combined with other products for more efficient shipping. This often happens for products coming from international destinations given the desire to fill a shipping container with multiple items and/or from multiple manufacturers to reduce overall shipping costs.
Un-palletized
products generally come stacked randomly in a truck trailer or shipping container.
Symbotic’s system can uniquely handle homogeneous and heterogeneous palletized and un-palletized
products.

•
Palletized Inbound
:
When palletized product reaches a warehouse, the pallets are placed into our automated system where our large de-palletizing
robots use state of the art vision technology and our proprietary end-of-arm
tools to pick up entire layers of product and transfer them to our “singulating” robots. Our singulating robots also use vision technology and other proprietary end-of-arm
tools to orient each individual case optimally for storage and handling in the system’s buffering structure. The cases then enter the scan tunnel.

•	Other Inbound : When unpalletized product reaches our system, the individual cases enter the scan tunnel just like palletized inbound product.

•
Scan Tunnel
: On the way to the buffering structure, each case proceeds through a short scan tunnel where we use vision technology and sensors to “digitize” the dimensions and attributes of each inbound case. Simultaneously, the system performs an integrity check of the case to screen for damage. Case damage can compromise the movement of the goods through our system, and it may indicate damaged product inside the case. Any case that our system determines is non-conforming
or damaged is rejected by the system. An associate will either repair the case before re-induction
into the system or reject the damaged goods.

•
Buffering Structure
: The buffering structure of our platform, where goods are placed, stored, and retrieved, is composed of a number of levels stacked on top of each other. Each level is approximately three feet tall, allowing a typical thirty-two-foot-tall
warehouse to have ten levels of storage for optimized space utilization. Each individual level has a transfer deck that spans the width of the structure and connects several dozen aisles that extend horizontally at a
90-degree
angle from the transfer deck. This gives us approximately 200,000 linear feet of storage in our average sized platform. The levels are connected vertically by a series of lifts.

•
Lifts
: Upon exit from the scan tunnel, the case moves to a collection of lifts that function like a bank of elevators in a building. Simultaneously, our A.I.-enabled software determines the optimal randomized location in the structure for storage of that case. When a case reaches the lift to which it is assigned, the lift extends its finger lift system and picks up the case. The lift then brings the case to the appropriate level in the structure and places it onto a buffer shelf where the case will be picked up by a Symbot. The Symbot will then bring the case to the aisle storage position for that level.

•
Symbots
: Symbots are our fully autonomous mobile goods handling robots. They are powered by rapid-charging ultracapacitors, so charging takes a matter of seconds as the Symbots drive over charge plates integrated into the floor of the buffering structure. This eliminates the need for Symbots to come out of service for charging, allowing them to operate all day for weeks at a time. If required, an individual Symbot can be removed from the system by remote instruction when it needs maintenance. Our Symbots are interchangeable and hand off tasks to other Symbots in a live operating system without productivity loss should a Symbot need maintenance.

The Symbots lift each case from the bottom using fingers that extend under the case, rather than gripping and pulling, enabling case handling without the need to put them on trays. Trayless handling allows us to store cases randomly throughout our storage structure within five millimeters of another case.
The Symbot picks up a case from the lift and enters the transfer deck on its way to the appropriate aisle. The Symbots are routed by our proprietary artificial intelligence software to the aisle and location where a case is to be placed. Once in the appropriate aisle, the Symbot accelerates rapidly up to 25 mph towards the specific location where it has been instructed to place the case.
When the Symbot reaches the appropriate placement location it extends its finger lift system and places the case on the aisle position and is ready for its next task. In a typical size and configuration system, a Symbot can reach any location in our structure and return to our inbound or outbound cells in under four minutes.
Retrieving a case is simply the reverse process of placing a case.

•
Outbound
: Our outbound lifts retrieve cases delivered by Symbots and transfers them to the outbound level of the system. Our software utilizes the Symbots and lifts to sequence cases in an optimal order for outbound processing. A typical system creates what we call a “rainbow pallet” comprising a variety of different products and SKUs. Our system can also create a rainbow pallet based upon a customer’s store plan that contains products for a specific store aisle, which can be delivered directly from a truck to the end of an aisle so that store employees can unpack the cases from the pallet and replenish shelves quickly and reduce store labor costs.

•
Palletizing
: Our system uses
AI-based
software that enables us to palletize cases using two robotic arms on opposite sides of a pallet. These two robotic arms work together placing a case onto a pallet in less than three seconds.

Our Competitive Strengths
Our people, technologies, and experience, underpinned by decades of leadership in supply chain operations and innovation provide us with significant advantages over our competitors. Specifically, we benefit from the following competitive advantages:
Experienced,
Founder-Led
Leadership Team
Symbotic is a
founder-led
company. Our Chairman and significant shareholder, Richard B. Cohen, started Symbotic in 2006, to develop advanced technologies to make the supply chain work better for everyone. This vision was inspired by Mr. Cohen’s experiences building C&S Wholesale Grocers.
Mr. Cohen is an accomplished business builder, as evidenced by his helping lead sales growth at C&S Wholesale Grocers from $14 million in 1974 to $27 billion in 2018. Effectively running warehouse operations for the low margin grocery industry, Mr. Cohen has been building, running and innovating warehouses for two generations. We believe our Founder’s deep industry and operational expertise is a core competitive advantage for Symbotic.
Mr. Cohen has built a team of experienced board members and executives with a diverse range of technology expertise acquired at industry leading companies and institutions such as Flex, Fortna, IBM, Intuit, Manhattan Associates, MIT, Netezza, RealPage, SoftBank, Staples, Tesla and Walmart.
Unique Team Culture
Our team has harnessed first principles thinking to help us understand complex systems like supply chains and automation in simple, elemental ways. This approach unburdens our creativity from the constraints of legacy problem solving. First principles thinking also leads us to constantly question our established approaches to problems, freeing us to invent new technologies to improve the supply chain. Approximately half of the Symbotic team is composed of software, mechanical, electrical and systems engineers and scientists who have been conducting research and development focused on our core technology. As a result, we have developed or created a significant amount of intellectual property protecting our core technology, including a patent portfolio with over 400 patent filings.
First Mover Advantage with Differentiated Platform Architecture
We believe we have developed highly unique platform architecture utilizing fully autonomous robots, at scale and in real world supply chain applications. The advantages of this approach are so compelling, as quantifiably measured by performance data in real world applications, that we believe our approach can become the de facto standard approach for how warehouses operate.
Superior System Return on Investment
Because of the quantifiable metrics related to our platform, our systems can provide our customers with a rapid recovery of investment costs and a compelling return on investment.

•
Superior Product Throughput
: The high density of our platform, the optimized and randomized storage of our architecture, and the speed and agility of our autonomous mobile robots minimizes movement to increase throughput, enhancing SKU agility and reducing the number of robots required to distribute product.

•
High Density System
 & Storage
: Partial pallets represent an increased level of on hand inventory and leave unused volume within the warehouse. Volume adds expense because it has a storage cost and adds movement distance that slows down the movement of goods through the supply chain. By managing goods at the case and tote level, rather than at the pallet level, our systems remove unused space from the distribution center, store merchandise more densely and increase the speed of product throughput.

•
No Compromise Retrofit
: The modularity and scalability of our systems allows us to install our systems in existing warehouse facilities while achieving full performance benefits. We are also able to install our systems in phases, allowing the warehouse facility to continue to operate while the transition to our system is underway. Finally, we can easily reconfigure and expand our systems to accommodate SKU proliferation as our customers’ needs and strategies evolve.

•
Inventory Reduction
 & SKU Agility
: The accuracy, throughput speed and density of our platform allow our customers to achieve a higher level of availability and a wider range of SKU variety with less inventory.

•	Fulfillment Accuracy : Our digitization strategy, artificial intelligence enabled store/retrieve software and other automated systems contribute to the 99.9999% fulfillment accuracy of our platform.

•
System Resilience
: Our
system-of-systems
architecture philosophy eliminates single points of failure, enhancing system resiliency. Utilizing a redundant array of autonomous robots, lifts and inbound and outbound palletizing systems allows any part of our system to assume the task load of another system part, should any sub-system
ever fail. In addition, our hardware and software systems are engineered for rapid serviceability utilizing field-replaceable components wherever possible.

•
System Scalability
: Our platform can be scaled to fit the needs of our customers and scale of their facilities. We are also able to install our systems in phases, allowing the warehouse facility to continue to operate while the transition to our systems is underway. Finally, we can easily reconfigure and expand our systems to accommodate SKU proliferation as our customers’ needs and strategies evolve.

Remaining Performance Obligations (“Backlog”)
As of September 25, 2021, Symbotic had a $5.4 billion backlog of orders from its customers, of which approximately 8% is expected to be recognized as revenue in the following twelve months.
The backlog is largely structured on a cost-plus fixed profit basis. This allows Symbotic to maintain its gross profit targets even in times of high inflation or supply chain related price increases. For example, in most cases rising integrated circuit chip costs or increases in steel prices are passed on to the customer, preserving Symbotic’s gross profit.
Our significant contracts do not contain termination for convenience clauses. Outside of insolvency, or specific change in control provisions, most of our backlog can only be terminated if Symbotic does not deliver the systems ordered at their defined performance standards, which we believe to be unlikely. In addition, because our systems significantly reduce our customers’ costs, contract termination by our customers would be costly and disruptive, enhancing our ability to retain our customers.
Backbone of Commerce
Our expertise has been established at the front end of the supply chain because our systems “handshake” directly with producers and manufacturers who are the first node in the supply chain. We describe our platform as the backbone of commerce, because with our optimized case handling capability, all downstream nodes in the supply chain benefit. This means our systems have a strategic level impact for our customers and are mission critical for daily operations, that we believe will result in high rates of customer retention.
We are also prototyping a full-scale, individual unit handling application, that can be integrated into our case handling platform, and be installed in the distribution center. We believe this capability is unique and will drive stronger supply-chain efficiency through reduced handling and the ability to buffer inventory at either the precise unit, or case count.
We believe our competitive positioning is highly differentiated because our upstream expertise facilitates our integration with other downstream applications, including our own in prototype development. Our systems reside upstream in the supply chain from systems for
e-commerce
fulfillment centers. Our competitors have not established automated case level buffering infrastructure or distribution center expertise, making their upstream integration significantly more challenging than our downstream integration.
Our Market Opportunity
We define our primary strategically addressed market as the total potential spend on our systems over the next 15 years for U.S. warehouses in the general merchandise, ambient grocery, ambient food distribution, consumer packaged food, and apparel verticals. We estimate the size of our initial strategically addressed market to be $126 billion based on the number of warehouses in each of those verticals, our estimates of the percent of warehouses in each vertical that are addressable (over 1,500), and the expected average price of our system and associated recurring revenue.
We estimate that there is an additional $112 billion in market opportunity from our secondary verticals
(non-food
consumer packaged goods, home improvement, auto parts, third-party logistics, and refrigerated and frozen foods), implying a $238 billion total addressable market in the United States.
Over time we plan to expand beyond our primary and secondary target verticals, into additional verticals such as pharmaceuticals and electronics. To capture the size of this broader market opportunity, we estimate the size of these additional verticals in the United States at an additional $51 billion (using the same methodology we use for our primary and secondary verticals).
We also plan to expand to Canada and Europe, so we define our total addressable market as our total U.S. market opportunity of $289 billion plus our market opportunity in Canada and Europe, which we estimate to be an additional $83 billion. This implies a total addressable market of $373 billion (over 6,500 distribution centers). To estimate our market opportunity in foreign countries, we currently exclude Asia, but for the remaining countries we assume the number of warehouses in each country relative to the number of warehouses in the U.S. is proportionate to their relative GDPs. We then multiply the resulting number of warehouses by our estimate for the percent of those warehouses that are addressable and by our estimate for the average price of our system and associated recurring revenue outside the U.S.
Our Growth Strategy
The key elements of our strategy for growth include the following:

•
Further penetrate existing customers’ operations
: Our existing customers are large companies, many of which have thousands of stores and hundreds of warehouses and distribution centers. Under our current contracts with these customers, we are fully converting a portion of these customers’ distribution centers in the United States. We fully expect that the value these customers receive in the contracted distribution centers will translate to winning full deployments at the remainder of their distribution centers and therefore, we expect to grow our market share.

•
Win additional customers in existing verticals
: Given the size of our primary serviceable addressable market relative to the size of our current customer base, there is significant room for us to expand within existing verticals. We have numerous other potential customers in various stages of the sales cycle and expect to win new customers in our existing verticals.

•
Expand into new verticals
:
We believe that every vertical that involves the physical distribution of goods through a distribution center is a potential customer. We currently have the intention and technological capability to expand to the non-food
consumer packaged goods, auto parts, and third-party logistics verticals. Additionally, as we build out our refrigerated and frozen capabilities, we intend to expand to the refrigerated and frozen foods verticals.

•	Expand product offerings : We intend to expand our product suite to increase our potential value to existing customers and to attract new customers. For example, by building out our integrated item handling application, we can help our existing customers manage an increasing variety of SKUs and optimize their
e-commerce
operations. We can also increase our appeal to pure-play
e-commerce
retailers. Because our Symbotic platform is designed to integrate such third-party applications, we also are exploring opportunities to expand our product suite through partnerships, investments in companies and acquisitions. Finally, we are exploring new business models, specifically by adding reverse logistics and warehousing-as-a-service
offerings. These future anticipated products are not included in our current support and maintenance arrangements.

•
Geographic Expansion
:
Working with our existing customers and by adding new customers, we intend to expand our operations beyond the United States and Canada. We are currently evaluating opportunities in Europe, Latin America, and the Middle East.

Competition
Most of our target market currently relies on conventional manual and semi-mechanized systems that are labor intensive. There are several point solutions available in the market that automate certain components of the warehouse or distribution center, but few offer end-to-end
systems. Those that do typically require a significant greenfield real estate investment.
Some point solutions such as specific
goods-to-people
robotics or pick and pack robotic arm solutions address only specific supply chain functions but do not maximize the efficiency of the supply chain as a whole. These solutions also must be integrated with other disparate technologies, which often comes at significant cost and time and adds latency to operations.
Those companies that do offer
end-to-end
systems, most notably Witron, Honeywell, Dematic, Vanderlande, SSI Schaefer and Swisslog, have systems that are composed of a disparate set of mechanically complex point solutions, with numerous single points of failure. These systems are challenging to implement and expensive to adapt to changing customer needs and SKU variation. Even these end-to-end
mechanical systems require significant manual labor. They are frequently based on pallet and partial pallet storage techniques, requiring additional inventory and warehouse space.
There are also systems such as Amazon Kiva, Exotec, Ocado, and AutoStore that focus exclusively on individual order fulfillment. We do not consider these to be direct competitors at present because we are focused initially on fulfillment to physical stores; however, they will potentially become partners or competitors as we expand into
e-commerce,
or if they expand to
brick-and-mortar
retail. Today, however, these four companies focus primarily on
e-commerce,
lack case picking technology, and therefore cannot support large retailers with both online and offline operations.
Customers
Customer Base
We have a strong blue chip customer base that includes some of the world’s largest retailers, including Walmart, Albertsons, Target and Giant Tiger, and our affiliate, C&S Wholesale Grocers, which is one of the country’s largest wholesaler grocers.
Since inception, our customers have ordered approximately $5.8 billion of systems from us, and as of September 25, 2021, we had orders of approximately $5.4 billion in backlog that we expect to deliver and install over the next seven years. A substantial majority of the $5.4 billion in backlog relates to the Walmart MAA.
Walmart
We have worked with Walmart since 2015 and entered into the initial Walmart MAA in 2017 and restated and amended that agreement in January 2019. On April 30, 2021, we amended the Walmart MAA to expand our commercial relationship with Walmart and the scope of the Walmart MAA to the implementation of systems, which for purposes of the Walmart MAA are apportioned into 80 “modules,” across 25 of Walmart’s 42 regional distribution centers. On May 20, 2022, we again amended and restated the Walmart MAA to further expand our commercial relationship with Walmart and the scope of the Walmart MAA to the implementation of 188 modules, 20 of which are contingent on the satisfaction of certain conditions described in the Walmart MAA, across all of Walmart’s 42 regional distribution centers. The amendment and restatement added an additional $6.1 billion to our backlog.
The implementation of the modules under the Walmart MAA began in 2021 and will continue based upon an agreed-upon timeline, subject to limited adjustment, with the implementation of all modules to begin by the end of 2028. For each module, Walmart pays us:

•	the cost of implementation, including the cost of material and labor, plus a specified net profit amount;

•	for software maintenance and support for a minimum of 15 years following preliminary acceptance of the module and with annual renewals thereafter; and

•	for spare parts.
Walmart also pays us for operation services for modules installed in the first four buildings for an operation service period for each module that ends on the third anniversary of preliminary acceptance of the final module installed in a building.
The initial term of the Walmart MAA expires on May 20, 2034 with annual renewals of the term thereafter. At any time, either party may terminate the Walmart MAA in the event of insolvency of the other party or a material breach of the other party that has not been cured. Walmart may also terminate the Walmart MAA at any time if we fail to meet certain performance standards or undergo certain change of control transactions.
Pursuant to the Walmart MAA, we must provide Walmart notice in certain circumstances, including if we explore transactions other than the Business Combination that would reasonably be expected to result in a change of control or sale of 25% or more of the voting power of Symbotic. Such transactions are prohibited for specified time periods following such notice, and we must allow Walmart to participate on terms and conditions substantially similar to those of other third-party participants. We have also agreed to certain restrictions on our ability to sell or license our products and services to a specified company or its subsidiaries, affiliates or dedicated service providers.
On December 12, 2021, we entered into an Investment and Subscription Agreement (the “Investment and Subscription Agreement”) with Walmart. Pursuant to such agreement, in connection with the amendment and restatement of the Walmart MAA on May 20, 2022, Walmart exercised a warrant to purchase 267,281 units of Warehouse, or 3.7% of the total outstanding units of Warehouse as calculated following the exercise of the warrant and issuance of units thereunder, at an aggregate purchase price of $103,980,327. We also issued Walmart a new warrant to purchase 258,972 units of Warehouse, or 3.5% of the total outstanding units of Warehouse as calculated on a pro forma basis at the time of the issuance of the warrant, subject to customary adjustments, at an exercise price of $614.34 per unit, which is the estimated value of a unit of Warehouse on the date of the Merger Agreement based on the Exchange Ratio assuming one share of Class A Common Stock is $10.00.
Pursuant to the Investment and Subscription Agreement and as a result of the warrant exercise, Walmart has the right to designate a Walmart employee of a certain seniority level to attend all meetings of the Board in a nonvoting observer capacity, except in certain circumstances, including where such observer’s attendance may be inconsistent with the directors’ fiduciary duties to the Company or where such meetings may involve attorney-client privileged information, a conflict of interest between the Company and Walmart or information that the Company determines is competitively or commercially sensitive. Additionally, pursuant to the Investment and Subscription Agreement and subject to certain exceptions described therein, Walmart is subject to a standstill agreement that limits Walmart’s ability to pursue certain transactions with respect to Warehouse and the Company until the earlier of (i) December 12, 2025 and (ii) the later of (a) the date on which Walmart owns less than 5% of the fully diluted equity interests of Warehouse or, after the Closing, the Company and (b) the date that is six months after Walmart no longer has the board observer rights described above.
The Walmart MAA and Investment and Subscription Agreement have been filed as exhibits to the registration statement of which this prospectus is a part.
Products
Our system is typically sold in three parts: the initial system sale, software subscription support services and operation services. The Symbotic system is a modular, highly configurable capital asset purchase that we sell to our customer in the year of deployment. Then over the remaining system life, which is typically 25 years, we charge a software subscription fee. Finally, we provide training and system operation until the customer assumes operational duties. Our typical deployment model is to install the system over a period of six to twelve months, operate the system for a limited time, and then transfer daily operation to the customer.
Omni-Channel Application
We are currently prototyping, in one of our customer’s operating distribution centers, an application that integrates an additional application for the Symbotic platform, called Omni-Channel. This application atomizes cases to the item level and handles totes filled with multiple items just like we handle native cases. This novel application creates an environment in which both cases and toted items can be handled and shipped from a single platform. We believe this provides a significant step forward in our ability to provide an integrated omni-channel platform.
System deployments
Symbotic is an
end-to-end
automated system for product distribution at the heart of the supply chain. We have spent 15 years working at the confluence of product manufacturing and retail distribution to produce a fully automated system that allows more efficient handling, storage, selection, and transportation of goods once they are placed into the supply chain by manufacturers. We have accomplished this by combining “smart” software with “smart” hardware such as our autonomous mobile robots. The power of our system is that the components of the platform and applications work together in one system-of-systems
to provide the results our customers experience.
Technologies
Our technologies fall into two categories: (1) platform and applications software; and (2) hardware, which includes firmware related to the operation of that hardware.
Software

•
A.I.–Enabled Software
: Our systems utilize artificial intelligence technologies in a variety of ways to dynamically achieve optimal performance and improve over time. For example, our platform can independently determine the best locations to buffer inventory in the structure to improve outbound efficiency. In addition, the software enables our autonomous robots to independently place and retrieve various sizes of packages with different package material, make corrections to account for product movement, and efficiently navigate through our platform to complete the system’s objectives in the shortest amount of time and at the lowest cost. Our software also dynamically responds to changes in inventory availability to fulfill customer orders on time.

By using machine learning and A.I. tools to process all the data our system is generating, our system is improved by the tasks it performs. This helps us to develop algorithmic innovations that further improve system performance over time.

•
System Manager
: The System Manager module of our software stack balances work across the inbound and outbound cells of our platform. It does this by managing inbound inventory and inventory levels in the buffering structure against fulfillment orders, optimized to fulfillment gate times. The System Manager module also creates the pallet build plan based on a variety of factors including the aforementioned inventory levels, but also store and aisle specific plan-o-grams,
pallet structure and even more granular criteria such as isolating hazardous products that require special handling.

•
Storage
 & Retrieval Engine
: Our Storage and Retrieval Engine coordinates the mechanical components (or assets) within our platform such as our autonomous robots, buffer shelves and lifts. It also determines, orders, and assigns all the tasks to performed by the system. Finally, the engine manages the safety systems within the platform by monitoring physical access and related zonal lockouts.

The engine builds a
put-away
task list as goods are received that is based on a
put-away
optimization which determines the optimal placement of goods within the buffering structure. Simultaneously, the engine builds a retrieval task list based on fulfillment requests.
Next, the location and status of every platform asset and every case of goods is evaluated, and mobile robot routes are assigned to optimally perform all the put-away
and retrieval tasks.
Since the flow of goods through our platform is highly dynamic and related parameters are constantly changing, the engine reoptimizes every task that needs to be completed multiple times per second. The re-optimization
is based on the supply of goods on hand, the location of those goods and the assets available within the buffering structure. Tasks may then be reassigned, and the routes of the mobile robot recomputed.

•
Real-Time Data Analytics
Software
: Our proprietary software aggregates and synthesizes system data to provide real-time analytics and actionable insights regarding inventory levels, system throughput, accuracy, and performance. We also collect and analyze real-time data on various systems throughout the platform to evaluate system health, predict maintenance needs, and as a result maintain a high level of system performance.

Hardware

•
Intelligent Autonomous Mobile Robots
: Our intelligent, autonomous mobile robots utilize a suite of sensors to handle cases and locate, retrieve, and transport approximately 80% of the SKUs in our customers’ facilities at speeds of up to 25 mph (10 times faster than the average human) with 99.9999% accuracy. Our newest version of these robots uses vision technology in addition to our autonomous routing algorithms (described above) to achieve optimal speed, safety, and routing.

•
A.I.-Powered
De-Palletizing
Robotic
Systems
: Our proprietary
de-palletizing
robotic end of arm tools, coupled with our A.I. and
state-of-the-art
vision enhanced robotic arms
de-palletize
up to 1,800 cases and 200 SKU layers per hour. In the
de-palletization
process, we scan each case to create a digital model of every case, including, among other things, its size, stability, and density that enables our A.I. software to optimize storage, retrieval and palletizing for distribution to stores based upon an individual case’s characteristics. Our software also analyzes the structural integrity of a case during the de-palletization
process to understand whether it needs to be rejected or repaired rather than inducted into the system to improve system performance and optimize inventory in the system.

•
A.I.-Powered Palletizing Robotic Systems
:
Using proprietary A.I.-powered software,
state-of-the-art
vision enhanced palletizing robotic arms and our patented end of arm tools we combine multiple SKUs into aisle-ready pallets that significantly reduce in-store
labor costs for our
brick-and-mortar
customers

while maximizing pallet capacity and throughput. Our palletizing robotic application uses two robots simultaneously to palletize product rapidly and efficiently.
Research and Development
Our technology is underpinned by over $700 million invested in developing the Symbotic platform, and is protected in part by over 400 issued and/or pending patents. Our engineers have extensive robotics and software experience and have been working on our product portfolio for over 15 years. We conduct our research and development in our headquarters, based in Wilmington, Massachusetts as well as at our Canadian headquarters in Montreal, Quebec.
Our research and development activities currently include programs in the following areas:

•
Expand the capabilities and improve our technology
: We aim to continuously advance our hardware and software development to offer better solutions to our customers that benefit their needs. Specifically, we intend to continue innovating our robust A.I.-enabled robots alongside our proprietary software to continue to help our customers optimize operational efficiency.

•
Expand system
 offerings
: As our existing customers’ needs shift and expand, we will be innovating, evolving and being flexible. We will continue to innovate our existing systems as well as introduce new offerings in specific areas for which we do not have a solution, such as tailoring our platform to handle non-ambient
foods. This will not only allow us to deepen our penetration within existing customers, but also grow our customer base in adjacent applications.

Sales and Marketing
We go to market via a direct sales model. Given the size, complexity and value of our technology system, our sales to date have come from long-term discussions between our management team and senior-level executives with our current customers. We intend to accelerate our sales cycle as we begin to expand our marketing efforts and transition from a small number of very large transactions to more widespread adoption of our technology systems.
Manufacturing and Suppliers
We operate two manufacturing centers with
co-located
engineering support in Wilmington, Massachusetts, and Montreal, Quebec. Our Wilmington facility assembles our fully autonomous mobile robots while our facility in Montreal assembles de-palletizing
and palletizing robotic cells. Both facilities use Oracle NetSuite for procurement, and to track & control production. Each factory is roughly 40,000 square feet in size and is staffed with a mix of permanent and temporary employees to manage peak production and can operate on two shifts. To increase production, we intend to increase utilization of our installed manufacturing capacity, as well as continue partnering with subcontractors to take on an increasing amount of production.
We purchase a variety of components from a variety of vendors to assemble our autonomous robots. We also purchase lifts, fixed place robots, conveyors, and steel racking equipment from a wide range of vendors to complete our systems.
Intellectual Property
Our ability to drive innovation in the robotics and A.I. automation markets depends in part upon our ability to protect our core technology and the intellectual property therein and thereto. We seek to protect our intellectual property rights in our core technology through a combination of patents, trademarks, copyrights, and trade secrets. This includes the use of non-disclosure and invention assignment agreements with our contractors and employees and the use of non-disclosure agreements
with our customers, vendors, and business partners.

Unpatented research, development,
know-how and
engineering skills make an important contribution to our business and core technology, but we pursue patent protection when we believe it is possible and consistent with our overall strategy for safeguarding our intellectual property. As of September 25, 2021, we had 275 issued patents in 10 countries and an additional 144 patents pending worldwide. Our issued patents are scheduled to expire between October 2021 and December 2040.
Employees and Human Capital Resources
Our employees are critical to our success. As of September 25, 2021, we had approximately 800 full-time employees, including approximately 620 based in the United States. Approximately 55% of our employees work in our offices in Wilmington, Massachusetts and Montreal, Quebec. However, due to the nature of the
COVID-19
pandemic, many in our workforce have been and continue to work remotely. The remainder of our employees install, commission, operate or maintain our systems at customers’ facilities. We also engage consultants and contractors to supplement our permanent workforce on an as needed basis.
A significant proportion of our employees are engaged in engineering, research and development, and related functions. We have been investing in our people for over a decade and our team possesses decades of combined technical and engineering experience, with a majority of our full-time employees holding technical degrees and a substantial portion of our total employee base holding advanced degrees, including numerous PhDs in engineering.
We consider our relationship with our employees to be in good standing and have yet to experience any work stoppages. None of our employees are subject to a collective bargaining agreement or represented by a labor union.
Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing, and integrating our existing and additional employees. The principal purposes of our incentive plans are to attract, retain and motivate selected employees and consultants through cash and stock performance rewards and other benefits.
Facilities
Our corporate headquarters is in an approximately
sixty-six
thousand square foot facility that we lease in Wilmington, Massachusetts. The lease expires in May 2025, and we have the option to extend for an additional five-year period. Our other leased facilities are summarized below. We believe that our leased space is adequate for our current needs and, should we need additional space, we believe we will be able to obtain additional space on commercially reasonable terms.

Location	~Size (sq. ft.)	Lease Expiration	Purpose
Wilmington, MA (Main)	66,000	May 2025	Headquarters, R&D & Admin
Wilmington, MA	125,000	December 2025	Innovation Center, Manufacturing & Testing
Montreal, QC	48,000	June 2026	Canadian HQ & R&D
Montreal, QC	41,000	June 2026	Manufacturing & Testing
Douglas, GA	26,000	December 2022	Inventory Management
Government Regulations
Compliance with various governmental regulations has an impact on our business, including our capital expenditures, earnings and competitive position, which can be material. We incur costs to monitor and take actions to comply with governmental regulations that are applicable to our business, which include, among others, laws, regulations and permitting requirements of federal, state and local authorities, including related to environmental, health and safety, anti-corruption and export controls.
Environmental Matters
We are subject to domestic and foreign environmental laws and regulations governing our operations, including, but not limited to, emissions into the air and water and the use, handling, disposal and remediation of hazardous substances. A certain risk of environmental liability is inherent in our production activities, operation of our systems and the disposal of our systems. These laws and regulations govern, among other things, the generation, use, storage, registration, handling and disposal of chemicals and waste materials, the presence of specified substances in electrical products, the emission and discharge of hazardous materials into the ground, air or water, the cleanup of contaminated sites, including any contamination that results from spills due to our failure to properly dispose of chemicals and other waste materials and the health and safety of our employees.
Export and Trade Matters
We are subject to anti-corruption laws and regulations imposed by governments around the world with jurisdiction over our operations, including the U.S. Foreign Corrupt Practices Act, as well as the laws of the countries where we do business. We are also subject to various trade restrictions, including trade and economic sanctions and export controls, imposed by governments around the world with jurisdiction over our operations. For example, in accordance with trade sanctions administered by the U.S. Department of Treasury’s Office of Foreign Assets Control and export controls administered by the U.S. Department of Commerce, we are prohibited from engaging in transactions involving certain persons and certain designated countries or territories, including Cuba, Iran, Syria, North Korea and the Crimea Region of Ukraine. In addition, our systems may be subject to export regulations that can involve significant compliance time and may add additional overhead cost to our systems. In recent years the United States government has a renewed focus on export matters. For example, the Export Control Reform Act of 2018 and regulatory guidance thereunder have imposed additional controls and may result in the imposition of further additional controls, on the export of certain “emerging and foundational technologies.” Our current and future systems may be subject to these heightened regulations, which could increase our compliance costs.
See “
Risk Factors—Other Risks—We are subject to U.S. and foreign anti-corruption and anti-money laundering laws and regulations and could face criminal liability and other serious consequences for violations, which could adversely affect our business, financial condition and results of operations
” for additional information about the anti-corruption and anti-money laundering laws that may affect our business.
Legal Proceedings
We may be subject from time to time to various claims, lawsuits and other legal and administrative proceedings arising in the ordinary course of business. Some of these claims, lawsuits and other proceedings may involve highly complex issues that are subject to substantial uncertainties, and could result in damages, fines, penalties, non-monetary
sanctions or relief. We intend to recognize provisions for claims or pending litigation when we determine that an unfavorable outcome is probable, and the amount of loss can be reasonably estimated. Due to the inherent uncertain nature of litigation, the ultimate outcome or actual cost of settlement may materially vary from estimates. See “
Risk Factors—Other Risks—Any future litigation against us could be costly and time-consuming to defend
.”

SYMBOTIC’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis should be read in conjunction with our audited consolidated financial statements and notes thereto and unaudited consolidated financial statements and notes thereto that appear elsewhere in this prospectus. See “Risk Factors” elsewhere in this prospectus for a discussion of certain risks associated with our business. The following discussion contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. The use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. From time to time, we also may provide forward-looking statements in other materials we release to the public. Unless otherwise stated or the context otherwise requires, references in this “Symbotic’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “Symbotic,” “we,” “us,” “our” and the “Company” are intended to mean the business and operations of Warehouse and its consolidated subsidiaries, prior to the Closing, and Symbotic, following the Closing. The historical financial information below are those of Warehouse and its subsidiaries.
Company Overview
We are an automation technology company established to develop technologies to improve operating efficiencies in modern warehouses. Symbotic LLC, a technology company that develops and commercializes innovative technologies for use within warehouse operations, and Symbotic Group Holdings, ULC are wholly owned subsidiaries of the Company.
At Symbotic, our vision is to make the supply chain work better for everyone. We do this by developing, commercializing, and deploying innovative, end-to-end
technology solutions that dramatically improve supply chain operations. We currently automate the processing of pallets and cases in large warehouses or distribution centers for some of the largest retail companies in the world. Our systems enhance operations at the front end of the supply chain, and therefore benefit all supply partners further down the chain, irrespective of fulfillment strategy.
The Symbotic platform is based on a unique approach to connecting producers of goods to end users, in a way that resolves the mismatches of quantity, timing and location that arise between the two, while reducing costs. The underlying architecture of our platform is what differentiates our solution from anything else in the marketplace. It utilizes fully autonomous robots, collectively controlled by our A.I.-enabled system software to achieve at scale, real world supply chain improvements that are so compelling that we believe our approach can become the de facto standard approach for how warehouses operate.
Key Components of Consolidated Statements of Operations
Revenue
We generate revenue through our design and installation of modular inventory management systems (the “Systems”) to automate customers’ depalletizing, storage, selection, and palletization warehousing processes. The Systems have both a hardware component and an embedded software component that enables the Systems to be programmed to operate within specific customer environments. We enter into contracts with customers that can include various combinations of services to design and install the Systems. These services are generally distinct and accounted for as separate performance obligations. As a result, each customer contract may contain multiple performance obligations. We determine whether performance obligations are distinct based on whether the customer can benefit from the product or service on its own or together with other resources that are readily available and whether our commitment to provide the services to the customer is separately identifiable from other obligations in the contract.

We have identified the following distinct performance obligations in our contracts with customers:
Systems
: We design, assemble, and install modular hardware systems and perform configuration of embedded software. Systems include the delivery of hardware and an embedded software component, sold as either a perpetual or term-based on-premise
license, that automate our customers’ depalletizing, storage, selection, and palletization warehousing processes. The modular hardware and embedded software are each not capable of being distinct because our customers cannot benefit from the hardware or software on their own. Accordingly, they are treated as a single performance obligation. Fees for Systems are typically either fixed or cost-plus fixed fee amounts that are due based on the achievement of a variety of milestones beginning at contract inception through final acceptance. The substantial majority of our embedded software component is sold as a perpetual on-premise
license; however, we do sell an immaterial amount of term-based on-premise
licenses.
Software subscriptions
: Software subscriptions refer to support services that provide our customers with technical support, updates, and upgrades to the embedded software license. Fees for the software subscription are typically payable in advance on a quarterly, or annual basis over the term of the software subscription service contract, which term can range from one to 15 years but, for a substantial majority of our software subscriptions, is 15 years.
Operation services
: We provide our customers with assistance operating the system and ensuring user experience is optimized for efficiency and effectiveness. Fees for operation services are typically invoiced to our customers on a time and materials basis monthly in arrears or using a fixed fee structure.
Cost of Revenue
Our cost of revenue is composed of the following for each of our distinct performance obligations:
Systems
: Systems cost of revenue consists primarily of material and labor consumed in the production and installation of customer Systems, as well as depreciation expense. For those Systems where control transfers upon final acceptance from the customer, Systems cost of revenue is generally capitalized as deferred costs and expensed upon customer final acceptance when revenue is recognized for the System. For all other Systems, for which revenue is recognized over time, Systems cost of revenue is expensed as incurred.
Software subscriptions
:
Cost of revenue attributable to software subscriptions primarily relates to labor cost for our maintenance team providing routine technical support, and maintenance updates and upgrades to our customers. Software subscriptions cost of revenue is expensed as incurred.
Operation services
:
Operation services cost of revenue consists primarily of labor cost for our operations team who is providing services to our customers to run their System within their distribution center. Operation services cost of revenue is expensed as incurred.
Research and Development
Costs incurred in the research and development of our products are expensed as incurred. Research and development costs include personnel, contracted services, materials, and indirect costs involved in the design and development of new products and services as well as depreciation expense.
Selling, General, and Administrative
Selling, general, and administrative expenses include all costs that are not directly related to satisfaction of customer contracts or research and development. Selling, general, and administrative expenses include items for our selling and administrative functions, such as sales, finance, legal, human resources, and information technology support. These functions include costs for items such as salaries and benefits and other personnel-related costs, maintenance and supplies, professional fees for external legal, accounting, and other consulting services, intangible asset amortization, and depreciation expense.

Other Income, Net
Other income, net primarily consists of dividend and interest income earned on our money market accounts and the impact of foreign currency transaction gains and losses associated with monetary assets and liabilities.
Income Tax Benefit
Warehouse was, and New Symbotic Holdings is, a multimember limited liability company treated as a partnership for U.S. federal and state income tax purposes. Accordingly, Warehouse was not and New Symbotic Holdings is not subject to U.S. federal income tax. Instead, members are subject to U.S. federal income tax on their distributive share of Warehouse’s or New Symbotic Holdings’ income, gains, and losses. Currently, we do not have nexus in any states in the U.S. that have not adopted the U.S. federal entity classification rules. As such, New Symbotic Holdings does not record a liability for state income taxes. Our Canadian entities, however, are subject to certain Canadian federal and provincial income taxes. Consequently, historical income tax benefit consists of current and deferred taxes for our Canadian jurisdictions. Symbotic is a Delaware corporation that is a domestic corporation for U.S. federal income tax purposes.
Results of Operations for the Three and Six Months Ended March 26, 2022 and March 27, 2021
The following tables set forth our results of operations for the periods presented and as a percentage of our total revenue for those periods. The data has been derived from the unaudited consolidated financial statements contained in this prospectus which include, in our opinion, all adjustments, consisting only of normal recurring adjustments, that we consider necessary for a fair statement of the financial position and results of operations for the interim periods presented. The period-to-period
comparison of financial results is not necessarily indicative of financial results to be achieved in future periods.

	For the Three Months Ended		For the Six Months Ended
	March 26, 2022	March 27, 2021	March 26, 2022	March 27, 2021
Revenue:
Systems	$89,572	$16,760	$160,794	$16,760
Software subscriptions	965	920	1,940	1,544
Operation services	5,747	5,497	10,614	10,415

Total revenue	96,284	23,177	173,348	28,719
Cost of revenue:
Systems	71,975	13,060	128,460	13,096
Software subscriptions	1,145	765	1,955	1,556
Operation services	6,258	5,856	11,559	11,135

Total cost of revenue	79,378	19,681	141,974	25,787

Gross profit	16,906	3,496	31,374	2,932

Operating expenses:
Research and development expenses	23,355	17,090	45,539	31,543
Selling, general, and administrative expenses	23,512	13,331	38,871	24,500

Total operating expenses	46,867	30,421	84,410	56,043

Operating loss	(29,961)	(26,925)	(53,036)	(53,111)

Other income, net	58	70	80	53

Loss before income tax	(29,903)	(26,855)	(52,956)	(53,058)
Income tax benefit (expense)	—	—	—	—

Net loss	$(29,903)	$(26,855)	$(52,956)	$(53,058)

	For the Three Months Ended		For the Six Months Ended
	March 26, 2022	March 27, 2021	March 26, 2022	March 27, 2021
Revenue:
Systems	93%	72%	93%	58%
Software subscriptions	1	4	1	5
Operation services	6	24	6	36

Total revenue	100	100	100	100
Cost of revenue:
Systems	75	56	74	46
Software subscriptions	1	3	1	5
Operation services	6	25	7	39

Total cost of revenue	82	85	82	90

Gross profit	18	15	18	10

Operating expenses:
Research and development expenses	24	74	26	110
Selling, general, and administrative expenses	24	58	22	85

Total operating expenses	49	131	49	195

Operating loss	(31)	(116)	(31)	195

Other income, net	—	—	—	—

Loss before income tax	(31)	(116)	(31)	(185)
Income tax benefit (expense)	—	—	—	—

Net loss	(31)%	(116)%	(31)%	(185)%

*	Percentages are based on actual values. Totals may not sum due to rounding.
Three and Six Months Ended March 26, 2022 Compared to the Three and Six Months Ended March 27, 2021
Revenue

	For the Three Months Ended		Change
	March 26, 2022	March 27, 2021	Amount	%
	(dollars in thousands)
Systems	$89,572	$16,760	$72,812	434%
Software subscriptions	965	920	45	5%
Operation services	5,747	5,497	250	5%

Total revenue	$96,284	$23,177	$73,107	315%

Systems revenue increased during the three months ended March 26, 2022 as compared to the three months ended March 27, 2021 due to the acceptance of certain warehouse automation systems as well as the commencement of other warehouse automation systems for our customers as we continue to grow our business. The increase resulting from the acceptance of certain and commencement of other warehouse automation systems is primarily due to the ongoing Master Automation Agreement with Walmart, for which we are performing the installation and implementation of our warehouse automation system within 25 of Walmart’s 42 regional distribution centers, and which is expected to continue to produce systems revenue as the warehouse automation systems are installed and implemented at the remaining regional distribution centers through fiscal year 2028.

The increase in software subscriptions revenue was due to additional software maintenance revenue associated with the addition of new customer sites.
The increase in operation services revenue was due to an additional customer site serviced during the three months ended March 26, 2022 as compared to the three months ended March 27, 2021.

	For the Six Months Ended		Change
	March 26, 2022	March 27, 2021	Amount	%
	(dollars in thousands)
Systems	$160,794	$16,760	$144,034	859%
Software subscriptions	1,940	1,544	396	26%
Operation services	10,614	10,415	199	2%

Total revenue	$173,348	$28,719	$144,629	504%

Systems revenue increased during the six months ended March 26, 2022 as compared to the six months ended March 27, 2021 due to the acceptance of certain warehouse automation systems as well as the commencement of other warehouse automation systems for our customers as we continue to grow our business. The increase resulting from the acceptance of certain and commencement of other warehouse automation systems is primarily due to the ongoing Master Automation Agreement with Walmart, for which we are performing the installation and implementation of our warehouse automation system within 25 of Walmart’s 42 regional distribution centers, which is expected to continue to produce systems revenue as the warehouse automation systems are installed and implemented at the remaining regional distribution centers through fiscal year 2028.
The increase in software subscriptions revenue was due to additional software maintenance revenue associated with the addition of new customer sites.
The increase in operation services revenue was due to an additional customer site serviced during the six months ended March 26, 2022 as compared to the six months ended March 27, 2021.
Gross Profit
The following table sets forth our gross profit for the three months ended March 26, 2022 and March 27, 2021:

	For the Three Months Ended		Change
	March 26, 2022	March 27, 2021	Amount
	(in thousands)
Systems	$17,597	$3,700	$13,897
Software subscriptions	(180)	155	(335)
Operation services	(511)	(359)	(152)

Total gross profit	$16,906	$3,496	$13,410

For the three months ended March 26, 2022, systems gross profit increased $13.9 million from the same period in fiscal 2021 from $3.7 million to $17.6 million. The increase in systems gross profit resulted from more concurrent system deployments for the three months ended March 26, 2022 as compared to the three months ended March 27, 2021.

For the three months ended March 26, 2022, software subscriptions gross profit decreased $0.3 million from the same three month period in fiscal 2021 from $0.2 million to $(0.2) million. The decrease in software subscriptions gross profit is attributable to an increased cost for the three months ended March 26, 2022 associated with an increase in headcount within our technical support team in order to appropriately support our growing business.
For the three months ended March 26, 2022, operation services gross profit decreased $0.2 million from the same period in fiscal 2021 from $(0.4) million to $(0.5) million. The decrease in operation services gross profit resulted from an increased cost due to a temporary need for additional operation services personnel at one of our customer sites.
The following table sets forth our gross profit for the six months ended March 26, 2022 and March 27, 2021:

	For the Six Months Ended		Change
	March 26, 2022	March 27, 2021	Amount
	(in thousands)
Systems	$32,334	$3,664	$28,670
Software subscriptions	(15)	(12)	(3)
Operation services	(945)	(720)	(225)

Total gross profit	$31,374	$2,932	$28,442

For the six months ended March 26, 2022, systems gross profit increased $28.7 million from the same period in fiscal 2021 from $3.7 million to $32.3 million. The increase in systems gross profit resulted from more concurrent system deployments for the six months ended March 26, 2022 as compared to the six months ended March 27, 2021.
For the six months ended March 26, 2022, software subscriptions gross profit decreased by less than $0.1 million from the same period in fiscal 2021. The slight decrease in software subscriptions gross profit is attributable to an increased cost for the six months ended March 26, 2022 associated with an increase in headcount within our technical support team in order to appropriately support our growing business.
For the six months ended March 26, 2022, operation services gross profit decreased $0.2 million from the same period in fiscal 2021 from $(0.7) million to $(0.9) million. The decrease in operation services gross profit resulted from increased cost due to a temporary need for additional operation services personnel at one of our customer sites.
Research and Development Expenses

	For the Three Months Ended		Change
	March 26, 2022	March 27, 2021	Amount	%
	(dollars in thousands)
Research and development	$23,355	$17,090	$6,265	37%
Percentage of total revenue	24%	74%

The increase in research and development expenses for the three months ended March 26, 2022 compared to the three months ended March 27, 2021 was primarily due to the following:

Change
(in thousands)
Employee-related costs	$5,124
Prototype-related costs, allocated overhead expenses, and other	1,141

$6,265

Employee-related costs increased as a result of our 36% year over year headcount growth to our engineering team as we continue to grow our software and hardware engineering organizations to support the development of key projects such as next generation autonomous EV robots as well as continue to expand our A.I. and analytics capabilities. There was also an increase in prototype-related costs as we prototype a new product related to our Omni-Channel platform.

	For the Six Months Ended		Change
	March 26, 2022	March 27, 2021	Amount	%
	(dollars in thousands)
Research and development	$45,539	$31,543	$13,996	44%
Percentage of total revenue	26%	110%
The increase in research and development expenses for the six months ended March 26, 2022 compared to the six months ended March 27, 2021 was primarily due to the following:

Change
(in thousands)
Employee-related costs	$7,660
Prototype-related costs, allocated overhead expenses, and other	6,336

$13,996

Employee-related costs increased as a result of our 36% year over year headcount growth to our engineering team as we continue to grow our software and hardware engineering organizations to support the development of key projects such as next generation autonomous EV robots as well as continue to expand our A.I. and analytics capabilities. There was also an increase in prototype-related costs as we prototype a new product related to our Omni-Channel platform.
Selling, General, and Administrative Expenses

	For the Three Months Ended		Change
	March 26, 2022	March 27, 2021	Amount	%
	(dollars in thousands)
Selling, general, and administrative	$23,512	$13,331	$10,181	76%
Percentage of total revenue	24%	58%

The increase in selling, general, and administrative expenses for the three months ended March 26, 2022 compared to the three months ended March 27, 2021 was primarily due to the following:

Change
(in thousands)
Employee-related costs	$6,673
Allocated overhead expenses and other	3,508

$10,181

Employee-related costs increased as a result of our 86% year over year headcount growth within our selling, general, and administrative functions. We increased the headcount to our operations staff in order to deliver to our customers our modular inventory management systems in an orderly manner in line with our installation timeline, as well as to our IT organization as we build out our cybersecurity infrastructure. In addition, we continue to invest in our sales, finance, and human resource organizations to support the overall growth of the company.
Allocated overhead and other expenses increased primarily due to an increase in IT related costs attributable to the increase in employee headcount year over year as well as an increase attributable to growing our cybersecurity infrastructure. Allocated overhead expenses and other also increased as a result of additional audit, tax, and consulting services in support of our contemplated future initial public offering transaction.

	For the Six Months Ended		Change
	March 26, 2022	March 27, 2021	Amount	%
	(dollars in thousands)
Selling, general, and administrative	$38,871	$24,500	$14,371	59%
Percentage of total revenue	22%	85%
The increase in selling, general, and administrative expenses for the six months ended March 26, 2022 compared to the six months ended March 27, 2021 was primarily due to the following:

Change
(in thousands)
Employee-related costs	$10,083
Allocated overhead expenses and other	4,288

$14,371

Employee-related costs increased as a result of our 86% year over year headcount growth within our selling, general, and administrative functions. We increased the headcount to our operations staff in order to deliver to our customers our modular inventory management systems in an orderly manner in line with our installation timeline, as well as to our IT organization as we build out our cybersecurity infrastructure. In addition, we continue to invest in our sales, finance, and human resource organizations to support the overall growth of the company.
Allocated overhead and other expenses increased primarily due to an increase in IT related costs attributable to the increase in employee headcount year over year as well as an increase attributable to growing our cybersecurity infrastructure. Allocated overhead expenses and other also increased as a result of additional audit, tax, and consulting services in support of our contemplated future initial public offering transaction.
Other income, net

	For the Three Months Ended		Change
	March 26, 2022	March 27, 2021	Amount	%
(dollars in thousands)
Other income, net	$58	$70	$(12)	(17)%
Percentage of total revenue	—%	—%

The decrease in other income, net for the three months ended March 26, 2022 as compared to the three months ended March 27, 2021 was primarily due to a decrease in interest income as a result of interest rates and dividend income, as well as exchange rate fluctuations impacting our foreign currency transaction gains and losses associated with monetary assets and liabilities.

	For the Six Months Ended		Change
	March 26, 2022	March 27, 2021	Amount	%
(dollars in thousands)
Other income, net	$80	$53	$27	51%
Percentage of total revenue	—%	—%
The increase in other income, net for the six months ended March 26, 2022 as compared to the six months ended March 27, 2021 was primarily due to an increase in interest income as a result of interest rates and dividend income, as well as exchange rate fluctuations impacting our foreign currency transaction gains and losses associated with monetary assets and liabilities.
Results of Operations for the Years Ended September 25, 2021, September 26, 2020, and September 28, 2019
The following tables set forth certain consolidated financial data in dollar amounts and as a percentage of total revenue.

	Year Ended
	September 25, 2021	September 26, 2020	September 28, 2019
	(in thousands)
Revenue:
Systems	$227,563	$70,818	$80,462
Software subscriptions	4,009	2,614	2,348
Operation services	20,341	18,654	17,313

Total revenue	251,913	92,086	100,123
Cost of revenue:
Systems	216,577	79,252	92,184
Software subscriptions	2,962	3,681	4,142
Operation services	21,927	28,083	23,761

Total cost of revenue	241,466	111,016	120,087

Gross profit (loss)	10,447	(18,930)	(19,964)

Operating expenses:
Research and development expenses	73,386	55,861	49,092
Selling, general, and administrative expenses	59,442	35,586	36,737

Total operating expenses	132,828	91,447	85,829

Operating loss	(122,381)	(110,377)	(105,793)

Other income, net	67	809	1,432

Loss before income tax	(122,314)	(109,568)	(104,361)
Income tax benefit	—	47	—

Net loss	$(122,314)	$(109,521)	$(104,361)

	Year Ended
	September 25, 2021	September 26, 2020	September 28, 2019
Revenue:
Systems	90%	77%	80%
Software subscriptions	2	3	2
Operation services	8	20	17

Total revenue	100	100	100
Cost of revenue:
Systems	86	86	92
Software subscriptions	1	4	4
Operation services	9	30	24

Total cost of revenue	96	121	120

Gross profit (loss)	4	(21)	(20)

Operating expenses:
Research and development expenses	29	61	49
Selling, general, and administrative expenses	24	39	37

Total operating expenses	53	99	86

Operating loss	(49)	(120)	(106)

Other income, net	0	1	1

Loss before income tax	(49)	(119)	(104)
Income tax benefit	0	0	0

Net loss	(49%)	(119%)	(104%)

*	Percentages are based on actual values. Totals may not sum due to rounding.
Year Ended September 25, 2021 Compared to the Year Ended September 26, 2020
Revenue

	Year Ended		Change
	September 25, 2021	September 26, 2020	Amount	%
	(dollars in thousands)
Systems	$227,563	$70,818	$156,745	221%
Software subscriptions	4,009	2,614	1,395	53
Operation services	20,341	18,654	1,687	9

Total revenue	$251,913	$92,086	$159,827	174%

Systems revenue increased during the year ended September 25, 2021 as compared to the year ended September 26, 2020 due to the acceptance of certain warehouse automation systems as well as the commencement of other warehouse automation systems for our customers as we continue to grow our business. The increase resulting from the acceptance of certain and commencement of other warehouse automation systems is primarily due to the ongoing Master Automation Agreement with Walmart, for which we are performing the installation and implementation of our warehouse automation system within 25 of Walmart’s 42 regional distribution centers, which is expected to continue to produce systems revenue as the warehouse automation systems are installed and implemented at the remaining regional distribution centers through fiscal year 2028.
The increase in operation services and software subscriptions revenue was a result of additional site operations, software maintenance, and spare parts revenue associated with the addition of new customer sites.

Gross Profit
The following table sets forth our gross profit for the years ended September 25, 2021 and September 26, 2020:

	Year Ended
	September 25, 2021	September 26, 2020	Change
	(in thousands)
Systems	$10,986	$(8,434)	$19,420
Software subscriptions	1,047	(1,067)	2,114
Operation services	(1,586)	(9,429)	7,843

Total gross profit (loss)	$10,447	$(18,930)	$29,377

For the year ended September 25, 2021, Systems gross profit increased $19.4 million from the previous year-end
from $(8.4) million to $11.0 million. The increase in Systems gross profit resulted from our transition from solely prototype projects incurring losses to selling a commercialized product.
For the year ended September 25, 2021, software subscriptions gross profit increased $2.1 million from the previous year-end
from $(1.1) million to $1.0 million. The increase in software subscriptions gross profit is attributable to adding new customers in the current year, while keeping our cost base relatively flat.
For the year ended September 25, 2021, operation services gross profit increased $7.8 million from the previous year-end
from $(9.4) million to $(1.6) million. The increase in operation services gross profit resulted from improved operational efficiency at our customer sites as well as a discontinuation of an operations agreement in fiscal year 2020.
Research and Development Expenses

	Year Ended		Change
	September 25, 2021	September 26, 2020	Amount	%
	(dollars in thousands)
Research and development	$73,386	$55,861	$17,525	31%
Percentage of total revenue	29%	61%
The increase in research and development expenses for the year ended September 25, 2021 compared to the year ended September 26, 2020 was primarily due to the following:

Change
(in thousands)
Employee-related costs	$19,477
Prototype-related costs, allocated overhead expenses, and other	(1,952)

$17,525

Employee-related costs increased as a result of our 17% year over year headcount growth to our engineering team as we continue to grow our software and hardware engineering organizations to support the development of key projects such as next generation autonomous EV robots as well as continue to expand our A.I. and analytics capabilities. In addition, employee-related costs increased from the previous fiscal year due to an increased expense associated with our unit-based compensation arrangements. The offset to the increase in employee-related costs was primarily driven by prototype-related costs.

Selling, General, and Administrative Expenses

	Year Ended		Change
	September 25, 2021	September 26, 2020	Amount	%
	(dollars in thousands)
Selling, general, and administrative	$59,442	$35,586	$23,856	67%
Percentage of total revenue	24%	39%
The increase in selling, general, and administrative expenses for the year ended September 25, 2021 compared to the year ended September 26, 2020 was primarily due to the following:

Change
(in thousands)
Employee-related costs	$19,208
Allocated overhead expenses and other	4,648

$23,856

Employee-related costs increased as a result of our 22% year over year headcount growth within our selling, general, and administrative functions. We increased the headcount to our operations staff in order to deliver to our customers our modular inventory management systems in an orderly manner in line with our installation timeline, as well as to our IT organization as we build out our cybersecurity infrastructure. We also continue to invest in our sales, finance and human resource organizations to support the overall growth of the company. Additionally, employee-related costs increased from the previous fiscal year due to an increased expense associated with our unit-based compensation arrangements.
Allocated overhead and other expenses increased due primarily to additional audit, tax, and consulting services in support of our contemplated future initial public offering transaction.
Other income, net

	Year Ended		Change
	September 25, 2021	September 26, 2020	Amount	%
	(dollars in thousands)
Other income, net	$67	$809	$(742)	(92%)
Percentage of total revenue	0%	1%
The decrease in other income, net was primarily due to a decrease in interest income as a result of interest rates and dividend income.
Income tax benefit

	Year Ended		Change
	September 25, 2021	September 26, 2020	Amount	%
	(dollars in thousands)
Income tax benefit	$—	$47	$(47)	(100%)
An income tax benefit of $47 thousand was recorded for the year ended September 26, 2020 resulting from the calculated benefit for our Canadian jurisdictions. There was no such benefit or provision calculated for the year ended September 25, 2021.

Year Ended September 26, 2020 Compared to the Year Ended September 28, 2019
Revenue

	Year Ended		Change
	September 26, 2020	September 28, 2019	Amount	%
	(dollars in thousands)
Systems	$70,818	$80,462	$(9,644)	(12%)
Software subscriptions	2,614	2,348	266	11
Operation services	18,654	17,313	1,341	8

Total revenue	$92,086	$100,123	$(8,037)	(8%)

Systems revenue decreased during the year ended September 26, 2020 as compared to the year ended September 28, 2019 due to the timing of completion and acceptance of certain warehouse automation systems being greater in fiscal 2019 as compared to fiscal 2020.
The increase in operation services revenue and software subscriptions was a result of additional site operations, software maintenance, and spare parts revenue associated with the addition of new customer sites.
Gross Profit
The following table sets forth our gross profit for the years ended September 26, 2020 and September 28, 2019:

	Year Ended		Change
	September 26, 2020	September 28, 2019
	(in thousands)
Systems	$(8,434)	$(11,722)	$3,288
Software subscriptions	(1,067)	(1,794)	727
Operation services	(9,429)	(6,448)	(2,981)

Total gross profit (loss)	$(18,930)	$(19,964)	$1,034

For the year ended September 26, 2020, Systems gross profit increased $3.3 million from the previous year-end
from $(11.7) million to $(8.4) million. The increase in Systems gross profit was due to lower costs to implement subsequent versions of our automation system in fiscal 2020 as compared to fiscal 2019.
For the year ended September 26, 2020, software subscriptions gross profit increased $0.7 million from the previous year-end
from $(1.8) million to $(1.1) million. The increase in software subscriptions gross profit is attributable to adding new customers in the current year, while keeping our cost base relatively flat.
For the year ended September 26, 2020, operation services gross profit decreased $3.0 million from the previous year-end
from $(6.4) million to $(9.4) million. The decrease in operation services gross profit resulted from the discontinuation of an operations agreement in fiscal year 2020.
Research and Development Expenses

	Year Ended		Change
	September 26, 2020	September 28, 2019	Amount	%
	(dollars in thousands)
Research and development	$55,861	$49,092	$6,769	14%
Percentage of total revenue	61%	49%

The increase in research and development expenses for the year ended September 26, 2020 compared to the year ended September 28, 2019 was primarily due to the following:

Change
(in thousands)
Employee-related costs	$3,673
Prototype-related costs, allocated overhead expenses, and other	3,096

$6,769

Employee-related costs increased as a result of our 10% year over year headcount growth to our engineering team as we continue to grow our software and hardware engineering organizations to support the development of key projects such as next generation autonomous EV robots as well as continue to expand our A.I. and analytics capabilities. The remaining increase in research and development expenses is primarily attributable to an increase in prototype-related costs as we invest in making improvements to our warehouse automation system and autonomous bots.
Selling, General, and Administrative Expenses

	Year Ended		Change
	September 26, 2020	September 28, 2019	Amount	%
	(dollars in thousands)
Selling, general, and administrative	$35,586	$36,737	$(1,151)	(3%)
Percentage of total revenue	39%	37%
The decrease in selling, general, and administrative expenses for the year ended September 26, 2020 compared to the year ended September 28, 2019 was primarily due to the following:

Change
(in thousands)
Employee-related costs	$(1,545)
Allocated overhead expenses and other	394

$(1,151)

Employee-related costs decreased as a result of higher
one-time
consulting fees in fiscal 2019 as compared to fiscal 2020 combined with slightly lower selling, general and administrative headcount year over year. Allocated overhead and other expenses remained relatively flat year over year.
Other income, net

	Year Ended		Change
	September 26, 2020	September 28, 2019	Amount	%
	(dollars in thousands)
Other income, net	$809	$1,432	$(623)	(44%)
Percentage of total revenue	1%	1%
The decrease in other income, net was primarily due to a decrease in interest income as a result of interest rates and dividend income.
Income tax benefit

	Year Ended		Change
	September 26, 2020	September 28, 2019	Amount	%
	(dollars in thousands)
Income tax benefit	$47	$—	$47	100%

An income tax benefit of $47 thousand was recorded for the year ended September 26, 2020 resulting from the calculated benefit for our Canadian jurisdictions. There was no such benefit or provision calculated for the year ended September 28, 2019.
Non-GAAP
Financial Measures
In addition to providing financial measurements based on generally accepted accounting principles in the United States of America, or GAAP, we provide additional financial metrics that are not prepared in accordance with GAAP, or non-GAAP
financial measures. We use
non-GAAP
financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation, and to evaluate our financial performance. These non-GAAP
financial measures are
non-GAAP
net income,
non-GAAP
net income per share, and Adjusted EBITDA, as discussed below.
We believe that these
non-GAAP
financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparing financial results across accounting periods and to those of peer companies. We also believe that these non-GAAP
financial measures enable investors to evaluate our operating results and future prospects in the same manner as we do. These non-GAAP
financial measures may exclude expenses and gains that may be unusual in nature, infrequent, or not reflective of our ongoing operating results.
The
non-GAAP
financial measures do not replace the presentation of our GAAP financial measures and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP.
The
non-GAAP
adjustments, and our basis for excluding them from
non-GAAP
financial measures, are outlined below:

•
Unit-based compensation
– Although unit-based compensation is an important aspect of the compensation paid to our employees, the grant date fair value varies based on the derived stock price at the time of grant, varying valuation methodologies, subjective assumptions, and the variety of award types. This makes the comparison of our current financial results to previous and future periods difficult to interpret; therefore, we believe it is useful to exclude unit-based compensation from our non-GAAP
financial measures in order to highlight the performance of our business and to be consistent with the way many investors evaluate our performance and compare our operating results to peer companies.

•
Amortization of acquired intangible assets
– We have incurred amortization of intangible assets, included in our GAAP financial statements, related to our 2014 business acquisition. The amount of an acquisition’s purchase price allocated to intangible assets and term of its related amortization is unique to each acquisition; therefore, we exclude amortization of acquired intangible assets from our non-GAAP
financial measures to provide investors with a consistent basis for comparing pre-
and post-acquisition operating results.

•
Business combination transaction expenses
– Business combination transaction expenses represents the expenses incurred solely related to the Business Combination with SVF 3. It primarily includes investment banker fees, legal fees, professional fees for accountants, transaction fees, advisory fees, due diligence costs, certain other professional fees, and other direct costs associated with strategic activities. These amounts are impacted by the timing and size of the acquisitions. We exclude acquisition-related costs from our non-GAAP
financial measures to provide a useful comparison of our operating results to prior periods and to our peer companies because such amounts vary significantly based on the magnitude of our acquisition transactions and do not reflect our core operations.

The following table reconciles GAAP net loss to
non-GAAP
net loss during the periods presented (in thousands):

	Three Months Ended		Six Months Ended
	March 26, 2022	March 27, 2021	March 26, 2022	March 27, 2021
Net loss	$(29,903)	$(26,855)	$(52,956)	$(53,058)
Unit-based compensation	895	18	1,163	39
Amortization of acquired intangible assets	116	116	233	229
Business combination transaction expenses	1,359	—	1,530	—

Non-GAAP net loss	$(27,533)	$(26,721)	$(50,030)	$(52,790)

	Year Ended
	September 25, 2021	September 26, 2020	September 28, 2019
Net loss	$(122,314)	$(109,521)	$(104,361)
Unit-based compensation	11,736	208	22
Amortization of acquired intangible assets	466	438	444
Business combination transaction expenses	2,761	—	—

Non-GAAP net loss	$(107,351)	$(108,875)	$(103,895)

The following table reconciles GAAP net loss per unit to
non-GAAP
net loss per unit during the periods presented:

	Three Months Ended		Six Months Ended
	March 26, 2022	March 27, 2021	March 26, 2022	March 27, 2021
Net loss per unit	$(5.61)	$(5.46)	$(10.51)	$(10.82)
Effect of non-GAAP adjustments	0.35	0.02	0.44	0.04

Non-GAAP net loss per unit	$(5.26)	$(5.44)	$(10.07)	$(10.78)

	Year Ended
	September 25, 2021	September 26, 2020	September 28, 2019
Net loss per unit	$(24.16)	$(21.64)	$(20.16)
Effect of non-GAAP adjustments	2.33	0.10	0.07

Non-GAAP net loss per unit	$(21.83)	$(21.54)	$(20.09)

We consider Adjusted EBITDA to be another important indicator of the operational strength and performance of our business and a good measure of our historical operating trends. Adjusted EBITDA eliminates items that we do not consider to be part of our core operations. We define Adjusted EBITDA as GAAP net loss excluding the following items: interest income; income taxes; depreciation and amortization of tangible and intangible assets; unit-based compensation; business combination transaction expenses; and other non-recurring
items that may arise from time to time.

The following table reconciles GAAP net loss to Adjusted EBITDA during the periods presented (in thousands):

	Three Months Ended		Six Months Ended
	March 26, 2022	March 27, 2021	March 26, 2022	March 27, 2021
Net loss	$(29,903)	$(26,855)	$(52,956)	$(53,058)
Interest income	(15)	(7)	(26)	(14)
Income tax benefit (expense)	—	—	—	—
Depreciation and amortization	1,416	884	2,774	1,825
Unit-based compensation	895	18	1,163	39
Business combination transaction expenses	1,359	—	1,530	—

Adjusted EBITDA	$(26,248)	$(25,960)	$(47,515)	$(51,208)

	Year Ended
	September 25, 2021	September 26, 2020	September 28, 2019
Net loss	$(122,314)	$(109,521)	$(104,361)
Interest income	(35)	(1,329)	(2,710)
Income tax benefit	—	(47)	—
Depreciation and amortization	4,491	5,734	7,353
Unit-based compensation	11,736	208	22
Business combination transaction expenses	2,761	—	—

Adjusted EBITDA	$(103,361)	$(104,955)	$(99,696)

Liquidity and Capital Resources
As of March 26, 2022 and September 25, 2021, our principal sources of liquidity were cash received from our historical equity raises and from customers upon the inception of contracts to install customer Systems.
The following table shows net cash and cash equivalents provided by (used in) operating activities, net cash and cash equivalents used in investing activities, and net cash and cash equivalents provided by financing activities during the periods presented:

	Six Months Ended
	March 26, 2022	March 27, 2021
	(in thousands)
Net cash provided by (used in):
Operating activities	$(62,902)	$70,618
Investing activities	(8,560)	(2,562)
Financing activities	173,796	—

	Year Ended
	September 25, 2021	September 26, 2020	September 28, 2019
	(in thousands)
Net cash provided by (used in):
Operating activities	$109,567	$(124,307)	$17,185
Investing activities	(12,168)	(5,059)	(4,327)
Financing activities	—	100,000	—

Operating Activities
Our net cash and cash equivalents provided by (used in) operating activities consists of net loss adjusted for certain non-cash
items, including depreciation and amortization, foreign currency losses, losses on sale of assets, and deferred taxes, net, as well as changes in operating assets and liabilities. The primary changes in working capital items, such as the changes in accounts receivable and deferred revenue, result from the difference in timing of payments from our customers related to system installations and the associated costs incurred by us to fulfill the system installation performance obligation. This may result in an operating cash flow source or use for the period, depending on the timing of payments received as compared to the fulfillment of the system installation performance obligation.
Net cash used in operating activities was $62.9 million during the six months ended March 26, 2022. Net cash used in operating activities was due to our net loss of $53.0 million adjusted for non-cash
items of $6.9 million, primarily consisting of $2.8 million depreciation and amortization and $4.1 million loss on abandonment of assets, offset by cash used in operating assets and liabilities of $16.8 million due to the timing of cash payments to vendors and cash receipts from customers.
Net cash provided by operating activities was $70.6 million during the six months ended March 27, 2021. Net cash provided by operating activities was due to our net loss of $53.1 million adjusted for non-cash
items of $1.9 million, primarily consisting of $1.8 million depreciation and amortization, offset by cash provided by operating assets and liabilities of $121.8 million due to the timing of cash payments to vendors and cash receipts from customers.
Net cash provided by operating activities was $109.6 million during the year ended September 25, 2021. Net cash provided by operating activities was due to our net loss of $122.3 million adjusted for non-cash
items of $4.6 million, primarily consisting of $4.5 million depreciation and amortization and $0.1 million of unit-based compensation, offset by cash provided by operating assets and liabilities of $227.2 million due to the timing of cash payments to vendors and cash receipts from customers.
Net cash used in operating activities was $124.3 million during the year ended September 26, 2020. Net cash used in operating activities was due to our net loss of $109.5 million adjusted for non-cash
items of $5.8 million, primarily consisting of $5.7 million depreciation and amortization and $0.1 million of unit-based compensation, offset by use of cash for operating assets and liabilities of $20.6 million due to the timing of cash payments to vendors and cash receipts from customers.
Net cash provided by operating activities was $17.2 million during the year ended September 28, 2019. Net cash provided by operating activities was due to our net loss of $104.4 million adjusted for non-cash
items of $7.5 million, primarily consisting of $7.4 million depreciation and amortization and $0.1 million of foreign currency losses, offset by cash provided by operating assets and liabilities of $114.1 million due to the timing of cash payments to vendors and cash receipts from customers.
Investing Activities
Our investing activities have consisted primarily of property and equipment purchases.
Net cash and cash equivalents used in investing activities during the six months ended March 26, 2022 consisted of $8.6 million of purchased property and equipment.
Net cash and cash equivalents used in investing activities during the six months ended March 27, 2021 consisted of $2.6 million of purchased property and equipment.
Net cash and cash equivalents used in investing activities during the year ended September 25, 2021 consisted primarily of $12.2 million of purchased property and equipment.
Net cash and cash equivalents used in investing activities during the year ended September 26, 2020 consisted of $5.1 million of purchased property and equipment.

Net cash and cash equivalents used in investing activities during the year ended September 28, 2019 consisted of $4.3 million of purchased property and equipment.
Financing Activities
Our financing activities have consisted of
Class B-1
Preferred Unit member contributions as well as proceeds from the issuance of Class A Units resulting from Walmart’s exercise of their vested warrant units as further described in Note 10 to the unaudited consolidated financial statements appearing elsewhere in this prospectus.
During the six months ended March 26, 2022, Walmart gross exercised their vested warrant units for Class A Units for $173.8 million. As a result of this gross exercise, 446,741 shares of Class A Common Units were issued to Walmart. There were no transactions which generated proceeds from the issuance of Units during the six months ended March 27, 2021.
There were no
Class B-1
Preferred Unit member contributions for the year ended September 25, 2021. For the year ended September 26, 2020, cash and cash equivalents provided by financing activities consisted of $100.0 million of
Class B-1
Preferred Unit member contributions. There were no
Class B-1
Preferred Unit member contributions for the year ended September 28, 2019.
Contractual Obligations and Commitments and Liquidity Outlook
We historically have been able to generate positive cash flow from operations, which has funded our operating activities and other cash requirements and has resulted in a cash balance of $259.0 million as of March 26, 2022 and $156.6 million as of September 25, 2021. Our cash requirements for the six months ended March 26, 2022 were primarily related to capital expenditures and inventory purchases in order to deliver to our customers our modular inventory management systems in an orderly manner in line with our installation timeline.
There has not been a material change in our liquidity or capital resources since the Closing. See the section titled “
Unaudited Pro Forma Condensed Combined Financial Information
” for information relating to the impact of the Closing of the Business Combination on our financial position as of the Closing.
We believe that the proceeds of the Business Combination and related transactions, including the proceeds from the sale of the PIPE Shares and the Forward Purchase Shares, along with the rest of our current balance of cash and cash equivalents and our forecasted cash from operations, will be adequate to fund operations, manufacturing, research and development, administration as well as sales and marketing costs for at least the next 12 months. Our foreseeable cash needs, in addition to our recurring operating expenses, include our expected capital expenditures to support expansion of our infrastructure and workforce, leases for office space, and minimum contractual obligations.
Our future capital requirements will depend on many factors, including our growth rate, the timing and extent of spending to support research and development efforts, the expansion of sales and marketing activities, the introduction of new and enhanced product and service offerings, and the cost of any future acquisitions of technology or businesses. In the event that additional financing is required from outside sources, we may be unable to raise the funds on acceptable terms, if at all. We may seek additional capital through equity and/or debt financings depending on market conditions. If we are required to raise additional funds by issuing equity securities, dilution to public shareholders would result. Any equity securities issued may also provide for rights, preferences or privileges senior to those of holders of our common stock. If we raise funds by issuing debt securities, such debt securities would have rights, preferences and privileges senior to those of holders of common stock. The terms of debt securities or borrowings could impose significant restrictions on our operations. The credit market and financial services industry have in the past, and may in the future, experience periods of uncertainty that could impact the availability and cost of equity and debt financing.

The following table summarizes our current and long-term material cash requirements as of March 26, 2022:

		Payments due in:
	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
	(in thousands)
Operating lease obligations	$8,595	$2,393	$4,746	$1,456	$—
Vendor commitments	461,677	443,697	17,886	94	—

Total	$470,272	$446,090	$22,632	$1,550	$—

The Class A Common Stock registered pursuant to this prospectus, if all issued and outstanding, would represent approximately 97.7% of our total outstanding common stock. The sale of substantial amounts of our Class A Common Stock being offered in this prospectus, or the perception that such sales could occur, could have the effect of increasing the volatility in the prevailing market price or putting significant downward pressure on the price of the Class A Common Stock and harm the prevailing market price of our Class A Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.
In addition, the Class A Common Stock owned by the Forward Purchase Investor and Walmart constitutes 36.8% and 27.6%, respectively, of the outstanding Class A Common Stock. The Forward Purchase Investor agreed not to transfer, assign or sell any of its Forward Purchase Shares until the earlier to occur of (A) one year after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, (x) if the closing price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s ordinary shareholders having the right to exchange their ordinary shares for cash, securities or other property. Additionally, Walmart is subject to the Symbotic Transfer Restrictions for 180 days after the Closing Date. Once such restrictions expire, the Forward Purchase Investor and Walmart may sell all such shares for so long as the registration statement of which this prospectus forms a part remains available for use. Any sale of such Class A Common Stock by Walmart or the Forward Purchase Investor upon the satisfaction of the abovementioned conditions and other conditions under the applicable securities laws could cause a significant decline in the market trading price of our Class A Common Stock.
Critical Accounting Policies and Estimates
Our management’s discussion and analysis of financial condition and results of operations is based on our consolidated financial statements which have been prepared in accordance with accounting principles generally accepted in the United States of America. In preparing our financial statements, we make estimates, assumptions, and judgments that can have a significant impact on our reported revenue, results of operations, and net income or loss, as well as on the value of certain assets and liabilities on our balance sheet during and as of the reporting periods. These estimates, assumptions, and judgments are necessary because future events and their effects on our results and the value of our assets cannot be determined with certainty and are made based on our historical experience and on other assumptions that we believe to be reasonable under the circumstances. These estimates may change as new events occur or additional information is obtained, and we may periodically be faced with uncertainties, the outcomes of which are not within our control and may not be known for a prolonged period of time. Because the use of estimates is inherent in the financial reporting process, actual results could differ from those estimates.
We believe that the assumptions and estimates associated with the following critical accounting policies involve significant judgment and thus have the most significant potential impact on our Consolidated Financial Statements.

Revenue Recognition
We generate revenue from the sale of products and services. A description of our revenue recognition policies is included in the Note 2, “Summary of Significant Accounting Policies” in the Notes to the Consolidated Financial Statements included elsewhere in this prospectus.
Although most of our sales agreements contain standard terms and conditions, certain agreements contain multiple performance obligations or non-standard
terms and conditions. For customer contracts that contain more than one performance obligation, we allocate the total transaction consideration to each performance obligation based on the relative stand-alone selling price of each performance obligation within the contract. We rely on either observable standalone sales or an expected cost plus a margin approach to determine the standalone selling price of offerings, depending on the nature of the performance obligation.
As we further discuss in Note 2, “Summary of Significant Accounting Policies” in the Notes to the Consolidated Financial Statements included elsewhere in the prospectus, for contracts with customers entered into during fiscal year 2021, revenue from the sales of our Systems is recognized over time as the asset created by our performance does not have alternative use to us and an enforceable right to payment for performance completed to date is present. We recognize revenue as work progresses, using costs incurred to date relative to total estimated costs at completion. Incurred costs represent work performed, which correspond with and best depict transfer of control to the customer. Contract costs are incurred over a period of time, which can span multiple years, and the estimation of these costs requires management’s judgement. Due to the nature of the work required to be performed on the Systems and our reliance on the availability and cost of materials required to be procured from third party vendors to build our Systems, the estimation of total revenue and cost at completion is complex, subject to many variables, and requires significant judgment on a contract-by-contract
basis. As part of this process, we review information including, but not limited to, any outstanding key contract matters, progress towards completion and the related program schedule, identified risks and opportunities and the related changes in estimates of revenue and costs. The risks and opportunities relate to our judgment about the installation delays or performance issues that may or may not be within our control. Risks and opportunities may also relate to supply chain trends and commodity pricing, as well as changes in foreign currencies. Changes in estimates of net sales, cost of sales, and the related impact to operating profit are recognized on a cumulative catch-up
basis, which recognizes the cumulative effect of the profit changes on current and prior periods based on a performance obligation’s percentage of completion in the current period. A significant change in one or more of these estimates could affect the profitability of one of more of our performance obligations and could have a material impact on our financial condition and results of operations.
Our warehouse automation systems generally carry a limited warranty that promises the customer that delivered products are as specified. We do not consider these assurance-type warranties as a separate performance obligation and therefore, we account for such warranties under ASC 460, “Guarantees.”
Unit-based Compensation
Warehouse had authorized five classes of membership interests, consisting of a class of common units of the Company known as the Class A Common Units (the “Class A Units”), a class of preferred units of the Company known as the Class B Preferred Units (the “Class B Units”), a class of preferred units of the Company known as the
Class B-1
Preferred Units (the
“Class B-1
Units”), a class of preferred units of the Company known as the
Class B-2
Preferred Units (the
“Class B-2
Units”, and together with the Class B Units and the
Class B-1
Units, the “Preferred Units”) and an additional class of common units of the Company to be granted to employees, officers, and directors pursuant to an incentive plan, known as the Class C Common Units (the “Class C Units,” and, together with the Class A Units, the “Common Units,” and the Common Units together with the Preferred Units, the “Units”).
We measure compensation cost for all employees, officers, and directors unit-based awards at fair value on the date of grant and recognize compensation expense over the requisite service period for awards expected to vest. We account for forfeitures as they occur, rather than applying an estimated forfeiture rate. The straight-line method of expense recognition is applied to all awards with service-only conditions.
As there has been no public market for our common units to date, the estimated fair value of our Class C Units has been determined based on enterprise valuations performed by management with the assistance of a third-party valuation firm. The third-party valuations of the Company’s common units were prepared in accordance with the American Institute of Certified Public Accountants’ Accounting and Valuation Guide,
Valuation of Privately-Held-Company Equity Securities Issued as Compensation
(the “Practice Guide”), which prescribes several valuation approaches for determining the value of an enterprise, such as the cost, market, and income approaches, and various methodologies for allocating the value of an enterprise to its capital structure and specifically the common stock.
In accordance with the Practice Guide, the following methods of valuation were considered:

•
Option Pricing Method
(“OPM”) – The OPM estimates the value of the common equity using the various inputs in the Black-Scholes option pricing model. The OPM treats the rights of the holders of common units as equivalent to that of call options on any value of the enterprise above certain break points of value based upon the liquidation preferences of the holders of our preferred units, as well as their rights to participation. Thus, the value of the common units can be determined by estimating the value of its portion of each of these call option rights. Under this method, the common units have value only if the funds available for distribution to the common unitholders exceed the value of the liquidation preferences of the preferred unitholders at the time of a liquidity event, such as a merger or sale. Given that the common unit represents a non-marketable
equity interest in a private enterprise, an adjustment to the preliminary value estimates is made to account for the lack of liquidity that a unitholder experiences. This adjustment is commonly referred to as a discount for lack of marketability.

•
Probability-Weighted Expected Return Method
(“PWERM”) – The PWERM is a scenario-based analysis that estimates the value per unit based on the probability-weighted present value of expected future investment returns, considering each of the possible outcomes considered by us, as well as the economic and control rights of each class of units.

•
Hybrid Method
(“Hybrid Method”) – The Hybrid Method is a weighted-average method that combines elements of both the OPM and PWERM methods. Weighting allocations are assigned to the OPM and PWERM methods factoring in possible future liquidity events.

The OPM was utilized for the independent third-party valuation of our Class C Units as of September 26, 2020 and September 28, 2019. Subsequently, because of our improved visibility into the timing of a potential initial public offering (“IPO”), the Hybrid Method was utilized for the independent third-party valuation of our Class C Units beginning in the third fiscal quarter of 2021. Equity value for each liquidity event scenario utilized under the Hybrid Method valuation was weighted based on a probability of each event’s occurrence. In our Hybrid Method, two types of future event scenarios were considered: an IPO and a non-IPO
scenario accounting for all other potential future exits. Under both scenarios, the enterprise value was determined using a combination of the income approach, specifically a discounted cash flow analysis, and the market approach, specifically the similar transactions method and public company market multiple method. The relative probabilities between the future exit scenarios were based on an analysis of performance and market conditions at the time, including then-current IPO valuations of similarly situated companies and expectations as to the timing and likely prospects of future event scenarios.
As the Class C Units contained a redemption feature that was outside of our control, the Class C Units were classified outside of permanent members’ deficit and the carrying value of Class C Units was adjusted to redemption value at each reporting period through a charge to members’ deficit (until such time as the Class C Units were redeemed or forfeited).

Value Appreciation Units (“VAP Units”) may be exercised for a cash payment equal to the appreciation in the fair market value of 1/100th of a Class C Unit and are subject to three exercisability triggers before any vested award may be exercised, with the achievement of each trigger allowing one third of the vested award to be exercised. Because the VAP Units are settleable in cash, they are treated as liability classified awards. Accordingly, the carrying value of the liability is adjusted to fair value at each reporting period through a charge to earnings (until such time as the VAP Units are settled or forfeited). Further, the exercisability triggers noted above represent performance conditions that impact the vesting of the awards. Accordingly, compensation expense is not recognized until such time as the performance conditions are considered probable of achievement.
Warrant transactions
Warrants to purchase Class A Units may be accounted for as either liability or equity instruments depending on the terms of the warrant agreements. The warrants issued by us are accounted for as equity instruments due to our ability to settle the warrants through the issuance of units and the absence of terms which would require liability classification, including the rights of the grantee to require cash settlement. We classify these equity instruments within additional paid-in
capital on the consolidated balance sheets.
Warrants to purchase units accounted for as equity instruments represent the warrants issued to Walmart as discussed in Note 15, “Unit-based Compensation.” We adopted FASB Accounting Standards Update
2019-08,
Compensation—Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606)
(“ASU
2019-08”),
which requires entities to measure and classify share-based payment awards granted to a customer by applying the guidance under Topic 718, as of September 27, 2020.
In order to calculate warrant charges, we used the Black-Scholes pricing model, which required key inputs including volatility and risk-free interest rate and certain unobservable inputs for which there is little or no market data, requiring us to develop our own assumptions. We estimated the fair value of unvested warrants, considered to be probable of vesting, at the time. Based on that estimated fair value, we determined warrant charges, which are recorded as a reduction of the transaction price.
Off-Balance
Sheet Arrangements:
As of March 26, 2022 and September 25, 2021, we had no
off-balance
sheet arrangements as defined in Instruction 8 to Item 303(b) of Regulation
S-K.
Recently Adopted Accounting Pronouncements
See Note 2 to the accompanying consolidated financial statements included elsewhere in this prospectus for a description of recently adopted accounting standards.
Recently Issued Accounting Pronouncements
See Note 2 to the accompanying consolidated financial statements included elsewhere in this prospectus for a description of certain recently issued accounting standards which may impact our financial statements in future reporting periods.

MANAGEMENT
Board of Directors and Management
The following sets forth certain information, as of July 18, 2022, concerning the persons who currently serve as members of the board of directors and management of Symbotic.

Name	Age	Position
Directors:
Richard B. Cohen	69	Chairman
Michael J. Loparco	51	Director
Rollin Ford	60	Director
Charles Kane	65	Director
Todd Krasnow	64	Director
Vikas J. Parekh	39	Director
Michael Rhodin	61	Director
Merline Saintil	46	Director

Executive Officers:
Richard B. Cohen	69	President and Chief Product Officer
Michael J. Loparco	51	Chief Executive Officer
William M. Boyd III	55	Chief Strategy Officer
Thomas Ernst	54	Chief Financial Officer and Treasurer
Corey C. Dufresne	51	Vice President, General Counsel and Secretary
Michael Dunn	49	Vice President, Sales, Marketing & Product Strategy
George Dramalis	62	Chief Information Officer
Evan Pennell	54	Vice President, Product
Directors
Richard B. Cohen, Chairman, President and Chief Product Officer
Effective as of the Closing, Mr. Cohen was elected as a Director of the Company and the Board appointed him as President and Chief Product Officer. Mr. Cohen served as Chairman of Warehouse from December 2006 and as President of Symbotic LLC from November 2017 until the Closing. Mr. Cohen served as Chief Executive Officer of Symbotic LLC from November 2017 to April 2022. Since April 2022, Mr. Cohen has also focused on product development and customer engagement as Chief Product Officer. He is also the Executive Chairman of C&S Wholesale Grocers, where he is the third generation of the Cohen family to lead that company. Mr. Cohen grew up in the C&S Wholesale Grocers business, working for his father during the summers until his graduation from college in 1974, when he went to work full-time at C&S Wholesale Grocers. Mr. Cohen became Chairman, President and Chief Executive Officer of C&S Wholesale Grocers in 1989 and served as President until March 2014 and as Chief Executive Officer until January 2018, during which time he led the growth and expansion of C&S Wholesale Grocers into an industry leader in supply chain solutions and wholesale grocery supply. Mr. Cohen holds a bachelor’s degree in accounting from the Wharton School of Business. He has also been awarded honorary doctorate degrees from Assumption College and Keene State College. Mr. Cohen was selected to serve on the board of directors due to his extensive experience in the wholesale distribution business, his vision and experience in automation and his experience and track record in entrepreneurship, investment and business development and deep relationships in various industries.
Michael J. Loparco, Director and Chief Executive Officer
Effective as of the Closing, Mr. Loparco was elected as Director and the Board appointed him as Chief Executive Officer. Mr. Loparco served as Chief Executive Officer of Symbotic LLC from April 2022 until the

Closing. Mr. Loparco has more than 20 years of leadership experience in the high-tech industry with a focus on large-scale complex manufacturing, engineering and supply chains. Prior to joining Symbotic, Mr. Loparco served in a variety of executive and global management positions at Jabil Inc., one of the world’s largest providers of design, engineering and manufacturing solutions which he joined in 1999. Most recently, Mr. Loparco served as the Executive Vice President, Chief Executive Officer of Electronics Manufacturing Services of Jabil from September 2020 to April 2022 and as Executive Vice President, Chief Executive Officer of Jabil’s Engineering Solutions Group from January 2016 to September 2020. Prior to that, Mr. Loparco served as President, Chief Executive Officer of Jabil’s High Velocity and Energy & Industrial Division and held a variety of global management positions within Jabil. Before joining Jabil in 1999, Mr. Loparco was an attorney at Holland & Knight, LLP, practicing corporate and commercial litigation and serving as a certified mediator. He holds a Juris Doctor degree from Stetson University College of Law and a Bachelor of Arts degree in International Business, with minor degrees in Business Management and Spanish, from Eckerd College.
Rollin Ford, Director
Effective as of the Closing, Mr. Ford was elected as a Director of the Company. Mr. Ford served as a member of the Warehouse advisory board from August 2016 until the Closing. Mr. Ford retired in 2016 from Walmart Stores, Inc., where he served in a variety of executive leadership roles during his
33-year
career with the world’s largest retailer. Mr. Ford began his career with Walmart in 1984 in the Logistics division and later became the Chief Logistics Officer where he was responsible for transforming and building the company’s global supply chain network. He also served as the Executive Vice President and Chief Information Officer from May 2006 to January 2012, having responsibility for the company’s worldwide technology division. Most recently, Mr. Ford served as the Chief Administrative Officer from February 2012 to July 2016 where he focused on leveraging Walmart Stores, Inc.’s scale to increase efficiency and productivity around the world while having responsibility for the domains mentioned above, which also included back office (shared services), global sourcing and data and analytics. Mr. Ford holds a Bachelor of Science degree from Taylor University in Indiana. In retirement, Mr. Ford has joined boards of Mercy Health System and John Brown University and the board of advisors of Alert Innovation and AT Kearney. Mr. Ford was selected to serve on the board of directors due to his experience as a senior executive at Walmart and his background and knowledge relating to logistics, the supply chain and technology.
Charles Kane, Director
Effective as of the Closing, Mr. Kane was elected as a Director of the Company. Mr. Kane served as a member of the Warehouse advisory board from October 2020 until the Closing. Mr. Kane has been a lecturer at the Massachusetts Institute of Technology since September 2006 and is currently an adjunct professor of International Finance at the Massachusetts Institute of Technology Sloan School of Management. Since November 2006, Mr. Kane has also been a Director and Strategic Advisor of One Laptop Per Child, a
non-profit
organization that provides computing and internet access for students in the developing world, for which he served as President and Chief Operating Officer from 2008 until 2009. Mr. Kane served as Executive Vice President and Chief Administrative Officer of Global BPO Services Corp., a special purpose acquisition corporation, from July 2007 until March 2008, and as Chief Financial Officer of Global BPO from August 2007 until March 2008. Prior to joining Global BPO, he served as Chief Financial Officer of RSA Security Inc., a provider of
e-security
solutions, from May 2006 until RSA was acquired by EMC Corporation in October 2006. From July 2003 until May 2006, he served as Chief Financial Officer of Aspen Technology, Inc., a publicly traded provider of supply chain management software and professional services. Mr. Kane is currently a director of Alkami Technology, Inc. (ALKT), a leading cloud-based digital banking solutions provider for banks and credit unions in the United States, Progress Software Corp. (PRGS), a software company that specializes in the implementation of business applications. He was previously a director of Applix Inc., Borland Software Corporation, Carbonite, Inc. Demandware Inc., Netezza Corporation and RealPage, Inc. Mr. Kane is a Certified Public Accountant and holds a B.B.A. in accounting from the University of Notre Dame and an M.B.A. in international finance from Babson College. Mr. Kane was selected to serve on the board of directors due to his experience as a senior executive officer at a number of publicly traded companies, including as chief financial officer of several of those companies, and his experience serving on the boards of directors of other public and private companies.
Todd Krasnow, Director
Effective as of the Closing, Mr. Krasnow was elected as a Director of the Company. Mr. Krasnow served as a member of the Warehouse advisory board from May 2016 until the Closing. Mr. Krasnow has served as the President of Cobbs Capital, Inc., a private consulting company, since January 2005. Previously, Mr. Krasnow was a marketing domain expert with Highland Consumer Fund, a venture capital firm, from June 2007 until it became Porchlight Equity in February 2017, after which he was an operating partner of Porchlight Equity until November 2019. Mr. Krasnow was the Chairman of Zoots, Inc., a
dry-cleaning
company, from June 2003 to January 2008 and Chief Executive Officer of Zoots, Inc. from February 1998 to June 2003. He served as the Executive Vice President of Sales and Marketing of Staples, Inc. from May 1993 to January 1998 and in other sales and marketing positions for Staples, Inc. from March 1986 to May 1993. Mr. Krasnow has served as a member of the C&S Wholesale Grocers advisory board since 2006. Mr. Krasnow is a director of Ecentria, a privately held online marketer of optical, outdoor and camping gear, and Kids2 Inc., a privately held baby and toddler products company. He was previously a director of Bakkavor, LTD, Carbonite, Inc. and Tile Shop Holdings, Inc. Mr. Krasnow holds a Master of Business Administration degree from the Harvard Business School and a bachelor’s degree in chemistry from Cornell University. Mr. Krasnow was selected to serve on the board of directors due to his experience as a senior executive, his experience in investment, marketing and business development, and his experience serving on the boards of directors of other public and private companies.
Vikas J. Parekh, Director
Effective as of the Closing, Mr. Parekh was elected as a Director of the Company. Mr. Parekh is a Managing Partner at SoftBank Investment Advisers where he focuses on investing in enterprise software and emerging technologies. Mr. Parekh has made investments and holds director seats across public and private markets. Prior to joining SoftBank Investment Advisers in March 2016, Mr. Parekh worked in private equity at KKR, and in consulting at Boston Consulting Group. Mr. Parekh holds an MBA with highest honors from Harvard Business School and a BS in Electrical Engineering (Highest Honors) and MS in Electrical and Computer Engineering from Georgia Institute of Technology. Mr. Parekh was selected to serve on the board of directors due to his extensive experience in the emerging technologies space.
Michael Rhodin, Director
Effective as of the Closing, Mr. Rhodin was elected as a Director of the Company. Mr. Rhodin served as a member of the Warehouse advisory board from January 2021 until the Closing. Mr. Rhodin is an experienced international technology industry veteran, having spent 33 years at IBM rising to become one of the company’s key leaders. Mr. Rhodin served as Senior Vice President of IBM from 2009 until March 2017, was responsible for the creation of its Software Solution business including much of the Smarter Planet portfolio, and then responsible for IBM’s Watson business around this ground breaking technology, launching cloud based services and the first industry vertical, Watson Health. Since his retirement from IBM in 2017, Mr. Rhodin has consulted for a number of organizations, ranging from advising startups from their incubation phase to advising venture capital firms. He currently serves as a board member on private equity-backed technology companies, HZO, Inc., a provider of nanotechnology coatings and Acoustic, LP, a digital marketing company. In addition, Mr. Rhodin has served as a member of the Supervisory Board of TomTom, based in Amsterdam, since April 2017 and on the International Advisory Board for Santander Group, a leading global bank based in Madrid, since 2016, as well as on the Board of Directors for Open Digital Systems, a digital bank technology subsidiary of Santander Group. Mr. Rhodin earned a Bachelor of Science in computer science from the University of Michigan in 1984. Mr. Rhodin was selected to serve on the board of directors due to his executive leadership experience, his extensive experience in technology, including software, artificial intelligence and internet of things technologies, and his experience advising other organizations.

Merline Saintil, Director
Effective as of the Closing, Ms. Saintil was elected as a Director of the Company. Ms. Saintil served as a member of the Warehouse advisory board from October 2021 until the Closing. Ms. Saintil has served as a technology and business executive at Fortune 500 and privately-held companies, including Intuit Inc., a financial software company, Yahoo! Inc., a web services provider, PayPal holdings Inc., a financial technology company, Adobe Inc., a computer software company, Joyent Inc., a cloud computing software company, and Sun Mircrosystems, Inc., a technology company. From April 2019 to February 2020, Ms. Saintil was the Chief Operating Officer,
R&D-IT
of Change Healthcare Inc., a healthcare technology company. Prior to that, she served as Head of Operations, Product and Technology at Intuit from November 2014 to August 2018, and as Head of Operations of Mobile and Emerging Products at Yahoo from January to November 2014. Ms. Saintil has served as a board member of Banner Corporation (BANR), a bank holding company, since March 2017 and Alkami Technology (ALKT), a leading cloud-based digital banking solutions company, since October 2020. She has also served as a board member of Lightspeed Commerce Inc. (LSPD), a commerce platform for merchants, since August 2020; Gitlab Inc. (GTLB), a provider of a DevOps platform to develop, secure and operate software, since November 2020; Evolv Technologies Holdings, Inc. (EVLV), a touchless human security platform company, since January 2021; Rocket Lab USA, Inc. (RKLB), a space exploration company, since June 2021; and TD SYNNEX Corporation (SNX), a global distributor and solutions aggregator for the IT ecosystem, since September 2021. Ms. Saintil earned her Bachelor of Science degree from Florida Agricultural and Mechanical University and her Master of Science degree from Carnegie Mellon. Ms. Saintil was selected to serve on the board of directors due to her executive leadership experience, her extensive experience in technology, enterprise risks, cybersecurity, talent management and digital transformation, and her experience serving on the boards of directors of other public companies.
Executive Officers
Richard B. Cohen, Chairman, President and Chief Product Officer
(
See above
)
Michael J. Loparco, Director and Chief Executive Officer
(
See above
)
Thomas Ernst, Chief Financial Officer and Treasurer
Effective as of the Closing, the Board appointed Mr. Ernst as Chief Financial Officer and Treasurer of the Company. Mr. Ernst served as Chief Financial Officer of Symbotic LLC from September 2020 until the Closing. He has 30 years of finance and technology leadership experience. Prior to joining Symbotic LLC, Mr. Ernst served as Chief Financial Officer of RealPage, a software company, from January 2019 to August 2020, where he led all finance, legal, mergers and acquisitions and strategy project management operations. From July 2015 to January 2019, Mr. Ernst led his own strategy consulting firm, Tom Ernst Advisory, to leverage over twenty years of experience in investment banking and strategy consulting focused on the software industry. Prior to that, Mr. Ernst served as a managing director at Goldman Sachs and senior equity research analyst at Deutsche Bank and Thomas Weisel Partners. Mr. Ernst served as a Nuclear Engineer and Submarine Warfare Officer for five years on a fast attack submarine and served two years as the Military Training Department Head for the U.S. Navy boot camp. Mr. Ernst earned his Master of Business Administration degree from the University of Chicago Booth School of Business, and his Bachelor of Science degree in mathematics, from the University of Minnesota College of Science and Engineering.

William M. Boyd III, Chief Strategy Officer
Effective as of the Closing, the Board appointed Mr. Boyd as Chief Strategy Officer of the Company. Mr. Boyd served as Chief Strategy Officer of Symbotic LLC from February 2020 until the Closing. In that role, Mr. Boyd was responsible for planning and directing various operational, financial, administrative and strategic activities for Symbotic LLC. He has more than 12 years of extensive distribution and logistics industry experience. Since February 2020, Mr. Boyd has also served as the Chief Legal Officer of C&S Wholesale Grocers. Prior to joining Symbotic LLC, Mr. Boyd served from April 2019 to February 2020 as the chief legal officer at Imperial Dade, a high-growth food service packaging and supplies distribution company. Mr. Boyd also held the roles of general counsel and chief legal officer at C&S Wholesale Grocers from March 2009 to February 2018 and February 2018 to April 2019, respectively, and in those roles, Mr. Boyd was involved in the initial investment by Mr. Cohen in CasePick Systems, which later became Warehouse. Mr. Boyd has a diverse educational background, with a Juris Doctor degree from Duke University, Master of Business Administration degree from Babson College and a Bachelor of Arts degree in history and psychology from Williams College.
George Dramalis, Chief Information Officer
Effective as of the Closing, the Board appointed Mr. Dramalis as Chief Information Officer of the Company. Mr. Dramalis served as Chief Information Officer at Symbotic LLC from June 2020 until the Closing. In that role, Mr. Dramalis was responsible for managing all of Symbotic LLC’s strategic information and technology services and procedures leading to outcomes that align with the company’s business goals and for developing the physical elements of Symbotic LLC’s product roadmap, including robots, structures and industrial automation. He was also responsible for the progression of Symbotic LLC’s engineering capabilities for next generations of innovations and system deployments. Mr. Dramalis brings over 20 years of experience in information services management. Mr. Dramalis has extensive industry experience, and prior to joining Symbotic LLC, he was Chief Information Officer at C&S Wholesale Grocers from January 2011 to June 2020. Before that, he was Vice President and Chief Information Officer at Sharp Electronics Corporation. Prior to Sharp, Mr. Dramalis worked for KPMG Consulting as a manager of systems implementation, supporting clients such as Compaq, Deutsche Bank, Kodak, Tyson Foods and US Cellular. Mr. Dramalis has a Master of Arts degree in economics and a Master of Arts degree in finance from Webster University Geneva, Switzerland.
Corey C. Dufresne, Vice President, General Counsel and Secretary
Effective as of the Closing, the Board appointed Mr. Dufresne as Vice President, General Counsel and Secretary of the Company. Mr. Dufresne served as Vice President & General Counsel of Symbotic LLC from November 2011 until the Closing. In that role, Mr. Dufresne headed Symbotic LLC’s legal group with more than 20 years of experience in business and securities law, mergers and acquisitions, venture capital and corporate finance. Mr. Dufresne was responsible for leading Symbotic LLC’s approach to technology licensing, regulatory compliance, intellectual property and all negotiations and business agreements. Prior to joining Symbotic LLC, Mr. Dufresne served as Vice President, General Counsel and Corporate Secretary for Netezza Corporation from May 2009 to May 2011. Prior to his role at Netezza, he spent nine years at WilmerHale in Boston in the Corporate Law section and two years as an associate at Jones Walker in New Orleans. Mr. Dufresne has a Bachelor of Arts degree in economics and political science from McGill University, a Master of Arts degree in comparative and international politics from the University of Cape Town and a Juris Doctor degree from Tulane Law School.
Michael Dunn, Vice President, Sales, Marketing & Product Strategy
Effective as of the Closing, the Board appointed Mr. Dunn as Vice President of Sales, Marketing & Product Strategy of the Company. Mr. Dunn served as Vice President, Sales, Marketing & Product Strategy at Symbotic LLC from May 2017 until the Closing. His team led Symbotic LLC’s customer relationships, helped define the direction of the Warehouse system to ensure it remains a world-class, market-leading solution and assisted in identifying key partners to enable the organization and technology to scale alongside customer growth. Prior to joining Symbotic LLC, Mr. Dunn held the role of Group Vice President Sales & Marketing at Fortna from December 2008 to May 2017, where he and his team helped some of the world’s biggest brands transform their distribution operations into a competitive advantage. Before that, Mr. Dunn was an early employee at Manhattan Associates, a global supply chain solutions provider, for 12 years. As Vice President of Sales at Manhattan Associates, he played an integral role in helping the company grow from a $5 million startup to a $300 million public company. Mr. Dunn is a Council of Supply Chain Management Professionals (CSCMP) member and graduate of Purdue University with a Bachelor’s degree in mechanical engineering.
Evan Pennell, Vice President, Product
Effective as of the Closing, the Board appointed Mr. Pennell as Vice President of Product of the Company. Mr. Pennell served as Vice President of Product at Symbotic LLC from July 2020 until the Closing. In that role, he was responsible for shaping the overall product strategy and technology roadmaps and aligning these with the business strategy and identifying and developing technologies that enable new product capabilities. Prior to joining Symbotic LLC, from February 2017 to July 2020, Mr. Pennell was Vice President of Design and Engineering – Lifestyle, a $3 billion business unit at Flex Ltd., overseeing a global design organization of 150 engineers and scientists. Prior to that, Mr. Pennell held various engineering roles across the research and development and supply chain organizations and product management roles over a
24-year
period at Procter & Gamble/Gillette where he led product management of several billion-dollar brands including Venus, Fusion Flexball and multiple emerging market brands. Mr. Pennell has a Bachelor of Science degree in mechanical engineering from the University Honors Program at Northeastern University.
Corporate Governance
We have structured and will continue to structure our corporate governance in a manner that we believe closely align our interests with those of our stockholders. Notable features of this corporate governance include:

•
we have independent director representation on our audit, compensation and nominating and corporate governance committees, and our independent directors will meet regularly in executive sessions without the presence of our corporate officers or non-independent
directors;

•	at least one of our directors qualify as an “audit committee financial expert” as defined by the SEC; and

•	we have implemented and will implement a range of other corporate governance best practices, including implementing a robust director education program.
Director Independence
NASDAQ listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Ms. Saintil and Messrs. Ford, Kane, Krasnow, Parekh and Rhodin are “independent directors” as defined in the NASDAQ listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.
Limitations on Liability and Indemnification of Officers and Directors
Our Charter and Bylaws provide indemnification and advancement of expenses for the directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. We have entered into indemnification agreements with each of our directors and officers. In some cases, the provisions of those indemnification agreements may be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, the Charter and Bylaws include provisions that eliminate the personal liability of directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director.
These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.
Board Committees
Our board of directors direct the management of our business and affairs, as provided by Delaware law, and conduct its business through meetings of the board of directors and standing committees. We have a standing audit committee, compensation committee and nominating and corporate governance committee. In addition, from time to time, special committees may be established under the direction of the board of directors when necessary to address specific issues.
Audit Committee
Our audit committee is responsible for, among other things:

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence from management;

•	reviewing with our independent registered public accounting firm the scope and results of their audit;

•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;

•	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related person transactions; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
Our audit committee currently consists of Charles Kane, Rollin Ford and Vikas J. Parekh, with Charles Kane serving as chair. Rule
10A-3
of the Exchange Act and NASDAQ rules require that our audit committee be composed entirely of independent members. Our board of directors has affirmatively determined that each member of our audit committee meets the definition of “independent director” for purposes of serving on the audit committee under Rule
10A-3
of the Exchange Act and NASDAQ rules. Each member of our audit committee also meets the financial literacy requirements of NASDAQ listing standards. In addition, our board of directors has determined that Charles Kane will qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation
S-K.
Our board of directors has adopted a written charter for the audit committee, which is available on our corporate website. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.
Compensation Committee
Our compensation committee is responsible for, among other things:

•	reviewing and approving, or recommending for approval by our board of directors, the compensation of our Chief Executive Officer and other executive officers;

•	reviewing and approving or making recommendations to our board of directors regarding our incentive compensation and equity-based plans, policies and programs and administering equity-based plans;

•	reviewing and making recommendations to our board of directors relating to management succession planning, including for our Chief Executive Officer;

•	making recommendations to our board of directors regarding the compensation of our directors;

•	retaining and overseeing any compensation consultants; and

•	reviewing our strategies related to human capital management and reviewing and discussing with management our strategies in support of an inclusive and diverse company culture.
Our compensation committee currently consists of Todd Krasnow, Michael Rhodin and Merline Saintil with Todd Krasnow serving as chair. Our board of directors has affirmatively determined that each member of our compensation committee meets the definition of “independent director” for purposes of serving on the compensation committee under NASDAQ rules and are
“non-employee
directors” as defined in Rule
16b-3
of the Exchange Act. Our board of directors has adopted a written charter for the compensation committee, which is available on our corporate website. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is responsible for, among other things:

•	identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;

•
recommending to our board of directors the directors to be appointed to each committee of our board of directors and periodically reviewing and making recommendations to our board of directors for changes or rotations of committee members, the creation of additional committees, changes in committee charters or the dissolution of committees;

•	developing and recommending to our board of directors a set of corporate governance guidelines;

•	periodically reviewing our board of directors’ leadership structure and recommending any proposed changes to our board of directors;

•	overseeing an annual evaluation of the effectiveness of our board of directors and its committees; and

•	reviewing and making recommendations to our board of directors relating to management succession planning, including for our Chief Executive Officer.
Our nominating and corporate governance committee currently consists of Merline Saintil, Rollin Ford and Vikas J. Parekh, with Merline Saintil serving as chair. Our board of directors has affirmatively determined that each member of our nominating and corporate governance committee meet the definition of “independent director” under NASDAQ rules. Our board of directors has adopted a written charter for the nominating and corporate governance committee, which is available on our corporate website. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.
Risk Oversight
Our board of directors will be responsible for overseeing our risk management process. Our board of directors will focus on our general risk management strategy, the most significant risks facing us, and oversee the implementation of risk mitigation strategies by management. Our audit committee will also be responsible for discussing our policies with respect to risk assessment and risk management. We believe our board of directors’ administration of its risk oversight function will not negatively affect its leadership structure.

Compensation Committee Interlocks and Insider Participation
None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that will apply to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code can be found at http:/ir.symbotic.com/corporate-governance/documents-charters under the link “Code of Business Conduct and Ethics.” In addition, we intend to post on our website all disclosures that are required by law or NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the code. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.
Compensation of Directors and Officers
We intend to develop an executive compensation program that is designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, motivate and retain individuals who contribute to the long-term success of the Company. Decisions on the executive compensation program will be made by the compensation committee of the board of directors. Our executive compensation and director compensation programs are further described below under “
Executive Compensation—Symbotic Executive Compensation
.”

EXECUTIVE COMPENSATION
Overview
For the fiscal year ended September 25, 2021, our named executive officers (“Named Executive Officers” or “NEOs”) were:

•	Richard B. Cohen, Chairman and Chief Executive Officer*

•	Thomas Ernst, Chief Financial Officer

•	Michael Dunn, Vice President, Sales, Marketing & Product Strategy

*	Mr. Cohen served as the Chairman and Chief Executive Officer of Symbotic LLC until April 4, 2022, at which time Michael J. Loparco was appointed Chief Executive Officer.
The objective of Symbotic LLC’s historic compensation program was to provide a total compensation package to each Named Executive Officer that enabled Symbotic LLC to attract, motivate and retain outstanding individuals, encourage individual and collective contributions to the successful execution of Symbotic LLC’s short- and long-term business strategies and reward Named Executive Officers for performance. The Board of Managers of Warehouse, which was solely comprised of Mr. Cohen as Chairman, as the Board of Managers of the sole member of Symbotic LLC (the “Warehouse Board”) has historically determined the compensation for the Named Executive Officers.
The compensation program for the NEOs historically consisted of base salary and incentive compensation delivered in the form of an annual cash bonus and long-term incentive compensation in the form of either equity-based awards in the form of Class C Units of Warehouse or the Warehouse Phantom Awards, each as described below:
CEO and Chairman Compensation
—Mr. Cohen did not receive any cash compensation from either Symbotic LLC or Warehouse for his service as Chairman of the Warehouse Board or as an employee and Chief Executive Officer of Symbotic LLC.
Base Salary
—Base salary is paid to attract and retain qualified talent and is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and performance. For each of Messrs. Ernst and Dunn, base salary for 2021 was $375,000 and $350,000, respectively. As noted above, no base salary is paid to Mr. Cohen.
Annual Cash Bonus
—Annual cash bonuses are paid to incentivize the Named Executive Officers (excluding Mr. Cohen) in recognition of performance for the fiscal year and historically were paid at the discretion of the Warehouse Board. For the fiscal year ended September 25, 2021, the target bonus opportunity for each of Messrs. Ernst and Dunn as a percentage of annual base salary was 50% and 100%, respectively. Based on actual performance results with respect to (1) final acceptance of a
Proof-of-Concept
system for Walmart (achieved in April 2021), (2) achievement of milestones for the next generation of autonomous mobile bots, (3) achievement of milestones for scaling and reducing installation time for systems, (4) achievement of milestones relating to a “connected system” which is a large scale Symbotic system installed in multiple phases in which the phases are connected together to function as one large system and (5) achievement of milestones relating to the establishment and promotion of corporate cultural values, the Warehouse Board determined to pay 2021 bonuses at 100% of target.
Long-Term Incentive Compensation
—Symbotic LLC granted long-term incentive awards in the form of Class C Units awarded pursuant to the 2012 Incentive Units Plan and Warehouse Phantom Awards:

•	Class C Units —Class C Units were intended to be structured as profits interests in Warehouse issued to employees, officers and directors of Symbotic LLC pursuant to individual equity grant agreements.

Executives generally received Class C Units that vested ratably over five years, subject to continued employment. Upon a change in control (as defined in the applicable award agreement), outstanding awards of Class C Units would accelerate such that 50% of the then unvested units at the time of the change in control vest. The transactions contemplated by the Merger Agreement did not constitute a change in control for purposes of the Class C Units. Pursuant to the terms of the Fifth Amended and Restated Limited Liability Company Agreement of Warehouse, dated as of April 30, 2021, a trust of which members of Mr. Cohen’s family are the beneficiaries held a residual interest in any Class C Units that were not awarded to, or were forfeited by or repurchased from, current or former employees or other service providers from time to time. Messrs. Ernst and Dunn did not receive any grants of Class C Units during the fiscal year ended September 25, 2021. In connection with the consummation of the Company Reorganization and the Business Combination, each outstanding and vested Class C Unit was converted into the right to receive a number New Symbotic Holdings Common Units pursuant to the Company Merger Agreement and the Merger Agreement.

•
Warehouse Phantom Awards
—The Warehouse Phantom Awards were awarded under two plans: (1) the 2012 Value Appreciation Plan as amended (“VAP”) and (2) the 2018 Long Term Incentive Plan as amended (“LTIP”). The VAP provides the holder of the award an opportunity to receive a cash payment valued by reference to a fraction of the fair market value of a Class C Unit, which generally vests ratably over five years, subject to continued employment. Vested portions of VAP awards can be exercised by the holder during an annual exercise period in January of each year, provided that certain performance metrics relating to the first achievement of annual revenue, cash flow and EBITDA targets have been met, with the achievement of each exercisability trigger permitting one third of vested units to be exercised (such that all three exercisability triggers must be achieved in order for 100% of the VAP units in a given award to be exercisable). As of September 25, 2021, two of the three exercisability triggers have been achieved. Exercised awards are paid in cash on an annual payment date in February or March. Vested and outstanding awards under the VAP are paid upon a change in control and unvested awards are cancelled without payment. The LTIP provides the holder of the award an opportunity to receive a cash payment valued by reference to the value of Warehouse determined by a formula based on the company’s revenue and EBITDA, which generally vests ratably over five years, subject to continued employment and subject to Warehouse achieving positive EBITDA for the fiscal year ending during the calendar year in which the award becomes fully vested. Awards under the LTIP vest upon a change in control if the awards are not assumed or substituted, or upon a termination due to death, disability, retirement or without cause within two years following a change in control. The transactions contemplated by the Merger Agreement are not expected to constitute a change in control for purposes of the Warehouse Phantom Awards. The Incentive Compensation Plan provides that Symbotic may exchange the Warehouse Phantom Awards outstanding prior to the consummation of the Business Combination, including those held by the NEOs, for equity awards under the Incentive Compensation Plan.

Executive Offer Letters
Mr. Ernst is party to an offer letter with Symbotic LLC, dated as of September 1, 2020 (the “Ernst Offer Letter”), that sets forth the terms of Mr. Ernst’s employment, including his initial base salary, a target bonus in the amount of 50% of base salary, and the severance payments and benefits described below under “—
Potential Payments Upon Termination or Change of Control
.” The Ernst Offer Letter also provides for the grant of Class C Units equal to 0.25% of the current common units of Warehouse on a fully diluted basis that would vest 20% on the first anniversary of his start date and 5% per quarter thereafter commencing three months after the first anniversary of his start date. Any unvested portion of the award will be forfeited upon Mr. Ernst’s termination of employment for any reason.
Mr. Dunn is party to an offer letter with Symbotic LLC, dated as of April 21, 2017 (the “Dunn Offer Letter”), that sets forth the terms of Mr. Dunn’s employment, including his initial base salary, eligibility to participate in Symbotic LLC’s sales incentive plan and initial target bonus in such plan, and the severance payments and benefits described below under “—
Potential Payments Upon Termination or Change of Control
.” The Dunn Offer Letter also provides for the grant of 275,000 VAP units that vested 20% on the first anniversary of the grant date and 5% over the remaining 16 quarters, as well as, with respect to 50,000 of the VAP units, achievement of certain sales incentive goals with respect to the 2018 fiscal year. The exercisability of such VAP units is subject to the achievement of certain performance metrics related to Symbotic LLC’s annual revenue, cash flow and EBITDA.
Benefits and Perquisites
The Named Executive Officers participate in employee benefits programs available to Symbotic LLC employees generally, including a 401(k) plan and health and welfare programs. Pursuant to Symbotic LLC’s 401(k) plan, Symbotic LLC matches 100% of each dollar contributed by a participant up to the first 3% of eligible compensation and 50% of each dollar contributed by a participant above 3% and up to the first 5% of eligible compensation, subject to limits under the Code.
In addition, Named Executive Officers that were unitholders of Warehouse, including as a result of the Class C Units held by such Named Executive Officer, participated in the Member Program Symbotic LLC established for recipients of Class C Units. Participants in the Member Program receive certain benefits, including an annual tax preparation allowance of $10,000 for a tax advisor that is paid in pro-rata
bi-weekly
installments and an adjustment payment to cover social security and Medicare taxes that would have been paid by Symbotic LLC if the holder was considered an employee instead of a member of Warehouse. Symbotic LLC also provides participants in the Member Program with payments to cover the tax associated with the tax preparation allowance and member adjustments, as well as a separate state tax adjustment to address the higher state income tax rates that participants will pay to states other than where they reside as a result of such participant’s partner status.
Summary Compensation Table

Name and Position	Fiscal Year	Salary ($)	Bonus ($)	All Other Compensation ($) (1)	Total ($)
Richard B. Cohen (2)	2021	—	—	—	—
Chairman and Chief Executive Officer
Thomas Ernst	2021	$370,673	$187,500	$72,347	$630,520
Chief Financial Officer
Michael Dunn	2021	$350,000	$350,000	$11,600	$711,600
Vice President, Sales, Marketing & Product Strategy

(1)
The items comprising “All Other Compensation” for 2021 are 401(k) plan employer contributions and benefits provided pursuant to the Member Program, as discussed in greater detail below in “—
Benefits and Perquisites
,” including the annual tax preparation allowance, member adjustments and tax payments paid to holders of Class C Units.

(2)	Mr. Cohen served as Chairman and Chief Executive Officer of Symbotic LLC until the appointment of Michael J. Loparco to the position of Chief Executive Officer, effective as of April 4, 2022.

Outstanding Equity Awards at Fiscal 2021 Year End
The following table presents information regarding outstanding unvested Class C Unit awards and awards based on the value of Class C Units held by the Named Executive Officers as of September 25, 2021.

			Option Awards						Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units that Have Not Vested (#)	Market Value of Shares or Units that Have Not Vested ($)
Richard B. Cohen (1)	—		—	—	—	—		—	—	—
Thomas Ernst	9/10/2020	(2)	—	—	—	—		—	12,852	$6,656,179
Michael Dunn	5/13/2017	(3)	120,000	30,000	75,000	$0	(4)	5/13/2027	—	—
	5/13/2017	(3)	26,666.7	6,666.7	16,666.7	$0	(4)	5/13/2027
	6/29/2018	(5)	175,219.2	43,804.8	109,512	$0	(4)	6/29/2028

(1)
The equity held indirectly by Mr. Cohen pursuant to a residual interest in Class C Units to the extent such Class C Units are not awarded to employees or other service providers from time to time, is not set forth in this table because such interest is fully vested and is not awarded as compensation.

(2)	The Class C Units held by Mr. Ernst that were unvested as of September 25, 2021 vest over 16 quarters on the 10 th of each December, March, June and September commencing on December 10, 2021.
(3)
Represents grants of 225,000 and 50,000 VAP units, in each case, granted in connection with Mr. Dunn’s commencement of employment pursuant to the Dunn Offer Letter that vested 20% upon the first anniversary of the grant date and 5% on the last day of each calendar quarter beginning on the first full quarter following the first anniversary of the grant date (the “Dunn Sign On Award”). Vested VAP units granted pursuant to the Dunn Sign On Award may be exercised once exercisability triggers are met. The 50,000 VAP unit grant was subject to an additional performance vesting requirement regarding the achievement of certain sales incentive plan metrics with respect to fiscal year 2018, which were met. As of September 25, 2021, 80% of the VAP units pursuant to the Dunn Sign On Awards had vested and two-thirds
of such vested VAP units were exercisable.

(4)
Because awards under the VAP are appreciation-focused awards, amounts set forth in this column represent the “Initial Value” of the applicable VAP units, which represents the fair market value of the VAP units on the grant date. A holder is eligible to receive a payment upon exercise of or payment in respect of their VAP units equal to the excess of the fair market value as of the time determined pursuant to the plan and award agreement over the initial value set forth in this column, subject to the terms and conditions of the plan and the holder’s award agreement.

(5)
Represents grant of 328,536 VAP units, which vest using the same vesting schedule and vesting dates as the Dunn Sign On Award. As of September 25, 2021, 80% of these VAP units had vested and two-thirds
of such vested VAP units were exercisable.

Potential Payments Upon Termination or Change of Control
As discussed under “—
Overview
—
Long-Term Incentive Compensation
,” the Class C Units and Warehouse Phantom Awards held by the NEOs vest upon certain terminations of employment or in the event that certain awards are not assumed or substituted in connection with a change of control. Pursuant to the Ernst Offer Letter, upon a termination of Mr. Ernst’s employment without cause (as defined in the non-competition
agreement between Mr. Ernst and Symbotic LLC), Mr. Ernst is entitled to 12 months of continued base salary payments, subject to Mr. Ernst’s execution of a release of claims. Pursuant to the Dunn Offer Letter, upon a termination of Mr. Dunn’s employment without cause, Mr. Dunn is entitled, subject to executing a release of claims, to

(i) continued payments of his base salary and payments to Symbotic LLC’s benefits provider in the amount of the excess of the COBRA rate over the employee contribution rate, each for the lesser of 12 months or until the date that Mr. Dunn commences employment with a new employer and (ii) a pro-rated
bonus for the year of termination based on the length of time employed based on actual performance, to be paid at the time that such bonus would ordinarily be paid.
Symbotic intends to adopt an Executive Severance Plan to ensure that it will have the dedication of key executives of the company, including in connection with a future change in control of Symbotic. Symbotic expects that the Executive Severance Plan will provide market competitive severance benefits to members of senior management who experience a termination of employment without cause or a resignation for good reason. The terms of any Executive Severance Plan have not been determined.
Symbotic Executive Compensation
Symbotic intends to develop an executive compensation program that is designed to align compensation with its business objectives and the creation of stockholder value, while enabling it to attract, motivate and retain individuals who contribute to the long-term success of Symbotic. Decisions on the executive compensation program will be made by the compensation committee of the board of directors.
Director Compensation
Symbotic intends to approve and implement a compensation program for its non-employee
directors in connection with its transition to becoming a publicly traded company.
Incentive Compensation Plan and ESPP
The Incentive Compensation Plan, under which we are authorized to grant cash and equity incentive awards to eligible employees in order to attract, motivate and retain the talent for which we compete, and the ESPP, which allow employees to acquire an ownership interest in Symbotic, have been approved and adopted.

DESCRIPTION OF CAPITAL STOCK
Your rights as a Symbotic stockholder will be governed by Delaware law, the Charter and the Bylaws. The following description of the material terms of the Symbotic’s capital stock reflects the anticipated state of affairs. We urge you to read the applicable provisions of Delaware law as well as the Charter and Bylaws, incorporated by reference to this prospectus, respectively, carefully and in their entirety because they describe your rights as a Symbotic stockholder.
Authorized and Outstanding Stock
The Charter authorizes the issuance of shares, each with a par value of $0.0001 per share, consisting of:

•	3,000,000,000 shares of Class A Common Stock;

•	1,000,000,000 shares of Class V-1 common stock;

•	450,000,000 shares of Class V-3 common stock; and

•	50,000,000 shares of undesignated preferred stock.
Class A Common Stock
As of the date of this prospectus, there are 54,280,146 shares of Class A Common Stock outstanding. All shares of Class A Common Stock are fully paid and non-assessable.
Voting rights
. Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters submitted to a vote of the stockholders. Holders of Class A Common Stock will vote together with other holders of common stock as a single class on all matters (or, if any holders of any series of preferred stock are entitled to vote together with the holders of common stock, as a single class with the holders of such series of preferred stock). Notwithstanding the foregoing, the holders of shares of any series of common stock will be entitled to vote as a separate class upon any amendment to the Charter (including by merger, consolidation, reorganization or similar event) that would adversely alter or change the powers, preferences or special rights of such series of common stock. Except as expressly required by law, holders of common stock, as such, will not be entitled to vote on any amendment to the Charter (including any certificate of designation) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Charter (including any certificate of designation) or pursuant to the DGCL.
Dividend rights
. Subject to the rights and preferences of any holders of any outstanding series of preferred stock, the holders of Class A Common Stock will be entitled to the payment of dividends and other distributions of cash, stock or property on the Class A Common Stock when, as and if declared by the board of directors in accordance with law.
Rights upon liquidation
. Subject to the rights and preferences of any holders of any shares of any outstanding series of preferred stock, in the event of any liquidation, dissolution or winding up, whether voluntary or involuntary, our funds and assets that may be legally distributed to our stockholders will be distributed among the holders of the then-outstanding Class A Common Stock pro rata
in accordance with the number of shares of Class A Common Stock held by each such holder.
Other rights
. The holders of Class A Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A Common Stock.

The rights, preferences and privileges of holders of the Class A Common Stock will be subject to those of the holders of any shares of the preferred stock we may issue in the future.
Class V-1
Common Stock and
Class V-3
Common Stock
As of the date of this prospectus, there are 74,177,907 shares of
Class V-1
common stock and 416,933,025 shares of
Class V-3
common stock outstanding. All shares of
Class V-1
common stock and
Class V-3
common stock are fully paid and
non-assessable.
Voting rights
. Each holder of
Class V-1
common stock is entitled to one vote for each share of
Class V-1
common stock held of record by such holder on all matters submitted to a vote of the stockholders, and each holder of
Class V-3
common stock is entitled to three votes for each share of
Class V-3
common stock held of record by such holder on all matters submitted to a vote of the stockholders. Holders of
Class V-1
common stock and
Class V-3
common stock will vote together with other holders of common stock as a single class on all matters (or, if any holders of any series of preferred stock are entitled to vote together with the holders of common stock, as a single class with the holders of such series of preferred stock). Notwithstanding the foregoing, the holders of shares of any series of common stock will be entitled to vote as a separate class upon any amendment to the Charter (including by merger, consolidation, reorganization or similar event) that would adversely alter or change the powers, preferences or special rights of such series of common stock. Except as expressly required by law, holders of common stock, as such, will not be entitled to vote on any amendment to the Charter (including any certificate of designation) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Charter (including any certificate of designation) or pursuant to the DGCL.
Dividend rights
. Except as provided in the Charter with respect to certain stock adjustments, dividends of cash or property may not be declared or paid on shares of
Class V-1
common stock or
Class V-3
common stock.
Rights upon liquidation
. The holders of shares of
Class V-1
common stock and
Class V-3
common stock will not be entitled to receive any assets of Symbotic in the event of any voluntary or involuntary liquidation, dissolution or winding up of Symbotic.
Other rights
. The holders of
Class V-1
common stock and
Class V-3
common stock have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the
Class V-1
common stock or
Class V-3
common stock. The rights, preferences and privileges of holders of the
Class V-1
common stock and
Class V-3
common stock will be subject to those of the holders of any shares of the preferred stock we may issue in the future. Subject to the terms of the New Symbotic Holdings LLC Agreement, holders of New Symbotic Holdings Common Units may cause us to redeem all or any portion of such holder’s New Symbotic Holdings Common Units, and in connection with such redemption, we may be required to deliver Class A common units to such holder.
Conversion of Class
 V-3
Common Stock
.
Class V-3
common stock convert into
Class V-1
common stock in certain situations, including automatically seven years following the Business Combination.
Transfer of Class
 V-1
Common Stock and Class
 V-3
Common Stock
. No holder of
Class V-1
common stock or
Class V-3
common stock may transfer such shares to any person unless such holder also simultaneously transfers an equal number of such holder’s New Symbotic Holdings Common Units to the same person in accordance with the terms of the New Symbotic Holdings LLC Agreement. Upon a transfer of New Symbotic Holdings Common Units in accordance with the New Symbotic Holdings LLC Agreement, an equal number of shares of
Class V-1
common stock and/or
Class V-3
common stock that correspond to such New Symbotic Holdings Common Units will automatically and simultaneously be transferred to the same transferee of such

New Symbotic Holdings Common Units. Any attempted or purported transfer of shares of
Class V-1
common stock and
Class V-3
common stock in violation of the foregoing restrictions will be null and void.
Cancellation of Class
 V-1
Common Stock and Class
 V-3
Common Stock
. In the event that any outstanding share of
Class V-1
common stock or
Class V-3
common stock ceases to be held directly or indirectly by a holder of a New Symbotic Holdings Common Units, such share will automatically be transferred to Symbotic and cancelled for no consideration.
Further Issuance of Class
 V-3
Common Stock
. We will not issue additional shares of
Class V-3
common stock.
Preferred Stock
No shares of preferred stock will be issued or outstanding immediately after the completion of the Business Combination. The Charter authorizes our board of directors to establish one or more series of preferred stock. Unless required by law or any stock exchange, the authorized shares of preferred stock are available for issuance without further action by the holders of the common stock. The board of directors has the discretion to determine the voting powers and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.
The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Symbotic without further action by the stockholders. Additionally, the issuance of preferred stock may adversely affect the holders of the common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the common stock. At present, we have no plans to issue any preferred stock.
Dividends
Declaration and payment of any dividend will be subject to the discretion of our board of directors. The timing and amount of dividends will be dependent upon, among other things, our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations our board of directors may regard as relevant.
We currently intend to retain all available funds and any future earnings to fund the development and growth of the business and therefore do not anticipate declaring or paying any cash dividends on common stock in the foreseeable future.
Anti-Takeover Provisions
The Charter and Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized in this section, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate our board of directors, which may result in an improvement of the terms of any such acquisition in favor of the stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

These provisions include:
Authorized but Unissued Shares
. The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of NASDAQ. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Business Combinations
. Symbotic will not be governed by Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with an “interested stockholder” (which includes a person or group owning 15% or more of the corporation’s voting stock) for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, Symbotic will not be subject to any anti-takeover effects of Section 203. Nevertheless, the Charter contains provisions that will have a similar effect to Section 203, which will take effect from and after the Restriction Effective Time, except that such restrictions on business combinations shall not apply to any interested stockholder that became such prior to the Restriction Effective Time.
Stockholder Action; Special Meetings of Stockholders
. The Charter provides that stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. As a result, a holder controlling a majority of Symbotic capital stock would not be able to amend our bylaws or remove directors without holding a meeting of stockholders called in accordance with our bylaws. Further, the Charter provides that special meetings of our stockholders may be called, for any purpose or purposes, at any time only by or at the direction of our board of directors, the chairperson of Symbotic’s board of directors or the Chief Executive Officer, and will not be called by any other person or persons. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of Symbotic capital stock to take any action, including the removal of directors.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
. In addition, our Bylaws established an advance notice procedure for stockholder proposals to be brought before an annual meeting or special meeting of stockholders. Generally, in order for any matter to be “properly brought” before a meeting, the matter must be (i) specified in a notice of meeting given by or at the direction of our board of directors, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by the board of directors, or (iii) otherwise properly brought before the meeting by a stockholder who (a) was a stockholder on the date of giving the notice, on the record date for the determination of the stockholders entitled to vote at the meeting and at the time of the meeting, (b) entitled to vote at the meeting, and (c) has complied with the advance notice procedures specified in our Bylaws or properly made such proposal in accordance with Rule
14a-8
under the Exchange Act and the rules and regulations thereunder, which proposal has been included in the proxy statement for the annual meeting. Stockholders may not nominate persons for election to our board of directors at any special meeting of stockholders.
Further, for business and nominations of persons for election to the board of directors to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary and (ii) provide any updates or supplements to such notice at the times and in the forms required by the Bylaws.
To be timely, a stockholder’s notice must be received in accordance with an “Acceptable Delivery Method” not earlier than the 120 th
day, and not later than the 90
th
day, prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 days earlier or delayed (other than as a result of adjournment or recess) by more than 60 days later than such anniversary date, or, if the first public disclosure of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, such stockholders’ notice must be received not earlier than the 120 th
day prior to such annual meeting and not later than the later of (1) the 90 th
day prior to such annual meeting and (2) the 10
th
day following the day on which public disclosure of the date of such annual meeting is first made by the Company (such notice within such time periods, “Timely Notice”).
Stockholders at an annual meeting or special meeting may only consider proposals or nominations properly brought before a meeting of stockholders. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of the outstanding voting securities until the next stockholder meeting.
Amendment of Charter or Bylaws
. Our Bylaws may be amended or repealed by a majority vote of the board of directors or by the holders of at least sixty-six
and
two-thirds
percent (66 2/3%) of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class. The affirmative vote of a majority of the board of directors and at least sixty-six
and
two-thirds
percent (66 2/3%) in voting power of the outstanding shares entitled to vote thereon would be required to amend certain provisions of the Charter.
Quorum
Our Bylaws provide that, at any meeting of the board of directors, a majority of the total number of directors then in-office
constitutes a quorum.
No Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation expressly authorizes cumulative voting. The Charter does not authorize cumulative voting.
Limitations on Liability and Indemnification of Officers and Directors
Our Charter and Bylaws provide indemnification and advancement of expenses for the directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. We have entered into indemnification agreements with each of our directors and officers. In some cases, the provisions of those indemnification agreements may be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, the Charter and Bylaws include provisions that eliminate the personal liability of directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director.
These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, Symbotic’s stockholders will have appraisal rights in connection with a merger or consolidation of Symbotic. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in the company’s name to procure a judgment in its favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates.
Forum Selection
The Charter provides that unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by applicable law, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any internal or intra-corporate claim or any action asserting a claim governed by the internal affairs doctrine as defined by the laws of the State of Delaware, including, but not limited to, (i) any derivative action or proceeding brought on behalf of Symbotic; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or stockholder of Symbotic to Symbotic or its stockholders; or (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Charter or the Bylaws, or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, will be a state court located within the State of Delaware (or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). Further, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by applicable law, the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act and the rules and regulations promulgated thereunder will be the federal district court for the District of Delaware (or if such court does not have jurisdiction over such action, any other federal district court) of the United States; provided that, if such forum is illegal, invalid or unenforceable, the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act will be the Court of Chancery of the State of Delaware.
Transfer Restrictions
The A&R Registration Rights Agreement provides that Symbotic Equityholders are subject to certain restrictions on transfers with respect to any New Symbotic Holdings Common Units or shares of the Company’s common stock held by the Symbotic Equityholders pursuant to a direct exchange or redemption of New Symbotic Holdings Common Units pursuant to the New Symbotic Holdings LLC Agreement. Such restrictions began at the Closing and, (i) with respect to shares held by the Symbotic Director Equityholders, end on the date that is the earlier of (a) one year after the Closing Date and (b) the date following the Closing Date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their common stock for cash, securities or other property, and (ii) with respect the Symbotic Officer Equityholders, end on the date that is the earlier of (a) 180 days after the Closing Date and (b) the date following the Closing Date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of Symbotic’s shareholders having the right to exchange their common stock for cash, securities or other property.
The Sponsor Letter Agreement provides that the Sponsor and the directors and officers of SVF 3 (the “SVF Insiders”) are subject to certain restrictions on transfers with respect to certain shares of common stock held by the Sponsor or the SVF Insiders. Such restrictions end on the date that is the earlier of (i) one year after the completion of the Business Combination and (ii) the date following the completion of the Business Combination on which Symbotic completes a liquidation, merger, share exchange or other similar transaction that results in all of the Symbotic shareholders having the right to exchange their common stock for cash, securities or other property. Notwithstanding the foregoing, if, subsequent to the Business Combination, the last reported sale price of Symbotic’s Class A Common Stock equals or exceeds $12.00 per share (as adjusted for share sub-divisions,
share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a
30-trading
day period commencing at least 150 days after the Business Combination, the Sponsor Shares shall be released from the foregoing lock-up.

Stockholder Registration Rights
Symbotic entered into the A&R Registration Rights Agreement, pursuant to which, among other things, the Sponsor, certain of SVF 3’s independent directors and the Symbotic Equityholders have specified rights to require Symbotic to register all or a portion of their shares under the Securities Act. See the section titled “
Certain Relationships and Related Party Transactions—Certain Relationships and Related Party Transactions—The Company—Registration Rights Agreement
.” The Subscribers also have certain customary registration rights pursuant to the Subscription Agreements.
Transfer Agent and Registrar
The transfer agent and registrar for the Class A Common Stock is Continental Stock Transfer & Trust Company.
Trading Symbol and Market
Our Class A Common Stock is listed on NASDAQ under the symbol “SYM.”

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information known to the Company regarding the beneficial ownership of the Company as of July 19, 2022 by:

•	each person known to the Company to be the beneficial owner of more than 5% of any class of the outstanding common stock of the Company;

•	each of the Company’s named executive officers and directors; and

•	all executive officers and directors of the Company as a group.
The beneficial ownership of shares of the Company’s common stock is based on (i) 54,280,146 shares of Class A Common Stock issued and outstanding as of the date of this prospectus, (ii) 74,177,907 shares of Class
V-1 Common
Stock issued and outstanding as of the date of this prospectus, and (iii) 416,933,025 shares of Class
V-3 Common
Stock issued and outstanding as of the date of this prospectus. As a result of the Company’s trading results, Triggering Event I was met on July 13, 2022 and Triggering Event II was met on July 18, 2022, resulting in the issuance of 13,333,334 Earnout Interests to former Warehouse unitholders and the vesting of all unvested Sponsor Shares. See the section entitled “
Unaudited Pro Forma Condensed Combined Financial Information Earnout Interests and Sponsor Shares
” herein.
Beneficial ownership for the purposes of the following tables is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.

Name of Beneficial Owner	Number of Shares of Class A Common Stock Beneficially Owned	Percentage of Class	Number of Shares Class V-1 Common Stock Beneficially Owned	Percentage of Class	Number of Shares Class V-3 Common Stock Beneficially Owned	Percentage of Class	Number of Shares of Class A, Class V-1 and Class V-3 Common Stock Beneficially Owned	Percentage Ownership
Five Percent Holders of Symbotic:
Richard B. Cohen (1)	—	—	6,298,714	8.5%	209,875,898	50.3%	216,174,612	39.6%
David A. Ladensohn, individually and as trustee of certain Cohen family trusts (2)	80,100	*	5,264,638	7.1%	200,494,891	48.1%	205,839,629	37.7%
Janet L. Cohen, as trustee of certain Cohen family trusts (3)	—	—	4,605,762	6.2%	175,402,713	42.1%	180,008,475	33.0%
The RBC 2021 4 Year GRAT (4)	—	—	4,289,412	5.8%	163,355,074	39.2%	167,644,486	30.7%
The RBC Millennium Trust (5)	—	—	4,241,872	5.7%	161,544,569	38.7%	165,786,441	30.4%
Walmart Inc. (6)	15,000,000	27.6%	44,905,922	60.5%	—	—	59,905,922	11.0%
RJJRP Holdings, Inc. (7)	—	—	1,878,766	2.5%	41,549,600	10.0%	43,428,366	8.0%

Name of Beneficial Owner	Number of Shares of Class A Common Stock Beneficially Owned	Percentage of Class	Number of Shares Class V-1 Common Stock Beneficially Owned	Percentage of Class	Number of Shares Class V-3 Common Stock Beneficially Owned	Percentage of Class	Number of Shares of Class A, Class V-1 and Class V-3 Common Stock Beneficially Owned	Percentage Ownership
SVF II SPAC Investment 3 (DE) LLC (8)	20,000,000	36.8%	—	—	—	—	20,000,000	3.7%
SVF Sponsor III (DE) LLC (9)	9,090,000	16.7%	—	—	—	—	9,090,000	1.7%
Tony Affuso (10)	—	—	4,043,043	5.5%	—	—	4,043,043	*
Directors and Named Executive Officers of Symbotic:
Richard B. Cohen (1)	—	—	6,298,714	8.5%	209,875,898	50.3%	216,174,612	39.6%
Michael J. Loparco	—	—	—	—	—	—	—	—
Rollin Ford	—	—	—	—	—	—	—	—
Charles Kane	65,000	*	754,698	1.0%	—	—	819,698	*
Todd Krasnow (11)	50,000	*	1,239,215	1.7%	—	—	1,289,215	*
Vikas J. Parekh	—	—	—	—	—	—	—	—
Michael Rhodin	50,000	*	754,698	1.0%	—	—	804,698	*
Merline Saintil	20,000	*	—	—	—	—	20,000	*
Thomas Ernst	—	—	1,010,353	1.4%	—	—	1,010,353	*
Michael Dunn	—	—	—	—	—	—	—	—
Directors and Executive Officers of Symbotic as a group (14 individuals)	185,000	*	13,587,841	18.3%	209,875,898	50.3%	223,648,739	41.0%

*	Less than one percent.
(1)
Richard B. Cohen may be deemed to beneficially own
Class V-3
Common Stock owned of record by (A) the RBC 2021 4 Year GRAT, for which he serves as sole trustee, (B) RJJRP Holdings, Inc., of which he is the President and Chief Executive Officer, and (C) the Richard B. Cohen Revocable Trust, for which he serves as sole trustee. Mr. Cohen disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The address of Mr. Cohen is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.

(2)
David A. Ladensohn is a long-time friend of Richard B. Cohen and may be deemed to beneficially own
Class V-3
Common Stock owned of record by (A) the RBC Millennium Trust, for which he serves as co-trustee
with Janet L. Cohen and may be deemed to have shared voting and investment power, (B) the Jill Cohen Mill Trust, for which he serves as co-trustee
with Janet L. Cohen and may be deemed to have shared voting and investment power, (C) the 2014 QSST F/B/O Rachel Cohen Kanter, for which he serves as sole trustee, and (D) the 2014 QSST F/B/O Perry Cohen, for which he serves as sole trustee. Mr. Ladensohn may also be deemed to beneficially own Class A Common Stock owned of record by (A) David A. Ladensohn Roth IRA, for which he may be deemed to have voting and investment power, (B) Ladensohn Family Investments, Ltd., of which he is a general partner and (C) the Eliza Ladensohn New Hampshire Trust, for which he serves as trustee. Mr. Ladensohn disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The address of Mr. Ladensohn is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.

(3)
Janet L. Cohen is the wife of Richard B. Cohen and may be deemed to beneficially own
Class V-3
Common Stock owned of record by (A) the RBC Millennium Trust, for which she serves as co-trustee
with David A. Ladensohn and may be deemed to have shared voting and investment power, and (B) the Jill Cohen Mill Trust, for which she serves as co-trustee
with David A. Ladensohn and may be deemed to have shared voting and investment power. Ms. Cohen disclaims beneficial ownership of such securities except to the extent of her pecuniary interest therein. The address of Ms. Cohen is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.

(4)	The address of the RBC 2021 4 Year GRAT is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(5)	The address of the RBC Millennium Trust is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(6)	The address of Walmart Inc. is 702 Southwest 8th Street, Bentonville, AR 72716.
(7)	The address of RJJRP Holdings, Inc. is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(8)
SVF II SPAC Investment 3 (DE) LLC (“SVF II”), the Forward Purchase Investor under the Forward Purchase Agreement, is a wholly-owned subsidiary of SVF II Holdings (DE) LLC. SoftBank Vision Fund
II-2
L.P. is the sole limited partner of SVF II Aggregator (Jersey) L.P., which is the sole member of SVF II Holdings (DE) LLC, which is the sole member of SVF II. SB Global Advisers Limited (“SBGA”) has been appointed as manager and is responsible for making all decisions related to the acquisition, structuring, financing and disposal of SoftBank Vision Fund
II-2
L.P.’s investments, including as held by SVF II. Spencer Collins, Rajeev Misra, and Neil Hadley are the directors of SBGA. As a result of these relationships, each of these entities and individuals may be deemed to share beneficial ownership of the securities held of record by SVF II. Each of them disclaims any such beneficial ownership. The registered address for each of SVF II and SVF II Holdings (DE) LLC is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808. The registered address of SoftBank Vision Fund
II-2
L.P. and SVF II Aggregator (Jersey) L.P. is c/o Crestbridge Limited, 47 Esplanade, St. Helier, Jersey, JE1 0BD. The business address of SBGA is 69 Grosvenor Street, London W1K 3JP, England, United Kingdom.

(9)
SVF Sponsor III (DE) LLC is a wholly-owned subsidiary of SB Investment Advisers (US) Inc. (“SBIA US”). SBIA US is a Delaware corporation and an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended. The Sponsor is exclusively responsible for making all decisions related to the acquisition, structuring, financing, and disposal of the Sponsor’s investments. Daniel Elefant and Jonathan Duckles are the directors of the Sponsor. Accordingly, each of the foregoing entities and individuals may be deemed to share beneficial ownership of the securities held of record by the Sponsor. Each of them disclaims any such beneficial ownership. The registered address of the Sponsor is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808. The business address for SBIA US is 1 Circle Star Way, San Carlos, California 94070.

(10)	The address of Tony Affuso is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(11)
Todd Krasnow may be deemed to beneficially own Class A Common Stock owned of record by (A) The Krasnow Family 2019 Charitable Remainder Unitrust, for which he serves as trustee, and (B) The Todd and Deborah Krasnow Charitable Remainder Unitrust, for which he serves as trustee. Mr. Krasnow disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The address of Mr. Krasnow is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.

SELLING SECURITYHOLDERS
The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Class A Common Stock set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Class A Common Stock after the date of this prospectus. The following table sets forth certain information as of July 19, 2022 provided by or on behalf of the Selling Securityholders regarding the beneficial ownership of the Selling Securityholders of our Class A Common Stock and the shares of Class A Common Stock being offered by the Selling Securityholders. The applicable percentage ownership of the securities being offered hereby is based on approximately 54,280,146 shares of Class A Common Stock, 74,177,907 shares of
Class V-1
Common Stock, and 416,933,025 shares of
Class V-3
Common Stock outstanding as of July 19, 2022. Information with respect to shares of Class A Common Stock owned beneficially after the offering assumes the sale of all of the shares of Class A Common Stock offered and no other purchases or sales of our securities.
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Class A Common Stock. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Common Stock in transactions exempt from the registration requirements of the Securities Act.

Name of Selling Securityholder	Shares of Class A Common Stock Owned Prior to Offering	Shares of Class A Common Stock Being Offered	Shares of Class A Common Stock Owned After the Offered Shares are Sold	Percentage of Class A Common Stock Owned After the Offered Shares are Sold
Adage Capital Partners, L.P.(1)	1,487,400	1,487,400	—	—
Alice C. Panitz Residuary Trust(2)	25,000	25,000	—	—
Alona Florenz(3)	20,000	20,000	—	—
Andrew Connell(4)	15,000	15,000	—	—
Anthony Sattler(5)	10,000	10,000	—	—
Audrey Exempt Trust, u/a dated January 29, 2015(6)	409,310	409,310	—	—
Benton Family Partners, LLC(7)	500,000	500,000	—	—
BlackRock, Inc. (8)	2,000,000	2,000,000	—	—
Bryan Granger(9)	35,000	35,000	—	—
Charles F. Kane(10)	829,353	829,353	—	—
Christine Curtis(11)	10,000	10,000	—	—
Corey Dufresne(12)	2,046,619	2,046,619	—	—
Cristiana Falcone(13)	50,000	50,000	—	—
Daniel Fudger(14)	20,000	20,000	—	—
David A. Ladensohn Roth IRA(15)	25,000	25,000	—	—
David Hinderaker(16)	10,000	10,000	—	—
Eliza Ladensohn New Hampshire Trust(17)	5,100	5,100	—	—
Eric Winn Jr.(18)	30,000	30,000	—	—
George Dramalis(19)	764,353	764,353	—	—
George Sampas(20)	50,000	50,000	—	—
Greg Patch(21)	20,000	20,000	—	—
Gregory J. Harman(22)	12,500	12,500	—	—
Iman Abbasi(23)	101,913	101,913	—	—

Name of Selling Securityholder	Shares of Class A Common Stock Owned Prior to Offering	Shares of Class A Common Stock Being Offered	Shares of Class A Common Stock Owned After the Offered Shares are Sold	Percentage of Class A Common Stock Owned After the Offered Shares are Sold
Jessica Exempt Trust, u/a dated January 29, 2015(24)	409,310	409,310	—	—
Joseph P. Toce, Jr.(25)	50,000	50,000	—	—
JPT 2008 Trust(26)	25,000	25,000	—	—
Julie Drake(27)	10,000	10,000	—	—
Kevin F. McNamara(28)	50,000	50,000	—	—
Ladensohn Family Investments, Ltd.(29)	50,000	50,000	—	—
Mark J. McGowan(30)	30,000	30,000	—	—
Merline Saintil(31)	20,000	20,000	—	—
Michael Carpenter(32)	50,000	50,000	—	—
Michael O. Chaney and Kathleen J. Chaney(33)	10,000	10,000	—	—
Michael P. Papaleo and Yvonne M. Papaleo(34)	35,000	35,000	—	—
Michael Rhodin and Ingrid Klove(35)	814,353	814,353	—	—
Michael Tobin(36)	50,000	50,000	—	—
Miriam Ort(37)	55,000	55,000	—	—
Paige Exempt Trust, u/a dated January 29, 2015(38)	409,310	409,310	—	—
Perry Cohen(39)	4,093,238	4,093,238	—	—
Peter J. Fiore and Catherine M. Fiore(40)	50,000	50,000	—	—
Richard B. Cohen Revocable Trust(41)	5,167,028	5,167,028	—	—
RJJRP Holdings, Inc.(42)	44,367,748	44,367,748	—	—
RLF 2020 Gift Trust(43)	30,000	30,000	—	—
Robert L. Palmer and Margaret M. Palmer(44)	662,090	662,090	—	—
Ronald Chad Gober(45)	10,000	10,000	—	—
Ronald M. Wright and Elizabeth C. Wright(46)	20,000	20,000	—	—
Saba Capital Master Fund III, L.P.(47)	29,446	29,446	—	—
Saba Capital Master Fund, Ltd.(48)	213,145	213,145	—	—
Saba Capital SPAC Opportunities, Ltd.(49)	9,266	9,266	—	—
Saba II AIV LP(50)	248,143	248,143	—	—
Sudhakar Lingineni(51)	20,000	20,000	—	—
SVF II SPAC Investment 3 (DE) LLC(52)	20,000,000	20,000,000	—	—
SVF Sponsor III (DE) LLC(53)	9,090,000	9,090,000	—	—
The 2014 QSST F/B/O Perry Cohen(54)	12,968,460	12,968,460	—	—
The 2014 QSST F/B/O Rachel Cohen Kanter(55)	13,112,032	13,112,032	—	—
The Jill Cohen Mill Trust(56)	14,403,979	14,403,979	—	—
The Kanter Family Trust(57)	1,291,947	1,291,947	—	—
The Krasnow Family 2019 Charitable Remainder Unitrust(58)	25,000	25,000	—	—
The PLC Family Trust(59)	1,435,519	1,435,519	—	—
The RBC 2021 4 Year GRAT(60)	169,789,192	169,789,192	—	—
The RBC Millennium Trust(61)	167,907,377	167,907,377	—	—
The Tanaka Growth Fund(62)	70,000	70,000	—	—
The Todd and Deborah Krasnow Charitable Remainder Unitrust(63)	25,000	25,000	—	—
Thomas Ernst(64)	1,023,279	1,023,279	—	—

Name of Selling Securityholder	Shares of Class A Common Stock Owned Prior to Offering	Shares of Class A Common Stock Being Offered	Shares of Class A Common Stock Owned After the Offered Shares are Sold	Percentage of Class A Common Stock Owned After the Offered Shares are Sold
Todd Krasnow(65)	1,255,069	1,255,069	—	—
Walmart Inc.(66)	76,350,823	76,350,823	—	—
William M. Boyd III(67)	764,353	764,353	—	—
(1) Securities offered hereby consist of 1,487,400 shares of Class A Common Stock held by Adage Capital Partners, L.P. Phillip Gross is the managing member of Adage Capital Advisors, L.L.C., which is the managing member of Adage Capital Partners GP, L.L.C., which is the general partner of Adage Capital Partners, L.P., and each such person or entity, as the case may be, may be deemed the beneficial owner of such shares. The business address of Adage Capital Partners, L.P. is 200 Clarendon St, 52nd Fl, Boston, MA 02110.
(2) Securities offered hereby consist of 25,000 shares of Class A Common Stock held by Alice C. Panitz Residuary Trust. Claudia Ladensohn, as trustee of Alice C. Panitz Residuary Trust, may be deemed to have voting and investment control with respect to the shares held by Alice C. Panitz Residuary Trust, and therefore may be deemed to be the beneficial owner of such shares. However, Ms. Ladensohn disclaims beneficial ownership of such securities. Ms. Ladensohn’s spouse, David A. Ladensohn, is a long-time friend of Richard B. Cohen, who serves as the Chairman of the Board of Directors, President and Chief Product Officer of the Company. The business address of Alice C. Panitz Residuary Trust is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(3) Securities offered hereby consist of 20,000 shares of Class A Common Stock held by Alona Florenz. Alona Florenz may be deemed to be an affiliate of the Company by virtue of her employment as Senior Vice President, Corporate Development and Financial Planning & Analysis with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Ms. Florenz is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.
(4) Securities offered hereby consist of 15,000 shares of Class A Common Stock held by Andrew Connell. Andrew Connell may be deemed to be an affiliate of the Company by virtue of his employment as Senior Vice President, Center Store Procurement with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Mr. Connell is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.
(5) Securities offered hereby consist of 10,000 shares of Class A Common Stock held by Anthony Sattler. Anthony Sattler may be deemed to be an affiliate of the Company by virtue of his employment as Senior President, Fresh Procurement and Merchandising with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Mr. Sattler is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.
(6) Securities offered hereby consist of 393,800 shares of
Class V-1
common stock and 15,510 Earnout Interests held by Audrey Exempt Trust, u/a dated January 29, 2015. Sandra Ford, as trustee of Audrey Exempt Trust, u/a dated January 29, 2015, may be deemed to have voting and investment control with respect to the shares held by Audrey Exempt Trust, u/a dated January 29, 2015, and therefore may be deemed to be the beneficial owner of such shares. However, Ms. Ford disclaims beneficial ownership of such securities. Ms. Ford’s spouse, Rollin Ford, is a director of the Company. Shares of
Class V-1
common stock are convertible on a
one-for-one
basis

into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in
Description of Capital Stock—Class
 V-1
Common Stock and Class
 V-3
Common Stock
herein). Earnout interests entitle the holder to an equal number of New Symbotic Holdings Common Units and shares of
Class V-1
common stock upon the achievement of certain milestones (as described in
Unaudited Pro Forma Condensed Combined Financial Information—Earnout Interests and Sponsor Shares
herein). The business address of Audrey Exempt Trust, u/a dated January 29, 2015 is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(7) Securities offered hereby consist of 500,000 shares of Class A Common Stock held by Benton Family Partners, LLC. Daniel Benton, as General Manager of Benton Family Partners, LLC, may be deemed to have voting and investment control with respect to the shares held by Benton Family Partners, LLC, and therefore may be deemed to be the beneficial owner of such shares. The business address of Benton Family Partners, LLC is 96 Upper Hook Road, Katonah, NY 10536.
(8) The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BGF Fixed Income Global Opportunities Fund; BlackRock Capital Allocation Trust; BlackRock ESG Capital Allocation Trust; BlackRock Global Allocation Collective Fund; BlackRock Global Allocation Fund, Inc.; BlackRock Global Allocation Portfolio of BlackRock Series Fund, Inc.; BlackRock Global Allocation V.I. Fund of BlackRock Variable Series Funds, Inc.; BlackRock Global Funds – Global Allocation Fund; BlackRock Global Long/Short Credit Fund of BlackRock Funds IV; BlackRock Investment Management (Australia) Limited as responsible entity of the BlackRock Global Allocation Fund (Aust); and BlackRock Strategic Income Opportunities Portfolio of BlackRock Funds V. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.
(9) Securities offered hereby consist of 35,000 shares of Class A Common Stock held by Bryan Granger. Bryan Granger may be deemed to be an affiliate of the Company by virtue of his employment as Senior Vice President, Operations Law and Compliance with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Mr. Granger is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.
(10) Securities offered hereby consist of 65,000 shares of Class A Common Stock, 735,388 shares of
Class V-1
common stock and 28,965 Earnout Interests held by Charles F. Kane. Shares of
Class V-1
common stock are convertible on a
one-for-one
basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in
Description of Capital Stock—Class
 V-1
Common Stock and Class
 V-3
Common Stock
herein). Earnout interests entitle the holder to an equal number of New Symbotic Holdings Common Units and shares of
Class V-1
common stock upon the achievement of certain milestones (as described in
Unaudited Pro Forma Condensed Combined Financial Information—Earnout Interests and Sponsor Shares
herein). Charles F. Kane is a current director of the Company. The business address of Mr. Kane is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(11) Securities offered hereby consist of 10,000 shares of Class A Common Stock held by Christine Curtis. Christine Curtis may be deemed to be an affiliate of the Company by virtue of her employment as Senior Vice

President and General Manager, Commercial with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Ms. Curtis is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.
(12) Securities offered hereby consist of 1,969,063 shares of
Class V-1
common stock and 77,556 Earnout Interests held by Corey Dufresne. Shares of
Class V-1
common stock are convertible on a
one-for-one
basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in
Description of Capital Stock—Class
 V-1
Common Stock and Class
 V-3
Common Stock
herein). Earnout interests entitle the holder to an equal number of New Symbotic Holdings Common Units and shares of
Class V-1
common stock upon the achievement of certain milestones (as described in
Unaudited Pro Forma Condensed Combined Financial Information—Earnout Interests and Sponsor Shares
herein). Corey Dufresne is the current Vice President, General Counsel and Secretary of the Company. The business address of Mr. Dufresne is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(13) Securities offered hereby consist of 50,000 shares of Class A Common Stock held by Cristiana Falcone. Cristiana Falcone was previously a director of SVF 3 prior to the Business Combination (as described in
Prospectus Summary—Background
herein). The business address of Ms. Falcone is c/o SBIA US, 1 Circle Star Way, San Carlos, CA 94070.
(14) Securities offered hereby consist of 20,000 shares of Class A Common Stock held by Daniel Fudger. Daniel Fudger may be deemed to be an affiliate of the Company by virtue of his employment as Senior Vice President Merchandising, Supply Chain & Trade Relations with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Mr. Fudger is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.
(15) Securities offered hereby consist of 25,000 shares of Class A Common Stock held by David A. Ladensohn Roth IRA. David A. Ladensohn may be deemed to have voting and investment control with respect to the shares held by David A. Ladensohn Roth IRA, and therefore may be deemed to be the beneficial owner of such shares. However, Mr. Ladensohn disclaims beneficial ownership of such securities. Mr. Ladensohn is a long-time friend of Richard B. Cohen, who serves as the Chairman of the Board of Directors, President and Chief Product Officer of the Company. The business address of David A. Ladensohn Roth IRA is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(16) Securities offered hereby consist of 10,000 shares of Class A Common Stock held by David Hinderaker. David Hinderaker may be deemed to be an affiliate of the Company by virtue of his employment as General Manager of Grocers Supply with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Mr. Hinderaker is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.
(17) Securities offered hereby consist of 5,100 shares of Class A Common Stock held by Eliza Ladensohn New Hampshire Trust. David A. Ladensohn, as trustee of Eliza Ladensohn New Hampshire Trust, may be deemed to have voting and investment control with respect to the shares held by Eliza Ladensohn New Hampshire Trust, and therefore may be deemed to be the beneficial owner of such shares. However, Mr. Ladensohn disclaims beneficial ownership of such securities. Mr. Ladensohn is a long-time friend of Richard B. Cohen, who serves as the Chairman of the Board of Directors, President and Chief Product Officer of the Company. The business address of Eliza Ladensohn New Hampshire Trust is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(18) Securities offered hereby consist of 30,000 shares of Class A Common Stock held by Eric Winn Jr. Eric Winn Jr. may be deemed to be an affiliate of the Company by virtue of his employment as Chief Operating

Officer with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Mr. Winn Jr. is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.
(19) Securities offered hereby consist of 735,388 shares of
Class V-1
common stock and 28,965 Earnout Interests held by George Dramalis. Shares of
Class V-1
common stock are convertible on a
one-for-one
basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in
Description of Capital Stock—Class
 V-1
Common Stock and Class
 V-3
Common Stock
herein). Earnout interests entitle the holder to an equal number of New Symbotic Holdings Common Units and shares of
Class V-1
common stock upon the achievement of certain milestones (as described in
Unaudited Pro Forma Condensed Combined Financial Information—Earnout Interests and Sponsor Shares
herein). George Dramalis is the current Chief Information Officer of the Company. The business address of Mr. Dramalis is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(20) Securities offered hereby consist of 50,000 shares of Class A Common Stock held by George Sampas. Mr. Sampas is a partner at Sullivan & Cromwell LLP, which provides legal services to the Company. The business address of Mr. Sampas is c/o Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004.
(21) Securities offered hereby consist of 20,000 shares of Class A Common Stock held by Greg Patch. Greg Patch may be deemed to be an affiliate of the Company by virtue of his employment as Senior Vice President, Operations with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Mr. Patch is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.
(22) Securities offered hereby consist of 12,500 shares of Class A Common Stock held by Gregory J. Harman. Gregory J. Harman may be deemed to be an affiliate of the Company by virtue of his employment as SVP, Operations with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Mr. Harman is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.
(23) Securities offered hereby consist of 98,052 shares of
Class V-1
common stock and 3,861 Earnout Interests held by Iman Abbasi. Shares of
Class V-1
common stock are convertible on a
one-for-one
basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in
Description of Capital Stock—Class
 V-1
Common Stock and Class
 V-3
Common Stock
herein). Earnout interests entitle the holder to an equal number of New Symbotic Holdings Common Units and shares of
Class V-1
common stock upon the achievement of certain milestones (as described in
Unaudited Pro Forma Condensed Combined Financial Information—Earnout Interests and Sponsor Shares
herein). Ms. Abbasi was previously the Chief Human Resources Officer of Symbotic LLC. The business address of Ms. Abbasi is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(24) Securities offered hereby consist of 393,800 shares of
Class V-1
common stock and 15,510 Earnout Interests held by Jessica Exempt Trust, u/a dated January 29, 2015. Sandra Ford, as trustee of Jessica Exempt Trust, u/a dated January 29, 2015, may be deemed to have voting and investment control with respect to the shares held by Jessica Exempt Trust, u/a dated January 29, 2015, and therefore may be deemed to be the beneficial owner of such shares. However, Ms. Ford disclaims beneficial ownership of such securities. Ms. Ford’s spouse, Rollin Ford, is a director of the Company. Shares of
Class V-1
common stock are convertible on a
one-for-one
basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in
Description of Capital Stock—Class
 V-1
Common Stock and Class
 V-3
Common Stock
herein). Earnout interests entitle the holder to an equal

number of New Symbotic Holdings Common Units and shares of
Class V-1
common stock upon the achievement of certain milestones (as described in
Unaudited Pro Forma Condensed Combined Financial Information—Earnout Interests and Sponsor Shares
herein). The business address of Jessica Exempt Trust, u/a dated January 29, 2015 is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(25) Securities offered hereby consist of 50,000 shares of Class A Common Stock held by Joseph P. Toce, Jr. Mr. Toce is an employee of Andersen Tax LLC, which provides accounting and tax consulting services to the Company. The business address of Mr. Toce, Jr. is c/o Andersen Tax LLC, 1700 East Putnam Avenue, Suite 408, Old Greenwich, CT 06870.
(26) Securities offered hereby consist of 25,000 shares of Class A Common Stock held by JPT 2008 Trust. Caroline Toce, as trustee of JPT 2008 Trust, may be deemed to have voting and investment control with respect to the shares held by JPT 2008 Trust, and therefore may be deemed to be the beneficial owner of such shares. However, Ms. Toce disclaims beneficial ownership of such securities. The business address of JPT 2008 Trust is c/o Andersen Tax LLC, 1700 East Putnam Avenue, Suite 408, Old Greenwich, CT 06870.
(27) Securities offered hereby consist of 10,000 shares of Class A Common Stock held by Julie Drake. Julie Drake may be deemed to be an affiliate of the Company by virtue of her employment as Vice President, Assistant Treasurer with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Ms. Drake is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.
(28) Securities offered hereby consist of 50,000 shares of Class A Common Stock held by Kevin F. McNamara. Kevin F. McNamara may be deemed to be an affiliate of the Company by virtue of his employment as Chief Financial Officer with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Mr. McNamara is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.
(29) Securities offered hereby consist of 50,000 shares of Class A Common Stock held by Ladensohn Family Investments, Ltd. David A. Ladensohn, as a general partner of Ladensohn Family Investments, Ltd., may be deemed to have shared voting and investment control with respect to the shares held by Ladensohn Family Investments, Ltd., and therefore may be deemed to be the beneficial owner of such shares. However, Mr. Ladensohn disclaims beneficial ownership of such securities. Mr. Ladensohn is a long-time friend of Richard B. Cohen, who serves as the Chairman of the Board of Directors, President and Chief Product Officer of the Company. The business address of Ladensohn Family Investments, Ltd. is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(30) Securities offered hereby consist of 30,000 shares of Class A Common Stock held by Mark J. McGowan. Mark J. McGowan may be deemed to be an affiliate of the Company by virtue of his employment as Senior Vice President, Retail with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Mr. McGowan is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.
(31) Securities offered hereby consist of 20,000 shares of Class A Common Stock held by Merline Saintil. Merline Saintil is a current director of the Company. The business address of Ms. Saintil is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(32) Securities offered hereby consist of 50,000 shares of Class A Common Stock held by Michael Carpenter. Michael Carpenter was previously a director of SVF 3 prior to the Business Combination (as described in
Prospectus
Summary—Background
herein). The business address of Mr. Carpenter is c/o SBIA US, 1 Circle Star Way, San Carlos, CA 94070.

(33) Securities offered hereby consist of 10,000 shares of Class A Common Stock held by Michael O. Chaney and Kathleen J. Chaney. Michael O. Chaney and Kathleen J. Chaney own the securities offered hereby as joint tenants with a right of survivorship. The business address of Mr. and Ms. Chaney is 9897 Sen James Ct, Cincinnati, OH 45241.
(34) Securities offered hereby consist of 35,000 shares of Class A Common Stock held by Michael P. Papaleo and Yvonne M. Papaleo. Michael P. Papaleo and Yvonne M. Papaleo
own the securities offered hereby as joint tenants with a right of survivorship. Michael P. Papaleo may be deemed to be an affiliate of the Company by virtue of his employment as Executive Vice President and Chief Procurement Officer with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Mr. and Ms. Papaleo is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.
(35) Securities offered hereby consist of 50,000 shares of Class A Common Stock held by Michael Rhodin and Ingrid Klove as joint tenants with a right of survivorship and 735,388 shares of
Class V-1
common stock and 28,965 Earnout Interests held by Michael Rhodin. Shares of
Class V-1
common stock are convertible on a
one-for-one
basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in
Description of Capital Stock—Class
 V-1
Common Stock and Class
 V-3
Common Stock
herein). Earnout interests entitle the holder to an equal number of New Symbotic Holdings Common Units and shares of
Class V-1
common stock upon the achievement of certain milestones (as described in
Unaudited Pro Forma Condensed Combined Financial Information—Earnout Interests and Sponsor Shares
herein). Michael Rhodin is a current director of the Company. The business address of Mr. Rhodin and Ms. Klove is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(36) Securities offered hereby consist of 50,000 shares of Class A Common Stock held by Michael Tobin. Michael Tobin was previously a director of SVF 3 prior to the Business Combination (as described in
Prospectus Summary—Background
herein). The business address of Mr. Tobin is c/o SBIA US, 1 Circle Star Way, San Carlos, CA 94070.
(37) Securities offered hereby consist of 55,000 shares of Class A Common Stock held by Miriam Ort. Miriam Ort may be deemed to be an affiliate of the Company by virtue of her employment as Chief Human Resources Officer with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Ms. Ort is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.
(38) Securities offered hereby consist of 393,800 shares of
Class V-1
common stock and 15,510 Earnout Interests held by Paige Exempt Trust, u/a dated January 29, 2015. Sandra Ford, as trustee of Paige Exempt Trust, u/a dated January 29, 2015, may be deemed to have voting and investment control with respect to the shares held by Paige Exempt Trust, u/a dated January 29, 2015, and therefore may be deemed to be the beneficial owner of such shares. However, Ms. Ford disclaims beneficial ownership of such securities. Ms. Ford’s spouse, Rollin Ford, is a director of the Company. Shares of
Class V-1
common stock are convertible on a
one-for-one
basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in
Description of Capital Stock—Class
 V-1
Common Stock and Class
 V-3
Common Stock
herein). Earnout interests entitle the holder to an equal number of New Symbotic Holdings Common Units and shares of Class
V-1
common stock upon the achievement of certain milestones (as described in
Unaudited Pro Forma Condensed Combined Financial Information—Earnout Interests and Sponsor Shares
herein). The business address of Paige Exempt Trust, u/a dated January 29, 2015 is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(39) Securities offered hereby consist of 3,938,126 shares of
Class V-3
common stock and 155,112 Earnout Interests held by Perry Cohen. Shares of
Class V-3
common stock are convertible on a
one-for-one
basis into

shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in
Description of Capital Stock—Class
 V-1
Common Stock and Class
 V-3
Common Stock
herein). Earnout interests entitle the holder to an equal number of New Symbotic Holdings Common Units and shares of
Class V-1
common stock upon the achievement of certain milestones (as described in
Unaudited Pro Forma Condensed Combined Financial Information—Earnout Interests and Sponsor Shares
herein). Perry Cohen is the son of Richard B. Cohen, who serves as the Chairman of the Board of Directors, President and Chief Product Officer of the Company. The business address of Mr. Cohen is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(40) Securities offered hereby consist of 50,000 shares of Class A Common Stock held by Peter J. Fiore and Catherine M. Fiore. Peter J. Fiore and Catherine M. Fiore
own the securities offered hereby as joint tenants with a right of survivorship. Peter J. Fiore may be deemed to be an affiliate of the Company by virtue of his employment as Supply Chain Strategic Advisor with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Mr. and Ms. Fiore is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.
(41) Securities offered hereby consist of 4,971,224 shares of
Class V-3
common stock and 195,804 Earnout Interests held by Richard B. Cohen Revocable Trust. Richard B. Cohen, as trustee of Richard B. Cohen Revocable Trust, may be deemed to have voting and investment control with respect to the shares held by Richard B. Cohen Revocable Trust, and therefore may be deemed to be the beneficial owner of such shares. However, Mr. Cohen disclaims beneficial ownership of such securities. Shares of
Class V-3
common stock are convertible on a
one-for-one
basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in
Description of Capital Stock—Class
 V-1
Common Stock and Class
 V-3
Common Stock
herein). Earnout interests entitle the holder to an equal number of New Symbotic Holdings Common Units and shares of
Class V-1
common stock upon the achievement of certain milestones (as described in
Unaudited Pro Forma Condensed Combined Financial Information—Earnout Interests and Sponsor Shares
herein). Richard B. Cohen is the current Chairman, President and Chief Product Officer of the Company. The business address of Richard B. Cohen Revocable Trust is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(42) Securities offered hereby consist of 41,549,600 shares of
Class V-3
common stock and 2,818,148 Earnout Interests held by RJJRP Holdings, Inc. Richard B. Cohen, as President and Chief Executive Officer of RJJRP Holdings, Inc., may be deemed to have voting and investment control with respect to the shares held by RJJRP Holdings, Inc., and therefore may be deemed to be the beneficial owner of such shares. However, Mr. Cohen disclaims beneficial ownership of such securities. Shares of
Class V-3
common stock are convertible on a
one-for-one
basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in
Description of Capital Stock—Class
 V-1
Common Stock and Class
 V-3
Common Stock
herein). Earnout interests entitle the holder to an equal number of New Symbotic Holdings Common Units and shares of
Class V-1
common stock upon the achievement of certain milestones (as described in
Unaudited Pro Forma Condensed Combined Financial Information—Earnout Interests and Sponsor Shares
herein). Richard B. Cohen is the current Chairman, President and Chief Product Officer of the Company. The business address of RJJRP Holdings, Inc. is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(43) Securities offered hereby consist of 30,000 shares of Class A Common Stock held by RLF 2020 Gift Trust. Sandra Ford, as trustee of RLF 2020 Gift Trust, may be deemed to have voting and investment control with respect to the shares held by RLF 2020 Gift Trust, and therefore may be deemed to be the beneficial owner of such shares. However, Ms. Ford disclaims beneficial ownership of such securities. Ms. Ford’s spouse, Rollin Ford, is a director of the Company. The business address of RLF 2020 Gift Trust is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.

(44) Securities offered hereby consist of 25,000 shares of Class A Common stock held by Robert L. Palmer and Margaret M. Palmer as joint tenants with a right of survivorship and 612,946 shares of
Class V-1
common stock and 24,144 Earnout Interests that are held by Robert L. Palmer. Shares of
Class V-1
common stock are convertible on a
one-for-one
basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in
Description of Capital Stock—Class
 V-1
Common Stock and Class
 V-3
Common Stock
herein). Earnout interests entitle the holder to an equal number of New Symbotic Holdings Common Units and shares of
Class V-1
common stock upon the achievement of certain milestones (as described in
Unaudited Pro Forma Condensed Combined Financial Information—Earnout Interests and Sponsor Shares
herein). Robert L. Palmer may be deemed to be an affiliate of the Company by virtue of his employment as Chief Executive Officer with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Mr. and Ms. Palmer is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.
(45) Securities offered hereby consist of 10,000 shares of Class A Common Stock held by Ronald Chad Gober. Ronald Chad Gober may be deemed to be an affiliate of the Company by virtue of his employment as Senior Vice President, Commercial Finance with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Mr. Gober is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.
(46) Securities offered hereby consist of 20,000 shares of Class A Common Stock held by Ronald M. Wright and Elizabeth C. Wright. Ronald M. Wright and Elizabeth C. Wright own the securities offered hereby as joint tenants with a right of survivorship. Ronald M. Wright may be deemed to be an affiliate of the Company by virtue of his employment as Senior Vice President, Logistics with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Mr. and Ms. Wright is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.
(47) Securities offered hereby consist of 29,446 shares of Class A Common Stock held by Saba Capital Master Fund III, L.P. Boaz Weinstein, as managing member of Saba Capital Master Fund III, L.P., may be deemed to have voting and investment control with respect to the shares held by Saba Capital Master Fund III, L.P. Mr. Weinstein disclaims beneficial ownership of the securities reported herein for purposes of Section 16 of the Securities and Exchange Act of 1934, as amended, except as to such extent of such reporting person’s pecuniary interest in the securities. The business address of Saba Capital Master Fund III, L.P. is c/o Saba Capital Management, LP, 405 Lexington Avenue, 58th Floor, New York, NY 10174.
(48) Securities offered hereby consist of 213,145 shares of Class A Common Stock held by Saba Capital Master Fund, Ltd. Boaz Weinstein, as managing member of Saba Capital Master Fund, Ltd., may be deemed to have voting and investment control with respect to the shares held by Saba Capital Master Fund, Ltd. Mr. Weinstein disclaims beneficial ownership of the securities reported herein for purposes of Section 16 of the Securities and Exchange Act of 1934, as amended, except as to such extent of such reporting person’s pecuniary interest in the securities. The business address of Saba Capital Master Fund, Ltd. is c/o Saba Capital Management, LP, 405 Lexington Avenue, 58th Floor, New York, NY 10174.
(49) Securities offered hereby consist of 9,266 shares of Class A Common Stock held by Saba Capital SPAC Opportunities, Ltd. Boaz Weinstein, as managing member of Saba Capital SPAC Opportunities, Ltd., may be deemed to have voting and investment control with respect to the shares held by Saba Capital SPAC Opportunities, Ltd. Mr. Weinstein disclaims beneficial ownership of the securities reported herein for purposes of Section 16 of the Securities and Exchange Act of 1934, as amended, except as to such extent of such reporting person’s pecuniary interest in the securities. The business address of Saba Capital SPAC Opportunities, Ltd. is c/o Saba Capital Management, LP, 405 Lexington Avenue, 58th Floor, New York, NY 10174.

(50) Securities offered hereby consist of 248,143 shares of Class A Common Stock held by Saba II AIV LP. Boaz Weinstein, as managing member of Saba II AIV LP, may be deemed to have voting and investment control with respect to the shares held by Saba II AIV LP. Mr. Weinstein disclaims beneficial ownership of the securities reported herein for purposes of Section 16 of the Securities and Exchange Act of 1934, as amended, except as to such extent of such reporting person’s pecuniary interest in the securities. The business address of Saba II AIV LP is c/o Saba Capital Management, LP, 405 Lexington Avenue, 58th Floor, New York, NY 10174.
(51) Securities offered hereby consist of 20,000 shares of Class A Common Stock held by Sudhakar Lingineni. Sudhakar Lingineni may be deemed to be an affiliate of the Company by virtue of his employment as Chief Information Officer with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Mr. Lingineni is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.
(52) Securities offered hereby consist of 20,000,000 shares of Class A Common Stock held by SVF II SPAC Investment 3 (DE) LLC (“SVF II”). SVF II, the Forward Purchase Investor under the Forward Purchase Agreement, is a wholly-owned subsidiary of SVF II Holdings (DE) LLC. SoftBank Vision Fund
II-2
L.P. is the managing member of SVF II Aggregator (Jersey) L.P., which is the sole member of SVF II Holdings (DE) LLC, which is the sole member of SVF II. SB Global Advisers Limited (“SBGA”) has been appointed as manager and is responsible for making all decisions related to the acquisition, structuring, financing and disposal of SoftBank Vision Fund
II-2
L.P.’s investments, including as held by SVF II. Spencer Collins, Rajeev Misra, and Neil Hadley are the directors of SBGA. As a result of these relationships, each of these entities and individuals may be deemed to share beneficial ownership of the securities held of record by SVF II. Each of them disclaims any such beneficial ownership. The registered address for each of SVF II and SVF II Holdings (DE) LLC is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808. The registered address of SoftBank Vision Fund
II-2
L.P. and SVF II Aggregator (Jersey) L.P. is c/o Crestbridge Limited, 47 Esplanade, St. Helier, Jersey, JE1 0BD. The business address of SB Global Advisers Limited is 69 Grosvenor Street, London W1K 3JP, England, United Kingdom.
(53) Securities offered hereby consist of 9,090,000 shares of Class A Common Stock held by SVF Sponsor III (DE) LLC, the Sponsor. The Sponsor is a wholly-owned subsidiary of SB Investment Advisers (US) Inc. (“SBIA US”). SBIA US is a Delaware corporation and an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended. Sponsor is exclusively responsible for making all decisions related to the acquisition, structuring, financing and disposal of Sponsor’s investments. Voting and investment determinations with respect to securities held of record by Sponsor are made by the board of directors of Sponsor, which consists of Daniel Elefant and Jonathan Duckles. Accordingly, each of the foregoing entities and individuals may be deemed to share beneficial ownership of the securities held of record by Sponsor. Each of them disclaims any such beneficial ownership. The registered address of Sponsor is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808. The business address for SBIA US is 1 Circle Star Way, San Carlos, California 94070.
(54) Securities offered hereby consist of 12,477,024 shares of
Class V-3
common stock and 491,436 Earnout Interests held by The 2014 QSST F/B/O Perry Cohen. David A. Ladensohn, as trustee of The 2014 QSST F/B/O Perry Cohen, may be deemed to have voting and investment control with respect to the shares held by The 2014 QSST F/B/O Perry Cohen, and therefore may be deemed to be the beneficial owner of such shares. However, Mr. Ladensohn disclaims beneficial ownership of such securities. Mr. Ladensohn is a long-time friend of Richard B. Cohen, who serves as the Chairman of the Board of Directors, President and Chief Product Officer of the Company. Shares of
Class V-3
common stock are convertible on a
one-for-one
basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in
Description of Capital Stock—Class
 V-1
Common Stock and Class
 V-3
Common Stock
herein). Earnout interests entitle the holder to an equal number of New Symbotic

Holdings Common Units and shares of
Class V-1
common stock upon the achievement of certain milestones (as described in
Unaudited Pro Forma Condensed Combined Financial Information—Earnout Interests and Sponsor Shares
herein). The business address of The 2014 QSST F/B/O Perry Cohen is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(55) Securities offered hereby consist of 12,615,154 shares of
Class V-3
common stock and 496,878 Earnout Interests held by The 2014 QSST F/B/O Rachel Cohen Kanter. David A. Ladensohn, as trustee of The 2014 QSST F/B/O Rachel Cohen Kanter, may be deemed to have voting and investment control with respect to the shares held by The 2014 QSST F/B/O Rachel Cohen Kanter, and therefore may be deemed to be the beneficial owner of such shares. However, Mr. Ladensohn disclaims beneficial ownership of such securities. Mr. Ladensohn is a long-time friend of Richard B. Cohen, who serves as the Chairman of the Board of Directors, President and Chief Product Officer of the Company. Shares of
Class V-3
common stock are convertible on a
one-for-one
basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in
Description of Capital Stock—Class
 V-1
Common Stock and Class
 V-3
Common Stock
herein). Earnout interests entitle the holder to an equal number of New Symbotic Holdings Common Units and shares of
Class V-1
common stock upon the achievement of certain milestones (as described in
Unaudited Pro Forma
Condensed Combined Financial Information—Earnout Interests and Sponsor Shares
herein). The business address of The 2014 QSST F/B/O Rachel Cohen Kanter is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(56) Securities offered hereby consist of 13,858,144 shares of
Class V-3
common stock and 545,835 Earnout Interests held by The Jill Cohen Mill Trust. David A. Ladensohn and Janet L. Cohen, as
co-trustees
of The Jill Cohen Mill Trust, may be deemed to have shared voting and investment control with respect to the shares held by The Jill Cohen Mill Trust, and therefore may be deemed to be the beneficial owners of such shares. However, Mr. Ladensohn and Ms. Cohen each disclaim beneficial ownership of such securities. Mr. Ladensohn is a long-time friend of Richard B. Cohen, who serves as the Chairman of the Board of Directors, President and Chief Product Officer of the Company. Ms. Cohen is the spouse of Richard B. Cohen, who serves as the Chairman of the Board of Directors, President and Chief Product Officer of the Company. Shares of
Class V-3
common stock are convertible on a
one-for-one
basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in
Description of Capital Stock—Class
 V-1
Common Stock and Class
 V-3
Common Stock
herein). Earnout interests entitle the holder to an equal number of New Symbotic Holdings Common Units and shares of
Class V-1
common stock upon the achievement of certain milestones (as described in
Unaudited Pro Forma Condensed Combined Financial Information—Earnout Interests and Sponsor Shares
herein). The business address of The Jill Cohen Mill Trust is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(57) Securities offered hereby consist of 1,242,990 shares of
Class V-3
common stock and 48,957 Earnout Interests held by The Kanter Family Trust. Joseph P. Toce and Daniel Kanter, as
co-trustees
of The Kanter Family Trust, may be deemed to have shared voting and investment control with respect to the shares held by The Kanter Family Trust, and therefore may be deemed to be the beneficial owner of such shares. However, Mr. Toce and Mr. Kanter each disclaim beneficial ownership of such securities. Mr. Toce is an employee of Andersen Tax LLC, which provides accounting and tax consulting services to the Company. Shares of
Class V-3
common stock are convertible on a
one-for-one
basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in
Description of Capital Stock—Class
 V-1
Common Stock and Class
 V-3
Common Stock
herein). Earnout interests entitle the holder to an equal number of New Symbotic Holdings Common Units and shares of
Class V-1
common stock upon the achievement of certain milestones (as described in
Unaudited Pro Forma Condensed Combined Financial Information—Earnout Interests and Sponsor Shares
herein). The business address of The Kanter Family Trust is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(58) Securities offered hereby consist of 25,000 shares of Class A common held by The Krasnow Family 2019 Charitable Remainder Unitrust. Todd Krasnow, as trustee of The Krasnow Family 2019 Charitable Remainder

Unitrust, may be deemed to have voting and investment control with respect to the shares held by The Krasnow Family 2019 Charitable Remainder Unitrust, and therefore may be deemed to be the beneficial owner of such shares. However, Mr. Krasnow disclaims beneficial ownership of such securities. Todd Krasnow is a current director of the Company. The business address of The Krasnow Family 2019 Charitable Remainder Unitrust is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(59) Securities offered hereby consist of 1,381,120 shares of
Class V-3
common stock and 54,399 Earnout Interests held by The PLC Family Trust. Joseph P. Toce and Adam Levy, as
co-trustees
of The PLC Family Trust, may be deemed to have shared voting and investment control with respect to the shares held by The PLC Family Trust, and therefore may be deemed to be the beneficial owners of such shares. However, Mr. Toce and Mr. Levy each disclaim beneficial ownership of such securities. Shares of
Class V-3
common stock are convertible on a
one-for-one
basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in
Description of Capital Stock—Class
 V-1
Common Stock and Class
 V-3
Common Stock
herein). Earnout interests entitle the holder to an equal number of New Symbotic Holdings Common Units and shares of
Class V-1
common stock upon the achievement of certain milestones (as described in
Unaudited Pro Forma Condensed Combined Financial Information—Earnout Interests and Sponsor Shares
herein). The business address of The PLC Family Trust is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(60) Securities offered hereby consist of 163,355,074 shares of
Class V-3
common stock and 6,434,118 Earnout Interests held by The RBC 2021 4 Year GRAT. Richard B. Cohen, as trustee of The RBC 2021 4 Year GRAT, may be deemed to have voting and investment control with respect to the shares held by The RBC 2021 4 Year GRAT, and therefore may be deemed to be the beneficial owner of such shares. However, Mr. Cohen disclaims beneficial ownership of such securities. Mr. Cohen serves as the Chairman of the Board of Directors, President and Chief Product Officer of the Company. Shares of
Class V-3
common stock are convertible on a
one-for-one
basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in
Description of Capital Stock—Class
 V-1
Common Stock and Class
 V-3
Common Stock
herein). Earnout interests entitle the holder to an equal number of New Symbotic Holdings Common Units and shares of
Class V-1
common stock upon the achievement of certain milestones (as described in
Unaudited Pro Forma Condensed Combined Financial Information—Earnout Interests and Sponsor Shares
herein). The business address of The RBC 2021 4 Year GRAT is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(61) Securities offered hereby consist of 161,544,569 shares of
Class V-3
common stock and 6,362,808 Earnout Interests held by The RBC Millennium Trust. David A. Ladensohn and Janet L. Cohen, as
co-trustees
of The RBC Millennium Trust, may be deemed to have shared voting and investment control with respect to the shares held by The RBC Millennium Trust, and therefore may be deemed to be the beneficial owner of such shares. However, Mr. Ladensohn and Ms. Cohen each disclaim beneficial ownership of such securities. Mr. Ladensohn is a long-time friend of Richard B. Cohen, who serves as the Chairman of the Board of Directors, President and Chief Product Officer of the Company. Ms. Cohen is the spouse of Richard B. Cohen, who serves as the Chairman of the Board of Directors, President and Chief Product Officer of the Company. Shares of
Class V-3
common stock are convertible on a
one-for-one
basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in
Description of Capital Stock—Class
 V-1
Common Stock and Class
 V-3
Common Stock
herein). Earnout interests entitle the holder to an equal number of New Symbotic Holdings Common Units and shares of
Class V-1
common stock upon the achievement of certain milestones (as described in
Unaudited Pro Forma Condensed Combined Financial Information—Earnout Interests and Sponsor Shares
herein). The business address of The RBC Millennium Trust is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(62) Securities offered hereby consist of 70,000 shares of Class A Common Stock held by The Tanaka Growth Fund. Graham Tanaka, as President of Tanaka Growth Fund, may be deemed to have voting and investment control with respect to the shares held by Tanaka Growth Fund, and therefore may be deemed to be the beneficial owner of such shares. The business address of Tanaka Growth Fund is 60 East 42 nd
Street Suite 4000, New York, NY 10165.

(63) Securities offered hereby consist of 25,000 shares of Class A Common Stock held by The Todd and Deborah Krasnow Charitable Remainder Unitrust. Todd Krasnow, as trustee of The Todd and Deborah Krasnow Charitable Remainder Unitrust, may be deemed to have voting and investment control with respect to the shares held by The Todd and Deborah Krasnow Charitable Remainder Unitrust, and therefore may be deemed to be the beneficial owner of such shares. Todd Krasnow is a current director of the Company. However, Mr. Krasnow disclaims beneficial ownership of such securities. The business address of The Todd and Deborah Krasnow Charitable Remainder Unitrust is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(64) Securities offered hereby consist of 984,501 shares of
Class V-1
common stock and 38,778 Earnout Interests held by Thomas Ernst. Shares of
Class V-1
common stock are convertible on a
one-for-one
basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in
Description of Capital Stock—Class
 V-1
Common Stock and Class
 V-3
Common Stock
herein). Earnout interests entitle the holder to an equal number of New Symbotic Holdings Common Units and shares of
Class V-1
common stock upon the achievement of certain milestones (as described in
Unaudited Pro Forma Condensed Combined Financial Information—Earnout Interests and Sponsor Shares
herein). Thomas Ernst is the current Chief Financial Officer and Treasurer of the Company. The business address of Mr. Ernst is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(65) Securities offered hereby consist of 1,207,507 shares of
Class V-1
common stock and 47,562 Earnout Interests held by Todd Krasnow. Shares of
Class V-1
common stock are convertible on a
one-for-one
basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in
Description of Capital Stock—Class
 V-1
Common Stock and Class
 V-3
Common Stock
herein). Earnout interests entitle the holder to an equal number of New Symbotic Holdings Common Units and shares of
Class V-1
common stock upon the achievement of certain milestones (as described in
Unaudited Pro Forma Condensed Combined Financial Information—Earnout Interests and Sponsor Shares
herein). Todd Krasnow is a current director of the Company. The business address of Mr. Krasnow is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(66) Securities offered hereby consist of 15,000,000 shares of Class A Common Stock, 43,756,942 shares of
Class V-1
common stock, 1,723,470 Earnout Interests and 15,870,411 unvested warrant units held by Walmart Inc. Shares of
Class V-1
common stock are convertible on a
one-for-one
basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in
Description of Capital Stock—Class
 V-1
Common Stock and Class
 V-3
Common Stock
herein). Earnout interests entitle the holder to an equal number of New Symbotic Holdings Common Units and shares of
Class V-1
common stock upon the achievement of certain milestones (as described in
Unaudited Pro Forma Condensed Combined Financial Information—Earnout Interests and Sponsor Shares
herein). The 15,870,411 unvested warrant units held by Walmart Inc. entitle Walmart Inc. to an equal number of shares of
Class V-1
common stock once the warrant units vest and are exercisable. Walmart Inc. owns 11.1% of the outstanding shares of common stock of Symbotic Inc. and therefore may be considered an affiliate of Symbotic Inc. The business address of Walmart Inc. is 702 S.W. 8 th
Street, Bentonville, AR 72716.
(67) Securities offered hereby consist of 735,388 shares of
Class V-1
common stock and 28,965 Earnout Interests held by William M. Boyd III. Shares of
Class V-1
common stock are convertible on a
one-for-one
basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in
Description of Capital Stock—Class
 V-1
Common Stock and Class
 V-3
Common Stock
herein). Earnout interests entitle the holder to an equal number of New Symbotic Holdings Common Units and shares of
Class V-1
common stock upon the achievement of certain milestones (as described in
Unaudited Pro Forma Condensed Combined Financial Information—Earnout
Interests and Sponsor Shares
herein). William M. Boyd III is the current Chief Strategy Officer of the Company. The business address of Mr. Boyd III is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Certain Relationships and Related Person Transactions—The Company
Registration Rights Agreement
Symbotic entered into the A&R Registration Rights Agreement with the Sponsor, certain independent directors of SVF 3 (the “SPAC Independent Directors”) and certain legacy Warehouse unitholders (the “Symbotic Equityholders,” and together with the Sponsor and the SPAC Independent Directors, the “Registration Rights Holders”). Pursuant to the A&R Registration Rights Agreement, the Company agreed to file a shelf registration statement with respect to the Registrable Securities (as defined in the A&R Registration Rights Agreement) held by the Registration Rights Holders within 45 days of the date of the A&R Registration Rights Agreement. Up to three times in any
12-month
period, certain of the Symbotic Equityholders and the Sponsor (including their respective permitted transferees) may request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to the shelf registration statement, so long as the total offering price is reasonably expected to exceed $25,000,000. The A&R Registration Rights Agreement also provides for customary “demand” and “piggyback” registration rights. The A&R Registration Rights Agreement provides that the Company will pay certain expenses relating to such registrations and indemnify the equityholders party thereto against certain liabilities.
Further, each of the Symbotic Equityholders have agreed that it will not transfer any New Symbotic Holdings Common Units (or shares of the Company’s Class A Common Stock received in exchange therefor) for one year after the Closing Date (in the case of Symbotic Director Equityholders) or 180 days after the Closing Date (in the case of Symbotic Officer Equityholders), subject in each case to exceptions set out in the A&R Registration Rights Agreement. Notwithstanding this provision, the Symbotic Equityholders and their respective permitted transferees may make transfers during the lock-up
period: (i) to Symbotic Inc.’s or New Symbotic Holdings’ officers or directors, any affiliate or family member of any of Symbotic Inc.’s or New Symbotic Holdings’ officers or directors; (ii) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; or (v) if otherwise permitted under the New Symbotic Holdings LLC Agreement; provided, however, that in the case of clauses (i) through (v), any such permitted transferees must enter into a written agreement agreeing to be bound by the foregoing transfer restrictions.
Tax Receivable Agreement
In connection with the Closing, SVF 3 entered into the Tax Receivable Agreement (the “Tax Receivable Agreement”), which generally provides for the payment by the Company to the TRA Holders of 85% of the amount of the cash savings, if any, in U.S. federal and state income tax that the Company actually realizes (or are deemed to realize in certain circumstances) in periods after the Closing as a result of (i) the existing tax basis in certain assets of New Symbotic Holdings that is allocable to the relevant New Symbotic Holdings Common Units, (ii) any step-up
in tax basis in New Symbotic Holdings’ assets resulting from (a) certain purchases of New Symbotic Holdings Common Units (including the purchases of the Purchase Units pursuant to the Unit Purchase Agreement), (b) future exchanges of New Symbotic Holdings Common Units for cash or shares of the Company’s Class A Common Stock, (c) certain distributions (if any) by New Symbotic Holdings and (d) payments under the Tax Receivable Agreement (iii) tax benefits related to imputed interest deemed to be paid by the Company as a result of payments under the Tax Receivable Agreement. The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless the Company exercises its right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits under the Tax Receivable Agreement or certain other acceleration events occur.

Moreover, the Tax Receivable Agreement provides that, in the event that (i) the Company exercises its early termination rights under the Tax Receivable Agreement, (ii) the Company experiences certain changes of control (as described in the Tax Receivable Agreement) or (iii) the Company breaches any of the Company’s material obligations under the Tax Receivable Agreement, the Company’s obligations under the Tax Receivable Agreement may accelerate and we could be required to make a lump-sum cash
payment to each TRA Holder equal to the present value of all future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment
would be based on certain assumptions, including those relating to the Company’s future taxable income.
Payments under the Tax Receivable Agreement will generally be made pro rata among all TRA Holders entitled to payments on an annual basis to the extent the Company has sufficient taxable income to utilize the increased depreciation and amortization deductions. The availability of sufficient taxable income to utilize the increased depreciation and amortization expense will not be determined until such time as the financial results for the year in question are known and tax estimates prepared, which typically occurs within 90 days after the end of the applicable calendar year. The Company expects to make payments under the Tax Receivable Agreement, to the extent they are required, within 125 days after its federal income tax return is filed for each fiscal year. Interest on such payments will begin to accrue at a rate equal to SOFR plus 100 basis points from the due date (without extensions) of such tax return.
Procedures with Respect to Review and Approval of Related Person Transactions
The Company has adopted a formal written policy that provides that the audit committee of the Board will approve or ratify related person transactions required to be disclosed pursuant to Item 404(a) or, if applicable Item 404(d) of Regulation
S-K.
Item 404 of Regulation
S-K
requires disclosure, subject to certain exceptions, of transactions in which Symbotic Inc. was or is to be a participant and the amount involved exceeds $120,000 (or such other amount as may be applicable under Item 404(d) of Regulation
S-K)
and in which any “related person” as defined under Item 404(a) of Regulation
S-K
had or will have a direct or indirect material interest. It will be our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest and that no director may participate in the approval of a related person transaction for which he or she is a “related person.” Such written policy on transactions with related persons is in conformity with the requirements for issuers having publicly held common stock that is listed on NASDAQ.
C&S Wholesale Grocers
Our Founder, Board Chair, President and Chief Product Officer, Richard B. Cohen, also serves as the Executive Chairman of C&S Wholesale Grocers; and he and trusts for the benefit of his family are the only beneficial stockholders of that company. As a result, C&S Wholesale Grocers can be considered an affiliate of Symbotic. In addition, our Chief Strategy Officer, William Boyd, also serves as Executive Vice President and Chief Legal Officer of C&S Wholesale Grocers and Todd Krasnow, a current director of the Company, is a member of the C&S Wholesale Grocers advisory board.
Customer Contracts
C&S Wholesale Grocers is also an important customer that has implemented production Symbotic systems as well as proof of concept and test systems in its facilities. We have customer contracts with C&S Wholesale Grocers relating to software maintenance service and the operations of a warehouse automation system. Revenue of $0.9 million and $0.7 million and cost of revenue of $0.6 million and $0.7 million was recognized for the three months ended March 26, 2022 and March 27, 2021, respectively, relating to these customer contracts. Revenue of $1.7 million and $1.3 million and cost of revenue of $1.1 million and $1.2 million was recognized for the six months ended March 26, 2022 and March 27, 2021, respectively, relating to these customer contracts. All

Symbotic systems purchased under our existing contracts with C&S Wholesale Grocers have been delivered, though we have ongoing software license and maintenance obligations under our contracts with C&S through March 2026.
Shared Services
We currently rely on certain shared services with C&S Wholesale Grocers in the operation of our business. A number of these services, including certain insurance, tax and treasury services, IT equipment and security systems and certain other arrangements (including other support services), are pursuant to unwritten arrangements with C&S Wholesale Grocers. We are currently in the process of entering into independent arrangements and/or agreements with C&S Wholesale Grocers with respect to these services, including with respect to the allocation of liabilities and obligations attributable to us and to C&S Wholesale Grocers under any continued shared services.
We are covered under the C&S Wholesale Grocers workers’ compensation, general liability, auto liability risk, and technology errors and omissions insurance which C&S Wholesale Grocers manages through the utilization of high deductible insurance policies. We paid $0.5 million, $1.8 million, $1.6 million, and $1.5 million to C&S Wholesale Grocers related to this insurance coverage during the three months ended December 25, 2021, and the years ended September 25, 2021, September 26, 2020, and September 28, 2019, respectively.
Other than as disclosed in this section, we did not make payments in excess of $120,000 to C&S Wholesale Grocers for shared services.
Aircraft Time-Sharing Agreement
In addition, in certain instances, our business requires our executives to use privately owned aircraft in furtherance of our business. In December 2021 and May 2022, we entered into aircraft time-sharing agreements with C&S Wholesale Grocers with respect to private aircraft owned by C&S Wholesale Grocers. Pursuant to the agreements, beginning in January 2022, we reimburse C&S Wholesale Grocers for certain costs consistent with Federal Aviation Administration regulations for the flights by our executives on the aircraft pursuant to the time-sharing agreements. All flights by our executives on the aircraft pursuant to the time-sharing agreement are for business purposes.
Credit Agreement
On September 28, 2018, C&S Wholesale Grocers entered into a credit agreement (the “2018 Credit Agreement”) with Bank of America, N.A., which replaced and superseded a previous credit agreement. The 2018 Credit Agreement consists of a $1.5 billion revolving credit facility, including a $300.0 million letter of credit sub-limit
and a $150 million swingline loan limit. The 2018 Credit Agreement includes an accordion feature which gives C&S Wholesale Grocers the ability to increase the commitments under the 2018 Credit Agreement by up to $750 million, subject to certain conditions. Symbotic was not primarily responsible for the obligations under the 2018 Credit Agreement and only had joint and several liability as guarantor after a default of C&S Wholesale Grocers and certain of its affiliates. On June 27, 2020, an amendment was executed which released Symbotic from being a named guarantor for the 2018 Credit Agreement, leaving only C&S Wholesale Grocers and certain affiliates as the remaining guarantors.
Senior Secured Notes
On July 10, 2014, an entity affiliated with C&S Wholesale Grocers issued $400.0 million in 5.375% Senior Secured Notes with a maturity date of July 15, 2022 (the “2022 Notes”). Symbotic was not primarily responsible for the obligations under the 2022 Notes and only had joint and several liability as guarantor after a default of the C&S Wholesale Grocers and certain of its affiliates. On March 23, 2020, the 2022 Notes were redeemed in advance of their maturity date.
Walmart
On December 15, 2021, Walmart and Symbotic consummated the gross exercise of the vested portion of the Walmart Warrants, and Walmart became a holder of approximately 6.5% of Warehouse’s outstanding Common Units. On May 20, 2022, Walmart and Symbotic consummated the gross exercise of the remaining portion of the Walmart Warrants, which increased Walmart’s ownership to 10.0% of Warehouse’s outstanding Common Units. For a description of our relationship with Walmart, see “
Business—Customers—Walmart
,” which disclosure is incorporated herein by reference.
See Note 11 to our audited consolidated financial statements and Note 7 to our unaudited consolidated financial statements included elsewhere in this prospectus.
Member Contribution
During the year ended September 26, 2020, Symbotic received $100.0 million in member contributions from the holder of the
Class B-1
Unit, RJJRP Holdings, Inc. These contributions are reflected as an increase in the carrying value of the
Class B-1
Unit. Our Founder, Board Chair, President and Chief Product Officer, Richard B. Cohen, is the President and Chief Executive Officer and owns over 10% of the equity interests of RJJRP Holdings, Inc. As a result, RJJRP Holdings, Inc. can be considered an affiliate of Symbotic.
See Note 13 to our audited consolidated financial statements included elsewhere in this prospectus, which disclosure is incorporated herein by reference.
Policy for Approval of Related Party Transactions
The audit committee of our board of directors have adopted a charter, providing for the review, approval and/or ratification of “related party transactions,” which are those transactions required to be disclosed pursuant to Item 404 of Regulation
S-K
as promulgated by the SEC, by the audit committee. At its meetings, the audit committee shall be provided with the details of each new, existing, or proposed related party transaction, including the terms of the transaction, any contractual restrictions that the company has already committed to, the business purpose of the transaction, and the benefits of the transaction to the company and to the relevant related party. Any member of the committee who has an interest in the related party transaction under review by the committee shall abstain from voting on the approval of the related party transaction, but may, if so requested by the chairman of the committee, participate in some or all of the committee’s discussions of the related party transaction. Upon completion of its review of the related party transaction, the committee may determine to permit or to prohibit the related party transaction.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following summary is a discussion of U.S. federal income tax considerations of the ownership and disposition of Class A Common Stock by a
Non-U.S.
Holder. As used herein, the term
“Non-U.S.
holder” means a beneficial owner of Class A Common Stock who or that is for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the Class A Common Stock;
but generally does not include an individual who is present in the U.S. for 183 days or more in the relevant taxable year. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership and sale or other disposition of our securities.
This section applies only to shares of Class A Common Stock that are held by a
Non-U.S.
Holder as capital assets for U.S. federal income tax purposes (generally, property held for investment) and that are purchased from the Selling Securityholders or their permitted transferees.
This section is general in nature and does not discuss all aspects of U.S. federal income taxation that might be relevant to a particular holder in light of such holder’s circumstances or status, nor does it address tax considerations applicable to a holder subject to special rules, including:

•	financial institutions;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of tax accounting with respect to Class A Common Stock;

•
persons holding Class A Common Stock as part of a “straddle,” hedge, integrated transaction or similar transaction, or persons deemed to sell the Class A Common Stock under constructive sale provisions of the Code;

•	partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities;

•	holders that are controlled foreign corporations or passive foreign investment companies;

•	regulated investment companies;

•	real estate investment trusts;

•	persons who acquired Class A Common Stock through the exercise or cancellation of employee stock options or otherwise as compensation for their services;

•	persons who are, or may become, subject to the expatriation provisions of the Code; or

•	tax-exempt entities.
This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations all as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein (possibly with retroactive effect).

This discussion does not take into account proposed changes in such tax laws and does not address any aspect of state, local or
non-U.S.
taxation, or any U.S. federal taxes other than income taxes (such as estate or gift tax consequences, the alternative minimum tax or the Medicare tax on investment income). Each of the foregoing is subject to change, possibly with retroactive effect. You should consult your tax advisors with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or
non-U.S.
jurisdiction.
If a partnership (or any entity or arrangement so characterized for U.S. federal income tax purposes) holds Class A Common Stock, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding any Class A Common Stock and persons that are treated as partners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences to them of the ownership and disposition of Class A Common Stock.
THE FOLLOWING IS FOR INFORMATIONAL PURPOSES ONLY. ALL SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF CLASS A COMMON STOCK, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND
NON-U.S.
TAX LAWS.
Distributions
In general, any distributions we make to a
Non-U.S.
holder of shares of Class A Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes. Provided such dividends are not effectively connected with the
Non-U.S.
holder’s conduct of a trade or business within the United States (and are not attributable to a U.S. permanent establishment under an applicable treaty), we or the applicable withholding agent will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such
Non-U.S.
holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form
W-8BEN
or
W-8BEN-E).
Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the
Non-U.S.
holder’s adjusted tax basis in its shares of Class A Common Stock and, to the extent such distribution exceeds the
Non-U.S.
holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A Common Stock, which will be treated as described under “
—Taxable Disposition of Class
 A Common Stock
” below. In addition, if we or the applicable withholding agent determine that we are likely to be classified as a “U.S. real property holding corporation” (see “
—Taxable Disposition of Class
 A Common Stock
” below), we or the applicable withholding agent may withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.
Dividends that we pay to a
Non-U.S.
holder that are effectively connected with such
Non-U.S.
holder’s conduct of a trade or business within the United States (or if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the
Non-U.S.
holder) will generally not be subject to U.S. withholding tax, provided such
Non-U.S.
holder complies with certain certification and disclosure requirements (usually by providing an IRS Form
W-8ECI).
Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the
Non-U.S.
holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A
Non-U.S.
corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Taxable Disposition of Class A Common Stock
A
Non-U.S.
holder generally will not be subject to U.S. federal income or withholding tax in respect of gain realized on a sale, taxable exchange or other taxable disposition of Class A Common Stock, unless:

•
the gain is effectively connected with the conduct of a trade or business by the
Non-U.S.
holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the
Non-U.S.
holder); or

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the
Non-U.S.
holder held Class A Common Stock, and, in the case where shares of Class A Common Stock are regularly traded on an established securities market, the
Non-U.S.
holder has owned, directly or constructively, more than 5% of Class A Common Stock at any time within the shorter of the five-year period preceding the disposition or such
Non-U.S.
holder’s holding period for the shares of Class A Common Stock. There can be no assurance that Class A Common Stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the
Non-U.S.
holder were a U.S. resident. Any gains described in the first bullet point above of a
Non-U.S.
holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).
If the second bullet point above applies to a
Non-U.S.
holder, gain recognized by such holder on the sale, exchange or other disposition of Class A Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, if Class A Common Stock will not be treated as regularly traded on an established securities market, then a buyer of Class A Common Stock from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We can provide no assurance as to our future status as a United States real property holding corporation. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.
Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of Class A Common Stock. A
Non-U.S.
holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a
Non-U.S.
holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA Withholding Taxes
Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends on Class A Common Stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other
non-U.S.
entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form
W-8BEN-E).
The IRS has issued proposed regulations (on which taxpayers may rely until final regulations are issued) that provide that these withholding requirements would generally not apply to gross proceeds from sales or other dispositions of Class A Common Stock. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such withholding taxes, and a
Non-U.S.
holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our securities.
ALL
NON-U.S.
HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF INVESTING IN OUR SECURITIES TO THEM.

PLAN OF DISTRIBUTION
We are registering the resale by the Selling Securityholders or their permitted transferees from time to time of (i) up to 554,976,655 shares of Class A Common Stock, which consists of (i) 49,740,000 shares of Class A Common Stock outstanding on the date of this prospectus and (ii) 505,236,655 shares of Class A Common Stock issuable in exchange for units of New Symbotic Holdings pursuant to the terms of the New Symbotic Holdings LLC Agreement (including Earnout Interests to which such unitholders may be entitled and unvested warrant units).
We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.
The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter
market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.
Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the Nasdaq listing rules;

•
through trading plans entered into by a Selling Securityholder pursuant to Rule
10b5-1
under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.
In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind
distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution.
Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.
The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest
will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, or other successor-in-interest
intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.
With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the selling securityholders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.
In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover over-allotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Class A Common Stock are currently listed under the symbol “SYM”.
The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate.
Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.
Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.
In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.
We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
We have agreed with certain Selling Securityholders pursuant to the Subscription Agreements to use commercially reasonable efforts to keep the registration statement of which this prospectus forms a part effective until such time as (i) such Selling Securityholders cease to hold any of the shares acquired under such Subscription Agreements, (ii) the date all such shares may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under 144 and without the requirement for us to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), as applicable and (iii) two years from the date of effectiveness of the registration statement of which this prospectus is a part.
Lock-Up
Agreements
The A&R Registration Rights Agreement provides that the Company will pay certain expenses relating to such registrations and indemnify the equityholders party thereto against certain liabilities. Further, each of the Symbotic Equityholders (as defined in the A&R Registration Rights Agreement) have agreed that it will not transfer any New Symbotic Holdings Common Units (or shares of the Company’s Class A Common Stock received in exchange therefor) for one year after the Closing Date (in the case of Symbotic Director Equityholders) or 180 days after the Closing Date (in the case of Symbotic Officer Equityholders), subject in each case to exceptions set out in the A&R Registration Rights Agreement. Notwithstanding this provision, the Symbotic Equityholders and their respective permitted transferees may make transfers during the lock-up
period: (i) to Symbotic Inc.’s or New Symbotic Holdings’ officers or directors, any affiliate or family member of any of Symbotic Inc.’s or New Symbotic Holdings’ officers or directors; (ii) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; or (v) if otherwise permitted under the New Symbotic Holdings LLC Agreement; provided, however, that in the case of clauses (i) through (v), any such permitted transferees must enter into a written agreement agreeing to be bound by the foregoing transfer restrictions.

EXPERTS
The financial statements of SVF Investment Corp. 3 as of December 31, 2021 and December 31, 2020 and for the year ended December 31, 2021 and for the period from December 11, 2020 (inception) through December 31, 2020 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.
The audited consolidated financial statements of Warehouse Technologies LLC and its subsidiaries included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
VALIDITY OF SECURITIES
Sullivan & Cromwell LLP has passed upon the validity of the shares of Class A Common Stock offered by this prospectus. As disclosed in
Selling Securityholders
herein, 50,000 shares of Class A Common Stock registered hereunder are held by George Sampas. Mr. Sampas is a partner at Sullivan & Cromwell LLP, which provides legal services to us.

CHANGE IN AUDITOR
On June 7, 2022, the Audit Committee dismissed Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm prior to the Business Combination, as the Company’s independent registered public accounting firm.
Marcum’s report on SVF 3’s, the Company’s legal predecessor, financial statements as of December 31, 2021 and 2020 and for the year ended December 31, 2021 and the period from December 11, 2020 (inception) through December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except for an explanatory paragraph regarding SVF 3’s ability to continue as a going concern. During the fiscal years ended December 31, 2020 and December 31, 2021, and through March 31, 2022, there were no disagreements between SVF 3 or the Company, as applicable, and Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such period. During the fiscal years ended December 31, 2020 and December 31, 2021, and through March 31, 2022, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation
S-K under the Exchange
Act), other than the material weaknesses in SVF 3’s internal controls identified by management related to the accounting for certain complex instruments, which resulted in the restatement of SVF 3’s balance sheet as of March 11, 2021 and its interim financial statements for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021.
The Company has provided Marcum with a copy of the foregoing disclosures and has requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Marcum’s letter, dated June 10, 2022, is filed as an exhibit to the registration statement of which this prospectus is a part.
On June 7, 2022, the Audit Committee approved the engagement of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm, effective immediately upon the termination of Marcum’s relationship as the independent registered public accounting firm of the Company. Grant Thornton served as independent registered public accounting firm of Warehouse prior to the Business Combination. During the years ended September 25, 2021 and September 26, 2020 and the subsequent interim period through June 7, 2022, the Company or Warehouse, as applicable, did not consult with Grant Thornton with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company’s or Warehouse’s financial statements, and neither a written report nor oral advice was provided to the Company or Warehouse, as applicable, that Grant Thornton concluded was an important factor considered by the Company or Warehouse, as applicable, in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (each as defined above).

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form
S-1
with respect to the securities offered by this prospectus. This prospectus is a part of that registration statement. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. Whenever reference is made in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the annexes to the prospectus and the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.
We are subject to the information reporting requirements of the Exchange Act, and we will file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website at www.symbotic.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
INDEX TO FINANCIAL STATEMENTS

Unaudited Financial Statements of SVF Investment Corp. 3
Condensed Consolidated Financial Statements	F-2
Condensed Consolidated Balance Sheets as of March 31, 2022 (Unaudited) and December 31, 2021	F-2
Unaudited Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2022 and 2021	F-3
Unaudited Condensed Consolidated Statements of Changes in Shareholders’ Deficit for the Three Months Ended March 31, 2022 and 2021	F-4
Unaudited Condensed Consolidated Statement of Cash Flows for the Three Months Ended March 31, 2022 and 2021	F-5
Notes to Unaudited Condensed Consolidated Financial Statements	F-6

Audited Financial Statements of SVF Investment Corp. 3
Report of Independent Registered Public Accounting Firm (PCAOB ID Number 688)	F-21
Consolidated Financial Statements:
Consolidated Balance Sheets as of December 31, 2021 and 2020	F-22
Consolidated Statements of Operations for the Year Ended December 31, 2021 and for the period from December 11, 2020 (inception) through December 31, 2020	F-23
Consolidated Statements of Changes in Shareholders’ Equity (Deficit) for the Year Ended December 31, 2021 and for the period from December 11, 2020 (inception) through December 31, 2020	F-24
Consolidated Statements of Cash Flows for the Year Ended December 31, 2021 and for the period from December 11, 2020 (inception) through December 31, 2020	F-25
Notes to the Consolidated Financial Statements	F-26

Unaudited Consolidated Financial Statements Warehouse Technologies LLC and Subsidiaries:
Unaudited Consolidated Balance Sheets	F-40
Unaudited Consolidated Statements of Operations	F-41
Unaudited Consolidated Statements of Comprehensive Loss	F-42
Unaudited Consolidated Statements of Changes in Redeemable Preferred and Common Units and Members’ Deficit	F-43
Unaudited Consolidated Statements of Changes of Cash Flows	F-45
Notes to Unaudited Consolidated Financial Statements	F-46

Audited Consolidated Financial Statements of Warehouse Technologies LLC and Subsidiaries:
Report of Independent Registered Public Accounting Firm	F-55
Consolidated Balance Sheets	F-56
Consolidated Statements of Operations	F-57
Consolidated Statements of Comprehensive Loss	F-58
Consolidated Statements of Changes in Redeemable Preferred and Common Units and Members’ Deficit	F-59
Consolidated Statements of Cash Flows	F-60
Notes to Consolidated Financial Statements	F-61

PART I—FINANCIAL INFORMATION
Item 1.    Condensed Consolidated Financial Statements
SVF INVESTMENT CORP. 3
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2022	December 31, 2021
	(Unaudited)

Assets:
Current assets:
Cash	$3,281,892	$812,884
Prepaid expenses, current	736,671	740,784

Total current assets	4,018,563	1,553,668
Investments held in Trust Account	320,043,033	320,016,430
Prepaid expenses, long term	—	138,105

Total Assets	$324,061,596	$321,708,203

Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit
Current liabilities:
Accounts payable	$204,192	$194,638
Accrued expenses	4,504,915	3,295,396
Due to related party	997,033	559,409
Working capital loan – related party	3,000,000	—

Total current liabilities	8,706,140	4,049,443
Deferred underwriting commissions	11,200,000	11,200,000

Total liabilities	19,906,140	15,249,443

Commitments and Contingencies
Class A ordinary shares subject to possible redemption, $0.0001 par value; 32,000,000 shares issued and outstanding, at $10.00 per share as of March 31, 2022 and December 31, 2021	320,000,000	320,000,000
Shareholders’ Deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 1,040,000 shares issued and outstanding as of March 31, 2022 and December 31, 2021 (excluding 32,000,000 shares subject to possible redemption)	104	104
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 8,000,000 shares issued and outstanding as of March 31, 2022 and December 31, 2021	800	800
Additional paid-in capital	—	—
Accumulated deficit	(15,845,448)	(13,542,144)

Total shareholders’ Deficit	(15,844,544)	(13,541,240)

Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$324,061,596	$321,708,203

The

accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SVF INVESTMENT CORP. 3
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended March 31,
	2022	2021
General and administrative expenses	$2,299,907	$508,266
General and administrative expenses – related party	30,000	16,726

Loss from operations	(2,329,907)	(524,992)
Other income:
Income from investments held in Trust Account	26,603	1,069

Net loss	$(2,303,304)	$(523,923)

Weighted average shares outstanding of Class A ordinary shares subject to possible redemption, basic and diluted	32,000,000	7,466,667

Basic and diluted net loss per ordinary share, Class A ordinary shares subject to possible redemption	$(0.06)	$(0.04)

Weighted average shares outstanding of non-redeemable ordinary shares, basic and diluted	9,040,000	7,476,000

Basic and diluted net loss per ordinary share, non-redeemable ordinary shares	$(0.06)	$(0.04)

The accompanying

notes are an integral part of these unaudited condensed consolidated financial statements.

SVF INVESTMENT CORP. 3
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount

Balance - December 31, 2021	1,040,000	$104	8,000,000	$800	$—	$(13,542,144)	$(13,541,240)
Net loss	—	—	—	—	—	(2,303,304)	(2,303,304)

Balance - March 31, 2022	1,040,000	$104	8,000,000	$800	$—	$(15,845,448)	$(15,844,544)

	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount

Balance - December 31, 2020	—	$—	8,000,000	$800	$24,200	$(18,846)	$6,154
Sale of private placement shares to Sponsor in private placement, net offering cost	1,040,000	104	—	—	10,383,779	—	10,383,883
Accretion of Class A ordinary shares subject to redemption	—	—	—	—	(10,407,979)	(7,047,545)	(17,455,524)
Net loss	—	—	—	—	—	(523,923)	(523,923)

Balance - March 31, 2021	1,040,000	$104	8,000,000	$800	$—	$(7,590,314)	$(7,589,410)

The

accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SVF INVESTMENT CORP. 3
UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For the three months ended March, 31
	2022	2021
Cash Flows from Operating Activities:
Net loss	$(2,303,304)	$(523,923)

Adjustments to reconcile net loss to net cash used in operating activities:
Income from investments held in Trust Account	(26,603)	(1,069)
General and administrative expenses paid by related party under note payable	—	44,617
Changes in operating assets and liabilities:
Prepaid expenses	142,218	(1,422,818)
Due from related party	—	(84,054)
Accounts payable	9,554	1,029
Accrued expenses	1,209,519	399,939
Due to related party	437,624	(16,726)

Net cash used in operating activities	(530,992)	(1,569,553)

Cash Flows from Investing Activities:
Cash deposited in Trust Account	—	(320,000,000)

Net cash used in investing activities	—	(320,000,000)

Cash Flows from Financing Activities:
Proceeds from working capital loan – related party	3,000,000	—
Repayment of note payable to related party	—	(413,562)
Proceeds received from initial public offering, gross	—	320,000,000
Proceeds received from private placement	—	10,400,000
Offering costs paid	—	(6,430,750)

Net cash provided by financing activities	3,000,000	323,555,688

Net increase in cash	2,469,008	1,986,135

Cash – beginning of period	$812,884	$—

Cash – end of period	$3,281,892	$1,986,135

Supplemental disclosures of noncash investing and financing activities:
Offering costs included in accounts payable	$—	$57,979
Offering costs included in accrued expenses	$70,000	$73,567
Offering costs paid by related party under note payable	$—	$322,595
Reversal of offering costs included in accrued expenses in prior year	$—	$100,000
Prepaid expenses paid by related party through note payable	$—	$19,600
Outstanding accounts payable balance paid by related party under note payable	$—	$9,000
Deferred underwriting commissions	$11,200,000	$11,200,000
Underwriters’ reimbursements in connection with the offering in accounts receivable	$—	$640,000
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SVF INVESTMENT CORP. 3
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Note 1 – Description of Organization and Business Operations
SVF Investment Corp. 3, formerly known as SVF Investment III Corp., (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on December 11, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”).
As of March 31, 2022, the Company had not yet commenced operations. All activities for the period from December 11, 2020 (inception) through March 31, 2022 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”), described below, and, subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating
income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering. The Company’s fiscal year end is December 31.
The Company’s sponsor is SVF Sponsor III (DE) LLC, a Delaware limited liability company (“Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on March 8, 2021. On March 11, 2021, the Company consummated its Initial Public Offering of 32,000,000 Class A ordinary shares (the “Public Shares”), including the 4,000,000 Public Shares as a result of the underwriters’ full exercise of their over-allotment option, at an offering price of $10.00 per Public Share, generating gross proceeds of $320.0 million, and incurring offering costs of approximately $18.1 million, of which approximately $11.2 million was for deferred underwriting commissions (see Note 5). On April 22, 2021, the underwriters made a payment to the Company in an amount of $640,000 to reimburse certain of the expenses in connection with its Initial Public Offering.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 1,040,000 Class A ordinary shares (the “Private Placement Shares”), at a price of $10.00 per Private Placement Share to the Sponsor, generating gross proceeds of $10.4 million (see Note 4).
Upon the closing of the Initial Public Offering, management agreed that an amount equal to at least $10.00 per Public Share sold in the Initial Public Offering, including the proceeds of the Private Placement Shares, will be held in a trust account (“Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, or the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule
2a-7
promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and the sale of Private Placement Shares, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time the Company signs a definitive agreement in connection with the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

F
-6

The Company provides its holders of the Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (at $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share
amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6).
All of the Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the initial Business Combination and in connection with certain amendments to the Company’s Amended and Restated Memorandum and Articles of Association.
In accordance with SEC and its guidance on redeemable equity instruments, which has been codified in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic
480-10-S99,
redemption provisions not solely within the control of a company require ordinary shares subject to redemption to be classified outside of permanent equity. Given that the Public Shares will be issued with Public Warrants, the initial carrying value of ordinary shares classified as temporary equity will be the allocated proceeds determined in accordance with FASB ASC
470-20.
The Public Shares are subject to FASB ASC
480-10-S99.
If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately.
The ordinary shares subject to possible redemption are recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to the amended and restated memorandum and articles of association which will be adopted by the Company upon the consummation of the Initial Public Offering (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the holders of the Founder Shares prior to this Initial Public Offering (the “Initial Shareholders”) agreed to vote their Founder Shares (as defined in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the Initial Shareholders agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination. In addition, the Company agreed not to enter into a definitive agreement regarding an initial Business Combination without the prior consent of the Sponsor.

Notwithstanding the foregoing, the Company’s Amended and Restated Memorandum and Articles of Association will provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.
The Company’s Sponsor, executive officers, directors and director nominees agreed not to propose an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to provide for the redemption of its Public Shares in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.
If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or March 11, 2023 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
In connection with the redemption of 100% of the Company’s outstanding Public Shares for a portion of the funds held in the Trust Account, each holder will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes payable (less up to $100,000 of interest to pay dissolution expenses).
The Initial Shareholders agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Shareholders should acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters agreed to waive their rights to their deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the trust account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Proposed Business Combination
On December 12, 2021, (a) the Company and Saturn Acquisition (DE) Corp. (“Merger Sub”), a wholly owned subsidiary of the Company, entered into an Agreement and Plan of Merger (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”) with Warehouse Technologies LLC (“Warehouse”) and Symbotic Holdings LLC, a wholly owned subsidiary of Warehouse (“Symbotic Holdings”), and (b) Warehouse and Symbotic Holdings entered into an Agreement and Plan of Merger (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Company Merger Agreement”). If the Company Merger Agreement, the Merger Agreement, the transactions contemplated thereby are adopted by the Company’s shareholders and Warehouse’s unitholders, as applicable, (i) Warehouse will merge with and into Symbotic Holdings, with Symbotic Holdings surviving the merger (sometimes hereinafter referred to as “Interim Symbotic”) and (ii) immediately thereafter, Merger Sub will merge with and into Interim Symbotic (the “Merger,” and, together with the Domestication and the other transactions contemplated by the Merger Agreement, the “Business Combination”), with Interim Symbotic surviving the merger as a subsidiary of the Company (“New Symbotic Holdings”). Prior to the consummation of the Merger, the Company will transfer by way of continuation from the Cayman Islands and domesticate as a Delaware corporation (the “Domestication”). Following the Domestication and simultaneously with the Business Combination, the Company will change its corporate name to “Symbotic Inc.” (the “Post-Combination Company” or “Symbotic Inc.”).
In connection with the execution of the Merger Agreement, the Company entered into Subscription Agreements (the “Subscription Agreements”) with certain parties subscribing for shares of the Post-Combination Company’s Class A ordinary share (the “Subscribers”) pursuant to which the Subscribers have agreed to purchase, and the Company has agreed to sell the Subscribers, an aggregate of 20,500,000 shares of the Post-Combination Company’s Class A ordinary share, at a purchase price of $10.00 per share for an aggregate purchase price of $205,000,000. The obligations to consummate the transactions contemplated by the Subscription Agreements are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Merger Agreement.
Each Surviving Company Common Unit may be redeemed by the holder for shares of Surviving Pubco Class A Ordinary share (or an equivalent amount in cash, at the option of the Surviving Company, subject to the provisions of the limited liability company agreement of the Surviving Company) at a value equal to the arithmetic mean of the volume-weighted average price of a share of Surviving Pubco Class A Ordinary share for the full five trading days ending prior to the redemption date, subject to certain exceptions. Upon such redemption, a number of shares of Surviving Pubco
Class V-3
Ordinary share or Surviving Pubco
Class V-1
Ordinary share, as applicable, equal to the number of redeemed Surviving Company Common Units, will be transferred to the Surviving Pubco and cancelled by the Surviving Pubco.
Pursuant to the terms of the Merger Agreement, the Company is required to cause the shares of Surviving Pubco Class A Ordinary share to be issued in connection with the transactions contemplated by the Merger Agreement (the “Transactions”) to be listed on the NASDAQ prior to the date of the Closing and to be eligible for continued listing on NASDAQ immediately following the Closing (as if the listing were a new initial listing by an issuer that had never been listed prior to the Closing).
Refer to the Current Report on Form
8-K,
filed with the SEC on December 13, 2021 for additional information.

On May 9, 2022, the U.S. Securities and Exchange Commission (the “SEC”), declared the registration statement on Form
S-4
(as amended, the “Registration Statement”), which includes a proxy statement/prospectus in connection with the Transactions effective and the Company has scheduled an extraordinary general meeting on June 3, 2022 at 9:00 am to approve the Business Combination and related proposals. SVF and Symbotic expect to close the Business Combination promptly after the Special Meeting, subject to SVF’s shareholder approval and other customary closing conditions.
For additional information related to the Transactions, please see final proxy statement/prospectus filed with the SEC on May 9, 2022.
Liquidity and Going Concern
As of March 31, 2022, the Company had approximately $3.3 million in its operating bank account and working capital deficit of approximately $4.7 million.
Prior to the completion of the Initial Public Offering, the Company’s liquidity needs were satisfied through the payment by the Company’s Sponsor of $25,000 for certain offering costs on the Company’s behalf in exchange for the issuance of the Founder Shares, and borrowings under the Company’s promissory note with its Sponsor of $300,000 as well as additional advances of approximately $114,000. The Company fully repaid the Note balance and the advance from the Sponsor as of March 15, 2021. Subsequent to the consummation of the Initial Public Offering and Private Placement, the Company’s liquidity needs were satisfied with a portion of the proceeds of $10.4 million from the consummation of the Private Placement not held in the Trust Account. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor may, but is not obligated to, provide the Company Working Capital Loans (see Note 4). On August 10, 2021 the Sponsor agreed to loan the Company $2.0 million as the Working Capital Loan. On November 9, 2021 the Sponsor and the Company agreed to amend this loan to increase the commitment by $1.0 million. As of March 31, 2022 there was $3.0 million drawn on the Working Capital Loan. As of December 31, 2021 there were no amounts outstanding under any Working Capital Loans.
In connection with the Company’s assessment of going concern considerations management has determined that the mandatory liquidation and subsequent dissolution if the Company is unable to complete a Business Combination with 24 months from closing of the Initial Public Offering, or March 11, 2023, raises substantial doubt about the Company’s ability to continue as a going concern for a period of time which is considered to be one year from the issuance of these financial statements. The condensed consolidated financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.
Risks and Uncertainties
Management is continuing to evaluate the impact of the
COVID-19
pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and/or search for a target company, the specific impact is not readily determinable as of the date of the condensed consolidated financial statements. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 2 — Basis of Presentation and Summary of Significant Policies
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements are presented in U.S. dollars and in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, the condensed consolidated financial statements reflect all adjustments, which include only normal recurring adjustments, necessary for the fair statement of the balances and results for the periods presented. Operating results for the three months ended March 31, 2022 are not necessarily indicative of the results that may be expected through December 31, 2022.
The accompanying condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Annual Report on Form
10-K
filed by the Company with the SEC on March 23, 2022.
Emerging Growth Company Status
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s condensed consolidated financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of condensed financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets, liabilities and expenses at the date of the condensed financial statements. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents held outside the Trust Account as of March 31, 2022 and December 31, 2021.

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation coverage limit of $250,000 and investments held in the Trust Account. As of March 31, 2022 and December 31, 2021, the Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Investments Held in the Trust Account
The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the accompanying balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in income from investments held in Trust Account in the accompanying statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities equal or approximate the carrying amounts represented in the accompanying condensed balance sheets.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
As of March
31
,
2022
and December
31
,
2021
the carrying values of cash, prepaid expense, due from related party, accounts payable, accrued expenses, and working capital loan—related party approximate their fair values due to the short-term nature of the instruments. The fair value of investments held in Trust Account is determined using quoted prices in active markets.

Offering Costs Associated with the Initial Public Offering
Offering costs consist of legal, accounting, underwriting and other costs incurred that were directly related to the Initial Public Offering. Offering costs were allocated between the Private Placement Shares and the Public Shares based on a relative fair value basis, compared to total proceeds received. Additionally, at the Initial Public Offering, offering costs allocated to the Public Shares were charged against temporary equity and offering costs allocated to the Private Placement Shares were charged against shareholders’ deficit. Deferred underwriting commissions are classified as non-current
liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC 480. Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ deficit. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at the Initial Public Offering and as of March 31, 2022 and December 31, 2021, 32,000,000 Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ deficit section of the Company’s condensed balance sheets.
The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the Class A ordinary shares subject to possible redemption to equal the redemption value at the end of each reporting period. Effective with the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable shares of Class A ordinary shares resulted in charges against additional paid-in
capital and accumulated deficit.
Income Taxes
The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes” (“ASC 740”) which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not
to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2022 and December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

Net Loss Per Ordinary Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Income and losses are shared pro rata between Class A ordinary shares subject to possible redemption and non-redeemable
ordinary shares. Net loss per ordinary share is calculated by dividing the net loss by the weighted-average number of ordinary shares outstanding for the respective period.
Non-redeemable
ordinary shares include Founder Shares and Private Placement Shares as these shares do not have any redemption features. Diluted net loss per share is the same as basic net loss per share for the three months ended March 31, 2022 and 2021. Accretion associated with the redeemable Class A ordinary shares is excluded from earnings per share as the redemption value approximates fair value.
The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net loss per of ordinary share:

	For the Three Months Ended March 31, 2022		For the Three Months Ended March 31, 2021
	Class A ordinary shares subject to possible redemption	Non- redeemable ordinary shares	Class A ordinary shares subject to possible redemption	Non- redeemable ordinary shares
Basic and diluted net loss per ordinary share:
Numerator:
Allocation of net loss	$(1,795,949)	$(507,355)	$(261,798)	$(262,125)
Denominator:
Basic and diluted weighted average ordinary share outstanding	32,000,000	9,040,000	7,466,667	7,476,000

Basic and diluted net loss per ordinary share	$(0.06)	$(0.06)	$(0.04)	$(0.04)

Recently Issued Accounting Standards
Our management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying unaudited condensed consolidated financial statements.
Note 3 — Initial Public Offering
On March 11, 2021, the Company consummated its Initial Public Offering of 32,000,000 Public Shares, including the 4,000,000 Public Shares as a result of the underwriters’ full exercise of their over-allotment option, at an offering price of $10.00 per Public Share, generating gross proceeds of $320.0 million, and incurring offering costs of approximately $18.1 million, of which approximately $11.2 million was for deferred underwriting commissions. On April 22, 2021, the underwriters made a payment to the Company in an amount of $640,000 to reimburse certain of the expenses in connection with its Initial Public Offering.
Of the 32,000,000 Public Shares, an aggregate of 112,500 Public Shares was purchased by certain of the Company’s directors and officers (the “Affiliated Shares”).

Note 4 — Related Party Transactions
Founder Shares
On December 14, 2020, the Company issued 2,875,000 Class B ordinary shares to the Sponsor in exchange for the payment of $25,000 from the Sponsor to cover for certain expenses on behalf of the Company. On January 29, 2021, the Company effected a share dividend of 12,125,000 Class B ordinary shares, which was retroactively restated to 2020, and on February 3, 2021 and February 26, 2021, the Sponsor surrendered
5,000,000 and 2,000,000 Class B ordinary shares for no consideration, respectively. The share dividend and share surrender resulted in an aggregate of 8,000,000 Class B ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share capitalization as of December 11, 2020 (inception). The holders of the Founder Shares agreed to forfeit up to an aggregate of 1,000,000 Founder Shares, on a pro rata basis, to the extent that the option to purchase additional shares was not exercised in full by the underwriters, so that the Founder Shares would represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering (excluding the Private Placement Shares and the Forward Purchase Shares). The underwriters fully exercised the over-allotment option on March 11, 2021; thus, these 1,000,000 Founder Shares are no longer subject to forfeiture.
The Initial Shareholders agreed not to transfer, assign or sell any of their Founder Shares and the Forward Purchase Investor agreed not to transfer, assign or sell any of its Forward Purchase Shares until the earlier to occur of (A) one year after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property.
Prior to closing the Initial Public Offering, in February 2021, the Sponsor transferred 100,000 shares of our Class B ordinary shares to the Company’s independent directors. Subsequent to the IPO, in April 2021, the Sponsor transferred an additional 50,000 shares of our Class B ordinary shares to a Company independent director (the “Transferred Shares”), which was estimated to be fair valued at approximately $834,000 or $5.56 per Founder Share. The Transferred Shares shall vest upon the Company consummating an Initial Business Combination.
The sale or transfers of the Founders Shares to members of the Company’s the board of directors, as described above, is within the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The Founders Shares were effectively sold or transferred subject to a performance condition (i.e., the occurrence of a Business Combination). Compensation expense related to the Founders Shares is recognized only when the performance condition is probable of occurrence under the applicable accounting literature in this circumstance. A business combination is not probable until it is completed. Stock-based compensation would be recognized at the date a Business Combination is considered probable in an amount equal to the number of Founders Shares times the grant date fair value per share (unless subsequently modified) less the amount initially received for the purchase of the Founders Shares. As of March 31, 2022, the Company determined that a Business Combination is not considered probable until the business combination is completed, and therefore, no stock-based compensation expense has been recognized.
Private Placement Shares
Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 1,040,000 Private Placement Shares, at a price of $10.00 per Private Placement Share to the Sponsor, generating gross proceeds of $10.4 million.

A portion of the proceeds from the Private Placement Shares was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement share held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Shares will be worthless.
The
Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Shares until
30
days after the completion of the initial Business Combination, as such are considered non-redeemable
and presented as permanent equity in the Company’s condensed balance sheets.
Related Party Loans
On December 14, 2020, the Sponsor agreed to loan the Company up to $300,000 pursuant to a promissory note (the “Note”). The Note was non-interest
bearing, unsecured and due upon the closing of the Initial Public Offering. As of March 11, 2021, the Company fully borrowed $300,000 under the Note. In addition, the Sponsor also advanced approximately $114,000 to the Company. The Company fully repaid the Note balance and the advance from the Sponsor, for a total of approximately $414,000, on March 15, 2021.
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, members of the Company’s founding team or any of their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company will repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $2.0 million of such Working Capital Loans may be convertible into shares of the post Business Combination entity at a price of $10.00 per share. The shares would be identical to the Private Placement Shares. On August 10, 2021 the Sponsor agreed to loan the Company $2.0 million as the Working Capital Loan. On November 9, 2021 the Sponsor and the Company agreed to amend this loan to increase the commitment by $1.0 million. The Company has determined that the conversion feature does not require bifurcation as an embedded derivative and as such the carrying value of the loan would be recognized at cost and presented as a liability on the accompanying condensed balance sheets. As of March 31, 2022 there was $3.0 million under the Working Capital Loan. As of December 31, 2021 there were no amounts outstanding under any Working Capital Loans.
Administrative Service Agreement
Commencing on the date that the Company’s securities were first listed on the NASDAQ through the earlier of consummation of the initial Business Combination and the liquidation, the Company agreed to pay the Sponsor $10,000 per month for office space, secretarial and administrative services provided to the Company by an affiliate of the Sponsor.
The Company incurred $30,000 and $10,000 in such fees included as general and administrative expenses to related party on the accompanying unaudited condensed consolidated statements of operations for three months ended March 31, 2022 and 2021, respectively. As of March 31, 2022 $130,000 was due to the Sponsor and is included in due to related party on the accompanying condensed balance sheets. As December 31, 2021 $100,000 was due to the Sponsor and was included in the due to related party on the accompanying condensed balance sheets.

In addition, the Sponsor, officers and directors, or their respective affiliates will be reimbursed for any out-of-pocket
expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. The Company’s audit committee will review on a quarterly basis all payments that were made by the Company to the Sponsor, executive officers or directors, or their affiliates. Any such payments prior to an initial Business Combination will be made using funds held outside the Trust Account.
In addition to the administrative services agreement fee of $130,000 and $100,000 (as noted above) approximately $867,000, and $459,000 is due to the Sponsor’s affiliates for reimbursements of expenses and is included in due to related party on the accompanying condensed balance sheets as of March 31, 2022 and December 31, 2021, respectively.

Note 5 — Commitments and Contingencies
Registration and Shareholder Rights
The holders of the Founder Shares, Private Placement Shares, and any shares that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon conversion of the Founder Shares) were entitled to registration rights pursuant to a registration and shareholder rights agreement signed upon the effective date of the Initial Public Offering. The holders of these securities were entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders had certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a
45-day
option from the date of the prospectus to purchase up to 4,000,000 additional shares at the Initial Public Offering price less the underwriting discounts and commissions.
The underwriters fully exercised the over-allotment option on March 11, 2021. The underwriters were entitled to an underwriting discount of $0.20 per unit, or $6.4 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or approximately $11.2 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. On April 22, 2021, the underwriters made a payment to the Company in an amount of $640,000 to reimburse certain of the expenses in connection with its Initial Public Offering.
Forward Purchase Agreement
The Company entered into a forward purchase agreement (a “Forward Purchase Agreement”) with SVF II SPAC Investment 3 (DE) LLC (the “Forward Purchase Investor”), which provides for the purchase of $150 million forward purchase shares (the “Forward Purchase Shares”), for $10.00 per share, in a private placement to close substantially concurrently with the closing of the initial Business Combination. The Forward Purchase Agreement also provides that the Forward Purchase Investor may elect to purchase up to an additional $50 million of Forward Purchase Shares, for a purchase price of $10.00 per share. Any elections to purchase up to 5,000,000 additional Forward Purchase Shares will take place in one or more private placements in such amounts and at such time as the Forward Purchase Investor determine, but no later than simultaneously with the closing of the initial Business Combination. The Company and the Forward Purchase Investor may determine, by mutual agreement, to increase the number of additional Forward Purchase Shares at any time prior to the initial Business Combination. The obligations under the Forward Purchase Agreement do not depend on whether any

Class A ordinary shares are redeemed by the Public Shareholders. The forward purchase securities will be issued only in connection with the closing of the initial Business Combination. The proceeds from the sale of forward purchase securities may be used as part of the consideration to the sellers in the initial Business Combination, expenses in connection with the initial Business Combination or for working capital in the post-transaction company. On
March 23, 2022, the Forward Purchase Investor elected to purchase an additional $50 million of Forward Purchase Shares, for a purchase price of
$10.00 per share, subject to and on the terms set out in such election and the Forward Purchase Agreement. The Forward Purchase Agreement should be classified within shareholders’ deficit, and the Forward Purchase Agreement is considered indexed to the Company’s own share under ASC Topic
815-40, Derivatives and Hedging - Contracts in Entity’s Own Equity. As such, the Forward Purchase Agreement meets the scope exception in
ASC

815-10-15-74(a) to derivative accounting and; therefore, the Forward Purchase Agreement should be classified in shareholders’ deficit.
Advisory Fees
In connection with the Business Combination the Company entered into agreements with certain thirds parties which will be entitled to an advisory fee of approximately $9.0 million to be paid upon closing of the Business Combination.
Note 6 — Class A Ordinary Shares Subject to Possible Redemption
The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of March 31, 2022, there were 32,000,000 Class A ordinary shares outstanding that were subject to possible redemption.
As of March 31, 2022, Class A ordinary shares reflected on the accompanying condensed consolidated balance sheets are reconciled in the following table:

Gross proceeds from initial public offering	$320,000,000
Less:
Class A ordinary shares issuance costs	(17,455,524)
Plus:
Accretion of carrying value to redemption value	17,455,524

Class A ordinary share subject to possible redemption	$320,000,000

Note 7 — Shareholders’ Deficit
Preference Shares
—The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 from time to time in one or more series. As of March 31, 2022 and December 31, 2021, there were no shares of preferred stock issued or outstanding.

Class
 A Ordinary Shares
- The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of March 31, 2022 and December 31, 2021, there were 33,040,000 shares of Class A ordinary shares outstanding, of which 32,000,000 were subject to possible redemption and are classified outside of permanent equity in the accompanying balance sheets (see Note 6).
Class
 B Ordinary Shares
- The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. On December 14, 2020, the Company issued 2,875,000 Class B ordinary shares to the

Sponsor. On January 29, 2021, the Company effected a share dividend of 12,125,000 Class B ordinary shares and on February 3 and February 26, 2021, the Sponsor surrendered 5,000,000 and 2,000,000 Class B ordinary shares for no consideration, respectively. The share dividend and share surrender resulted in an aggregate of 8,000,000 Class B ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share capitalization. Of the 8,000,000 Class B ordinary shares outstanding, up to 1,000,000 Class B ordinary shares were subject to forfeiture, to the Company by the Initial Shareholders for no consideration to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so
that the Initial Shareholders would collectively own 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering (excluding the Private Placement Shares and the Forward Purchase Shares). The underwriters fully exercised the over-allotment option on March 11, 2021; thus, these 1,000,000 Founder Shares were no longer subject to forfeiture. As of March 31, 2022 and December 31, 2021, there were 8,000,000 Class B ordinary shares outstanding.

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the shareholders except as required by law.
The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination or earlier at the option of the holders thereof at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted
basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of the Initial Public Offering, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding the number of Class A ordinary shares to be sold pursuant to the Private Placement Shares Purchase Agreement and the Forward Purchase Agreement and any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial Business Combination and any private placement shares issued to the Sponsor, its affiliates or any member of the management team upon conversion of Working Capital Loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.
Note 8 — Fair Value Measurements
The following tables present information about the Company’s assets that are measured at fair value on a recurring basis as of March 31, 2022 and December 31, 2021, and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value:
March 31, 2022:

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account—US Treasury securities	$320,043,033	$—	$—

December 31, 2021:

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account—US Treasury securities	$320,016,430	$—	$—
Transfers to/from Levels 1, 2, and 3 are recognized at the beginning of the reporting period. There were no transfers between levels of the hierarchy for three months ended March 31, 2022 and December 31, 2021.
Note 9 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the accompanying balance sheets date up to the date that the unaudited condensed consolidated financial statements were issued. Based upon this review, other than as described above, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
SVF Investment Corp. 3
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of SVF Investment Corp. 3 (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations, shareholders’ equity (deficit) and cash flows for the year ended December 31, 2021 and the period from December 11, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021 and the period from December 11, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph – Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has until March 11, 2023 to consummate a Business Combination. If a Business Combination is not consummated by the required date, then the Company will cease all operations except for the purpose of liquidating. The Company has limited capital resources and will need additional financing to sustain operations for a reasonable period of time, which is considered to be on year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Marcum LLP
Marcum LLP
We have served as the Company’s auditor since 2020.
New York, NY
March 23, 2022

SVF INVESTMENT CORP. 3
CONSOLIDATED
BALANCE SHEETS

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash	$812,884	$—
Prepaid expenses - current	740,784	6,154

Total current assets	1,553,668	6,154
Prepaid expenses - long term	138,105	—
Investments held in Trust Account	320,016,430	—
Deferred offering costs associated with the initial public offering	—	126,750

Total Assets	$321,708,203	$132,904

Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$194,638	$9,000
Accrued expenses	3,295,396	100,000
Due to related party	559,409	—
Note payable—related party	—	17,750

Total current liabilities	40,490,443	126,750
Deferred underwriting commissions	11,200,000	—

Total liabilities	15,249,443	126,750
Commitments and Contingencies
Class A ordinary shares subject to possible redemption, $0.0001 par value; 32,000,000 and -0- shares issued and outstanding, at $10.00 per share as of December 31, 2021 and 2020, respectively	320,000,000	—
Shareholders’ Equity (Deficit)
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 1,040,000 and -0- shares issued and outstanding as of December 31, 2021 (excluding 32,000,000 shares subject to possible redemption) and December 31, 2020, respectively	104	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 8,000,000 shares issued and outstanding as of December 31, 2021 and 2020, respectively	800	800
Additional paid-in capital	—	24,200
Accumulated deficit	(13,542,144)	(18,846)

Total shareholders’ equity (deficit)	(13,541,240)	6,154

Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Equity (Deficit)	$321,708,203	$132,904

The accompanying notes are an integral part of these consolidated financial statements.

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22

SVF INVESTMENT CORP. 3
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2021	For the period from December 11, 2020 (inception) through December 31, 2020
General and administrative expenses	$6,392,183	$18,846
General and administrative expenses—related party	100,000	—

Loss from operations	(6,492,183)	(18,846)
Other income
Income from investments held in Trust Account	16,430	—

Net loss	$(6,475,753)	$(18,846)

Basic and diluted weighted average shares outstanding of Class A ordinary shares subject to possible redemption	25,950,685	—

Basic and diluted net loss per ordinary share, Class A ordinary shares subject to possible redemption	$(0.19)	$—

Basic and diluted weighted average shares outstanding of non-redeemable ordinary shares	8,654,356	7,000,000 (1)

Basic and diluted net loss per ordinary share, non-redeemable ordinary shares	$(0.19)	$(0.00)

(1)
This number excludes an aggregate of up to 1,000,000 Class B ordinary shares (other than the founder shares transferred to the two independent directors) subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. (see Note 5)

The accompanying notes are an integral part of these consolidated financial statements.

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23

SVF INVESTMENTCORP. 3
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
FOR THE YEAR ENDED DECEMBER 31, 2021

	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance—December 31, 2020	—	$—	8,000,000	$800	$24,200	$(18,846)	$6,154
Sale of private placement shares to Sponsor in private placement	1,040,000	104	—	—	10,383,779	—	10,383,883
Accretion of Class A ordinary shares subject to redemption	—	—	—	—	(10,407,979)	$(7,047,545)	(17,455,524)
Net loss	—	—	—	—	—	$(6,475,753)	(6,475,753)

Balance—December 31, 2021	1,040,000	$104	8,000,000	$800	$—	$(13,542,144)	$(13,541,240)

FOR THE PERIOD FROM DECEMBER 11, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance—December 11, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	8,000,000	800	24,200	—	25,000
Net loss	—	—	—	—	—	(18,846)	(18,846)

Balance—December 31, 2020	—	$—	8,000,000	$800	$24,200	$(18,846)	$6,154

The accompanying notes are an integral part of these consolidated financial statements.

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24

SVF INVESTMENT CORP. 3
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2021	For the period from December 11, 2020 (inception) through December 31, 2020
Cash Flows from Operating Activities:
Net loss	$(6,475,753)	$(18,846)
Adjustments to reconcile Net loss to net cash used in operating activities:
Income from investments held in Trust Account	(16,430)	—
General and administrative expenses paid by related party under note payable	44,617	—
Changes in operating assets and liabilities:
Prepaid expenses	(853,135)	18,846
Accounts payable	188,159	—
Accrued expenses	3,221,829	—
Due to related party	507,909	—

Net cash used in operating activities	(3,382,804)	—

Cash Flows from Investing Activities:
Cash deposited in Trust Account	(320,000,000)	—

Net cash used in investing activities	(320,000,000)	—

Cash Flows from Financing Activities:
Repayment of note payable to related party	(413,562)	—
Proceeds received from initial public offering, gross	320,000,000	—
Proceeds received from private placement	10,400,000	—
Offering costs paid	(5,790,750)	—

Net cash provided by financing activities	324,195,688	—

Net decrease in cash	812,884	—
Cash—beginning of the period	—	—

Cash—end of the period	$812,884	$—

Supplemental disclosure of noncash investing and financing activities:
Offering costs included in accounts payable	$6,479	$9,000
Offering costs included in accrued expenses	$73,567	$100,000
Offering costs paid by related party under note payable—Related Party	$322,595	$17,550
Prepaid expenses paid by Sponsor in exchange for issuance of Class B ordinary shares	$—	$25,000
Offering costs included in due to related party	$51,500	$—
Reversal of offering costs included in accrued expenses in prior year	$100,000	$—
Prepaid expenses paid by related party through note payable	$19,600	$—
Outstanding accounts payable balance paid by related party under note payable	$9,000	$—
Deferred underwriting commissions	$11,200,000	$—
The accompanying notes are an integral part of these consolidated financial statements.

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25

Note 1—Description of Organization and Business Operations
SVF Investment Corp. 3, formerly known as SVF Investment III Corp., (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on December 11, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”).
As of December 31, 2021, the Company had not yet commenced operations. All activities for the period from December 11, 2020 (inception) through December 31, 2021 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”), described below, and, subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating
income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering. The Company’s fiscal year end is December 31.
The Company’s sponsor is SVF Sponsor III (DE) LLC, a Delaware limited liability company (“Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on March 8, 2021. On March 11, 2021, the Company consummated its Initial Public Offering of 32,000,000 Class A ordinary shares (the “Public Shares”), including the 4,000,000 Public Shares as a result of the underwriters’ full exercise of their over-allotment option, at an offering price of $10.00 per Public Share, generating gross proceeds of $320.0 million, and incurring offering costs of approximately $18.1 million, of which approximately $11.2 million was for deferred underwriting commissions (see Note 5). On April 22, 2021, the underwriters made a payment to the Company in an amount of $640,000 to reimburse certain of the expenses in connection with its Initial Public Offering.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 1,040,000 Class A ordinary shares (the “Private Placement Shares”), at a price of $10.00 per Private Placement Share to the Sponsor, generating gross proceeds of $10.4 million (see Note 4).
Upon the closing of the Initial Public Offering, management agreed that an amount equal to at least $10.00 per Public Share sold in the Initial Public Offering, including the proceeds of the Private Placement Shares, will be held in a trust account (“Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, or the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule
2a-7
promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and the sale of Private Placement Shares, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time the Company signs a definitive agreement in connection with the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.
The Company provides its holders of the Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in

F-
26

connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (at $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share
amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 7).
All of the Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the initial Business Combination and in connection with certain amendments to the Company’s Amended and Restated Memorandum and Articles of Association.
In accordance with SEC and its guidance on redeemable equity instruments, which has been codified in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic
480-10-S99,
redemption provisions not solely within the control of a company require ordinary shares subject to redemption to be classified outside of permanent equity. Given that the Public Shares will be issued with Public Warrants, the initial carrying value of ordinary shares classified as temporary equity will be the allocated proceeds determined in accordance with FASB ASC
470-20.
The Public Shares are subject to FASB ASC
480-10-S99.
If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately.
The ordinary shares subject to possible redemption are recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to the amended and restated memorandum and articles of association which will be adopted by the Company upon the consummation of the Initial Public Offering (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the holders of the Founder Shares prior to this Initial Public Offering (the “Initial Shareholders”) agreed to vote their Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the Initial Shareholders agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination. In addition, the Company agreed not to enter into a definitive agreement regarding an initial Business Combination without the prior consent of the Sponsor.
Notwithstanding the foregoing, the Company’s Amended and Restated Memorandum and Articles of Association will provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with

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whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.
The Company’s Sponsor, executive officers, directors and director nominees agreed not to propose an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to provide for the redemption of its Public Shares in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.
If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or March 11, 2023 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to fund Regulatory Withdrawals (as defined in the Company’s Amended and Restated Memorandum and Articles of Association), subject to an annual limit of $250,000, for a maximum of 24 months and/or to pay its income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
In connection with the redemption of 100% of the Company’s outstanding Public Shares for a portion of the funds held in the Trust Account, each holder will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes payable (less up to $100,000 of interest to pay dissolution expenses).
The Initial Shareholders agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Shareholders should acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters agreed to waive their rights to their deferred underwriting commission (see Note 7) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the trust account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including

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liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does
business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Proposed Business Combination
On December 12, 2021, (a) the Company and Saturn Acquisition (DE) Corp. (“Merger Sub”), a wholly owned subsidiary of the Company, entered into an Agreement and Plan of Merger (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”) with Warehouse Technologies LLC (“Warehouse”) and Symbotic Holdings LLC, a wholly owned subsidiary of Warehouse (“Symbotic Holdings”), and (b) Warehouse and Symbotic Holdings entered into an Agreement and Plan of Merger (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Company Merger Agreement”). If the Company Merger Agreement, the Merger Agreement, the transactions contemplated thereby are adopted by the Company’s shareholders and Warehouse’s unitholders, as applicable, (i) Warehouse will merge with and into Symbotic Holdings, with Symbotic Holdings surviving the merger (sometimes hereinafter referred to as “Interim Symbotic”) and (ii) immediately thereafter, Merger Sub will merge with and into Interim Symbotic (the “Merger,” and, together with the Domestication and the other transactions contemplated by the Merger Agreement, the “Business Combination”), with Interim Symbotic surviving the merger as a subsidiary of the Post-Combination Company (“New Symbotic Holdings”). Prior to the consummation of the Merger, the Company will transfer by way of continuation from the Cayman Islands and domesticate as a Delaware corporation (the “Domestication”). Following the Domestication and simultaneously with the Business Combination, the Company will change its corporate name to “Symbotic Inc.” (the “Post-Combination Company” or “Symbotic Inc.”).
In connection with the execution of the Merger Agreement, the Company entered into Subscription Agreements (the “Subscription Agreements”) with certain parties subscribing for shares of the Post-Combination Company’s Class A common stock (the “Subscribers”) pursuant to which the Subscribers have agreed to purchase, and the Company has agreed to sell the Subscribers, an aggregate of 20,500,000 shares of the Post-Combination Company’s Class A common stock, at a purchase price of $10.00 per share for an aggregate purchase price of $205,000,000. The obligations to consummate the transactions contemplated by the Subscription Agreements are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Merger Agreement.
Each Surviving Company Common Unit may be redeemed by the holder for shares of Surviving Pubco Class A Common Stock (or an equivalent amount in cash, at the option of the Surviving Company, subject to the provisions of the limited liability company agreement of the Surviving Company) at a value equal to the arithmetic mean of the volume-weighted average price of a share of Surviving Pubco Class A Common Stock for the full five trading days ending prior to the redemption date, subject to certain exceptions. Upon such redemption, a number of shares of Surviving
Pubco Class V-3 Common
Stock or Surviving Pubco Class
V-1
Common Stock, as applicable, equal to the number of redeemed Surviving Company Common Units, will be transferred to the Surviving Pubco and cancelled by the Surviving Pubco.
Pursuant to the terms of the Merger Agreement, the Company is required to cause the shares of Surviving Pubco Class A Common Stock to be issued in connection with the transactions contemplated by the Merger Agreement (the “
Transactions
”) to be listed on the NASDAQ prior to the date of the Closing and to be eligible for continued listing on NASDAQ immediately following the Closing (as if the listing were a new initial listing by an issuer that had never been listed prior to the Closing).

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Refer to the Current Report on Form
8-K,
filed with the SEC on December 13, 2021 for additional information.
Liquidity and Going Concern
As of December 31, 2021, the Company had approximately $813,000 in its operating bank account and working capital deficit of approximately $2.5 million.
Prior to the completion of the Initial Public Offering, the Company’s liquidity needs were satisfied through the payment by the Company’s Sponsor of $25,000 for certain offering costs on the Company’s behalf in exchange for the issuance of the Founder Shares, and borrowings under the Company’s promissory note with its Sponsor of $300,000 as well as additional advances of approximately $114,000. The Company fully repaid the Note balance and the advance from the Sponsor as of December 31, 2021. Subsequent to the consummation of the Initial Public Offering and Private Placement, the Company’s liquidity needs were satisfied with a portion of the proceeds of $10.4 million from the consummation of the Private Placement not held in the Trust Account. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor may, but is not obligated to, provide the Company Working Capital Loans (see Note 4). On August 10, 2021 the Sponsor agreed to loan the Company $2.0 million as the Working Capital Loan. On November 9, 2021 the Sponsor and the Company agreed to amend this loan to increase the commitment by $1.0 million. As of December 31, 2021 and December 31, 2020, there were no amounts outstanding under any Working Capital Loans.
In connection with the Company’s assessment of going concern considerations management has determined that the mandatory liquidation and subsequent dissolution if the Company is unable to complete a Business Combination with 24 months from closing of the Initial Public Offering, or March 11, 2023, raises substantial doubt about the Company’s ability to continue as a going concern for a period of time which is considered to be one year from the issuance of these financial statements. The consolidated financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.
Risks and Uncertainties
Management continues to evaluate the impact of the
COVID-19
pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 2—Basis of Presentation and Summary of Significant Policies
Basis of presentation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchanges Commission (“SEC”).
Emerging Growth Company Status
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

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Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets, liabilities and expenses at the date of the financial statements.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents held outside the Trust Account as of December 31, 2021 and 2020.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation coverage limit of $250,000 and investments held in the Trust Account. As of December 31, 2021 and 2020, the Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Investments Held in Trust Account
The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the accompanying balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in income from investments held in Trust Account in the accompanying statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

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31

Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities equal or approximate the carrying amounts represented in the accompanying balance sheets.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
As of December 31, 2021 and 2020, the carrying values of cash, prepaid expense, due from related party, accounts payable, accrued expenses, due to related party and note payable to related party approximate their fair values due to the short-term nature of the instruments. The fair value of investments held in Trust Account is determined using quoted prices in active markets.
Offering Costs Associated with the Initial Public Offering
Offering costs consist of legal, accounting, underwriting and other costs incurred that were directly related to the Initial Public Offering. Offering costs were allocated between the Private Placement Shares and the Public Shares based on a relative fair value basis, compared to total proceeds received. Additionally, at the Initial Public Offering, offering costs allocated to the Public Shares were charged against temporary equity and offering costs allocated to the Private Placement Shares were charged against shareholders’ equity (deficit). Deferred underwriting commissions are classified as non-current
liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC 480. Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity (deficit). The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at the Initial
 Public

Offering and as of December 31, 2021, 32,000,000 Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity (deficit) section of the Company’s balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the Class A ordinary shares subject to possible redemption to equal the redemption value at the end of each reporting period. Effective with the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable shares of Class A ordinary shares resulted in charges against additional paid-in
capital and accumulated deficit. As of December 31, 2021, the Company recorded an adjustment to present the redeemable Class A ordinary shares at redemption value of $17,455,524, of which $10,407,979 was recorded against additional paid-in
capital and $7,047,545 was recorded in accumulated deficit.
Income Taxes
The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes” (“ASC 740”) which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not
to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.
Net Loss per Ordinary Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Income and losses are shared pro rata between Class A ordinary shares subject to possible redemption and non-redeemable
ordinary shares. Net loss per ordinary share is calculated by dividing the net loss by the weighted-average number of ordinary shares outstanding for the respective period. Non-redeemable ordinary shares include Founder Shares and Private Placement Shares as these shares do not have any redemption features. Diluted net loss per share is the same as basic net loss per share for the Year Ended December 31, 2021 and for the period from December 11, 2020 (inception) through December 31, 2020. Accretion associated with the redeemable Class A ordinary shares is excluded from earnings per share as the redemption value approximates fair value.

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The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net loss per of ordinary share:

	For the Year Ended December 31, 2021		For the period from December 11, 2020 (inception) through December 31, 2020
	Class A ordinary shares	non-redeemable ordinary shares	Class A ordinary shares	non-redeemable ordinary shares
Basic and diluted net loss per ordinary share:
Numerator:
Allocation of net loss	$(4,856,235)	$(1,619,518)	$—	$(18,846)
Denominator:
Basic and diluted weighted average ordinary share outstanding	25,950,685	8,654,356	0	7,000,000 (1)

Basic and diluted net loss per ordinary share	$(0.19)	$(0.19)	$—	$(0.00)

(1)
This number excludes an aggregate of up to 1,000,000 Class B ordinary shares (other than the founder shares transferred to the two independent directors) subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. (see Note 5)

Recent Accounting Pronouncements
In August 2020, the FASB issued Accounting Standards Update
(“ASU”) No. 2020-06,
“Debt—Debt with Conversion and Other Options
(Subtopic 470-20) and
Derivatives and Hedging—Contracts in Entity’s Own Equity
(Subtopic 815-40): Accounting
for Convertible Instruments and Contracts in an Entity’s Own Equity”
(“ASU 2020-06”),
effective for fiscal years beginning after December 15, 2023 for emerging growth companies, which simplified accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removed certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplified the diluted earnings per share calculation in certain areas. The provisions of ASU 2020-06 are applicable for fiscal years beginning after December 15, 2023, with early adoption permitted no earlier than fiscal years beginning after December 15, 2020. The Company early adopted
ASU 2020-06 on
January 1, 2021. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.
Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.
Note 3—Initial Public Offering
On March 11, 2021, the Company consummated its Initial Public Offering of 32,000,000 Public Shares, including the 4,000,000 Public Shares as a result of the underwriters’ full exercise of their over-allotment option, at an offering price of $10.00 per Public Share, generating gross proceeds of $320.0 million, and incurring offering costs of approximately $18.1 million, of which approximately $11.2 million was for deferred underwriting commissions. On April 22, 2021, the underwriters made a payment to the Company in an amount of $640,000 to reimburse certain of the expenses in connection with its Initial Public Offering.
Of the 32,000,000 Public Shares, an aggregate of 112,500 Public Shares was purchased by certain of the Company’s directors and officers (the “Affiliated
Shares”).

Note 4—Related Party Transactions
Founder Shares
On December 14, 2020, the Company issued 2,875,000 Class B ordinary shares to the Sponsor in exchange for the payment of $25,000 from the Sponsor to cover for certain expenses on behalf of the Company. On January 29, 2021, the Company effected a share dividend of 12,125,000 Class B ordinary shares, which was retroactively restated to 2020, and on February 3, 2021 and February 26, 2021, the Sponsor surrendered 5,000,000 and 2,000,000 Class B ordinary shares for no consideration, respectively. The share dividend and share surrender resulted in an aggregate of 8,000,000 Class B ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share capitalization as of December 11, 2020 (inception). The holders of the Founder Shares agreed to forfeit up to an aggregate of 1,000,000 Founder Shares, on a pro rata basis, to the extent that the option to purchase additional shares was not exercised in full by the underwriters, so that the Founder Shares would represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering (excluding the Private Placement Shares and the Forward Purchase Shares). The underwriters fully exercised the over-allotment option on March 11, 2021; thus, these 1,000,000 Founder Shares are no longer subject to forfeiture.
The Initial Shareholders agreed not to transfer, assign or sell any of their Founder Shares and the Forward Purchase Investor agreed not to transfer, assign or sell any of its Forward Purchase Shares until the earlier to occur of (A) one year after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading
day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property.
Prior to closing the Initial Public Offering, in February 2021, the Sponsor transferred 100,000 shares of our Class B ordinary shares to the Company’s independent directors. Subsequent to the IPO, in April 2021, the Sponsor transferred an additional 50,000 shares of our Class B ordinary shares to a Company independent director (the “Transferred Shares”). The Transferred Shares shall vest upon the Company consummating an Initial Business Combination.
The sale or transfers of the Founders Shares to members of the Company’s the board of directors, as described above, is within the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The Founders Shares were effectively sold or transferred subject to a performance condition (i.e., the occurrence of a Business Combination). Compensation expense related to the Founders Shares is recognized only when the performance condition is probable of occurrence under the applicable accounting literature in this circumstance. A business combination is not probable until it is completed. Stock-based compensation would be recognized at the date a Business Combination is considered probable in an amount equal to the number of Founders Shares times the grant date fair value per share (unless subsequently modified) less the amount initially received for the purchase of the Founders Shares. As of December 31, 2021, the Company determined that a Business Combination is not considered probable until the business combination is completed, and therefore, no stock-based compensation expense has been recognized.
Private Placement Shares
Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 1,040,000 Private Placement Shares, at a price of $10.00 per Private Placement Share to the Sponsor, generating gross proceeds of $10.4 million.

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A portion of the proceeds from the Private Placement Shares was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement share held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Shares will be worthless.
The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Shares until 30 days after the completion of the initial Business Combination, as such are considered non-redeemable
and presented as permanent equity in the Company’s balance sheets.
Related Party Loans
On December 14, 2020, the Sponsor agreed to loan the Company up to $300,000 pursuant to a promissory note (the “Note”). The Note was non-interest
bearing, unsecured and due upon the closing of the Initial Public Offering. As of March 11, 2021, the Company fully borrowed $300,000 under the Note. In addition, the Sponsor also advanced approximately $114,000 to the Company. The Company fully repaid the Note balance and the advance from the Sponsor, for a total of approximately $414,000, on March 15, 2021.
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, members of the Company’s founding team or any of their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company will repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $2.0 million of such Working Capital Loans may be convertible into shares of the post Business Combination entity at a price of $10.00 per share. The shares would be identical to the Private Placement Shares. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. On August 10, 2021 the Sponsor agreed to loan the Company $2.0 million as the Working Capital Loan. On November 9, 2021 the Sponsor and the Company agreed to amend this loan to increase the commitment by $1.0 million. As of December 31, 2021 and 2020, the Company had no borrowings under the Working Capital Loans.
Administrative Services Agreement
Commencing on the date that the Company’s securities were first listed on the NASDAQ through the earlier of consummation of the initial Business Combination and the liquidation, the Company agreed to pay the Sponsor $10,000 per month for office space, secretarial and administrative services provided to the Company by an affiliate of the Sponsor.
The Company incurred $100,000 in such fees included as general and administrative expenses to related party on the accompanying audited statements of operations for the year ended December 31, 2021. As of December 31, 2021, $100,000 is due to the Sponsor and is included in due to related party on the accompanying balance sheets. There was no balance due to related party at December 31, 2020.
In addition, the Sponsor, officers and directors, or their respective affiliates will be reimbursed for any out-of-pocket
expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. The Company’s

F-
36

audit committee will review on a quarterly basis all payments that were made by the Company to the Sponsor, executive officers or directors, or their affiliates. Any such payments prior to an initial Business Combination will be made using funds held outside the Trust Account.
In

addition to the administrative services agreement fee of $
100,000
(as noted above) approximately
459,000
, is due to the Sponsor’s affiliates for reimbursements of expenses and is included in due to related party on the accompanying balance sheets as of
December 31, 2021
. There was
no
 balance due to related party at December
31,2020
.
Note 5—Commitments and Contingencies
Registration and Shareholder Rights
The holders of the Founder Shares, Private Placement Shares, and any shares that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon conversion of the Founder Shares) were entitled to registration rights pursuant to a registration and shareholder rights agreement signed upon the effective date of the Initial Public Offering. The holders of these securities were entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders had certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters
a 45-day
option from the date of the prospectus to purchase up to 4,000,000 additional shares at the Initial Public Offering price less the underwriting discounts and commissions.
The underwriters fully exercised the over-allotment option on March 11, 2021. The underwriters were entitled to an underwriting discount of $0.20 per unit, or $6.4 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or approximately $11.2 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. On April 22, 2021, the underwriters made a payment to the Company in an amount of $640,000 to reimburse certain of the expenses in connection with its Initial Public Offering.
Forward Purchase Agreement
The Company entered into a forward purchase agreement (a “Forward Purchase Agreement”) with SVF II SPAC Investment 3 (DE) LLC (the “Forward Purchase Investor”), which provides for the purchase of $150 million forward purchase shares (the “Forward Purchase Shares”), for $10.00 per share, in a private placement to close substantially concurrently with the closing of the initial Business Combination. The Forward Purchase Agreement also provides that the Forward Purchase Investor may elect to purchase up to an additional $50 million of Forward Purchase Shares, for a purchase price of $10.00 per share. Any elections to purchase up to 5,000,000 additional Forward Purchase Shares will take place in one or more private placements in such amounts and at such time as the Forward Purchase Investor determine, but no later than simultaneously with the closing of the initial Business Combination. The Company and the Forward Purchase Investor may determine, by mutual agreement, to increase the number of additional Forward Purchase Shares at any time prior to the initial Business Combination.
The obligations under the Forward Purchase Agreement do not depend on whether any Class A ordinary shares are redeemed by the Public Shareholders. The forward purchase securities will be issued only in connection with the closing of the initial Business Combination. The proceeds from the sale of forward

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37

purchase securities may be used as part of the consideration to the sellers in the initial Business Combination, expenses in connection with the initial Business Combination or for working capital in the post-transaction company
.
Note 6—Class A Ordinary Shares Subject to Possible Redemption
The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of December 31, 2021, there were 32,000,000 Class A ordinary shares outstanding that were subject to possible redemption. There were no Class A ordinary shares issued and outstanding at December 31, 2020. As of December 31, 2021, Class A ordinary shares reflected on the accompanying balance sheets are reconciled in the following table:

As of December 31, 2021
Gross proceeds	$320,000,000
Less:
Class A ordinary shares issuance costs	(17,455,524)
Plus:
Accretion of carrying value to redemption value	(17,455,524)

Class A ordinary shares subject to possible redemption	$320,000,000

Note 7—Shareholders’ Equity (Deficit)
Preference Shares
—The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share. As of December 31, 2021 and 2020, there were no preference shares issued or outstanding.
Class
 A Ordinary Shares
—The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of December 31, 2021, there were 33,040,000 shares of Class A ordinary shares outstanding, of which 32,000,000 were subject to possible redemption and are classified outside of permanent equity in the accompanying balance sheets (see Note 6). As of December 31, 2020, there were no Class A ordinary shares issued or outstanding.
Class
 B Ordinary Shares
—The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. On December 14, 2020, the Company issued 2,875,000 Class B ordinary shares to the Sponsor. On January 29, 2021, the Company effected a share dividend of 12,125,000 Class B ordinary shares and on February 3 and February 26, 2021, the Sponsor surrendered 5,000,000 and 2,000,000 Class B ordinary shares for no consideration, respectively. The share dividend and share surrender resulted in an aggregate of 8,000,000 Class B ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share capitalization. Of the 8,000,000 Class B ordinary shares outstanding, up to 1,000,000 Class B ordinary shares were subject to forfeiture, to the Company by the Initial Shareholders for no consideration to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Initial Shareholders would collectively own 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering (excluding the Private Placement Shares and the Forward Purchase Shares). The underwriters fully exercised the over-allotment option on March 11, 2021; thus, these 1,000,000 Founder Shares were no longer subject to forfeiture. As of December 31, 2021 and 2020, there were 8,000,000 Class B ordinary shares outstanding.

Ordinary shareholders of record are entitled to one vote
for each share held on all matters to be voted on by shareholders. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the shareholders except as required by law.
The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination or earlier at the option of the holders thereof at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of the Initial Public Offering, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding the number of Class A ordinary shares to be sold pursuant to the Private Placement Shares Purchase Agreement and the Forward Purchase Agreement and any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial Business Combination and any private placement shares issued to the Sponsor, its affiliates or any member of the management team upon conversion of Working Capital Loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

Note 8—Fair Value Measurements

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2021 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments held in Trust Account—US Treasury securities	$320,016,430	$—	$—
Transfers to/from Levels 1, 2, and 3 are recognized at the beginning of the reporting period. There were no transfers between levels of the hierarchy for year ended December 31, 2021.
Note 9—Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the accompanying balance sheets date up to the date that the consolidated financial statements were issued. Based upon this review, other than as described above, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.
On February 18, 2022 and February 23, 2022 two purported stockholders of SVF 3 sent demand letters requesting that SVF 3 provide additional disclosures in an amendment to the registration statement filed in connection with the Symbotic Business Combination. The Company believes that the allegations in the demand letters are meritless and no additional disclosure is required in such registration statement.
On March 23, 2022, the Forward Purchase Investor elected to purchase an additional $50 million of Forward Purchase Shares, for a purchase price of $10.00 per share, subject to and on the terms set out in such election and the Forward Purchase Agreement.

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39

WAREHOUSE TECHNOLOGIES LLC AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 26, 2022	September 25, 2021
ASSETS
Current assets:
Cash and cash equivalents	$259,044	$156,634
Accounts receivable	28,598	63,370
Inventories	72,339	33,561
Deferred expenses, current	9	489
Prepaid expenses and other current assets	27,315	6,366

Total current assets	387,305	260,420
Property and equipment, at cost	40,346	37,177
Less: Accumulated depreciation	(21,145)	(18,560)

Property and equipment, net	19,201	18,617
Intangible assets, net	944	1,164
Other long-term assets	341	334

Total assets	$407,791	$280,535

LIABILITIES, REDEEMABLE PREFERRED AND COMMON UNITS AND MEMBERS’ DEFICIT
Current liabilities:
Accounts payable	$55,751	$28,018
Accrued expenses	23,382	31,131
Sales tax payable	11,185	18,405
Deferred revenue, current	206,291	259,418

Total current liabilities	296,609	336,972
Deferred revenue, long-term	262,787	216,538
Other long-term liabilities	4,423	3,993

Total liabilities	563,819	557,503

Commitments and contingencies (Note 8)	—	—
Redeemable preferred and common units:
Preferred units, Class B-1, 2 units authorized; 1 unit issued and outstanding at March 26, 2022 and September 25, 2021	238,085	232,278
Preferred units, Class B, 1 unit authorized, issued, and outstanding at March 26, 2022 and September 25, 2021	470,482	459,007
Common units, Class C, 428,571 units authorized, issued, and outstanding at March 26, 2022 and September 25, 2021	168,613	144,975
Members’ deficit:
Common voting units, Class A, 7,071,424 units authorized; 6,444,373 and 5,997,632 units issued and outstanding at March 26, 2022 and September 25, 2021, respectively	217,604	16,809
Additional paid-in capital	—	26,999
Accumulated deficit	(1,248,771)	(1,154,944)
Accumulated other comprehensive loss	(2,041)	(2,092)

Total members’ deficit	(1,033,208)	(1,113,228)

Total liabilities, redeemable preferred and common units, and members’ deficit	$407,791	$280,535

The accompanying notes are an integral part of these unaudited consolidated financial statements.

WAREHOUSE TECHNOLOGIES LLC AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except unit and per unit information)

	For the Three Months Ended		For the Six Months Ended
	March 26, 2022	March 27, 2021	March 26, 2022	March 27, 2021
Revenue:
Systems	$89,572	$16,760	$160,794	$16,760
Software subscriptions	965	920	1,940	1,544
Operation services	5,747	5,497	10,614	10,415

Total revenue	96,284	23,177	173,348	28,719
Cost of revenue:
Systems	71,975	13,060	128,460	13,096
Software subscriptions	1,145	765	1,955	1,556
Operation services	6,258	5,856	11,559	11,135

Total cost of revenue	79,378	19,681	141,974	25,787

Gross profit	16,906	3,496	31,374	2,932

Operating expenses:
Research and development expenses	23,355	17,090	45,539	31,543
Selling, general, and administrative expenses	23,512	13,331	38,871	24,500

Total operating expenses	46,867	30,421	84,410	56,043

Operating loss	(29,961)	(26,925)	(53,036)	(53,111)

Other income, net	58	70	80	53

Loss before income tax	(29,903)	(26,855)	(52,956)	(53,058)
Income tax benefit (expense)	—	—	—	—

Net loss	(29,903)	(26,855)	(52,956)	(53,058)
Returns on redeemable Preferred Units	(8,641)	(8,230)	(17,282)	(16,459)

Loss attributable to Class A Units and Class C Units	$(38,544)	$(35,085)	$(70,238)	$(69,517)

Loss per unit attributable to Class A Units and Class C Units, basic and diluted (Note 9)	$(5.61)	$(5.46)	$(10.51)	$(10.82)

Weighted average units used in computing loss per unit attributable to Class A Units and Class C Units, basic and diluted (Note 9)	6,872,944	6,426,203	6,682,894	6,426,203

The accompanying notes are an integral part of these unaudited consolidated financial statements.

WAREHOUSE TECHNOLOGIES LLC AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands)

	For the Three Months Ended		For the Six Months Ended
	March 26, 2022	March 27, 2021	March 26, 2022	March 27, 2021
Net loss	$(29,903)	$(26,855)	$(52,956)	$(53,058)
Foreign currency translation adjustments	345	659	51	1,912

Total comprehensive loss	$(29,558)	$(26,196)	$(52,905)	$(51,146)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

WAREHOUSE TECHNOLOGIES LLC AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE PREFERRED AND COMMON UNITS AND MEMBERS’ DEFICIT
(in thousands, except unit information)

	Three Months Ended March 26, 2022
	Redeemable Preferred and Common Units								Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Members’ Deficit
	Common Units, Class C		Preferred Units, Class B-1		Preferred Units, Class B		Common Voting Units, Class A
	Units	Amount	Units	Amount	Units	Amount	Units	Amount
Balance at December 25, 2021	428,571	$152,195	1	$235,182	1	$464,744	6,444,373	$217,604	$(2,386)	$(1,193,831)	$(978,613)
Net loss	—	—	—	—	—	—	—	—	—	(29,903)	(29,903)
Granted	2,400	—	—	—	—	—	—	—	—	—	—
Forfeited	(2,400)	—	—	—	—	—	—	—	—	—	—
Unit-based compensation	—	22	—	—	—	—	—	—	—	—	—
Accretion of class C Units to redemption value	—	16,396	—	—	—	—	—	—	—	(16,396)	(16,396)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	345	—	345
Preferred Return	—	—	—	2,903	—	5,738	—	—	—	(8,641)	(8,641)

Balance at March 26, 2022	428,571	$168,613	1	$238,085	1	$470,482	6,444,373	$217,604	$(2,041)	$(1,248,771)	$(1,033,208)

	Three Months Ended March 27, 2021
	Redeemable Preferred and Common Units								Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Members’ Deficit
	Common Units, Class C		Preferred Units, Class B-1		Preferred Units, Class B		Common Voting Units, Class A
	Units	Amount	Units	Amount	Units	Amount	Units	Amount
Balance at December 26, 2020	428,571	$1,995	1	$223,982	1	$442,613	5,997,632	$16,809	$(3,165)	$(891,243)	$(877,599)
Net loss	—	—	—	—	—	—	—	—	—	(26,855)	(26,855)
Granted	19,543	—	—	—	—	—	—	—	—	—	—
Forfeited	(19,543)	—	—	—	—	—	—	—	—	—	—
Unit-based compensation	—	23	—	—	—	—	—	—	—	—	—
Accretion of Class C Units to redemption value	—	(144)	—	—	—	—	—	—	—	144	144
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	659	—	659
Preferred Return	—	—	—	2,766		5,465	—	—	—	(8,231)	(8,231)

Balance at March 27, 2021	428,571	$1,874	1	$226,748	1	$448,078	5,997,632	$16,809	$(2,506)	$(926,185)	$(911,882)

	Six Months Ended March 26, 2022
	Redeemable Preferred and Common Units								Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Members’ Deficit
	Common Units, Class C		Preferred Units, Class B-1		Preferred Units, Class B		Common Voting Units, Class A
	Units	Amount	Units	Amount	Units	Amount	Units	Amount
Balance at September 25, 2021	428,571	$144,975	1	$232,278	1	$459,007	5,997,632	$16,809	$26,999	$(2,092)	$(1,154,944)	$(1,113,228)
Net loss	—	—	—	—	—	—	—	—	—	—	(52,956)	(52,956)
Granted	8,468	—	—	—	—	—	—	—	—	—	—	—
Forfeited	(8,468)	—	—	—	—	—	—	—	—	—	—	—
Unit-based compensation	—	49	—	—	—	—	—	—	—	—	—	—
Accretion of Class C Units to redemption value	—	23,589	—	—	—	—	—	—	—	—	(23,589)	(23,589)
Exercise of warrants	—	—	—	—	—	—	446,741	200,795	(26,999)	—	—	173,796
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	51	—	51
Preferred Return	—	—	—	5,807	—	11,475	—	—	—	—	(17,282)	(17,282)

Balance at March 26, 2022	428,571	168,613	1	$238,085	1	$470,482	6,444,373	$217,604	$—	$(2,041)	$(1,248,771)	$(1,033,208)

	Six Months Ended March 27, 2021
	Redeemable Preferred and Common Units								Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Members’ Deficit
	Common Units, Class C		Preferred Units, Class B-1		Preferred Units, Class B		Common Voting Units, Class A
	Units	Amount	Units	Amount	Units	Amount	Units	Amount
Balance at September 26, 2020	428,571	$2,025	1	$221,217	1	$437,149	5,997,632	$16,809	$(4,418)	$(856,858)	$(844,467)
Net loss	—	—	—	—	—	—	—	—	—	(53,058)	(53,058)
Granted	31,543	—	—	—	—	—	—	—	—	—	—
Forfeited	(31,543)	—	—	—	—	—	—	—	—	—	—
Unit-based compensation	—	40	—	—	—	—	—	—	—	—	—
Accretion of Class C Units to redemption value	—	(191)	—	—	—	—	—	—	—	191	191
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	1,912	—	1,912
Preferred Return	—	—	—	5,531	—	10,929	—	—	—	(16,460)	(16,460)

Balance at March 27, 2021	428,571	1,874	1	$226,748	1	$448,078	5,997,632	$16,809	$(2,506)	$(926,185)	$(911,882)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

WAREHOUSE TECHNOLOGIES LLC AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES OF CASH FLOWS
(in thousands)

	For the Six Months Ended
	March 26, 2022	March 27, 2021
Cash flows from operating activities:
Net loss	$(52,956)	$(53,058)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,774	1,825
Foreign currency losses	(45)	21
Loss on abandonment of assets	4,098	—
Unit-based compensation	50	40
Changes in operating assets and liabilities:
Accounts receivable	(25,606)	447
Inventories	(38,544)	(2,311)
Prepaid expenses and other current assets	(20,949)	4,479
Deferred expenses	480	(4,385)
Other long-term assets	(19)	(107)
Accounts payable	26,796	1,786
Accrued expenses	(8,764)	(9,094)
Deferred revenue	49,354	124,320
Other long-term liabilities	429	6,655

Net cash and cash equivalents provided by (used in) operating activities	(62,902)	70,618
Cash flows from investing activities:
Purchases of property and equipment	(8,560)	(2,562)

Net cash and cash equivalents used in investing activities	(8,560)	(2,562)
Cash flows from financing activities:
Proceeds from issuance of Class A Common Units	173,796	—

Net cash and cash equivalents provided by financing activities	173,796	—

Effect of exchange rate changes on cash and cash equivalents	76	2

Net increase in cash and cash equivalents	102,410	68,058
Cash and cash equivalents—beginning of period	156,634	58,264

Cash and cash equivalents—end of period	$259,044	$126,322

Non-cash financing activities:
Preferred Return, Class B-1	5,807	5,531
Preferred Return, Class B	11,475	10,929
The accompanying notes are an integral part of these unaudited consolidated financial statements.

WAREHOUSE TECHNOLOGIES LLC AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
1. Organization and Operations
Warehouse Technologies LLC (the “Company”), headquartered in New Hampshire, is a limited liability company that was formed in December 2006 to make investments in companies that develop new technologies to improve operating efficiencies in modern warehouses. Symbotic LLC (“Symbotic”), a technology company that develops and commercializes innovative technologies for use within warehouse operations and Symbotic Group Holdings, ULC (“Symbotic Canada”) are wholly owned subsidiaries of the Company.
2. Summary of Significant Accounting Policies
Basis of Presentation and Consolidation
The accompanying unaudited consolidated financial statements have been prepared in U.S. dollars, in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Certain information and note disclosures normally included in the annual financial statements prepared in accordance with GAAP have been condensed or omitted. Accordingly, these unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes thereto as of and for the year ended September 25, 2021.
The accompanying unaudited consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries and reflect all adjustments (consisting solely of normal, recurring adjustments) which are, in the opinion of management, necessary for a fair statement of results for the interim periods presented. All intercompany balances and transactions have been eliminated in consolidation. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for any future period or the entire fiscal year.
The Company operates and reports using a
52-53
week fiscal year ending on the last Saturday closest to September 30. Accordingly, the Company’s fiscal quarters end on the last Saturday that falls closest to the last day of the third month of each quarter.
Use of Estimates
The preparation of unaudited consolidated financial statements in conformity with GAAP requires management to make estimates, judgments, and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses, and the amounts disclosed in the related notes to the consolidated financial statements. Actual results and outcomes may differ materially from management’s estimates, judgments, and assumptions. Significant estimates, judgments, and assumptions used in these financial statements include, but are not limited to, those related to revenue, useful lives and realizability of long-lived assets, accounting for income taxes and related valuation allowances, and the fair value of certain unit-based awards issued. Estimates are periodically reviewed in light of changes in circumstances, facts, and experience.
The
COVID-19
pandemic has resulted in a sustained global slowdown of economic activity that has decreased demand for a broad variety of goods and services, including from our customers. While we have not experienced significant disruptions from the
COVID-19
pandemic during the first two quarters of fiscal 2022, we are unable to accurately predict the extent to which the
COVID-19
pandemic may impact our business, results of operations, and financial condition going forward. Estimates and assumptions about future events and their effects cannot be determined with certainty and therefore require the exercise of judgment. As of the date of issuance of these financial statements, we are not aware of any specific event or circumstance that would require us to update our estimates, assumptions, and judgments or revise the carrying value of our assets or liabilities. These estimates may change as new events occur and additional information is obtained and will be recognized in the consolidated financial statements as soon as they become known. Actual results could differ from those estimates and any such differences may be material to our financial statements.
Significant Accounting Policies
The Company’s significant accounting policies are described in Note 2,
Summary of Significant Accounting Policies
, to the audited consolidated financial statements and related notes thereto as of and for the year ended September 25, 2021. There have been no material changes to the significant accounting policies during the six month period ended March 26, 2022.
Recently Issued Accounting Pronouncements
From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that recently issued standards, which are not yet effective, will not have a material impact on the Company’s consolidated financial statements upon adoption.
3. Revenue
The Company generates revenue through its design and installation of modular inventory management systems (the “Systems”) to automate customers’ depalletizing, storage, selection, and palletization warehousing processes. The Systems have both a hardware component and an embedded software component that enables the system to be programmed to operate within specific customer environments. The Company enters into contracts with customers that can include various combinations of services to design and install the Systems. These services are generally distinct and accounted for as separate performance obligations. As a result, each customer contract may contain multiple performance obligations. The Company determines whether performance obligations are distinct based on whether the customer can benefit from the product or service on its own or together with other resources that are readily available and whether the Company’s commitment to provide the services to the customer is separately identifiable from other obligations in the contract.
The Company recognizes revenue upon transfer of control of promised goods or services in a contract with a customer, generally as title and risk of loss pass to the customer, in an amount that reflects the consideration the Company expects to receive in exchange for those products or services. Revenue is recognized only to the extent that it is probable that a significant reversal of revenue will not occur and when collection is considered probable. In instances where the timing of revenue recognition differs from the timing of invoicing, the Company has determined its contracts do not include a significant financing component. Taxes collected from customers, which are subsequently remitted to governmental authorities, are excluded from revenue. Shipping and handling costs billed to customers are included in revenue and the related costs are included in cost of revenue when control transfers to the customer. The Company presents amounts collected from customers for sales and other taxes net of the related amounts remitted.
The design, assembly, and installation of a system includes substantive customer-specified acceptance criteria that allow the customer to accept or reject systems that do not meet the customer’s specifications. When the Company cannot objectively determine that acceptance criteria will be met upon contract inception, revenue relating to systems is deferred and recognized at a point in time upon final acceptance from the customer. If acceptance can be reasonably certain upon contract inception, revenue is recognized over time based on an input method, using a cost-to-cost
measure of progress. During fiscal year 2021, the Company was able to objectively determine that acceptance criteria will be met upon contract inception, and as such, for contracts with customers entered into during fiscal year 2021 and fiscal year 2022, revenue related to systems is accounted for over time as described above. For all other contracts with customers entered into prior to fiscal year 2021, revenue relating to systems is deferred and recognized at a point in time upon final acceptance, which is when the customer has obtained control of the system.

Disaggregation of Revenue
The Company provides disaggregation of revenue based on product and service type on the consolidated statements of operations as it believes these categories best depict how the nature, amount, timing, and uncertainty of revenue and cash flows are affected by economic factors.
Contract Balances
The following table provides information about accounts receivable and contract liabilities from contracts with customers (in thousands):

	Period Ended
	March 26, 2022	September 25, 2021
Accounts receivable	$28,598	$63,370
Contract liabilities	$469,078	$475,956
The change in the opening and closing balances of the Company’s contract liabilities primarily results from the timing difference between the Company’s performance and the customer’s payment. The Company’s performance obligations are typically satisfied over time as work is performed. Payment from customers can vary, and is often received in advance of satisfaction of the performance obligations, resulting in a contract liability balance. During the six months ended March 26, 2022 and March 27, 2021, the Company recognized $140.6 million and $3.0 million, respectively, of the contract liability balance as revenue upon transfer of the products or services to customers.
Remaining Performance Obligations
Remaining performance obligations represent the aggregate amount of the transaction price allocated to performance obligations not delivered, or partially undelivered, at the end of the reporting period. Remaining performance obligations include deferred revenue plus unbilled amounts not yet recorded in deferred revenue. Remaining performance obligation estimates are subject to change and are affected by several factors, including terminations, changes in scope of contracts, periodic revalidation, adjustments for revenue that have not materialized, and adjustments for currency. For contracts with a duration of greater than one year, the transaction price allocated to performance obligations that are unsatisfied as of March 26, 2022 was $5.2 billion, which is primarily comprised of undelivered or partially undelivered Systems under contract, and which a substantial majority relates to undelivered or partially undelivered Systems in connection with the Master Automation Agreement with Walmart to implement systems in 25 of Walmart’s 42 regional distribution centers. The definition of remaining performance obligations excludes: (i) any variable consideration, and (ii) those contracts that provide the customer with the right to cancel or terminate the contract without incurring a substantial penalty. The Company expects to recognize approximately 12% of its remaining performance obligations as revenue in the next 12 months. Subsequently, approximately 46% of the remaining performance obligations is expected to be recognized as revenue through fiscal year 2025, and the remaining 42% is expected to be recognized as revenue through fiscal year 2028. The Company does not disclose the value of remaining performance obligations for contracts with an original expected duration of one year or less.
Significant Customers
For the three months ended March 26, 2022, there was one customer that individually accounted for 10% or more of total revenue, which represented 92% of the Company’s total revenue. For the three months ended March 27, 2021, there was one customer that individually accounted for 10% or more of total revenue, which represented 77% of the Company’s total revenue. For the six months ended March 26, 2022, there was one customer that individually accounted for 10% or more of total revenue, which represented 90% of the Company’s total revenue. For the six months ended March 27, 2021, there were three customers that individually accounted for

10% or more of total revenue, which in the aggregate represented 89% of the Company’s total revenue. For the six months ended March 27, 2021, the three
customers that accounted for 10% or more of total revenue individually accounted for 65%, 13%, and 11% of the Company’s total revenue. At March 26, 2022, there were two customers that accounted for 98% of the Company’s accounts receivable balance, and four customers that accounted for 100% of the Company’s accounts receivable balance at September 25, 2021. At March 26, 2022, individually these two customers accounted for approximately 65% and 33% of the Company’s accounts receivable balance. At September 25, 2021, individually these four customers accounted for approximately 97%, 1%, 1%, and 1% of the Company’s accounts receivable balance. The concentration in the volume of business transacted with these customers may lead to a material impact on the Company’s results from operations if a total or partial loss of the business relationship were to occur. As of the date of the issuance of these financial statements, the Company is not aware of any specific event or circumstance which would result in a material adverse impact to its results of operations or liquidity and financial condition.
4. Inventories
Inventories at March 26, 2022 and September 25, 2021 consist of the following (in thousands):

	March 26, 2022	September 25, 2021
Raw materials and components	$66,102	$33,065
Finished goods	6,237	496

Total inventories	$72,339	$33,561

5. Property and Equipment
Property and equipment at March 26, 2022 and September 25, 2021 consists of the following (in thousands):

	March 26, 2022	September 25, 2021
Computer equipment and software, furniture and fixtures, and test equipment	$37,427	$34,268
Leasehold improvements	2,919	2,909

Total property and equipment	40,346	37,177
Less accumulated depreciation	(21,145)	(18,560)

Property and equipment, net	$19,201	$18,617

Depreciation expense was $1.3 million for the three months ended March 26, 2022, $2.5 million for the six months ended March 26, 2022, $0.8 million for the three months ended March 27, 2021, and $1.6 million for the six months ended March 27, 2021.
6. Fair Value Measures
The fair value measurement accounting standards establish a framework for measuring fair value and expand disclosures about fair value measurements. The standard does not require any new fair value measurements; rather, it applies to other accounting pronouncements that require or permit fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. This pronouncement also establishes a three-level hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability on the measurement date. The three levels are defined as follows:
Level 1—inputs to the valuation methodology are quoted prices (unadjusted) for an identical asset or liability in an active market
Level 2—inputs to the valuation methodology include quoted prices for a similar asset or liability in an active market or model-derived valuations in which all significant inputs are observable for substantially the full term of the asset or liability
Level 3—inputs to the valuation methodology are unobservable and significant to the fair value measurement of the asset or liability
The following table presents the Company’s financial assets measured and recorded at fair value on a recurring basis using the above input categories as of March 26, 2022 and September 25, 2021 (in thousands):

	March 26, 2022				September 25, 2021
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Assets:
Money market funds	$227,629	$—	$—	$227,629	$152,204	$—	$—	$152,204

Total assets	$227,629	$—	$—	$227,629	$152,204	$—	$—	$152,204

The Company had no liabilities measured and recorded at fair value on a recurring basis as of March 26, 2022 and September 25, 2021.
7. Related Party Transactions
Insurance Coverage
The Company is covered under the C&S Wholesale Grocers, Inc. (“C&S”) workers’ compensation, general liability, auto liability risk, and technology errors and omissions insurance which C&S manages through the utilization of high deductible insurance policies. C&S is an affiliate of the Company as both entities are controlled by the same individual, collectively with certain family members and certain affiliated entities and trusts of the individual and his family members. The Company paid $0.6 million and $0.4 million to C&S related to this insurance coverage during the three months ended March 26, 2022 and March 27, 2021, respectively, and $1.0 million and $0.9 million during the six months ended March 26, 2022 and March 27, 2021, respectively. The amounts were expensed to operations as incurred.
Customer Contracts
The Company has customer contracts with C&S relating to software maintenance services and the operations of a warehouse automation system. Revenue of $0.9 million and $0.7 million and cost of revenue of $0.6 million and $0.7 million was recognized for the three months ended March 26, 2022 and March 27, 2021, respectively, relating to these customer contracts. Revenue of $1.7 million and $1.3 million and cost of revenue of $1.1 million and $1.2 million was recognized for the six months ended March 26, 2022 and March 27, 2021, respectively, relating to these customer contracts. There were no accounts receivable due from C&S at March 26, 2022 and September 25, 2021. There was less than $0.1 million of deferred revenue relating to contracts with C&S at March 26, 2022 and $0.5 million of deferred revenue relating to contracts with C&S at September 25, 2021.
8. Commitments and Contingencies
Contingencies
Liabilities for any loss contingencies arising from claims, assessments, litigation, fines, penalties, and other matters are recorded when it is probable that the liability has been incurred and the amount of the liability can be reasonably estimated. As of March 26, 2022, the Company had made appropriate provisions related to such matters and does not believe that such matters will have a material adverse effect on the Company’s consolidated operations, financial position, or liquidity.
Indemnifications
In the ordinary course of business, the Company enters into various contracts under which it may agree to indemnify other parties for losses incurred from certain events as defined in the relevant contract, such as litigation, regulatory penalties, or claims relating to past performance. Such indemnification obligations may not be subject to maximum loss clauses. The Company has never incurred costs to defend lawsuits or settle claims related to these indemnification obligations. As a result, the Company believes the estimated fair value of these obligations is minimal. Accordingly, the Company has no liabilities recorded for these obligations as of March 26, 2022 and September 25, 2021.
Warranty
The Company provides a limited warranty on its warehouse automation systems and has established a reserve for warranty obligations based on estimated warranty costs. The reserve is included as part of accrued expenses and other long-term liabilities in the accompanying consolidated balance sheets.
Activity related to the warranty accrual was as follows (in thousands):

	Three Months Ended		Six Months Ended
	March 26, 2022	March 27, 2021	March 26, 2022	March 27, 2021
Balance at beginning of period	$3,970	$—	$3,735	$—
Provision	452	—	1,373	—
Warranty usage	(32)	—	(718)	—

Balance at end of period	$4,390	$—	$4,390	$—

9. Net Loss Per Unit
The following table sets forth the computation of basic and diluted loss per unit attributable to Class A Units and Class C Units (in thousands, except unit and per unit information) for the three and six month periods ending March 26, 2022 and March 27, 2021:

	Three Months Ended		Six Months Ended
	March 26, 2022	March 27, 2021	March 26, 2022	March 27, 2021
Basic and diluted loss attributable to Class A and Class C Units:
Net loss	$(29,903)	$(26,855)	$(52,956)	$(53,058)
Return on redeemable Preferred Units	(8,641)	(8,231)	(17,282)	(16,460)

Loss attributable to Class A Units and Class C Units	$(38,544)	$(35,086)	$(70,238)	$(69,518)

Weighted average units used in computing loss per unit attributable to Class A Units and Class C Units, basic and diluted	6,872,944	6,426,203	6,682,894	6,426,203

Loss per unit attributable to Class A Units and Class C Units, basic and diluted	$(5.61)	$(5.46)	$(10.51)	$(10.82)

Since the Company incurred net losses for each of the periods presented, diluted net loss per unit is the same as basic net loss per unit.
All
of the Company’s outstanding Warrants (defined below) were excluded in the calculation of diluted net loss per unit as the effect would be anti-dilutive.
10. Unit-based Compensation
Class C Units
The following is a summary of Class C Units outstanding and vested:

Class C Units
Balance at September 25, 2021	428,571
Granted	8,468
Redeemed	—
Forfeited	(8,468)

Balance at March 26, 2022	428,571

Vested at March 26, 2022	359,569
The Company recognized less than $0.1 million as compensation expense associated with the Class C Units for the three and six months ended March 26, 2022 and March 27, 2021. As of March 26, 2022, unrecognized compensation expense related to the unvested portion of Class C Units was $0.3 million, which is expected to be recognized over a weighted average period of 3.8 years.
Valuation of Class C Units
The fair value of each Class C Unit granted during the three months ended March 26, 2022 and year ended September 25, 2021 was estimated on the date of the award using a combination of the market approach and income approach, which utilizes a Black-Scholes option pricing model with the following assumptions:

	March 26, 2022	September 25, 2021
Dividend yield	—%	—%
Volatility (a)	45.00%	40.00%
Risk-free interest rate (b)	2.30%	0.29%
Expected term (years) (c)	2.00	2.00

(a)
The expected volatility is estimated based on the historical volatility of a select peer group of similar publicly traded companies for a term that is consistent with the expected term of the Class C Units.

(b)	The risk-free interest rate is based on the U.S. Treasury constant maturity interest rate whose term is consistent with the expected term of the Class C Units.
(c)
The expected term is based on estimated liquidity event timing, which is based on a combination of scenarios with one being based on the probability of an initial public offering and the other based on the expected timing of a potential exit event under a remain private scenario.

Value Appreciation Units
The following is a summary of Value Appreciation Units (“VAP Units”) outstanding and vested:

VAP Units
Balance at September 25, 2021	4,039,620
Granted	—
Exercised	(255,845)
Forfeited	(92,664)

Balance at March 26, 2022	3,691,111

Vested at March 26, 2022	3,554,588
Vested and exercisable at March 26, 2022	2,369,725
The Company recognized $1.1 million and less than $0.1 million as compensation expense associated with the VAP Units for the six months ended March 26, 2022 and March 27, 2021, respectively. For the three months ended March 26, 2022 and March 27, 2021, the Company recognized $0.9 million and less than $0.1 million, respectively, as compensation expense associated with the VAP Units. As of March 26, 2022, unrecognized compensation expense related to the unvested portion of VAP Units was $0.4 million, which is expected to be recognized over a weighted average period of 1.5 years.
Warrant Units
On April 30, 2021, in connection with its entry into a Subscription Agreement with Walmart, the Company issued Walmart warrants to acquire up to an aggregate of 714,022 shares of the Company’s Class A Units (the “Warrants”), subject to certain vesting conditions. Warrants equivalent to 6.5% of the Company’s outstanding and issuable Common Units, or 446,741 units, vested upon the signing of the Subscription Agreement, and had a grant date fair value of $60.44 per unit. Warrants equivalent to up to 3.5% of the Company’s outstanding and issuable Common Units, or 267,281 units, may vest in connection with conditions defined by the terms of the Warrant, as Walmart makes additional expenditures to the Company in connection with the Subscription Agreement. There are up to six tranches based on increments of additional expenditures where approximately 44,000 additional Warrants may vest per tranche. The Warrants had a grant date fair value of $60.44 per unit. Upon vesting, units may be acquired at an exercise price of $389.03. The warrant units contain customary anti-dilution, down-round, and change-in-control
provisions. The right to purchase units in connection with the Warrant expires on April 30, 2031.
Non-cash
share-based payment expense associated with the warrant units is recognized as vesting conditions are achieved, based on the grant date fair value of the warrants. The fair value of the warrant units was determined as of the grant date in accordance with ASC 718,
Compensation – Stock Compensation
, using the Black-Scholes pricing model. The Black-Scholes pricing model is based, in part, upon assumptions for which management is required to use judgment. The assumptions made for purposes of estimating fair value under the Black-Scholes pricing model for the Warrants were as follows:

Selected Assumption
Dividend yield	0%
Volatility (a)	43.00%
Risk-free interest rate (b)	1.65%
Expected term (years) (c)	10.00

(a)
The expected volatility is estimated based on the historical volatility of a select peer group of similar publicly traded companies for a term that is consistent with the expected term of the Warrants.

(b)	The risk-free interest rate is based on the U.S. Treasury constant maturity interest rate whose term is consistent with the expected term of the Warrants.
(c)	The expected term is based on the contractual term of the Warrants.

In December 2021, Walmart elected to gross exercise the 446,741 vested warrant units for $173.8 million. As a result of this gross exercise, 446,741 shares of Class A Common Units were issued to Walmart, which represents a 6.5% ownership in the Company’s outstanding and issuable Common Units. At March 26, 2022, no additional warrant units had vested in accordance with the terms referenced above. As of March 26, 2022, total unrecognized cost related to non-vested
warrants was $16.2 million, which may be expensed as vesting conditions are satisfied over the remaining term of the agreement, or 9.1 years.
11. Segment and Geographic Information
The Company operates as one operating segment. Revenue and property and equipment, net by geographic region, based on physical location of the operations recording the sale or the assets are as follows:
Revenue by geographical region for the three and six months ended March 26, 2022 and March 27, 2021 are as follows (in thousands):

	Three Months Ended		Six Months Ended
	March 26, 2022	March 27, 2021	March 26, 2022	March 27, 2021
United States	$95,392	$22,240	$171,630	$26,754
Canada	892	937	1,718	1,965

Total revenue	$96,284	$23,177	$173,348	$28,719

Percentage of revenue generated outside of the United States	1%	4%	1%	7%
Total property and equipment, net by geographical region at March 26, 2022 and at September 25, 2021 are as follows (in thousands):

	March 26, 2022	September 25, 2021
United States	$18,085	$17,355
Canada	1,116	1,262

Total property and equipment, net	$19,201	$18,617

Percentage of property and equipment, net held outside of the United States	6%	7%
12. Subsequent Events
Management has evaluated subsequent events through May 23, 2022, the date on which the unaudited consolidated financial statements were issued.
On December 12, 2021, the Company entered into an Investment and Subscription Agreement with Walmart. Pursuant to such agreement, in connection with the Second Amended and Restated Master Automation Agreement with Walmart which was entered into on May 20, 2022, (the “Amendment”), the Company will implement systems in all of Walmart’s 42 regional distribution centers. In connection with the Amendment, 267,281 warrant units granted to Walmart as described in Note 10 vested, and Walmart elected to gross exercise these vested units for approximately $104.0 million. As a result of this gross exercise, 267,281 shares of Class A Common Units were issued to Walmart, which represents a 3.7% ownership in the Company’s outstanding and issuable common units. This amendment also issued Walmart a new warrant to acquire 258,972 shares of the Company’s Class A Common Unit, subject to certain vesting conditions. Upon vesting, units may be acquired at an exercise price of $614.34
.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Shareholders
Warehouse Technologies LLC
Opinion on the financial statements
We have audited the accompanying consolidated balance sheets of Warehouse Technologies LLC and subsidiaries (the “Company”) as of September 25, 2021 and September 26, 2020, the related consolidated statements of operations, comprehensive loss, changes in redeemable preferred and common units and members’ deficit, and cash flows for each of the three years in the period ended September 25, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 25, 2021 and September 26, 2020, and the results of its operations and its cash flows for each of the three years in the period ended September 25, 2021, in conformity with accounting principles generally accepted in the United States of America.
Basis for opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ GRANT THORNTON LLP
We have served as the Company’s auditor since 2021.
Boston, Massachusetts
February 4, 2022

WAREHOUSE TECHNOLOGIES LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 25, 2021	September 26, 2020
ASSETS
Current assets:
Cash and cash equivalents	$156,634	$58,264
Accounts receivable	63,370	2,489
Inventories	33,561	16,454
Deferred expenses, current	489	131,689
Prepaid expenses and other current assets	6,366	2,630

Total current assets	260,420	211,526
Property and equipment, at cost	37,177	36,001
Less: Accumulated depreciation	(18,560)	(26,815)

Property and equipment, net	18,617	9,186
Intangible assets, net	1,164	1,540
Other long-term assets	334	2,701

Total assets	$280,535	$224,953

LIABILITIES, REDEEMABLE PREFFERED AND COMMON UNITS AND MEMBERS’ DEFICIT
Current liabilities:
Accounts payable	$28,018	$5,962
Accrued expenses	31,131	7,743
Sales tax payable	18,405	12,076
Deferred revenue, current	259,418	120,779

Total current liabilities	336,972	146,560
Deferred revenue, long-term	216,538	260,000
Other long-term liabilities	3,993	2,469

Total liabilities	557,503	409,029

Commitments and contingencies (Note 12)	—	—
Redeemable preferred and common units:
Preferred units, Class B-1, 2 units authorized; 1 unit issued and outstanding at September 25, 2021 and September 26, 2020	232,278	221,217
Preferred units, Class B, 1 unit authorized, issued, and outstanding at September 25, 2021 and September 26, 2020	459,007	437,149
Common units, Class C, 428,571 units authorized, issued, and outstanding at September 25, 2021 and September 26, 2020	144,975	2,025
Members’ deficit:
Common voting units, Class A, 7,071,424 and 5,997,632 units authorized; 5,997,632 units issued and outstanding at September 25, 2021 and September 26, 2020, respectively	16,809	16,809
Additional paid-in capital	26,999	—
Accumulated deficit	(1,154,944)	(856,858)
Accumulated other comprehensive loss	(2,092)	(4,418)

Total members’ deficit	(1,113,228)	(844,467)

Total liabilities, redeemable preferred and common units, and members’ deficit	$280,535	$224,953

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except unit and per unit information)

	Year Ended
	September 25, 2021	September 26, 2020	September 28, 2019
Revenue:
Systems	$227,563	$70,818	$80,462
Software subscriptions	4,009	2,614	2,348
Operation services	20,341	18,654	17,313

Total revenue	251,913	92,086	100,123
Cost of revenue:
Systems	216,577	79,252	92,184
Software subscriptions	2,962	3,681	4,142
Operation services	21,927	28,083	23,761

Total cost of revenue	241,466	111,016	120,087

Gross profit (loss)	10,447	(18,930)	(19,964)

Operating expenses:
Research and development expenses	73,386	55,861	49,092
Selling, general, and administrative expenses	59,442	35,586	36,737

Total operating expenses	132,828	91,447	85,829

Operating loss	(122,381)	(110,377)	(105,793)

Other income, net	67	809	1,432

Loss before income tax	(122,314)	(109,568)	(104,361)
Income tax benefit	—	47	—

Net loss	(122,314)	(109,521)	(104,361)
Returns on redeemable Preferred Units	(32,919)	(29,565)	(25,181)

Loss attributable to Class A Units and Class C Units	$(155,233)	$(139,086)	$(129,542)

Loss per unit attributable to Class A Units and Class C Units, basic and diluted (Note 14)	$(24.16)	$(21.64)	$(20.16)

Weighted average units used in computing loss per unit attributable to Class A Units and Class C Units, basic and diluted (Note 14)	6,426,203	6,426,203	6,426,203

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands)

	Year Ended
	September 25, 2021	September 26, 2020	September 28, 2019
Net loss	$(122,314)	$(109,521)	$(104,361)
Foreign currency translation adjustments	2,326	(1,825)	(501)

Total comprehensive loss	$(119,988)	$(111,346)	$(104,862)

The accompanying notes are an integral part of these consolidated financial statements

Consolidated Statements of Changes in Redeemable Preferred and Common Units and Members’ Deficit
(in thousands, except unit information)

	Redeemeable Preferred and Common Units								Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Members’ Deficit
	Common Units, Class C		Preferred Units, Class B-1		Preferred Units, Class B		Common Voting Units, Class A
	Units	Amount	Units	Amount	Units	Amount	Units	Amount
Balance at September 30, 2018	428,571	$—	1	$107,113	1	$396,507	5,997,632	$16,809	$—	$(2,092)	$(586,298)	$(571,581)
Net loss	—	—	—	—	—	—	—	—	—	—	(104,361)	(104,361)
Granted	64,987	—	—	—	—	—	—	—	—	—	—	—
Forfeited	(64,987)	—	—	—	—	—	—	—	—	—	—	—
Unit-based compensation	—	22	—	—	—	—	—	—	—	—	—	—
Accretion of class C Units to redemption value	—	22	—	—	—	—	—	—	—	—	(22)	(22)
Other comprehensive loss	—	—	—	—	—	—	—	—	—	(501)	—	(501)
Preferred Return	—	—	—	5,356	—	19,825	—	—	—	—	(25,181)	(25,181)

Balance at September 28, 2019	428,571	$44	1	$112,469	1	$416,332	5,997,632	$16,809	$—	$(2,593)	$(715,862)	$(701,646)
Net loss	—	—	—	—	—	—	—	—	—	—	(109,521)	(109,521)
Granted	42,587	—	—	—	—	—	—	—	—	—	—	—
Forfeited	(42,587)	—	—	—	—	—	—	—	—	—	—	—
Unit-based compensation	—	71	—	—	—	—	—	—	—	—	—	—
Accretion of Class C Units to redemption value	—	1,910	—	—	—	—	—	—	—	—	(1,910)	(1,910)
Other comprehensive loss	—	—	—	—	—	—	—	—	—	(1,825)	—	(1,825)
Member contributions	—	—	—	100,000	—	—	—	—	—	—	—	—
Preferred Return	—	—	—	8,748		20,817	—	—	—	—	(29,565)	(29,565)

Balance at September 26, 2020	428,571	$2,025	1	$221,217	1	$437,149	5,997,632	$16,809	$—	$(4,418)	$(856,858)	$(844,467)
Net loss	—	—	—	—	—	—	—	—	—	—	(122,314)	(122,314)
Granted	51,543	—	—	—	—	—	—	—	—	—	—	—
Forfeited	(51,543)	—	—	—	—	—	—	—	—	—	—	—
Unit-based compensation	—	97	—	—	—	—	—	—	—	—	—	—
Accretion of Class C Units to redemption value	—	142,853	—	—	—	—	—	—	—	—	(142,853)	(142,853)
Other comprehensive income (loss)	—	—	—	—	—	—	—	—	—	2,326	—	2,326
Member contributions	—	—	—	—	—	—	—	—	—	—	—	—
Preferred Return	—	—	—	11,061	—	21,858	—	—	—	—	(32,919)	(32,919)
Provision for warrants	—	—	—	—	—	—	—	—	26,999	—	—	26,999

Balance at September 25, 2021	428,571	$144,975	1	$232,278	1	$459,007	5,997,632	$16,809	$26,999	$(2,092)	$(1,154,944)	$(1,113,228)

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended
	September 25, 2021	September 26, 2020	September 28, 2019
Cash flows from operating activities:
Net loss	$(122,314)	$(109,521)	$(104,361)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,491	5,734	7,353
Foreign currency losses	53	33	121
Losses on sale of assets	—	51	—
Unit-based compensation	97	71	22
Deferred taxes, net	—	(47)	—
Changes in operating assets and liabilities:
Accounts receivable	(1,619)	342	(1,128)
Inventories	(16,817)	(5,653)	10,370
Prepaid expenses and other current assets	3,736	21	1,068
Deferred expenses	132,683	31,797	7,937
Other long-term assets	2,313	(1,421)	(641)
Accounts payable	22,169	(4,812)	7,716
Accrued expenses	16,187	644	425
Deferred revenue	67,100	(39,123)	89,249
Other long-term liabilities	1,488	(2,423)	(946)

Net cash and cash equivalents provided by (used in) operating activities	109,567	(124,307)	17,185
Cash flows from investing activities:
Purchases of property and equipment	(12,168)	(5,071)	(4,327)
Proceeds from sale of assets	—	12	—

Net cash and cash equivalents used in investing activities	(12,168)	(5,059)	(4,327)
Cash flows from financing activities:
Class B-1 Preferred Unit member contributions	—	100,000	—

Net cash and cash equivalents provided by financing activities	—	100,000	—
Effect of exchange rate changes on cash and cash equivalents	971	(679)	(49)
Net increase (decrease) in cash and cash equivalents	98,370	(30,045)	12,809
Cash and cash equivalents—beginning of year	58,264	88,309	75,500

Cash and cash equivalents—end of year	$156,634	$58,264	$88,309

Non-cash financing activities:
Preferred Return, Class B-1	11,061	8,748	5,356
Preferred Return, Class B	21,858	20,817	19,825
The accompanying notes are an integral part of these consolidated financial statements.

WAREHOUSE TECHNOLOGIES LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
1. Organization and Operations
Warehouse Technologies LLC (the “Company”), headquartered in New Hampshire, is a limited liability company that was formed in December 2006 to make investments in companies that develop new technologies to improve operating efficiencies in modern warehouses. Symbotic LLC (“Symbotic”), a technology company that develops and commercializes innovative technologies for use within warehouse operations and Symbotic Group Holdings, ULC (“Symbotic Canada”) are wholly owned subsidiaries of the Company.
Risks and Uncertainties
The Company is subject to risks common to companies in the markets it serves, including, but not limited to, global economic and financial market conditions, fluctuations in customer demand, acceptance of new products, development by its competitors of new technological innovations, risk of disruption in its supply chain, the implementation of tariffs and export controls, dependence on key personnel, and protection of proprietary technology.
The Company has an accumulated deficit of $1,155 million as of September 25, 2021 and has incurred recurring net losses since its inception. As discussed in Note 13, upon written notice, the Preferred Unit holders can redeem all of the outstanding Preferred Units. However, the Preferred Unit holders have confirmed that they will only request redemption of their Preferred Units if the Company is able to make such payments and remain solvent but not prior to February 28, 2023. In April 2021, the Company entered into an amendment to a contract with a customer whereby $185.0 million of guaranteed, non-refundable
payments are due to the Company in accordance with the contract, of which $165.0 million has been subsequently received through the date of issuance of these consolidated financial statements, and the remaining guaranteed, non-refundable
payments are to be made during the six months following the issuance of these consolidated financial statements. As of September 25, 2021, the Company had cash and cash equivalents of $156.6 million. Based on these factors, the Company believes that its cash and cash equivalents balance, combined with the guaranteed, non-refundable
payments due from a customer subsequent to September 25, 2021 as described above will be sufficient to fund its operations for at least the next twelve months from the date of issuance of these consolidated financial statements.
2. Summary of Significant Accounting Policies
Basis of Presentation and Foreign Currency Translation
The consolidated financial statements have been prepared in U.S. dollars, in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.
The functional currency for the Company’s foreign subsidiaries is based on the subsidiaries’ financial and operational environment and is the applicable local currency of the subsidiary. For the Company’s subsidiaries that transact in a functional currency other than the U.S. dollar, assets and liabilities are translated into U.S. dollars at period-end
foreign exchange rates. Revenue and expenses are translated into U.S. dollars at the average foreign exchange rates for the period. Translation adjustments are excluded from the determination of net income and are recorded in accumulated other comprehensive income (loss), a separate component of members’ deficit.
Certain transactions of the Company and its subsidiaries are denominated in currencies other than the functional currency. Foreign currency transaction losses were $0.1 million for the year ended September 25, 2021, less than $0.1 million for the year ended September 26, 2020, and $0.1 million for the year ended September 28, 2019, and were recorded within other income, net on the consolidated statements of operations.

The Company operates and reports using a
52-53
week fiscal year ending on the last Saturday closest to September 30. Accordingly, the Company’s fiscal quarters end on the last Saturday that falls closest to the last day of the third month of each quarter. The fiscal years ended September 25, 2021, September 26, 2020, and September 28, 2019 were
52-week
periods.
Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates, judgments, and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses, and the amounts disclosed in the related notes to the consolidated financial statements. Actual results and outcomes may differ materially from management’s estimates, judgments, and assumptions. Significant estimates, judgments, and assumptions used in these financial statements include, but are not limited to, those related to revenue, useful lives and realizability of long-lived assets, accounting for income taxes and related valuation allowances, and the fair value of certain unit-based awards issued. Estimates are periodically reviewed in light of changes in circumstances, facts, and experience.
The
COVID-19
pandemic has resulted in a sustained global slowdown of economic activity that has decreased demand for a broad variety of goods and services, including from our customers. While we have not experienced significant disruptions from the
COVID-19
pandemic during the year ended September 26, 2021, we are unable to accurately predict the extent to which the
COVID-19
pandemic may impact our business, results of operations, and financial condition going forward. Estimates and assumptions about future events and their effects cannot be determined with certainty and therefore require the exercise of judgment. As of the date of issuance of these financial statements, we are not aware of any specific event or circumstance that would require us to update our estimates, assumptions, and judgments or revise the carrying value of our assets or liabilities. These estimates may change as new events occur and additional information is obtained and will be recognized in the consolidated financial statements as soon as they become known. Actual results could differ from those estimates and any such differences may be material to our financial statements.
Operating Segments
The Company operates as one operating segment. Operating segments are defined as components of an enterprise for which separate financial information is regularly evaluated by the chief operating decision maker (“CODM”), which is the Company’s chief executive officer, in deciding how to allocate resources and assess performance. The Company’s CODM evaluates the Company’s financial information and resources and assesses the performance of these resources on a consolidated basis. The Company is not organized by market and is managed and operated as one business. A single management team that reports to the chief executive officer comprehensively manages the entire business. Accordingly, the Company does not accumulate discrete financial information with respect to separate divisions and does not have separate operating or reportable segments. Since the Company operates in one operating segment, all required financial segment information can be found in the consolidated financial statements.
Cash and Cash Equivalents
Cash and cash equivalents consist of cash and highly liquid investments that are readily convertible into cash and have original maturities of three months or less at the date of purchase. The Company invests its excess cash primarily in money market funds or demand deposit accounts of major financial institutions. Accordingly, the Company’s cash and cash equivalents are subject to minimal credit and market risk. The Company’s cash and cash equivalents are carried at cost, which approximates fair value.

Accounts Receivable
Accounts receivable consists primarily of trade receivables from customers. The Company estimates the allowance for doubtful accounts for accounts receivable based on the aging of the receivables, customer financial statements, historical collection experience, existing economic conditions, and other available information. The Company had no allowances for doubtful accounts at September 25, 2021, September 26, 2020, and September 28, 2019.
Concentrations of Credit Risk and Significant Customers
Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.
The Company’s cash and cash equivalents are generally held with large financial institutions. Although the Company’s deposits may exceed federally insured limits, the financial institutions that the Company uses have high investment-grade credit ratings and, as a result, the Company believes that, as of September 25, 2021, its risk relating to deposits exceeding federally insured limits was not significant.
The Company has no significant
off-balance
sheet risk such as foreign exchange contracts, options contracts, or other hedging arrangements.
The Company believes its credit policies are prudent and reflect normal industry terms and business risk. The Company generally does not require collateral from its customers and generally requires payment 30 days from the invoice date. For each of the years ended September 25, 2021, September 26, 2020, and September 28, 2019, there were two customers that accounted for 10% or more of total revenue. In the aggregate, the top two customers accounted for approximately 95%, 87%, and 80%, of the Company’s total revenue for the years ended September 25, 2021, September 26, 2020, and September 28, 2019, respectively. Individually, the top two customers accounted for approximately 67% and 28%, 45% and 43%, and 59% and 21% of the Company’s total revenue for the years ended September 25, 2021, September 26, 2020, and September 28, 2019, respectively. At September 25, 2021 and September 26, 2020, four customers accounted for 100% of the Company’s accounts receivable balance. At September 25, 2021, individually these four customers accounted for approximately 97%, 1%, 1%, and 1% of the Company’s accounts receivable balance. At September 26, 2020, individually these four customers accounted for approximately 14%, 44%, 26%, and 16% of the Company’s accounts receivable balance. The concentration in the volume of business transacted with these customers may lead to a material impact on the Company’s results from operations if a total or partial loss of the business relationship were to occur. As of the date of issuance of these financial statements, the Company is not aware of any specific event or circumstance which would result in a material adverse impact to its results of operations or liquidity and financial condition.
Fair Value Measurements
The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, and accounts payable. The carrying amounts of these financial instruments approximate their fair value due to their short-term nature.
Inventories
Inventories are stated at the lower of cost or net realizable value. Cost approximates actual cost on a first-in,
first-out
basis. Adjustments to reduce the cost of inventory to its net realizable value are made, if required, for estimated excess, obsolete, or impaired balances. At the point of the loss recognition, a new, lower cost basis for that inventory is established, and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis.

Property and Equipment
Property and equipment include purchases of items with a
per-unit
value greater than $2,000 and an estimated useful life greater than one year. Property and equipment are recorded at cost upon acquisition. Depreciation is computed using the straight-line method and depreciation expense is allocated between cost of revenue, research and development expenses, and selling, general, and administrative expenses on the statements of operations over the following estimated useful lives:

Estimated Useful Life
Computer equipment and software, furniture and fixtures, and test equipment	3-5 years
Leasehold improvements	Shorter of estimated useful life or remaining term of the lease
Expenditures that improve or extend the life of an asset are capitalized while repairs and maintenance expenditures are expensed as incurred. The Company periodically reviews the estimated useful lives of property and equipment. Changes to the estimated useful lives are recorded prospectively from the date of the change. As assets are retired or sold, the related cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is included in loss from operations.
Acquired Intangible Assets and Long-Lived Assets
Acquired intangible assets consist of customer relationships and trademarks. Acquired intangible assets are amortized on a straight-line basis over their estimated useful lives.
The Company periodically evaluates the recoverability of its long-lived assets, such as property and equipment and intangible assets, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. If circumstances require a long-lived asset or asset group to be tested for impairment, then assets are required to be grouped and evaluated at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets. If the carrying amount of the assets exceeds the expected future undiscounted net cash flows to be generated by the assets, then an impairment charge is recognized to the extent the carrying amount of the asset exceeds its fair value. No impairment losses were recognized in the years ended September 25, 2021, September 26, 2020, and September 28, 2019.
Revenue Recognition
On September 29, 2019, the Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”)
2014-09,
Revenue from Contracts with Customers
(“Topic 606”) using the modified retrospective method applied to those contracts which were not completed as of the adoption date and all new contracts initiated on or after the adoption date. Revenue is recorded in accordance with the five-step model set forth by Topic 606, which involves identification of the contract, identification of performance obligations in the contract, determination of the transaction price, allocation of the transaction price to the previously identified performance obligations, and revenue recognition as the performance obligations are satisfied.
The adoption of Topic 606 did not result in a cumulative prior period adjustment to the opening balance of accumulated deficit. Further, it did not have a material impact on the timing or amount of revenue recognized in comparison to Topic 605,
Revenue Recognition
.
The Company generates revenue through its design and installation of modular inventory management systems (the “Systems”) to automate customers’ depalletizing, storage, selection, and palletization warehousing processes. The Systems have both a hardware component and an embedded software component that enables the system to be programmed to operate within specific customer environments. The Company enters into contracts with customers that can include various combinations of services to design and install the Systems. These services are generally distinct and accounted for as separate performance obligations. As a result, each customer contract may contain multiple performance obligations. The Company determines whether performance obligations are distinct based on whether the customer can benefit from the product or service on its own or together with other resources that are readily available and whether the Company’s commitment to provide the services to the customer is separately identifiable from other obligations in the contract.
The Company has identified the following distinct performance obligations in its contracts with customers:

1.
Systems
: The Company designs, assembles, and installs modular hardware systems and performs configuration of embedded software. Systems include the delivery of hardware and an embedded software component, sold as either a perpetual or term-based on-premise
license, that automate customers’ depalletizing, storage, selection, and palletization warehousing processes. The modular hardware and embedded software are each not capable of being distinct because a customer cannot benefit from the hardware or software on their own. Accordingly, they are treated as a single performance obligation. Fees for systems are typically fixed or cost-plus fixed fee amounts that are due based on the achievement of a variety of milestones beginning at contract inception through final acceptance. The substantial majority of the Company’s embedded software component is sold as a perpetual on-premise
license; however, the Company does sell an immaterial amount of term-based on-premise
licenses.

2.
Software subscriptions
: Software subscriptions refer to support services that provide the customer with technical support, updates, and upgrades to the embedded software license. Fees for the software subscription service are typically payable in advance on a quarterly, or annual basis over the term of the software subscription service contract, which term can range from one to 15 years but, for a substantial majority of our software subscriptions, is 15 years.

3.
Operation services
: The Company provides the customer with assistance operating the system and ensuring user experience is optimized for efficiency and effectiveness. Fees for operation services are typically invoiced to customers on a time and materials basis monthly in arrears or using a fixed fee structure.

The Company recognizes revenue upon transfer of control of promised goods or services in a contract with a customer, generally as title and risk of loss pass to the customer, in an amount that reflects the consideration the Company expects to receive in exchange for those products or services. Revenue is recognized only to the extent that it is probable that a significant reversal of revenue will not occur and when collection is considered probable. In instances where the timing of revenue recognition differs from the timing of invoicing, the Company has determined its contracts do not include a significant financing component. Taxes collected from customers, which are subsequently remitted to governmental authorities, are excluded from revenue. Shipping and handling costs billed to customers are included in revenue and the related costs are included in cost of revenue when control transfers to the customer. The Company presents amounts collected from customers for sales and other taxes net of the related amounts remitted.
For contracts that contain multiple performance obligations, the transaction price is allocated to each performance obligation based on a relative standalone selling price (“SSP”) when available. If standalone selling price is not available, the Company estimates the standalone selling price of each performance obligation, which is generally based on an expected cost plus a margin approach.
The design, assembly, and installation of a system includes substantive customer-specified acceptance criteria that allow the customer to accept or reject systems that do not meet the customer’s specifications. When the Company cannot objectively determine that acceptance criteria will be met upon contract inception, revenue relating to systems is deferred and recognized at a point in time upon final acceptance from the customer. If acceptance can be reasonably certain upon contract inception, revenue is recognized over time based on an input method, using a cost-to-cost
measure of progress. During fiscal year 2021, the Company has been able to objectively determine that acceptance criteria will be met upon contract inception, and as such, for contracts with customers entered into during fiscal year 2021, revenue related to systems is accounted for over time as described above. For all other contracts with customers entered into prior to fiscal year 2021, revenue relating to systems is deferred and recognized at a point in time upon final acceptance, which is when the customer has obtained control of the system.
The transaction price is allocated to the software subscription service performance obligation based on the respective SSP. The allocated amount is then recognized ratably over the term of the software subscription service contract. Operation services revenue is recognized over time as the services are performed and costs are incurred.
Contract liabilities consist of deferred revenue. Deferred revenue is recorded when the Company has a right to invoice or payments have been received for undelivered products or services, or in situations where revenue recognition criteria have not been met. Deferred revenue that will be recognized during the succeeding
12-month
period is recorded as current deferred revenue, and the remaining portion is recorded as long-term deferred revenue.
Costs to fulfill a contract are presented as deferred expenses on the consolidated balance sheets and consist of costs incurred by the Company to fulfill its obligations under a contract once it is obtained, but before transferring goods or services to the customer. These costs relate directly to a contract that the Company can specifically identify, are costs to generate or enhance resources of the Company that are used in satisfying performance obligations and are costs which are expected to be recovered. Accordingly, these costs are recognized on the consolidated balance sheets as an asset and are recognized consistent with the pattern of the transfer of the goods or services to which the asset relates. For all contracts, the Company recognizes anticipated contract losses as a charge to cost of revenue as soon as they become evident. As of September 25, 2021, there were no anticipated contract losses recorded in accrued expenses on the consolidated balance sheets.
The Company’s warehouse automation system generally provides for a limited warranty that promises customers that delivered products are as specified. The Company’s standard warranty provides for repair or replacement of the associated system parts during the warranty period. The Company records estimated warranty costs in the period the related revenue is recognized based on historical experience or expectations of future costs to repair or replace. Actual results could differ from these estimates, which could cause increases or decreases in warranty reserves in future periods.
The Company has not deferred sales commissions and other costs to obtain a contract because such amounts that would qualify for deferral are not material.
An allowance for future sales returns is established based on historical trends in product return rates. There was no allowance for future sales returns at September 25, 2021, September 26, 2020, and September 28, 2019.
For periods prior to September 29, 2019, the Company recognized revenue in accordance with Topic 605. Under Topic 605, revenue was recognized when all the following were met: (i) persuasive evidence of an arrangement existed, (ii) delivery had occurred or services had been performed, (iii) the sales price was fixed or determinable, and (iv) collectability was probable. There were no material differences between Topic 605 and Topic 606 relating to the timing or amount of revenue recognized.
Warrant Transactions
On April 30, 2021, the Company and Walmart Inc. (“Walmart”) entered into a Subscription Agreement (the “Subscription Agreement”), in which the Company has agreed to issue to Walmart warrants to acquire up to an aggregate of 714,022 shares of the Company’s Class A Units, subject to certain vesting conditions. Warrants equivalent to 6.5% of the Company’s outstanding and issuable Common Units, or 446,741 units, vested upon the signing of the Subscription Agreement. Warrants equivalent to up to 3.5% of the Company’s outstanding and issuable Common Units, or 267,281 units, may vest in connection with conditions defined by the terms of the Warrant, as Walmart makes additional expenditures to the Company in connection with the Subscription Agreement. Upon vesting, units may be acquired at an exercise price of $389.03. The right to purchase units in connection with the Subscription Agreement expires on April 30, 2031.
The warrant units granted to Walmart are accounted for as equity instruments and measured in accordance with ASC 718,
Compensation—Stock Compensation
. These instruments are classified in the consolidated statements of operations in accordance with ASC 606,
Revenue from Contracts with Customers
, and ASU
2019-08,
Compensation—Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606)
(“ASU
2019-08”).
For awards granted to a customer which are not in exchange for distinct goods or services, the fair value of the awards earned based on service or performance conditions is recorded as a reduction of the transaction price, in accordance with ASC 606. To determine the fair value of the warrants in accordance with ASC 718, the Company used pricing models based in part on assumptions for which management is required to use judgment. Based on the fair value of the awards, the Company determines the amount of warrant expense based on the customer’s pro-rata
achievement of vesting conditions, which is recorded as a reduction to the transaction price.
Research and Development Expenses
Costs incurred in the research and development of the Company’s products are expensed as incurred. Research and development costs include personnel, contracted services, materials, and indirect costs involved in the design and development of new products and services, as well as depreciation expense.
Selling, General, and Administrative Expenses
Selling, general, and administrative expenses include all costs that are not directly related to satisfaction of customer contracts or research and development. Selling, general, and administrative expenses include items for the Company’s selling and administrative functions, such as sales, finance, legal, human resources, and information technology support. These functions include costs for items such as salaries and benefits and other personnel-related costs, maintenance and supplies, professional fees for external legal, accounting, and other consulting services, intangible asset amortization, and depreciation expense.
Unit-based Compensation
Unit-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the vesting period of the award. The Company recognizes the effect of pre-vesting forfeitures
as they occur. The Company classifies unit-based compensation expense in its consolidated statements of operations in the same manner in which the award recipient’s salary and related costs are classified.
Income Taxes
The Company is a multimember limited liability company and is treated as a partnership for U.S. federal and state income tax purposes. The Company makes no provision for U.S. federal or state income taxes. The Company’s Canadian entities, however, are subject to certain Canadian federal and provincial income taxes; thus, any income taxes reported in these consolidated financial statements relate to the Company’s Canadian jurisdictions (see Note 8 for further discussion).
Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established against net deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the net deferred tax assets will not be realized.
The Company accounts for uncertain tax positions using a
two-step
approach. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50 percent likely of being realized upon ultimate settlement.
Recently Adopted Accounting Pronouncements
In November 2019, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”)
No. 2019-08,
Codification improvements—Share-Based Consideration payable to a Customer (“ASU
2019-08”).
ASU
2019-08
requires entities to measure and classify share-based payments that are granted to a customer in conjunction with a revenue arrangement and are not in exchange for a distinct good or service in accordance with FASB ASC 718, Compensation – Stock Compensation. The Company adopted ASU
2019-08
on September 27, 2020. Accordingly, warrants to purchase Class A Units issued to Walmart Inc. in April 2021 have been accounted for under ASU
2019-08.
Refer to the warrant transactions policy above and Note 15 for additional information.
In May 2014, the FASB issued ASU
No. 2014-09,
Revenue from Contracts with Customers (Topic 606). The ASU provided amended guidance on the recognition of revenue from contracts with customers. The new standard established a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes substantially all of the previous revenue recognition guidance, including industry-specific guidance. The new standard requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Further, the new standard requires additional disclosures to help enable users of the financial statements to better understand the nature, amount, timing, risks, and judgments related to revenue recognition and related cash flows from contracts with customers. Concurrently, the FASB issued guidance on the accounting for costs to fulfill or obtain a customer contract. On September 29, 2019, the Company adopted the guidance using the modified retrospective method applied to those contracts that were not completed as of the adoption date. Adoption of the new standard did not result in a cumulative prior period adjustment and did not have a material impact on the timing or amount of revenue recognized. Refer to the revenue recognition policy above and Note 3 for the required disclosures related to the impact of adopting this standard and a discussion of the Company’s updated policies related to revenue recognition.
Recently Issued Accounting Pronouncements
In February 2016, the FASB issued ASU No.
2016-02,
 Leases
. The ASU requires lessees to recognize the assets and liabilities on their balance sheet for the rights and obligations created by most leases and continue to recognize expenses on their income statements over the lease term. Assuming the Company continues to qualify as an Emerging Growth Company (“EGC”), the guidance is effective for annual reporting periods beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is in the process of aggregating and evaluating lease arrangements and implementing new processes. The Company expects the adoption will result in a material increase in its assets and liabilities upon adoption. The impact on the Company’s results of operations and cash flows is not expected to be material.

In June 2016, the FASB issued ASU
No. 2016-13,
Measurement of Credit Losses on Financial Instruments
, which amends the impairment model by requiring entities to use a forward-looking approach based on expected losses rather than incurred losses to estimate credit losses on certain types of financial instruments. This may result in the earlier recognition of allowances for losses. Assuming the Company continues to qualify as an EGC, the guidance is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, with early adoption permitted. The Company does not expect the new standard to have a material impact on its consolidated financial statements.
In August 2018, the FASB issued ASU
No. 2018-15,
Intangibles—Goodwill and
Other—Internal-Use
Software
. The ASU aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use
software (and hosting arrangements that include an internal use software license). Assuming the Company continues to qualify as an EGC, the guidance is effective for fiscal years beginning after December 15, 2020, and for interim periods within fiscal years beginning after December 15, 2021, with early adoption permitted. The Company does not expect the new standard to have a material impact on its consolidated financial statements.
In December 2019, the FASB issued ASU
No. 2019-12,
Income Taxes—Simplifying the Accounting for Income Taxes
. The ASU simplifies the accounting for income taxes by removing certain exceptions to the general principles as well as clarifying and amending existing guidance to improve consistent application. Assuming the Company continues to qualify as an EGC, the guidance is effective for fiscal years beginning after December 15, 2021, and for interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. The Company does not expect the new standard to have a material impact on its consolidated financial statements.
Other recent accounting pronouncements that are or will be applicable to the Company did not, or are not expected to, have a material impact on the Company’s present or future financial statements.
3. Revenue
Disaggregation of Revenue
The Company provides disaggregation of revenue based on product and service type on the consolidated statements of operations as it believes these categories best depict how the nature, amount, timing, and uncertainty of revenue and cash flows are affected by economic factors.
Contract Balances
The following table provides information about accounts receivable and contract liabilities from contracts with customers (in thousands):

	September 25, 2021	September 26, 2020
Accounts receivable	$63,370	$2,489
Contract liabilities	$475,956	$380,779
The change in the opening and closing balances of the Company’s contract liabilities primarily results from the timing difference between the Company’s performance and the customer’s payment. The Company’s performance obligations are typically satisfied over time as work is performed. Payment from customers can vary, and is often received in advance of satisfaction of the performance obligations, resulting in a contract liability balance. During the years ended September 25, 2021 and September 26, 2020, the Company recognized $120.3 million and $72.6 million, respectively, of the contract liability balance as revenue upon transfer of the products or services to customers.

Remaining Performance Obligations
Remaining performance obligations represent the aggregate amount of the transaction price allocated to performance obligations not delivered, or partially undelivered, at the end of the reporting period. Remaining performance obligations include deferred revenue plus unbilled amounts not yet recorded in deferred revenue. Remaining performance obligation estimates are subject to change and are affected by several factors, including terminations, changes in scope of contracts, periodic revalidation, adjustments for revenue that have not materialized, and adjustments for currency. For contracts with a duration of greater than one year, the transaction price allocated to performance obligations that are unsatisfied as of September 25, 2021 was $5.4 billion, which is primarily comprised of undelivered or partially undelivered Systems under contract, and which a substantial majority relates to undelivered or partially undelivered Systems in connection with the Master Automation Agreement with Walmart to implement systems in 25 of Walmart’s 42 regional distribution centers. The definition of remaining performance obligations excludes: (i) any variable consideration, and (ii) those contracts that provide the customer with the right to cancel or terminate the contract without incurring a substantial penalty. The Company expects to recognize approximately 8% of its remaining performance obligations as revenue in the next 12 months. Subsequently, approximately 53% of the remaining performance obligations is expected to be recognized as revenue through fiscal year 2025, and the remaining 39% is expected to be recognized as revenue through fiscal year 2028. The Company does not disclose the value of remaining performance obligations for contracts with an original expected duration of one year or less.
4. Leases
The Company leases certain real estate under noncancelable operating leases. These leases expire at various dates through December 2025.
Net rental expense under operating leases amounted to $2.3 million $2.0 million, and $1.9 million for the years ended September 25, 2021, September 26, 2020, and September 28, 2019, respectively.
Future minimum lease payments under the noncancelable operating leases as of September 25, 2021 are as follows (in thousands):

Total
Fiscal year 2022	$2,396
Fiscal year 2023	2,316
Fiscal year 2024	2,367
Fiscal year 2025	2,069
Fiscal year 2026 and thereafter	581

Total future minimum payments	$9,729

5. Inventories
Inventories at September 25, 2021 and September 26, 2020 consist of the following (in thousands):

	Year Ended
	September 25, 2021	September 26, 2020
Raw materials and components	$33,065	$16,144
Finished goods	496	310

Total inventories	$33,561	$16,454

6. Property and Equipment
Property and equipment at September 25, 2021 and September 26, 2020 consists of the following (in thousands):

	Year Ended
	September 25, 2021	September 26, 2020
Computer equipment and software, furniture and fixtures, and test equipment	$34,268	$33,276
Leasehold improvements	2,909	2,725

Total property and equipment	37,177	36,001
Less accumulated depreciation	(18,560)	(26,815)

Property and equipment, net	$18,617	$9,186

Depreciation expense was $4.0 million for the year ended September 25, 2021, $5.3 million for the year ended September 26, 2020, and $6.9 million for the year ended September 28, 2019.
7. Intangible Assets
Intangible assets acquired in connection with a 2014 business acquisition are being amortized on a straight-line basis over their estimated useful lives. The estimated weighted average useful life of the identified intangible assets are as follows:

Estimated Weighted Average Useful Life
Customer relationships	10 years
Trademarks	3 years
Amortization expense was $0.5 million for the year ended September 25, 2021, $0.4 million for the year ended September 26, 2020, and $0.4 million for the year ended September 28, 2019. The following table presents the Company’s intangible assets as of the dates indicated (in thousands):

	Year Ended
	September 25, 2021			September 26, 2020
	Intangibles, gross	Accumulated amortization	Intangibles, net	Intangibles, gross	Accumulated amortization	Intangibles, net
Customer relationships	$4,656	$(3,492)	$1,164	$4,400	$(2,860)	$1,540
Trademarks	782	(782)	—	739	(739)	—

Intangible assets	$5,438	$(4,274)	$1,164	$5,139	$(3,599)	$1,540

The following table presents the estimated future annual
pre-tax
amortization expense of definite-lived intangible assets as of the date indicated (in thousands):

Total
Fiscal year 2022	$466
Fiscal year 2023	466
Fiscal year 2024	232

Total	$1,164

8. Income Taxes
The Company is a multimember limited liability company and is treated as a partnership for U.S. federal and state income tax purposes. Accordingly, the Company is not subject to U.S. federal income tax. Instead, its members are subject to U.S. federal income tax on their distributive share of the Company’s income, gains, and losses. Currently, the Company does not have nexus in any states in the U.S that have not adopted the U.S. federal entity classification rules. As such, the Company does not record a liability for state income taxes. The Company’s Canadian entities, however, are subject to certain Canadian federal and provincial income taxes.
There was no income tax benefit or provision for the year ended September 25, 2021, less than a $0.1 million income tax benefit for the year ended September 26, 2020, and no income tax benefit or provision for the year ended September 28, 2019.
The following is a reconciliation of the expected U.S. Federal income tax rate to the effective tax rate for the year ended September 25, 2021 (dollars in thousands):

	Amount	Percent
Loss before income tax	$(122,314)
Tax on pre-tax loss	(25,686)	21.00
Loss not subject to tax	26,575	(21.73)
Foreign rate differential	233	(0.19)
Decrease in valuation allowance	(993)	0.81
Other	(129)	0.11

Total income tax	$—	—

The following is a summary of the significant components of the Company’s net deferred tax assets as of September 25, 2021 and September 26, 2020 (in thousands):

	Year Ended
	September 25, 2021	September 26, 2020
Deferred tax assets:
Non-capital loss carry-forward	$11,265	$11,794
R&D credits and deductible expenditures	1,993	1,696
Fixed assets	37	—
Other	1	1

Gross deferred tax assets	13,296	13,491
Deferred tax liabilities:
R&D credits and deductible expenditures	(688)	(600)
Fixed assets	—	(17)

Gross deferred tax liabilities	(688)	(617)

Total deferred tax assets and liabilities	12,608	12,874

Valuation allowance	(12,608)	(12,874)

Net deferred tax assets	$—	$—

In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers the scheduled reversal of deferred tax liabilities, projected future income, and tax planning strategies in making this assessment. The Company has recorded a valuation allowance against the deferred tax assets since after considering all of the available objective evidence, both positive and negative, historical and prospective, with greater weight given to the historical losses incurred by the Company since inception, it is more likely than not that these assets will not be realized.
At September 25, 2021, the Company had Canadian net operating losses (“NOL”) carryforwards of approximately $45.1 million. The Canadian NOL carryforwards can be carried forward 20 years, expire in various years through 2039, and are subject to review and possible adjustment by the applicable taxing authority. Utilization of the Canadian NOL carryforwards may be subject to annual limitations due to ownership changes that have occurred previously or that could occur in the future. The Company has not completed any studies to determine if any of these events have occurred that would result in such limitations. Accordingly, further limitations could arise upon the completion of such studies.
The Company accounts for uncertain tax positions using a more likely than not threshold for recognizing and resolving uncertain tax positions. The Company evaluates uncertain tax positions on an annual basis and adjusts the level of the liability to reflect any subsequent changes in the relevant facts surrounding the uncertain positions. The Company elected an accounting policy to record interest and penalties related to income taxes as a component of income tax expense. For the years ended September 25, 2021 and September 26, 2020, the Company did not recognize any liabilities related to uncertain tax positions.
9. Employee Benefit Plans
Symbotic sponsors a defined-contribution benefit plan under the provisions of Section 401(k) of the Internal Revenue Code. This plan covers substantially all of the Company’s employees meeting eligibility criteria and contributions to the plan are determined by the plan provisions or at the discretion of the Board of Managers. Symbotic contributions to the plan were $1.9 million, $1.6 million, and $1.4 million for the years ended September 25, 2021, September 26, 2020, and September 28, 2019, respectively.
Symbotic Canada sponsors a Registered Retirement Savings Plan that qualifies as a defined-contribution benefit plan, which covers a portion of Symbotic Canada’s management. Symbotic Canada contributions to the plan were $0.2 million, $0.3 million, and $0.2 million for the years ended September 25, 2021, September 26, 2020, and September 28, 2019, respectively.
10. Fair Value Measures
The fair value measurement accounting standards establish a framework for measuring fair value and expand disclosures about fair value measurements. The standard does not require any new fair value measurements; rather, it applies to other accounting pronouncements that require or permit fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. This pronouncement also establishes a three-level hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.
The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability on the measurement date. The three levels are defined as follows:
Level 1—inputs to the valuation methodology are quoted prices (unadjusted) for an identical asset or liability in an active market
Level 2—inputs to the valuation methodology include quoted prices for a similar asset or liability in an active market or model-derived valuations in which all significant inputs are observable for substantially the full term of the asset or liability

Level 3—inputs to the valuation methodology are unobservable and significant to the fair value measurement of the asset or liability
The following table presents the Company’s financial assets measured and recorded at fair value on a recurring basis using the above input categories as of September 25, 2021 and September 26, 2020 (in thousands):

	Year Ended
	September 25, 2021				September 26, 2020
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Assets:
Money market funds	$152,204	$—	$—	$152,204	$51,874	$—	$—	$51,874

Total assets	$152,204	$—	$—	$152,204	$51,874	$—	$—	$51,874

The Company had no liabilities measured and recorded at fair value on a recurring basis as of September 25, 2021 and September 26, 2020.
11. Related Party Transactions
Insurance Coverage
The Company is covered under the C&S Wholesale Grocers, Inc. (“C&S”) workers’ compensation, general liability, auto liability risk, and technology errors and omissions insurance which C&S manages through the utilization of high deductible insurance policies. C&S is an affiliate of the Company as the same individual, certain of his family members and certain affiliated entities and trusts of the individual and his family members, in the aggregate, control both entities. The Company paid $1.8 million, $1.6 million, and $1.5 million to C&S related to this insurance coverage during the years ended September 25, 2021, September 26, 2020, and September 28, 2019, respectively. The amounts were expensed to operations as incurred.
Credit Agreement
On September 28, 2018, C&S entered into a credit agreement (the “2018 Credit Agreement”) with Bank of America, N.A., which replaced and superseded a previous credit agreement. The 2018 Credit Agreement consists of a $1.5 billion revolving credit facility, including a $300.0 million letter of credit sub-limit
and a $150 million swingline loan limit. The 2018 Credit Agreement includes an accordion feature which gives C&S the ability to increase the commitments under the 2018 Credit Agreement by up to $750 million, subject to certain conditions. The Company was not primarily responsible for the obligations under the 2018 Credit Agreement and only had joint and several liability as guarantor after a default of C&S and certain of its affiliates. On June 27, 2020, an amendment was executed which released the Company from being a named guarantor for the 2018 Credit Agreement, leaving only C&S and certain affiliates as the remaining guarantors. As a result, the Company had no liabilities associated with the 2018 Credit Agreement reported on its consolidated balance sheets.
Senior Secured Notes
On July 10, 2014, an entity affiliated with C&S issued $400.0 million in 5.375% Senior Secured Notes with a maturity date of July 15, 2022 (the “2022 Notes”). The Company was not primarily responsible for the obligations under the 2022 Notes and only had joint and several liability as guarantor after a default of the C&S and certain of its affiliates. As a result, the Company has no liabilities associated with the 2022 Notes reported on its consolidated balance sheets. On March 23, 2020, the 2022 Notes were redeemed in advance of their maturity date.

Customer Contracts
The Company has customer contracts with C&S relating to software maintenance services and the operations of a warehouse automation system. Revenue of $2.9 million, $2.4 million, and $2.9 million and cost of revenue of $2.2 million, $2.1 million, $2.7 million was recognized for the years ended September 25, 2021, September 26, 2020, and September 28, 2019, respectively, relating to these customer contracts. There were no accounts receivable due from C&S at September 25, 2021 and September 26, 2020. There was $0.5 million of deferred revenue relating to contracts with C&S at September 25, 2021 and no deferred revenue relating to contracts with C&S at September 26, 2020.
12. Commitments and Contingencies
Purchase Obligations
The Company has contractual obligations to purchase goods or services, which specify significant terms, including fixed or minimum quantities to be purchased and fixed minimum, or variable price provisions. The majority of the purchase commitments covered by these arrangements are for periods of less than one year and aggregate to approximately $202.1 million as of September 25, 2021.
Lease Commitments
The Company leases certain of its facilities under operating leases expiring in various years through 2025. Refer to Note 4 for a schedule of future lease payments under noncancelable leases as of September 25, 2021.
Warranty
The Company provides a limited warranty on its warehouse automation system and has established a reserve for warranty obligations based on estimated warranty costs. The reserve is included as part of accrued expenses and other long-term liabilities in the accompanying consolidated balance sheets.
Activity related to the warranty accrual was as follows (in thousands):

	Year Ended
	September 25, 2021	September 26, 2020	September 28, 2019
Balance at beginning of period	$—	$450	$—
Provision	4,652	—	1,750
Warranty usage	(917)	(450)	(1,300)

Balance at end of period	$3,735	$—	$450

Contingencies
Liabilities for any loss contingencies arising from claims, assessments, litigation, fines, penalties, and other matters are recorded when it is probable that the liability has been incurred and the amount of the liability can be reasonably estimated. As of September 25, 2021, the Company had made appropriate provisions related to such matters and does not believe that such matters will have a material adverse effect on the Company’s consolidated operations, financial position, or liquidity.
Indemnifications
In the ordinary course of business, the Company enters into various contracts under which it may agree to indemnify other parties for losses incurred from certain events as defined in the relevant contract, such as litigation, regulatory penalties, or claims relating to past performance. Such indemnification obligations may not be subject to maximum loss clauses. The Company has never incurred costs to defend lawsuits or settle claims related to these indemnification obligations. As a result, the Company believes the estimated fair value of these obligations is not material. Accordingly, the Company has no liabilities recorded for these obligations as of September 25, 2021 and September 26, 2020.
13. Membership Interests
The Company has authorized five classes of membership interests, consisting of a class of common units of the Company known as the Class A Common Units (the “Class A Units”), a class of preferred units of the Company known as the Class B Preferred Units (the “Class B Units”), a class of preferred units of the Company known as the
Class B-1
Preferred Units (the
“Class B-1
Units”), a class of preferred units of the Company known as the
Class B-2
Preferred Units (the
“Class B-2
Units”, and together with the Class B Units and the
Class B-1
Units, the “Preferred Units”) and an additional class of common units of the Company to be granted to employees, officers, and directors pursuant to an incentive plan, known as the Class C Common Units (the “Class C Units” and, together with the Class A Units, the “Common Units,” and the Common Units together with the Preferred Units, the “Units”).
The Company is authorized to issue up to 6,426,208 Units in the aggregate, of which 5,997,632 are designated as Class A Units, one Unit is designated as a Class B Unit, two Units are designated as
Class B-1
Units, two Units are designated as
Class B-2
Units and 428,571 Units are designated as Class C Units.
As of September 25, 2021, there were 5,997,632 Class A Units, one Class B Unit, one
Class B-1
Unit and 428,571 Class C Units outstanding.
During the period ended September 25, 2021, the Company received no member contribution from the holder of the
Class B-1
Unit. During the period ended September 26, 2020, the Company received $100.0 million in member contributions from the holder of the
Class B-1
Unit. These contributions are reflected as in increase in the carrying value of the
Class B-1
Unit. The Company recorded a cumulative preferred return with respect to the holder of the
Class B-1
Unit of $11.1 million and $8.7 million for the years ended September 25, 2021 and September 26, 2020, respectively. The Company recorded a cumulative preferred return with respect to the holder of the Class B Unit of $21.9 million and $20.8 million for the years ended September 25, 2021 and September 26, 2020, respectively.
Voting Rights
Each holder of Class A Units and Class C Units shall have the right to one vote per the Class A Unit or Class C Unit, respectively. Except as required by law, the Preferred Units do not have any voting rights.
Preferred Return
The holder of the Preferred Units shall be entitled to receive, in preference to the holders of the Class A Units and the Class C Units, a cumulative preferred return at a rate per annum of 5%, compounded annually, on the unreturned preferred capital of the holder’s Preferred Units (the “Preferred Return”). The Class A Units and Class C Units have no stated returns or dividends.
Liquidation Rights
In the event of liquidation, dissolution, or winding up of the Company, the five classes of membership interests rank in the following order of priority: the
Class B-2
Units are the most senior, followed by
Class B-1
Unit, then the Class B Unit, and then both the Class A Units and Class C Units treated as a single class. The holders of the Preferred Units are entitled to a liquidation preference equal to the sum of the Unreturned Preferred Capital (defined as the initial investment and subsequent contributions, less distributions, if any) and the applicable unpaid Preferred Return (collectively, the “Liquidation Preference”) in the order described in the preceding sentence, prior to any distribution to holders of the Class A Units and Class C Units. Upon the payment in full of the Liquidation Preference, any remaining assets available for distribution shall be distributed ratably to the holders of the Class A Units and Class C Units, however, for the Class C Units only to the extent that the value exceeds the applicable Hurdle Value (see Note 15). Any remaining value that does not exceed the Hurdle Value for any particular Class C Unit shall be distributed to the holders of Class A Units (and any other Class C Units entitled to share in the distribution) based on their respective pro rata holdings of all such Class A (and Class C) Units.
The Company classifies its redeemable Preferred Units (Class B,
B-1,
and
B-2
Units) as mezzanine equity, or outside of members’ deficit, because the units contain liquidation features that are not solely within the Company’s control.
As of September 25, 2021, the aggregate Liquidation Preference for the Class B and
B-1
Units was $691.3 million.
Redemption Rights
Upon written notice by the holders of a majority of a class of Preferred Units, the Company shall redeem all of the outstanding Preferred Units of such class. The redemption price payable to each holder of the class of Preferred Units shall equal the Liquidation Preference of the Preferred Units being redeemed. The Class C Units are subject to a put feature that allow holders to redeem vested Class C Units, subject to certain terms and conditions (see Note 15). The Class A Units do not have any redemption rights. Accordingly, the Preferred Units and the Class C Units are classified outside of permanent members’ deficit because they are redeemable by the holders.
14. Net Loss per Unit
Loss per unit attributable to Class A Units and Class C Units is calculated as the sum of net loss plus the undeclared cumulative return on Preferred Units divided by the average number of Class A Units and Class C Units outstanding for the period. Changes in the redemption value of the Class C Units are not included in the calculation of net loss attributable to Class A Units and Class C Units because the Class C Units are redeemable at intrinsic value. Therefore, the redemption does not represent an economic benefit to the holders of Class C Units that is different from what is received by other unit holders. Since the Company incurred net losses for each of the periods presented, diluted net loss per unit is the same as basic net loss per unit. The Company’s outstanding Warrant Units were excluded in the calculation of diluted net loss per unit as the effect would be anti-dilutive. There were no potentially dilutive securities for the years ended September 25, 2021 or September 26, 2020 and therefore, the basic and diluted loss per unit have been presented together.
The following table sets forth the computation of basic and diluted loss per unit attributable to Class A Units and Class C Units (in thousands, except unit and per unit information):

	Year Ended
	September 25, 2021	September 26, 2020	September 28, 2019
Basic and diluted loss attributable to Class A and Class C Units:
Net loss	$(122,314)	$(109,521)	$(104,361)
Returns on redeemable Preferred Units	(32,919)	(29,565)	(25,181)

Loss attributable to Class A Units and Class C Units	$(155,233)	$(139,086)	$(129,542)

Weighted average units used in computing loss per unit attributable to Class A Units and Class C Units, basic and diluted	6,426,203	6,426,203	6,426,203

Loss per unit attributable to Class A Units and Class C Units, basic and diluted	$(24.16)	$(21.64)	$(20.16)

15. Unit-based Compensation
Class C Units
The Company periodically grants Class C Units to employees, officers, and directors which vest over a period of up to five years, as determined by the Board of Managers. Each issuance of Class C Units entitles its holder to share in the appreciation in the fair market value (“FMV”) of the Company from the date of issuance, subject to any preferences or priorities payable to the Preferred Units. The Board shall establish a “Hurdle Value”, which shall not be less than the FMV on the date of such issuance of such Class C Unit and such units shall share only in appreciation of the FMV in excess of the Hurdle Value. Any distributions made with respect to Class C Units that have not yet become vested are held in a separate account for the benefit of the holder of the unvested units until such time as the units vest.
The following is a summary of Class C Units outstanding and vested:

Class C Units
Balance at September 29, 2018	428,571
Granted	64,987
Redeemed	—
Forfeited	(64,987)

Balance at September 28, 2019	428,571
Granted	42,587
Redeemed	—
Forfeited	(42,587)

Balance at September 26, 2020	428,571
Granted	51,543
Redeemed	—
Forfeited	(51,543)

Balance at September 25, 2021	428,571

Vested at September 25, 2021	340,282
The Company recognized $0.1 million as compensation expense associated with the Class C Units for both of the years ended September 25, 2021 and September 26, 2020, and less than $0.1 million as compensation expense associated with the Class C Units for the year ended September 28, 2019. As of September 25, 2021, unrecognized compensation expense related to the unvested portion of Class C Units was $0.4 million, which is expected to be recognized over a weighted average period of 4.5 years.
The Class C Units are subject to a put feature that allow holders to redeem vested Class C Units. The put feature requires the holder to hold the units for at least six months from the date the Class C Units vest to the earliest date the put feature can be exercised. Accordingly, since the holder is exposed to the economic risks and rewards of unit ownership, the Class C Units are treated as equity classified awards. However, because redemption of the Class C Units is outside of the control of the Company: (i) the Class C Units are classified outside of permanent members’ deficit, and (ii) the carrying value of Class C Units is adjusted to redemption value at each reporting period through a charge to members’ deficit (until such time as the Class C Units are redeemed or forfeited).
Valuation of Class C Units
The fair value of Class C Units was determined by the Company’s Board of Managers based on enterprise valuations performed by management with the assistance of a third-party valuation firm. For the year ended September 25, 2021, the Company’s total equity value was determined using a combination of the income approach and market approach under the Hybrid Method. Under this approach, a probability-weighted expected return method was applied where two types of future event scenarios were considered: an IPO scenario and a non-IPO
scenario for all other potential future exits. The relative probabilities between the future exit scenarios were based on an analysis of performance and market conditions at the time, including then-current IPO valuations of similarly situated companies and expectations as to the timing and likely prospects of future event scenarios. For the years ended September 26, 2020 and September 28, 2019, the Company’s total equity value was determined using the income approach. Under this approach, total equity value is estimated based on the present value of the Company’s future estimated cash flows. These future cash flows, including cash flows beyond the forecast period for the residual value, are discounted to their present values using an appropriate discount rate, to reflect the risks inherent in the Company achieving these estimated cash flows. The resulting equity value was then allocated to outstanding equity instruments using an option pricing model.
The fair value of each Class C Unit grant was estimated on the date of the award using a Black-Scholes option pricing model with the following assumptions:

	Year Ended
	September 25, 2021	September 26, 2020	September 28, 2019
Dividend yield	0%	0%	0%
Volatility (a)	40.0%	50.0%	40.0%
Risk-free interest rate (b)	0.29%	0.12%	1.58%
Expected term (years) (c)	2.00	1.25	3.00

(a)
The expected volatility is estimated based on the historical volatility of a select peer group of similar publicly traded companies for a term that is consistent with the expected term of the Class C Units.

(b)	The risk-free interest rate is based on the U.S. Treasury constant maturity interest rate whose term is consistent with the expected term of the Class C Units.
(c)	The expected term is based on estimated liquidity event timing as further described above.
For the Class C Units granted during the three months ended September 25, 2021, the fair value per unit was estimated to be $407.19, for the three months ended June 26, 2021, $160.03, for the six months ended March 27, 2021 and for the year ended September 26, 2020, $5.56, and for the year ended September 28, 2019, $0.12.
Value Appreciation Units
The Company historically granted value appreciation units (“VAP Units”) to employees, officers, and directors that vested over a period of up to five years, as determined by the Board of Managers. No VAP Units were granted during the years ended September 25, 2021, September 26, 2020, and September 28, 2019. To the extent vested and exercisable, each VAP Unit may be exercised for a cash payment equal to the appreciation in the FMV of
1/100
th of a Class C Unit. The following exercisability triggers must be met before any vested award may be exercised, with the achievement of each trigger allowing one third of the vested award to be exercised: (i) the end of the first fiscal year in which the Company meets or exceeds annual revenue (on a cash accounting basis) of $100 million, (ii) the end of the first fiscal year in which the Company becomes cash flow positive, and (iii) the end of the first fiscal year in which the Company generates positive earnings before interest, taxes, depreciation, and amortization (“EBITDA”).

The following is a summary of VAP Units outstanding and vested:

VAP Units
Balance at September 29, 2018	7,574,464
Granted	—
Exercised	—
Forfeited	(2,521,282)

Balance at September 28, 2019	5,053,182
Granted	—
Exercised	—
Forfeited	(663,925)

Balance at September 26, 2020	4,389,257
Granted	—
Exercised	—
Forfeited	(349,637)

Balance at September 25, 2021	4,039,620

Vested at September 25, 2021	3,672,430
Vested and exercisable at September 25, 2021	2,448,287
Because the VAP Units are settleable in cash, they are treated as liability classified awards. Accordingly, the carrying value of the liability is adjusted to fair value at each reporting period through a charge to earnings (until such time as the VAP Units are settled or forfeited). Further, the exercisability triggers noted above represent performance conditions that impact the vesting of the awards. Accordingly, compensation expense is not recognized until such time as the performance conditions are considered probable of achievement. During the year ended September 28, 2019, the performance conditions relating to annual revenue and cash flows were considered probable of achievement. The performance condition relating to EBITDA is not considered probable of achievement at September 25, 2021.
The Company recognized $11.6 million, $0.1 million, and $0.0 million as compensation expense associated with the VAP Units for the years ended September 25, 2021, September 26, 2020, and September 28, 2019, respectively. As of September 25, 2021, unrecognized compensation expense related to the unvested portion of VAP Units was $1.2 million, which is expected to be recognized over a weighted average period of 2.0 years.
Warrant Units
On April 30, 2021, in connection with its entry into a Subscription Agreement with Walmart, the Company issued Walmart warrants to acquire up to an aggregate of 714,022 shares of the Company’s Class A Units (the “Warrants”), subject to certain vesting conditions. Warrants equivalent to 6.5% of the Company’s outstanding and issuable Common Units, or 446,741 units, vested upon the signing of the Subscription Agreement, and had a grant date fair value of $60.44 per unit. Warrants equivalent to up to 3.5% of the Company’s outstanding and issuable Common Units, or 267,281 units, may vest in connection with conditions defined by the terms of the Warrant, as Walmart makes additional expenditures to the Company in connection with the Subscription Agreement, There are up to six tranches based on increments of additional expenditures where approximately 44,000 additional Warrants may vest per tranche. The Warrants had a grant date fair value of $60.44 per unit. Upon vesting, units may be acquired at an exercise price of $389.03. The warrant units contain customary anti-dilution, down-round, and change-in-control
provisions. The right to purchase units in connection with the Warrant expires on April 30, 2031.
Non-cash
share-based payment expense associated with the warrant units is recognized as vesting conditions are achieved, based on the grant date fair value of the warrants. The fair value of the warrant units was determined as of the grant date in accordance with ASC 718 using the Black-Scholes pricing model. The Black-Scholes pricing model is based, in part, upon assumptions for which management is required to use judgment. The assumptions made for purposes of estimating fair value under the Black-Scholes pricing model for the Warrants were as follows:

Selected Assumption
Dividend yield	0%
Volatility (a)	43.0%
Risk-free interest rate (b)	1.65%
Expected term (years) (c)	10.00

(a)
The expected volatility is estimated based on the historical volatility of a select peer group of similar publicly traded companies for a term that is consistent with the expected term of the Warrants.

(b)	The risk-free interest rate is based on the U.S. Treasury constant maturity interest rate whose term is consistent with the expected term of the Warrants.
(c)	The expected term is based on the contractual term of the Warrants.
The following table summarizes stock warrant activity for the year ended September 25, 2021:

Warrant Units
Outstanding and nonvested at September 26, 2020	—
Granted	714,022
Vested	(446,741)

Outstanding and nonvested at September 25, 2021	267,281

The amount of provision for warrants recorded as a reduction of the transaction price for the Warrants during the twelve months ended September 25, 2021 was $27.0 million. As of September 25, 2021, total unrecognized cost related to non-vested
warrants was $16.2 million, which may be expensed as vesting conditions are satisfied over the remaining term of the agreement, or 9.6 years. Warrants representing 446,741 shares are vested and exercisable.
16. Segment and Geographic Information
As more fully described in the Company’s Summary of Significant Accounting Policies, the Company operates in one operating segment. Revenue and property and equipment, net by geographic region, based on physical location of the operations recording the sale or the assets are as follows:
Revenue by geographical region (in thousands):

	Year Ended
	September 25, 2021	September 26, 2020	September 28, 2019
United States	$248,209	$54,349	$95,726
Canada	3,704	37,737	4,397

Total revenue	$251,913	$92,086	$100,123

Percentage of revenue generated outside of the United States	1%	41%	4%

Total property and equipment, net by geographical region (in thousands):

	Year Ended
	September 25, 2021	September 26, 2020
United States	$17,355	$7,978
Canada	1,262	1,208

Total property and equipment, net	$18,617	$9,186

Percentage of property and equipment, net held outside of the United States	7%	13%
17. Subsequent Events
Management has evaluated subsequent events through February 4, 2022, the date on which the audited consolidated financial statements were available to be issued.
On December 12, 2021, SVF Investment Corp. 3 (“SVF”), the Company, Symbotic Holdings LLC (which is a wholly owned subsidiary of the Company), and Saturn Acquisition (DE) Corp (which is a wholly owned subsidiary of SVF), entered into an Agreement and Plan of Merger (the “Merger Agreement”) that outlines the terms and conditions of a strategic transaction and merger (the “Transaction”). SVF is a blank check company incorporated for the purpose of effecting a business combination with one or more businesses or entities. Once the Transaction is executed, Saturn Acquisition (DE) Corp will merge with and into the Company, with the Company as the surviving company in the Transaction. SVF is required to file a Form
S-4/proxy
statement for the stockholders of SVF to vote on the proposed Transaction. At the closing of the Transaction, which is expected to occur in the second fiscal quarter of 2022, SVF would cease to be a shell company and a new combined company listed on the NASDAQ exchange will be created under the name Symbotic Inc.
In December 2021, Walmart elected to gross exercise the 446,741 vested warrant units as described in Note 15 for approximately $173.8 million. As a result of this gross exercise, 446,741 shares of Class A Common Units were issued to Walmart, which represents a 6.5% ownership in the Company’s outstanding and issuable Common Units.

Up to 554,976,655 Shares of Class A Common Stock

PROSPECTUS

                , 2022
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of common stock being registered hereby.

Securities and Exchange Commission registration fee	$757,290.06
Accounting fees and expenses	$135,000.00
Legal fees and expenses	$185,000.00
Financial printing and miscellaneous expenses	$150,000.00

Total	$1,227,290.06

Item 14.	Indemnification of Directors and Officers
The Company’s Charter and Bylaws provide indemnification and advancement of expenses for the Company’s directors and officers to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”), subject to certain limited exceptions. Pursuant to Section 102(b)(7) of the DGCL, a corporation may eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) from any transaction from which the director derived an improper personal benefit. The Bylaws provide for mandatory indemnification to the fullest extent permitted by applicable law against all expenses (including attorney’s fees), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlements.
The Company has entered into, or will enter into, indemnification agreements with each of its directors and officers. In some cases, the provisions of those indemnification agreements may be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, the Charter and the Bylaws include provisions that eliminate the personal liability of directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict the Company’s rights and the rights of the Company’s stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director.
Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, Symbotic has been advised that, in the opinion of the Securities and Exchange Commission (the “SEC”), indemnification of directors, officers or persons controlling the registrant for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), is against public policy as expressed in the Securities Act and is therefore unenforceable.
The Company’s Charter and Bylaws provide that the Company will indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or a person for whom such person is the legal representative is or was a director or officer of the Company or, while serving as a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan, fund, other enterprise or nonprofit entity.
These provisions may be held not to be enforceable for certain violations of the federal securities laws of the United States.

The Company’s directors and executive officers are covered by insurance maintained by the Company against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.
As previously announced, on March 8, 2021, in connection with SVF 3’s initial public offering, SVF 3 entered into a Forward Purchase Agreement with an affiliate of the Sponsor (the “Forward Purchase Investor”), pursuant to which the Forward Purchase Investor subscribed for 15,000,000 SVF Class A Ordinary Shares and elected to purchase up to an additional 5,000,000 SVF Class A Ordinary Shares, in each case, at $10.00 per share (collectively, the “Forward Purchase”). The Forward Purchase was consummated immediately prior to the consummation of the Merger.
In addition, as previously announced, on December 12, 2021, in connection with the execution of the Merger Agreement, SVF 3 entered into the Subscription Agreements with certain parties (collectively, the “Subscribers”) pursuant to which the Subscribers collectively subscribed for 20,500,000 shares of Class A Common Stock at $10.00 per share, for an aggregate commitment amount of $205,000,000. The PIPE Investment was consummated immediately prior to the consummation of the Merger.
In addition, pursuant to that certain loan agreement, dated August 10, 2021 and as amended November 9, 2021 (the “Loan Agreement”), between SVF 3 and the Sponsor, SVF 3 borrowed from the Sponsor an aggregate principal amount of $3,000,000, of which the Sponsor had the right to require up to $2,000,000 of such aggregate principal amount be repaid at the Closing through the issuance of shares of Class A Common Stock, at $10.00 per share. Pursuant to the Loan Agreement, at the Closing, the Company issued 200,000 shares of Class A Common Stock to the Sponsor, which shares were unregistered.
On June 7, 2022, Symbotic Holdings issued a warrant to Walmart Inc., which allows Walmart Inc. to acquire 15,870,411 New Symbotic Holdings Units (subject to dilution and customary adjustments) upon satisfaction of certain vesting conditions, at an exercise price of $10.00 per New Symbotic Holdings Unit.
The Company issued each of the foregoing securities under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act, as a transaction not requiring registration under Section 5 of the Securities Act.

Exhibits and Financial Statement Schedules
Exhibit Index

		Incorporated by Reference
Exhibit	Description	Form	Exhibit	Filing Date

2.1++	Agreement and Plan of Merger, dated as of December 12, 2021, by and among SVF Investment Corp. 3, Warehouse Technologies LLC, Symbotic Holdings LLC and Saturn Acquisition (DE) Corp.	8-K	2.1	12/13/2021

3.1	Certificate of Incorporation of Symbotic Inc.	8-K	3.1	6/13/2022

3.2	Bylaws of Symbotic Inc.	8-K	3.2	6/13/2022

4.1++	Warrant to Purchase Common Units, dated as of June 7, 2022, between Symbotic Holdings LLC and Walmart Inc.	8-K	4.1	6/13/2022

5.1	Opinion of Sullivan & Cromwell LLP.

10.1++	Amended and Restated Registration Rights Agreement, dated as of June 7, 2022, by and among Symbotic Inc., SVF Sponsor III (DE) LLC, certain legacy directors of SVF Investment Corp. 3, and certain directors, officers and stockholders of Symbotic Inc.	8-K	10.1	6/13/2022

10.2	Tax Receivable Agreement, dated as of June 7, 2022, by and among Symbotic Inc., Symbotic Holdings LLC and certain members of Symbotic Holdings LLC.	8-K	10.2	6/13/2022

10.3++	Second Amended and Restated Limited Liability Agreement of Symbotic Holdings LLC, dated as of June 7, 2022.	8-K	10.3	6/13/2022

10.4#	Form of Indemnification Agreement, by and between Symbotic Inc. and each of its directors and executive officers.	8-K	10.4	6/13/2022

10.5#	Symbotic Inc. 2022 Omnibus Incentive Compensation Plan.	8-K	10.5	6/13/2022

10.6#	Form of Restricted Stock Unit Award Agreement under the Symbotic Inc. 2022 Omnibus Incentive Compensation Plan.	8-K	10.6	6/13/2022

10.7#	Form of Performance-Based Restricted Stock Unit Award Agreement under the Symbotic Inc. 2022 Omnibus Incentive Compensation Plan.	8-K	10.7	6/13/2022

10.8#	Symbotic Inc. 2022 Employee Stock Purchase Plan.	8-K	10.8	6/13/2022

10.9#	Symbotic LLC / Warehouse Technologies, LLC 2012 Value Appreciation Plan.	S-4	10.26	3/23/2022

10.10#	Symbotic LLC / Symbotic Canada ULC / Warehouse Technologies LLC Amended and Restated 2018 Long Term Incentive Plan	S-4	10.27	3/23/2022

10.11#	Offer Letter, dated as of March 24, 2022, by and between Symbotic LLC and Michael J. Loparco	S-4	10.28	4/22/2022

10.12	Forward Purchase Agreement, dated March 8, 2021, by and between SVF Investment Corp. 3 and SVF II SPAC Investment 3 (DE) LLC	8-K	10.6	3/12/2021

10.13	Form of Subscription Agreement.	8-K	10.1	12/13/2021

10.14	Sponsor Letter Agreement, dated December 12, 2021, by and among SVF Investment Corp. 3, Warehouse Technologies LLC, SVF Sponsor III (DE) LLC and certain directors and officers of SVF Investment Corp. 3	8-K	10.3	12/13/2021

		Incorporated by Reference
Exhibit	Description	Form	Exhibit	Filing Date

10.15++	Unit Purchase Agreement, dated December 12, 2021, by and among SVF Investment Corp. 3, Warehouse Technologies LLC, Symbotic Holdings LLC, RJJRP Holdings, Inc., RBC 2021 4 Year GRAT 4 (U/A March 31, 2021) and RBC Millennium Trust (U/A June 19, 2000)	8-K	10.5	12/13/2021

10.16++^	Second Amended and Restated Master Automation Agreement, dated as of May 20, 2022, by and among Walmart Inc., Symbotic LLC and Warehouse Technologies LLC	S-4	10.32	5/23/2022

10.17#	Offer Letter, dated as of April 21, 2017, by and between Symbotic LLC and Michael Dunn	8-K	10.17	6/13/2022

10.18#	Offer Letter, dated as of September 1, 2020, by and between Symbotic LLC and Thomas Ernst	8-K	10.18	6/13/2022

10.19	Investment and Subscription Agreement, dated as of December 12, 2021, by and between Warehouse Technologies LLC and Walmart, Inc.	S-4	10.33	5/23/2022

14.1	Code of Business Conduct and Ethics of Symbotic Inc.	8-K	14.1	6/13/2022

16.1	Letter from Marcum LLP to the Securities and Exchange Commission.	8-K	16.1	6/13/2022

21.1	List of Subsidiaries of Symbotic Inc.	8-K	21.1	6/13/2022

23.1	Consent of Marcum LLP.

23.2	Consent of Grant Thornton LLP.

23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included on signature page to the registrant’s Registration Statement on Form S-1 filed on June 29, 2022.*)

101.INS	Inline Instance Document

101.SCH	Inline Taxonomy Extension Schema Document

101.CAL	Inline Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline Taxonomy Extension Definition Linkbase Document

101.LAB	Inline Taxonomy Extension Label Linkbase Document

101.PRE	Inline Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

107	Filling Fee Table

#	Indicates management contract or compensatory plan
++
Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation
S-K
Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

^
Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Item
601(b)(10)(iv) of Regulation S-K,
because the Company customarily and actually treats such information as private or confidential and the omitted information is not material.

*	Previously filed with the registrant’s Registration Statement on Form S-1, which was filed with the SEC on June 29, 2022.

Undertakings
The undersigned registrant hereby undertakes:

A.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

B.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

E.
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

F.
That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

G.
That every prospectus (i) that is filed pursuant to paragraph (F) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

H.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

I.
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

J.
To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on
Form S-1
to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wilmington, Commonwealth of Massachusetts, on July 19, 2022.

Symbotic Inc.

By:	/s/ Michael J. Loparco
Name: Michael J. Loparco
Title: Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on
Form S-1
has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Michael J. Loparco Michael J. Loparco	Chief Executive Officer and Director (principal executive officer)	July 19, 2022

* Thomas Ernst	Chief Financial Officer and Treasurer (principal financial officer)	July 19, 2022

* Santhosh P. Daniel	Vice President and Controller (principal accounting officer)	July 19, 2022

* Richard B. Cohen	President, Chief Product Officer and Director	July 19, 2022

* Rollin Ford	Director	July 19, 2022

* Charles Kane	Director	July 19, 2022

* Todd Krasnow	Director	July 19, 2022

* Vikas J. Parekh	Director	July 19, 2022

* Michael Rhodin	Director	July 19, 2022

* Merline Saintil	Director	July 19, 2022

* By:	/s/ Michael J. Loparco
Name:	Michael J. Loparco
Title:	Attorney-in-Fact